   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 22, 1998


                                                      REGISTRATION NO. 333-64773

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 1


                                       TO

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                      PRICE COMMUNICATIONS WIRELESS, INC.

             (Exact name of Registrant as specified in its charter)

           DELAWARE                          4812                  13-3956941
 (State or other jurisdiction    (Primary Standard Industrial   (I.R.S. employer
              of                 Classification Code Number)     identification
incorporation or organization)                                      number)

                        SUBSIDIARY GUARANTOR REGISTRANTS

                                                        PRIMARY
            EXACT NAME OF                              STANDARD         I.R.S.
        GUARANTOR REGISTRANTS             STATE       INDUSTRIAL       EMPLOYER
           AS SPECIFIED IN                 OF       CLASSIFICATION   IDENTIFICATION
      THEIR RESPECTIVE CHARTERS         FORMATION     CODE NUMBER       NUMBER
-------------------------------------  -----------  ---------------  ------------
Panama City Communications, Inc.          Florida           4812      59-2863688
Panama City Cellular Telephone            Florida           4812      59-2881586
  Company, Ltd.
Panhandle Cellular Partnership            Florida           4812      65-0083886
Savannah Cellular Limited Partnership    Delaware           4812      58-1896629
CEI Communications, Inc.                 Delaware           4812      94-3032437
Macon Cellular Telephone Systems,             New           4812      02-0414924
  L.P.                                  Hampshire
Columbus Cellular Telephone Company       Georgia           4812      58-1802141
Albany Cellular Partners                  Georgia           4812      22-2918690
Cellular Dynamics Telephone Company       Georgia           4812      58-1761830
  of Georgia
Montgomery Cellular Holding Co., Inc.    Delaware           4812      42-1330618
Montgomery Cellular Telephone             Alabama           4812      63-0972220
  Company, Inc.

                                                        PRIMARY
            EXACT NAME OF                              STANDARD         I.R.S.
        GUARANTOR REGISTRANTS             STATE       INDUSTRIAL       EMPLOYER
           AS SPECIFIED IN                 OF       CLASSIFICATION   IDENTIFICATION
      THEIR RESPECTIVE CHARTERS         FORMATION     CODE NUMBER       NUMBER
-------------------------------------  -----------  ---------------  ------------

Cellular Systems of Southeast            Delaware           4812      63-0964897
  Alabama, Inc.
Dothan Cellular Telephone Company,        Alabama           4812      63-0964898
  Inc.
Palmer Wireless Holdings, Inc.           Delaware           4812      65-0477815
Price Communications Wireless II,        Delaware           4812      13-3966848
  Inc.
Price Communications Wireless III,       Delaware           4812      13-3970561
  Inc.
Price Communications Wireless IV,        Delaware           4812      13-3970562
  Inc.
Price Communications Wireless V, Inc.    Delaware           4812      13-3970564
Price Communications Wireless VI,        Delaware           4812      13-3970565
  Inc.
Price Communications Wireless VII,       Delaware           4812      13-3970566
  Inc.
Price Communications Wireless VIII,      Delaware           4812      13-3970567
  Inc.
Price Communications Wireless IX,        Delaware           4812      13-3970569
  Inc.

                              45 ROCKEFELLER PLAZA
                            NEW YORK, NEW YORK 10020
                                 (212) 757-5600

         (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                                  ROBERT PRICE
                      PRICE COMMUNICATIONS WIRELESS, INC.
                              45 ROCKEFELLER PLAZA
                            NEW YORK, NEW YORK 10020
                                 (212) 757-5600

 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                         ------------------------------

                                   COPIES TO:

                           RICHARD D. TRUESDELL, JR.
                             DAVIS POLK & WARDWELL
                              450 LEXINGTON AVENUE
                            NEW YORK, NEW YORK 10017
                                 (212) 450-4000

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.


    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:/ /


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                             SUBJECT TO COMPLETION

                 PRELIMINARY PROSPECTUS DATED DECEMBER 22, 1998


PROSPECTUS
DECEMBER   , 1998


                                  $525,000,000

                               OFFER TO EXCHANGE
                 9 1/8% SERIES B SENIOR SECURED NOTES DUE 2006
                          FOR ANY AND ALL OUTSTANDING
                 9 1/8% SERIES A SENIOR SECURED NOTES DUE 2006
                                       OF
                      PRICE COMMUNICATIONS WIRELESS, INC.

                  The Exchange Offer will expire at 5:00 P.M.,
           New York City time, on [          ], 1998 unless extended

                       ----------------------------------

    Price Communications Wireless, Inc. ("the Company" or "PCW") and the Guarantors (as defined herein), hereby offer, upon the terms and subject to the conditions set forth in this Prospectus and the accompanying Letter of Transmittal (which together constitute the "Exchange Offer"), to exchange $1,000 principal amount at maturity of 9 1/8% Series B Senior Secured Notes due 2006 (the "New Notes") of the Company for each $1,000 principal amount at maturity of the issued and outstanding 9 1/8% Series A Senior Secured Notes due 2006 (the "Old Notes" and, together with the New Notes, the "Notes") of the Company. As of the date of this Prospectus there were outstanding $525,000,000 principal amount at maturity of Old Notes. The terms of the New Notes are identical in all material respects to the Old Notes, except that the offer of the New Notes will have been registered under the Securities Act of 1933, as amended (the "Securities Act"), and therefore, the New Notes will not be subject to certain transfer restrictions, registration rights and related liquidated damage provisions applicable to the Old Notes.

    Interest on the Notes is payable semi-annually on June 15 and December 15 of each year. The Notes will mature on December 15, 2006. The Notes will be redeemable, in whole or in part, at the option of the Company, at any time on or after June 15, 2002, at the redemption prices set forth herein, plus accrued and unpaid interest, if any, to the date of redemption. In addition, at any time and from time to time on or prior to the third anniversary of the Issue Date (as defined), the Company may, subject to certain requirements, redeem up to 35% of the originally issued aggregate principal amount of the Notes with the cash proceeds received from one or more Equity Offerings (as defined) of the Company or any Parent (as defined) at a redemption price equal to 109.125% of the principal amount to be redeemed, together with accrued and unpaid interest, if any, to the date of redemption, provided that at least 65% of the original aggregate principal amount of the Notes remains outstanding thereafter. See "Description of Notes."

    The Notes are senior obligations of the Company guaranteed by each Restricted Subsidiary (as defined) of the Company (other than any Non-Recourse Restricted Subsidiary (as defined)) on the Issue Date (the "Guarantors"). The obligations of the Company under the Notes and the Guarantors under the Guarantees (as defined) are secured on the Issue Date by a first priority lien, subject to certain Permitted Liens (as defined), on (i) the capital stock of Restricted Subsidiaries (other than Non-Recourse Restricted Subsidiaries) owned by the Company or any Guarantor and certain other assets of the Restricted Subsidiaries (other than the Non-Recourse Restricted Subsidiaries) as can be perfected by the filing of a UCC-1 financing statement and (ii) certain cash collateral and Eligible Investments (as defined) from time to time pledged by the Company or the Guarantors. See "Description of Notes-- Security and Ranking of the Notes."

    The New Notes are being offered hereunder in order to satisfy certain obligations of the Company and the Guarantors under the Registration Rights Agreement, dated June 9, 1998, among the Company, the Guarantors and the initial purchasers (the "Registration Rights Agreement"). Based upon interpretations contained in letters issued to third parties by the staff of the Securities and Exchange Commissions (the "SEC"), including Exxon Capital Holdings Corporation, SEC No-Action Letter (avail. May 13, 1988), Morgan Stanley & Co. Incorporated, SEC No-Action Letter (avail. June 5, 1991) and Shearman & Sterling, SEC No-Action Letter (avail. July 2, 1993) (collectively, the "Exchange Offer No-Action Letters"), the Company believes that the New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by each Holder thereof (other than a broker-dealer, as set forth below, and any such Holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such Holder's business and such Holder has no arrangement or understanding with any person to participate in the distribution of such New Notes. Eligible Holders wishing to accept the Exchange Offer must represent to the Company in the Letter of Transmittal that such conditions have been met. Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange of Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 90 days after the Expiration Date (as defined herein), it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

    The Company will not receive any proceeds from the Exchange Offer. The Company will pay all the expenses incident to the Exchange Offer. Tenders of Old Notes pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date. In the event the Company terminates the Exchange Offer and does not accept for exchange any Old Notes, the Company will promptly return tendered Old Notes to the Holders thereof. See "The Exchange Offer."

    Prior to this Exchange Offer, there has been no public market for the Notes. The Company does not currently intend to list the New Notes on any securities exchange or to seek approval for quotation through any automated quotation system. There can be no assurance that an active public market for the New Notes will develop.

    The Notes will not be subject to any sinking fund requirement. Upon the occurrence of a Change of Control (as defined), (i) the Company will have the option, prior to June 15, 2002 to redeem the Notes, in whole, at a redemption price equal to 100% of the principal amount thereof, plus the Applicable Premium (as defined), together with accrued and unpaid interest, if any, to the date of redemption, and (ii) if the Company has not redeemed the Notes, the Company will be required to make an offer to repurchase all outstanding Notes at a purchase price equal to 101% of the aggregate principal amount thereof, together with accrued and unpaid interest, if any, to the Change of Control Purchase Date (as defined). See "Description of Notes--Optional Redemption" and "--Certain Covenants--Repurchase of Notes at the Option of the Holder upon a Change of Control."

    The Notes are expected to be designated for trading in the PORTAL Market.
                       ----------------------------------
    SEE "RISK FACTORS" FOR A DISCUSSION OF CERTAIN RISK FACTORS THAT SHOULD BE CONSIDERED BY HOLDERS PRIOR TO TENDERING THEIR OLD NOTES IN THE EXCHANGE OFFER.
                             ---------------------

THESE NOTES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE
 COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
 ACCURACY OR ADEQUACY OF        THIS PROSPECTUS. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.
                           --------------------------

    No person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus (this "Prospectus") in connection with the offer made hereby and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or any other person. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained or incorporated by reference herein is correct as of any time subsequent to its date. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

                           FORWARD-LOOKING STATEMENTS

    This Prospectus contains statements which constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Those statements appear in a number of places in this Prospectus and include statements regarding the intent, belief or current expectations of PCW, its directors or officers primarily with respect to the future operating performance of PCW. Holders considering participating in this Exchange Offer are cautioned that any such forward-looking statements are not guarantees of future performance and may involve risks and uncertainties, and that actual results may differ from those in the forward-looking statements as a result of factors, many of which are outside the control of PCW. The accompanying information contained in this Prospectus, including, without limitation, the information set forth below and the information under the heading "Management's Discussion and Analysis of Financial Condition and Results of Operations," identifies important factors that could cause such differences.

                               PROSPECTUS SUMMARY

    THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION (INCLUDING THE FINANCIAL STATEMENTS AND THE NOTES THERETO) INCLUDED ELSEWHERE IN THIS PROSPECTUS. EACH PROSPECTIVE INVESTOR IS URGED TO READ THIS PROSPECTUS IN ITS ENTIRETY. UNLESS OTHERWISE INDICATED, ALL REFERENCES HEREIN TO "PCW" OR THE "COMPANY" REFER TO PRICE COMMUNICATIONS WIRELESS, INC. AND ITS SUBSIDIARIES AND PREDECESSORS. ALL REFERENCES TO "HOLDINGS" REFER TO PRICE COMMUNICATIONS CELLULAR HOLDINGS, INC. ALL REFERENCES HEREIN TO "PCC" REFER TO PRICE COMMUNICATIONS CORPORATION AND, UNLESS THE CONTEXT REQUIRES OTHERWISE, ITS SUBSIDIARIES. REFERENCES HEREIN TO THE "ACQUISITION" REFER TO THE ACQUISITION BY PCW, A WHOLLY OWNED DIRECT SUBSIDIARY OF HOLDINGS, OF PALMER WIRELESS, INC. ("PALMER") AND THE RELATED SALE OF THE FORT MYERS AND GEORGIA-1 SYSTEMS OF PALMER, AS DESCRIBED BELOW UNDER "THE PALMER ACQUISITION." AS USED IN THIS PROSPECTUS, THE TERM "PALMER" INCLUDES ITS SUBSIDIARIES AND PREDECESSORS. EXCEPT FOR HISTORICAL FINANCIAL INFORMATION AND UNLESS OTHERWISE INDICATED, ALL INFORMATION PRESENTED BELOW RELATING TO THE COMPANY, PCC AND HOLDINGS INCLUDING POPS AND NET POPS (EACH AS DEFINED) AND THE SYSTEMS, GIVES EFFECT TO THE CONSUMMATION OF THE ACQUISITION (INCLUDING THE SALE OF THE FORT MYERS AND GEORGIA-1 SYSTEMS). ALL INFORMATION RELATING TO PCC SHARES (AS DEFINED) HAS BEEN ADJUSTED TO GIVE EFFECT TO STOCK SPLITS.

                                  THE COMPANY


    The Company is currently engaged in the construction, development, management and operation of cellular telephone systems in the southeastern United States. At September 30, 1998, the Company provided cellular telephone service to 364,189 subscribers in Georgia, Alabama, Florida and South Carolina in a total of 16 licensed service areas composed of eight Metropolitan Statistical Areas ("MSAs") and eight Rural Service Areas ("RSAs"), with an aggregate estimated population of 3.3 million. The Company sells its cellular telephone service as well as a full line of cellular products and accessories, including pagers, principally through its network of retail stores. The Company markets all of its products and services under the nationally recognized service mark CELLULARONE-Registered Trademark-.


OPERATIONS

    The Company has developed its business through the acquisition and integration of cellular telephone systems, clustering multiple systems in order to provide broad areas of uninterrupted service and achieve certain economies of scale, including centralized marketing and administrative functions as well as multi-system capital expenditures. The Company devotes considerable attention to engineering, maintenance and improvement of its cellular telephone systems in an effort to deliver high-quality service to its subscribers and to implement new technologies as soon as economically practicable. Through its participation in the North American Cellular Network ("NACN"), the Company is able to offer ten-digit dialing access to its subscribers when they travel outside the Company's service areas, providing them with convenient roaming access throughout large areas of the United States, Canada, Mexico and Puerto Rico served by other NACN participants. By marketing its products and services under the CELLULARONE-Registered Trademark- name, the Company also enjoys the benefits of association with a nationally recognized service mark.


    The Company's cellular telephone systems serve contiguous licensed service areas in Georgia, Alabama and South Carolina. The Company also has a cellular service area in Panama City, Florida. The following table sets forth as of September 30, 1998, with respect to each service area in which the Company owns a cellular telephone system, the estimated population, the Company's beneficial ownership percentage, the Net Pops (as defined) and the date of initial operation of such system by Palmer or a predecessor operator.

                                                               ESTIMATED     OWNERSHIP                DATE SYSTEM
CELLULAR SERVICE AREA(1)                                      POPULATION(2) PERCENTAGE    NET POPS    OPERATIONAL
------------------------------------------------------------  ------------  -----------  ----------  -------------
Albany, GA..................................................      118,527         86.5%     102,526         4/88
Augusta, GA.................................................      439,116        100.0      439,116         4/87
Columbus, GA................................................      254,150         85.2      216,518        11/88
Macon, GA...................................................      313,686         99.2      311,234        12/88
Savannah, GA................................................      283,978         98.5      279,718         3/88
Georgia-6 RSA...............................................      199,516         96.3      192,134         4/93
Georgia-7 RSA...............................................      134,376        100.0      134,376        10/91
Georgia-8 RSA...............................................      157,451        100.0      157,451        10/91
Georgia-9 RSA...............................................      119,410        100.0      119,410         9/92
Georgia-10 RSA..............................................      149,699        100.0      149,699        10/91
Georgia-12 RSA..............................................      211,799        100.0      211,799        10/91
Georgia-13 RSA..............................................      147,392         86.5      127,494        10/90
Dothan, AL..................................................      136,160         94.6      128,807         2/89
Montgomery, AL..............................................      318,371         92.8      295,430         8/88
Alabama-8, RSA..............................................      171,993        100.0      171,993         7/93

                                                              ------------               ----------
Subtotal....................................................    3,155,624                 3,037,705
                                                              ------------               ----------
Panama City, FL.............................................      146,018         78.4      114,493         9/88
                                                              ------------               ----------
Total.......................................................    3,301,642                 3,152,198
                                                              ------------               ----------
                                                              ------------               ----------

------------------------

(1) Does not include the Alabama-5 RSA and South Carolina-7 RSA where the Company has interim operating authority ("IOA"). IOA is granted for an area to a license holder in an adjacent area when there are no license holders in such area. The Company has no subscribers in the South Carolina-7 RSA, but instead provides roaming access to its own subscribers and others when they travel in this service area, utilizing its existing cell sites. Construction permits were granted to third parties ("Permittees") for the Alabama-5 RSA and South Carolina-7 RSA. The Permittees are required to complete construction of their respective RSA within 18 months. After completing construction, a Permittee may give the Company thirty days prior written notice, at which point the Company would be required to sell all of its subscribers of its other systems who reside within the boundaries of the markets to the Permittee at cost. The Company, along with others, is currently in negotiations to purchase the South Carolina-7 RSA. No assurance can be given, however, that the Company will be successful in consummating such purchase.

(2) Based on population estimates for 1996 from the fall 1997 edition of The Wireless Communication Industry published by Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ") (the "DLJ Pop Book").

COMPANY STRATEGY

    The Company's four strategic objectives are to: (1) expand its revenue base by increasing penetration in existing service areas and encouraging greater usage among its existing customers; (2) provide high-quality customer service to create and maintain customer loyalty; (3) enhance performance by aggressively pursuing opportunities to increase operating efficiencies; and (4) expand its regional cellular communications presence by selectively acquiring additional interests in cellular telephone systems (including minority interests). Specifically, the Company strives to achieve these objectives through implementation of the following:

    AGGRESSIVE, DIRECT MARKETING. The Company employs a two-tier direct sales force. A retail sales force handles walk-in traffic at the Company's 37 retail outlets, and a targeted sales staff solicits certain industries and government subscribers. The Company's management believes that its internal sales force is far more likely than independent agents to successfully select and screen new subscribers and select pricing plans that realistically match subscriber means and needs and to personally keep in contact with new customers.

    FLEXIBLE, VALUE-ORIENTED PRICING PLANS. The Company provides a range of pricing plans, each of which includes a monthly access fee and, in most cases, a bundle of "free" minutes. Additional home rate minutes are charged at rates ranging from $0.05 per minute to $1.25 per minute depending on the customer's usage plan and the time of day. In addition, the Company offers wide area home rate roaming in the Company's systems and low flat rate roaming in a six state region in the southeastern United States.

    The Company believes that its bundled minute offerings will encourage greater customer usage. By bundling the number of minutes a customer can use for one flat rate, subscribers perceive greater value in their cellular service and become less usage sensitive, i.e., they can increase their cellular phone usage without seeing large corresponding increases in their cellular bill.

    CONTINUALLY ADOPTING STATE OF THE ART SYSTEM DESIGN. The Company's network allows the delivery of full personal communication services ("PCS") functionality to its digital cellular customers, including primarily caller ID, short message paging and extended battery life. The Company's network provides for "seamless handoff" between digital cellular and PCS operators that, like the Company, employ Time Division Multiple Access ("TDMA") technology, one of three industry standards and the one employed by AT&T, SBC and others; i.e, the Company's customers may leave the Company's service area and enter an area serviced by a PCS provider using TDMA technology without noticing the difference, and vice versa. The Company believes this innovation will allow the Company to be the roaming partner of choice for such PCS operators. The Company has a favorable agreement with AT&T with respect to PCS roaming and expects that other PCS operators may choose, like AT&T, to concentrate PCS buildout in urban centers rather than the more rural areas in which the Company concentrates.

    FOCUSING ON CUSTOMER SERVICE. Customer service is an essential element of the Company's marketing and operating philosophy. The Company is committed to attracting new subscribers and retaining existing subscribers by providing consistently high-quality customer service. In each of its cellular service areas, the Company maintains a local staff, including a market manager, customer service representatives, technical and engineering staff, sales representatives and installation and repair facilities. Each cellular service area handles its own customer-related functions such as credit evaluations, customer evaluations, account adjustments and rate plan changes. In addition, subscribers are able to report cellular telephone service or account problems 24 hours a day. To ensure high-quality service, Cellular One Group authorizes a third-party marketing research firm to perform customer satisfaction surveys of each of its licensees. Licensees must achieve a minimum satisfaction level in order to continue using the CELLULARONE-Registered Trademark- service mark. The Company has repeatedly ranked number one in certain customer satisfaction categories among all Cellular One operators (#1 MSA in its category in 1997, 1996, 1995, 1993, and 1992; #1 RSA in its category in 1995).

    AGGRESSIVE COST CONTROL EFFORTS. The Company believes that its monthly operating costs per subscriber rank among the lowest in the industry. The Company's management attributes this competitive advantage to a variety of factors, including the efficiencies associated with its direct sales force, extensive use of in-house technical and engineering staff, and maintenance of aggressive fraud control procedures, as well as general efforts to reduce corporate general and administrative expenses. The Company has also realized substantial savings on its interconnection charges from landline carriers by using its own microwave and fiber optic network to connect cellular switching equipment to cell sites without the use of landline carriers.

    The Company was incorporated in the State of Delaware in 1997. The address of the Company is 45 Rockefeller Plaza, New York, New York 10020. The Company's phone number is (212) 757-5600.

THE PALMER ACQUISITION

    Prior to the Merger described below, PCW had no assets, liabilities or operations other than the proceeds from the issuance of the 11 3/4% PCW Notes (as such term is defined below) and liabilities with respect thereto.

    On May 23, 1997, PCC, PCW and Palmer entered into an Agreement and Plan of Merger (the "Merger Agreement"). The Merger Agreement provided, among other things, for the merger of PCW with and into Palmer with Palmer as the surviving corporation (the "Merger"). On October 6, 1997, the Merger was consummated and Palmer changed its name to "Price Communications Wireless, Inc." Pursuant to the Merger Agreement, PCC acquired each issued and outstanding share of common stock of Palmer for a purchase price of $17.50 per share in cash and purchased outstanding options and rights under employee and director stock purchase plans for an aggregate price of $486.4 million. In addition, as a result of the Merger, the Company assumed all outstanding indebtedness of Palmer of approximately $378.0 million ("Palmer Existing Indebtedness"), making the aggregate purchase price for Palmer (including transaction fees and expenses) approximately $880.0 million. The Company refinanced all of the Palmer Existing Indebtedness concurrently with the consummation of the Merger.

    PCW entered into an agreement (the "Fort Myers Sale Agreement") to sell Palmer's Fort Myers, Florida MSA covering approximately 382,000 Pops for $168.0 million (the "Fort Myers Sale"). On October 6, 1997, the Fort Myers Sale was consummated, and generated proceeds to the Company of approximately $166.0 million. The proceeds of the Fort Myers Sale were used to fund a portion of the acquisition of Palmer.

    On October 21, 1997, PCC and PCW entered into an Asset Purchase Agreement with MJ Cellular Company, L.L.C. (the "Georgia Sale Agreement") which provided for the sale by PCW, for approximately $25.0 million, of substantially all of the assets of the non-wireline cellular telephone system serving the Georgia-l Whitfield RSA ("Georgia-1"), including the FCC licenses to operate Georgia-1 (the "Georgia-1 Sale"). The sale of the assets of Georgia-1 was consummated on December 30, 1997 and generated proceeds to the Company of approximately $24.2 million. A portion of the proceeds from the Georgia Sale were used to retire a portion of the debt used to fund the acquisition of Palmer. The Merger, the Fort Myers Sale and the Georgia-1 Sale are collectively referred to as the "Acquisition."


    In order to fund the Acquisition and pay related fees and expenses, PCW issued $175.0 million aggregate principal amount of 11 3/4% Senior Subordinated Notes due 2007 (the "11 3/4% PCW Notes") and entered into a syndicated senior loan facility providing for term loan borrowings in the aggregate principal amount of $325.0 million and revolving loan borrowings of $200.0 million (the "Credit Facility"). On October 6, 1997, PCW borrowed all terms loans available thereunder and approximately $120.0 million of revolving loans. The Company used the net proceeds from the Offering to retire amounts outstanding under the Credit Facility, for accrued interest and for collateralization of outstanding interest rate swaps. As of the date of retirement there was $425.1 million of borrowings outstanding under the Credit Facility. See "Use of Proceeds."


    The Acquisition was also funded in part through a $44.0 million equity contribution from PCC (the "PCC Equity Contribution") which was in the form of cash and common stock of Palmer. An additional amount of the purchase price for the Acquisition was raised out of the proceeds from the issuance and sale for $80.0 million (the "Holdings Offering") by Holdings, the direct parent of the Company, of units consisting of $153.4 million principal amount at maturity of 13 1/2% Senior Secured Discount Notes due 2007 of Holdings (the "13 1/2% Holdings Notes") and warrants (the "Warrants") to purchase shares of PCC common stock, par value $.01 per share (the "PCC Shares").

                               THE EXCHANGE OFFER

Securities Offered...........................  Up to $525,000,000 principal amount of 9 1/8%
                                               Series B Senior Secured Notes due 2006. The
                                               terms of the New Notes and the Old Notes are
                                               identical in all material respects, except
                                               that the offer of the New Notes will have
                                               been registered under the Securities Act and
                                               therefore, the New Notes will not be
                                               subjected to certain transfer restrictions,
                                               registration rights and related liquidated
                                               damage provisions applicable to the Old
                                               Notes.

The Exchange Offer...........................  The Company is offering, upon the terms and subject to the conditions of the Exchange
                                               Offer, to exchange $1,000 principal amount at
                                               maturity of New Notes for each $1,000
                                               principal amount at maturity of Old Notes.
                                               See "The Exchange Offer" for a description of
                                               the procedures for tendering Old Notes. The
                                               Exchange Offer is intended to satisfy
                                               obligations of the Company under the
                                               Registration Rights Agreement.

Tenders, Expiration Date; Withdrawal.........  The Exchange Offer will expire at 5:00 p.m.,
                                               New York City time, on [            ], 1998,
                                               or such later date and time to which it is
                                               extended. The tender of Old Notes pursuant to
                                               the Exchange Offer may be withdrawn at any
                                               time prior to the Expiration Date. Any Old
                                               Notes not accepted for exchange for any
                                               reason will be returned without expense to
                                               the tendering Holder thereof as promptly as
                                               practicable after the expiration or
                                               termination of the Exchange Offer.

Federal Income Tax Consequences..............  The exchange pursuant to the Exchange Offer will not result in any income, gain or loss
                                               to the Holders for federal income tax
                                               purposes. See "United States Federal Income
                                               Tax Consequences of the Exchange Offer."

Use of Proceeds..............................  There will be no proceeds to the Company from the issuance of the New Notes pursuant to the
                                               Exchange Offer.

Exchange Agent...............................  Bank of Montreal Trust Company is serving as
                                               Exchange Agent in connection with the
                                               Exchange Offer.

                      CONSEQUENCE OF EXCHANGING OLD NOTES
                         PURSUANT TO THE EXCHANGE OFFER

    Based upon interpretations contained in letters issued to third parties by the staff of the SEC as set forth in the Exchange Offer No-Action Letters, the Company believes that, generally, any Holder of Old Notes (other than a broker-dealer, as set forth below, and any Holder who is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) who exchanges Old Notes for New Notes pursuant to the Exchange Offer may offer such New Notes for resale, resell such New Notes, or otherwise transfer such New Notes without compliance with the registration and prospectus delivery provisions of the Securities Act, provided such New Notes are acquired in the ordinary course of the Holder's business and such Holder has no arrangement or understanding with any person to participate in a distribution of such New Notes. Eligible Holders wishing to accept the Exchange Offer must represent to the Company in the Letter of Transmittal that such conditions have been met and must represent, if such Holder is not a broker-dealer, or is a broker-dealer but will not receive New Notes for its own account in exchange for Old Notes, that neither such Holder nor the person receiving such New Notes, if other than the Holder, is engaged in or intends to participate in the distribution of such New Notes. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes must represent that the Old Notes tendered in exchange therefor were acquired as a result of market-making activities or other trading activities and must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of Distribution." To comply with the securities laws of certain jurisdictions, it may be necessary to qualify for sale or register the New Notes prior to offering or selling such New Notes. The Company does not currently intend to take any action to register or qualify the New Notes for resale in any such jurisdictions. If a Holder of Old Notes does not exchange such Old Notes for New Notes pursuant to the Exchange Offer, such Old Notes will continue to be subject to the restrictions on transfer contained in the legend thereon. In general, the Old Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Any Holder who tenders in the Exchange Offer with the intention to participate, or for the purpose of participating, in a distribution of New Notes could not rely on the position of the staff of the SEC enunciated in Exxon Capital Holdings Corporation (available May 13, 1988) or similar no-action letters and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. Failure to comply with such requirements in such instance may result in such Holder incurring liability under the Securities Act for which the Holder is not indemnified by the Company. See "The Exchange Offer-Consequences of Failure to Exchange" and "Description of Notes-Registration Rights; Liquidated Damages."

                      SUMMARY DESCRIPTION OF THE NEW NOTES

    The terms of the New Notes and the Old Notes are identical in all material respects, except that the offer of the New Notes will have been registered under the Securities Act and, therefore, the New Notes will not be subject to certain transfer restrictions, registration rights and related provisions applicable to the Old Notes.

Notes Offered.....................  $525,000,000 aggregate principal amount of 9 1/8% Series
                                    B Senior Secured Notes due 2006.

Maturity Date.....................  December 15, 2006.

Interest Payment Dates............  June 15 and December 15 of each year, commencing
                                    December 15, 1998.

Sinking Fund......................  None.

Ranking...........................  The Notes will rank (i) senior in right of payment to all subordinated Indebtedness of the Company and (ii)
                                    effectively senior in right of payment to all unsecured
                                    Indebtedness of the Company to the extent of the value
                                    of the Collateral (as defined) available for the payment
                                    of the Notes.

Guarantees and Security...........  The Notes will be unconditionally guaranteed on a joint and several basis (each, a "Guarantee") by each
                                    Restricted Subsidiary of the Company (other than any
                                    Non-Recourse Restricted Subsidiary (as defined)) on the
                                    Issue Date (the "Guarantors"). The obligations of the
                                    Company under the Notes and the Guarantors under the
                                    Guarantees will be secured on the Issue Date by a first
                                    priority lien, subject to certain Permitted Liens, on
                                    (a) the Capital Stock of Restricted Subsidiaries (other
                                    than Non-Recourse Restricted Subsidiaries) owned by the
                                    Company or any Guarantor and certain other assets of the
                                    Restricted Subsidiaries (other than Non-Recourse
                                    Restricted Subsidiaries) as can be perfected by the
                                    filing of a UCC-1 financing statement with filing
                                    offices in the relevant jurisdictions (the assets
                                    subject to such security interests will not include,
                                    without limitation, the FCC licenses, real property or
                                    leases relating to transmitting towers or any cash or
                                    Eligible Investments not deposited with the Trustee) and
                                    (b) certain cash collateral and Eligible Investments
                                    from time to time pledged by the Company or its
                                    Restricted Subsidiaries to the Trustee or a collateral
                                    agent for the Trustee (the property described in the
                                    foregoing clauses (a) and (b), the "Collateral"). The
                                    Collateral will be permitted to be released to the
                                    Company (i) in the event of certain asset sales and (ii)
                                    to the extent that the aggregate Secured Indebtedness
                                    (as defined) does not exceed the Minimum Collateral
                                    Value (as defined).

Optional Redemption...............  The Notes will be redeemable in whole or in part at the option of the Company, at any time on or after June 15,
                                    2002 at the redemption prices set forth herein, plus
                                    accrued and unpaid interest, if any, to the date of
                                    redemption. In addition, at any time and from time to
                                    time on or prior to the third anniversary of the Issue
                                    Date (as defined), PCW may, subject to certain
                                    requirements, redeem up to 35% of the originally issued
                                    aggregate principal amount of the Notes with the cash
                                    proceeds received from one or more Equity Offerings of
                                    the Company or any Parent at a redemption price equal to
                                    109.125% of the principal amount to be redeemed,
                                    together with accrued and unpaid interest, if any, to
                                    the date of redemption, provided that at least 65% of
                                    the original aggregate principal amount of the Notes
                                    remains outstanding thereafter. See "Description of
                                    Notes--Optional Redemption."

Change of Control.................  In the event of a Change of Control (as defined), (i)
                                    the Company will have the option, prior to June 15,
                                    2002, to redeem the Notes, in whole, at a redemption
                                    price equal to 100% of the principal amount thereof,
                                    plus the Applicable Premium (as defined), together with
                                    accrued and unpaid interest, if any, to the date of
                                    redemption, and (ii) if the Company has not redeemed the
                                    Notes, the Company will be required to make an offer to
                                    repurchase all outstanding Notes at a purchase price
                                    equal to 101% of the aggregate principal amount thereof,
                                    together with accrued and unpaid interest, if any to the
                                    Change of Control Purchase Date. There can be no
                                    assurance that the Company will have sufficient funds to
                                    repurchase the Notes in the event of a Change of
                                    Control. See "Risk Factors--Possible Inability to
                                    Purchase Notes upon a Change of Control; Possible Effect
                                    of a Change of Control," "Description of Notes--
                                    Optional Redemption," "--Certain Covenants--Repurchase
                                    of Notes at the Option of the Holder upon a Change of
                                    Control."

Certain Covenants.................  The Indenture (as defined below) will impose certain limitations on the ability of the Company and its
                                    subsidiaries to, among other things, incur Indebtedness
                                    (as defined), make Restricted Payments (as defined),
                                    effect certain Asset Sales (as defined), enter into
                                    certain transactions with Related Persons (as defined),
                                    merge or consolidate with any other person or transfer
                                    all or substantially all of their properties and assets.
                                    See "Description of Notes--Certain Covenants."

                                  RISK FACTORS

    See "Risk Factors" for a discussion of certain factors that should be considered by Holders prior to tendering their Old Notes in the Exchange Offer.

                   SUMMARY HISTORICAL AND UNAUDITED PRO FORMA
                          FINANCIAL AND OPERATING DATA

    The following table sets forth summary historical data for the Company and its predecessor, Palmer and the unaudited pro forma and financial data for the Company for the periods and as of the dates indicated. The unaudited pro forma data is not designed to represent and does not represent what the Company's financial position or results of operations actually would have been had the transactions described herein under "Unaudited Pro Forma Condensed Consolidated Financial Statements" been completed as of the date or at the beginning of the periods indicated, or to project the Company's financial position or results of operations at any future date or for any future period. The following data should be read in conjunction with "Selected Consolidated Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Unaudited Pro Forma Condensed Consolidated Financial Statements" and the consolidated financial statements and notes thereto of the Company included elsewhere herein.

    The following table also sets forth certain summary operating data for Palmer and the Company as of the dates and for the periods indicated.

                                                 COMPANY                      COMPANY                      PALMER
                                        --------------------------  ----------------------------  -------------------------
                                                       (UNAUDITED)
                                        -----------------------------------------
                                                                                    PERIOD FROM                     YEAR
                                            NINE MONTHS ENDED                         MAY 29                        ENDED
                                              SEPTEMBER 30,           PRO FORMA     (INCEPTION)    NINE MONTHS    DECEMBER
                                        --------------------------   YEAR ENDED       THROUGH         ENDED          31,
                                          PRO FORMA                 DECEMBER 31,   DECEMBER 31,   SEPTEMBER 30,   ---------
                                           1998(1)         1998        1997(1)        1997(2)        1997(3)        1996
                                        --------------  ----------  -------------  -------------  --------------  ---------
                                                                          (IN THOUSANDS)
INCOME STATEMENT DATA:
Revenue:
  Service.............................    $  134,938    $  134,938    $ 152,854      $  41,365      $  134,123    $ 151,119
  Equipment sales and installation....         9,175         9,175        8,615          2,348           7,613        8,624
                                        --------------  ----------  -------------  -------------  --------------  ---------
    Total revenue.....................       144,113       144,113      161,469         43,713         141,736      159,743
                                        --------------  ----------  -------------  -------------  --------------  ---------
Engineering, technical and other
  direct expenses.....................        21,980        21,980       24,884          5,978          23,301       28,717
Cost of equipment.....................        17,401        17,401       18,269          5,259          16,112       17,944
Selling, general and administrative
  expenses............................        39,988        39,988       50,423         12,805          41,014       46,892
Depreciation and amortization.........        33,721        33,721       42,962         11,055          25,498       25,013
                                        --------------  ----------  -------------  -------------  --------------  ---------
Operating income......................        31,023        31,023       24,931          8,616          35,811       41,177
Other income (expense):
  Interest, net(4)....................       (74,698)      (60,786)     (94,017)       (22,198)        (24,467)     (31,462)
  Other, net..........................           (98)          (98)         222             15             208         (429)
                                        --------------  ----------  -------------  -------------  --------------  ---------
    Total other expense...............       (74,796)      (60,884)     (93,795)       (22,183)        (24,259)     (31,891)
Minority interest share of (income)
  loss................................        (1,715)       (1,715)      (1,724)          (414)         (1,310)      (1,880)
Income tax expense (benefit)..........       (16,674)      (11,566)     (26,187)        (5,129)          4,153        2,724
                                        --------------  ----------  -------------  -------------  --------------  ---------
Net income (loss) before extraordinary
  item................................    $  (28,814)   $  (20,010)   $ (44,401)     $  (8,852)     $    6,089    $   4,682
                                                                    -------------  -------------  --------------  ---------
                                                                    -------------  -------------  --------------  ---------
Extraordinary item--write-off of
  deferred finance costs, and premium
  on early extinguishment of debt, net
  of income tax benefit of $11,246....        NA           (19,148)
                                        --------------  ----------
Net income (loss).....................        NA        $  (39,158)
                                        --------------  ----------
                                        --------------  ----------

                                          1995       1994       1993
                                        ---------  ---------  ---------
INCOME STATEMENT DATA:
Revenue:
  Service.............................  $  96,686  $  61,021  $  35,173
  Equipment sales and installation....      8,220      7,958      6,285
                                        ---------  ---------  ---------
    Total revenue.....................    104,906     68,979     41,458
                                        ---------  ---------  ---------
Engineering, technical and other
  direct expenses.....................     18,184     12,776      7,343
Cost of equipment.....................     14,146     11,546      7,379
Selling, general and administrative
  expenses............................     30,990     19,757     13,886
Depreciation and amortization.........     15,004      9,817     10,689
                                        ---------  ---------  ---------
Operating income......................     26,582     15,083      2,161
Other income (expense):
  Interest, net(4)....................    (21,213)   (12,715)    (9,006)
  Other, net..........................       (687)       (70)      (590)
                                        ---------  ---------  ---------
    Total other expense...............    (21,900)   (12,785)    (9,596)
Minority interest share of (income)
  loss................................     (1,078)      (636)        83
Income tax expense (benefit)..........      2,650          0          0
                                        ---------  ---------  ---------
Net income (loss) before extraordinary
  item................................  $     954  $   1,662  $  (7,352)
                                        ---------  ---------  ---------
                                        ---------  ---------  ---------
Extraordinary item--write-off of
  deferred finance costs, and premium
  on early extinguishment of debt, net
  of income tax benefit of $11,246....
Net income (loss).....................


------------------------------

(1) Pro forma adjustments give effect to the following transactions as if each had occurred on January 1, 1997: (i) the Acquisition (including the sale of the Fort Myers and Georgia-1 systems) and related financings and (ii) the issuance and sale of the Notes in the Offering and the applications of net proceeds therefrom. See "Unaudited Pro Forma Condensed Consolidated Financial Statements" and "The Palmer Acquisition."

(2) Includes results of operations for the period October 1, 1997 through December 31, 1997.

(3) Includes revenue of $24,720, total expenses of $16,354 (including depreciation and amortization of $2,581) and operating income of $8,366 for the Fort Myers and Georgia-1 markets sold during 1997.


(4) Net interest included in the pro forma and historical financial data of the Company includes non-cash interest expense related to the 13 1/2% Holdings Notes issued in August 1997 and the 11 1/4% Holdings Notes (as defined herein) issued in July 1998 both of which are obligations of Holdings and are included in the Company's consolidated financial statements solely pursuant to "push down" accounting rules.

                                                    COMPANY                   COMPANY                      PALMER
                                              --------------------  ----------------------------  -------------------------
                                                                                    PERIOD FROM
                                                          (UNAUDITED)
                                              -----------------------------------                                   YEAR
                                                                                      MAY 29                        ENDED
                                               NINE MONTHS ENDED      PRO FORMA     (INCEPTION)    NINE MONTHS    DECEMBER
                                                 SEPTEMBER 30,       YEAR ENDED       THROUGH         ENDED          31,
                                              --------------------  DECEMBER 31,   DECEMBER 31,   SEPTEMBER 30,   ---------
                                                      1998             1997(1)        1997(2)        1997(3)        1996
                                              --------------------  -------------  -------------  --------------  ---------
                                                  (IN THOUSANDS, EXCEPT PERCENTAGES AND SUBSCRIBER STATISTICS AND DATA)
OTHER DATA:
Capital expenditures........................      $      5,544       $    55,256    $    14,499    $     40,757   $  41,445
Operating income before depreciation and
  amortization ("EBITDA")(5)................      $     64,744       $    67,893    $    19,671    $     61,309   $  66,190
EBITDA margin on service revenue............              48.0%             44.4%          47.6%           45.7%       43.8%
Penetration(6)..............................              11.0%             9.40%          9.40%           8.60%       7.45%
Subscribers at end of period(7).............           364,189           309,606        309,606         337,345     279,816
Cost to add a gross subscriber(8)...........      $        219       $       220    $       188    $        231   $     216
Cost to add a net subscriber(8).............      $        447       $       461    $       370    $        514   $     407
Average monthly service revenue per
  subscriber(9).............................      $      45.08       $     46.24    $     47.47    $      47.52   $   52.20
Average monthly churn(10)...................              1.88%             1.88%          1.84%           1.89%       1.84%
BALANCE SHEET DATA (AT END OF PERIOD):
Cash........................................      $    189,737       $    27,926    $    27,926    $      3,581   $   1,698
Working capital (deficit)...................           176,076             3,080          3,080           7,011         296
Property, plant and equipment, net..........           141,566           151,141        151,141         161,351     132,438
Licenses, other intangibles and other
  assets, net...............................           923,737           937,986        937,986         406,828     387,067
Total assets................................         1,294,804         1,144,479      1,144,479         599,815     549,942
Total debt..................................           700,000           613,000        613,000         378,000     343,662
Stockholder's equity (deficit)..............            (3,995)           35,163         35,163         172,018     164,930


                                                1995       1994       1993
                                              ---------  ---------  ---------

OTHER DATA:
Capital expenditures........................  $  36,564  $  22,541  $  13,304
Operating income before depreciation and
  amortization ("EBITDA")(5)................  $  41,586  $  24,900  $  12,850
EBITDA margin on service revenue............       43.0%      40.8%      36.5%
Penetration(6)..............................       6.41%      4.58%      3.48%
Subscribers at end of period(7).............    211,985    117,224     65,761
Cost to add a gross subscriber(8)...........  $     183  $     178  $     156
Cost to add a net subscriber(8).............  $     276  $     247  $     203
Average monthly service revenue per
  subscriber(9).............................  $   56.68  $   60.02  $   62.69
Average monthly churn(10)...................       1.55%      1.55%      1.37%
BALANCE SHEET DATA (AT END OF PERIOD):
Cash........................................  $   3,436  $   2,998  $   1,670
Working capital (deficit)...................     (1,435)     2,490        799
Property, plant and equipment, net..........    100,936     51,884     23,918
Licenses, other intangibles and other
  assets, net...............................    332,850    199,265    114,955
Total assets................................    462,871    273,020    150,054
Total debt..................................    350,441    245,609    131,361
Stockholder's equity (deficit)..............     74,553      4,915      3,244


------------------------------

(5) EBITDA should not be considered in isolation or as an alternative to net income (loss), operating income (loss) or any other measure of performance under generally accepted accounting principles ("GAAP"). The Company believes that EBITDA is viewed as a relevant supplemental measure of performance in the cellular telephone industry and in other telecommunication and media companies.

(6) Determined by dividing the aggregate number of subscribers by the estimated population.

(7) Each billable telephone number in service represents one subscriber. The number of subscribers in the historical operating data of Palmer includes subscribers in the Fort Myers and Georgia-1 markets which were sold in connection with the Acquisition.

(8) Determined for a period by dividing (i) all costs of sales and marketing, including salaries, commissions and employee benefits and all expenses incurred by sales and marketing personnel, agent commissions, credit reference expenses, losses on cellular telephone sales, rental expenses allocated to retail operations, net installation expenses and other miscellaneous sales and marketing charges, by (ii) the gross or net subscribers (as applicable) added during such period.

(9) Determined for a period by dividing (i) the sum of the access, airtime, roaming, long distance, features, connection, disconnection and other revenues for such period by (ii) the average number of subscribers for such period, divided by the number of months in such period.

(10) Determined for a period by dividing total subscribers discontinuing service by the average number of subscribers for such period and dividing that result by the number of months in such period.

                                  RISK FACTORS

    IN ADDITION TO THE OTHER MATTERS DESCRIBED IN THIS PROSPECTUS, HOLDERS OF THE OLD NOTES SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS BEFORE ACCEPTING THE EXCHANGE OFFER.

CONSEQUENCES OF FAILURE TO EXCHANGE

    Holders of Old Notes who do not exchange their Old Notes for New Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Old Notes as set forth in the legend thereon. In general, the Old Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Company does not intend to register the Old Notes under the Securities Act. The Company believes that, based upon interpretations contained in letters issued to third parties by the staff of the SEC as set forth in the Exchange Offer No-Action Letters, New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold or otherwise transferred by each Holder thereof (other than a broker-dealer, as set forth below, and any such Holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities
Act) without compliance with the registration and prospectus delivery provisions of the Securities Act provided that such New Notes are acquired in the ordinary course of such Holder's business and such Holder has no arrangement or understanding with any person to participate in the distribution of such New Notes. Eligible Holders wishing to accept the Exchange Offer must represent to the Company in the Letter of Transmittal that such conditions have been met and must represent, if such Holder is not a broker-dealer, or is a broker-dealer but will not receive New Notes for its own account in exchange for Old Notes, that neither such Holder nor the person receiving such New Notes, if other than the Holder, is engaged in or intends to participate in the distribution of such New Notes. Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must represent that the Old Notes tendered in exchange therefor were acquired as a result of market-making activities or other trading activities and must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with the resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 90 days after the Expiration Date (as defined herein), they will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution." However, to comply with the securities laws of certain jurisdictions, if applicable, the New Notes may not be offered or sold unless they have been registered or qualified for sale in such jurisdiction or an exemption from registration or qualification is available and is complied with. The Company does not currently intend to take any action to register or qualify the New Notes for resale in any such jurisdictions. In addition, the tender of Old Notes pursuant to the Exchange Offer will reduce the principal amount of the Old Notes outstanding, which may have an adverse effect upon, and increase the volatility of, the market price of the Old Notes due to a reduction in liquidity.

EXCHANGE OFFER PROCEDURES

    To participate in the Exchange Offer, and avoid the restrictions on Old Notes, each Holder of Old Notes must transmit a properly completed Letter of Transmittal, including all other documents required by such Letter of Transmittal, to Bank of Montreal Trust Company (the "Exchange Agent") at the address set forth below under "Exchange Agent" on or prior to the Expiration Date. In addition, (i) certificates for such Old Notes must be received by the Exchange Agent along with the Letter of Transmittal, (ii) a timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") of such Old Notes, if such procedure is available, into the Exchange Agent's account at The Depository Trust Company (the "Book-Entry

Transfer Facility") pursuant to the procedure for book-entry transfer described below, must be received by the Exchange Agent prior to the Expiration Date or
(iii) the Holder must comply with the guaranteed delivery procedures described below. See "The Exchange Offer."

LEVERAGE, LIQUIDITY AND ABILITY TO MEET REQUIRED DEBT SERVICE


    On a pro forma basis, after giving effect to the Offering and the application of the net proceeds therefrom, its ratio of EBITDA to cash interest expense (excluding non-cash interest related to the 13 1/2% Holdings Notes issued in August 1997, the 11 1/4% Holdings Notes issued in July 1998 and amortization of deferred debt financing costs) would have been 0.99 to 1.00 for the year ended December 31, 1997 and 1.26 to 1.00 for the nine months ended September 30, 1998. The Company's high degree of leverage could limit significantly its ability to make acquisitions, withstand competitive pressures or adverse economic conditions, obtain necessary financing or take advantage of business opportunities that may arise.


    The Credit Facility has been retired. The Company currently does not intend to enter into a new credit facility. In addition, borrowings under a new credit facility may be subject to significant conditions, including compliance with certain financial ratios and the absence of any material adverse change. The Company intends to pursue opportunities to acquire additional cellular telephone systems which, if successful, will require the Company to issue or obtain additional equity or debt financing to fund such acquisitions. There can be no assurances as to the availability or terms of any such financing or that the terms of the Notes, the Holdings PIK Notes (as defined below), the 11 3/4% PCW Notes (as defined below) or any credit facility will not restrict or prohibit any such debt financing.

    The Company's ability to meet its debt service requirements, including those represented by the Notes, will require significant and sustained growth in the Company's cash flow. In addition, the Company expects to fund its growth strategy from cash from operations. There can be no assurance that the Company will be successful in improving its cash flow by a sufficient magnitude or in a timely manner or in raising additional equity or debt financing to enable the Company to meet its debt service requirements or to sustain its growth strategy. There can be no assurances that the Company would be successful in procuring any such financing. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

POSSIBLE INABILITY TO PURCHASE NOTES UPON A CHANGE OF CONTROL; POSSIBLE EFFECT
  OF A CHANGE OF CONTROL


    Upon a Change of Control, each holder of Notes will have the right to require the Company to repurchase all outstanding Notes held by such holder. However, there can be no assurance that sufficient funds will be available at the time of any Change of Control to make any required repurchases of Notes tendered, especially after giving effect to provisions of the 11 3/4% PCW Indenture (as defined below) and the indenture governing the new Holdings PIK Notes which require repayment or repurchase, as the case may be, upon such a Change of Control. In certain circumstances, it is possible that holders of the 11 3/4% PCW Notes would have the right to require PCW to repurchase the 11 3/4% PCW Notes while holders of the Notes would not have a similar right to require the Company to repurchase the Notes. See "Description of Notes--Optional Redemption."


GUARANTEES AND SECURITY FOR THE NOTES

    The Company's obligations under the Notes will be unconditionally guaranteed on a joint and several basis (each, a "Guarantee") by the Guarantors. The Guarantees will rank PARI PASSU in right of payment with all other senior indebtedness of each Guarantor and senior in right of payment to all subordinated indebtedness of such Guarantor. The obligations of the Company under the Notes and the obligations of the Guarantors under the Guarantees will be secured by a first priority lien, subject to certain Permitted Liens, on and security interest in the capital stock of the Restricted Subsidiaries owned by the Company or any Guarantor and certain other assets of the Restricted Subsidiaries. No appraisals of the assets of the

Company or the Restricted Subsidiaries of the Company have been prepared by or on behalf of the Company. There can be no assurance that the proceeds of any sale of the Collateral pursuant to the Indenture following an Event of Default would be sufficient to satisfy payments due on the Notes. Further, any transfer of the power to vote the capital stock of the Restricted Subsidiaries, including as a result of foreclosure on the Collateral, will require FCC approval. In addition, the ability of the Holders of Notes to realize upon the Collateral may be subject to FCC approval as described above and certain bankruptcy law limitations in the event of a bankruptcy. See "--Certain Other Bankruptcy Considerations." Absent an acceleration of the Notes, the Company and Restricted Subsidiaries of the Company will have the right to remain in possession and retain exclusive control of their assets, to operate their assets and to collect, invest and dispose of any income thereon.

NET LOSSES


    On a pro forma basis after giving effect to the Offering and the Acquisition and related financing, the Company would have incurred accounting net losses of approximately $44.4 million for the year ended December 31, 1997 and $28.8 million for the nine months ended September 30, 1998. There can be no assurance that the Company's future operations will generate sufficient cash flow to pay its obligations. The Company expects to incur accounting net losses for several years. See "Selected Consolidated Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."


COMPETITION

    Although current policies of the FCC authorize only two licensees to operate cellular telephone systems in each cellular market, there is, and the Company expects there will continue to be, competition from various wireless technology licensees authorized to serve each market in which the Company operates, as well as from resellers of cellular service. Competition for subscribers between the two cellular licensees in each market is based principally upon the services and enhancements offered, the technical quality of the cellular telephone system, customer service, system coverage and capacity and price. The Company competes with a wireline licensee in each of its cellular markets, some of which are larger and have access to more substantial capital resources than the Company.

    The Company also faces competition from other existing communications technologies such as conventional mobile telephone service, specialized mobile radio ("SMR") and enhanced specialized mobile radio ("ESMR") systems, paging services and, to a limited extent, satellite systems for mobile communications. ESMR is a digital transmission system providing for "cellular-like" communications service. The Company also faces limited competition from and may in the future face increased competition from PCS. Broadband PCS involves a network of small, low-powered transceivers placed throughout a neighborhood, business complex, community or metropolitan area to provide customers with mobile and portable voice and data communications. PCS may be capable of offering, and PCS operators claim to offer additional services not offered by cellular providers. PCS subscribers could have dedicated personal telephone numbers and communicate using small digital radio handsets carried in a pocket or purse. There can be no assurances that the Company will be able to provide nor that it will choose to pursue, depending on the economics thereof, all such services and features. The FCC has also completed or announced plans for auctions in wireless services such as narrowband PCS, local multipoint multichannel distribution service ("LMDS"), interactive video distribution service ("IVDS"), wireless communications service ("WCS") and general wireless communications service ("GWCS") spectrum. Some of this spectrum might be used for services competitive in some manner with cellular service. The Company cannot predict the effect of these proceedings and auctions on the Company's business. However, the Company currently believes that traditional tested cellular is economically proven unlike many of these other technologies and therefore does not intend to pursue such other technologies.

    Although the Company believes that the technology, financing and engineering of these other technologies is not as advanced as their publicity would suggest, there can be no assurance that one or more of the technologies currently utilized by the Company in its business will not become obsolete at some time in the future. See "Business of the Company--Competition."

    The Company also faces competition from "resellers." The FCC requires all cellular licensees to provide service to resellers. A reseller provides wireless service to customers but does not hold an FCC license or own facilities. Instead, the reseller buys blocks of wireless telephone numbers and capacity from a licensed carrier and resells service through its own distribution network to the public.

POTENTIAL FOR REGULATORY CHANGES AND NEED FOR REGULATORY APPROVALS

    The licensing, construction, operation, acquisition, assignment and transfer of cellular telephone systems, as well as the number of licensees permitted in each market, are regulated by the FCC. Changes in the regulation of cellular activities could have a material adverse effect on the Company's operations. In addition, all cellular licenses in the United States are granted for an initial term of up to 10 years and are subject to renewal. The Company's cellular licenses expire in the following years with respect to the following number of service areas: 1998 (three); 2000 (two); 2001 (four); 2002 (two); 2006 (one);
and 2007 (four). While the Company believes that each of these licenses will be renewed based upon FCC rules establishing a renewal expectancy in favor of licensees that have complied with their regulatory obligations during the relevant license period, there can be no assurance that all of the Company's licenses will be renewed in due course. In the event that a license is not renewed, the Company would no longer have the right to operate in the relevant service area. The non-renewal of licenses could have a material adverse effect on the Company's results of operations. See "Business of the Company--Regulation."

FLUCTUATIONS IN MARKET VALUE OF LICENSES

    A substantial portion of the Company's assets consists of its interests in cellular licenses. The assignment of interests in such licenses is subject to prior FCC approval and may also be subject to contractual restrictions, future competition and the relative supply and demand for radio spectrum. The future value of the Company's interests in its cellular licenses will depend significantly upon the success of the Company's business. While there is a current market for the Company's licenses, such a market may not exist in the future or the values obtainable may be significantly lower than at present. As a consequence, in the event of the liquidation or sale of the Company's assets, there can be no assurance that the proceeds would be sufficient to pay the Company's obligations, and a significant reduction in the value of the licenses could require a charge to the Company's results of operations.

RELIANCE ON USE OF THIRD-PARTY SERVICE MARK

    The Company currently uses the registered service mark CELLULARONE-Registered Trademark- to market its services. The Company's use of this service mark is, and has historically been, governed by separate five-year contracts between the Company and Cellular One Group, the owner of the service mark, for each of the markets in which the Company operates. Such contracts currently in effect expire at different times, ranging from July 6, 1998 to December 1, 2001. If for some reason beyond the Company's control, the name CELLULARONE-Registered Trademark- were to suffer diminished marketing appeal, the Company's ability both to attract new subscribers and retain existing subscribers could be materially affected. AT&T Wireless Services, Inc., which has been the single largest user of the CELLULARONE-Registered Trademark-service mark, has significantly reduced its use of the service mark as a primary service mark, as has Centennial Cellular. There can be no assurance that such reduction in use by any of such parties will not have an adverse effect on the marketing appeal of the brand name.

DEPENDENCE ON KEY PERSONNEL

    The Company's affairs are managed by a small number of key management and operating personnel, the loss of whom could have an adverse impact on the Company. The success of the Company's operations and expansion strategy depends on its ability to retain and to expand its staff of qualified personnel in the future.

RADIO FREQUENCY EMISSION CONCERNS

    Media reports have suggested that certain radio frequency ("RF") emissions from portable cellular telephones may be linked to certain types of cancer. In addition, recently a limited number of lawsuits have been brought, not involving the Company, alleging a connection between cellular telephone use and certain types of cancer. Concerns over RF emissions and interference may have the effect of discouraging the use of cellular telephones, which could have an adverse effect upon the Company's business. As required by the Telecom Act, in August 1996, the FCC adopted new guidelines and methods for evaluating RF emissions from radio equipment, including cellular telephones. While the new guidelines impose more restrictive standards on RF emissions from low power devices such as portable cellular telephones, the Company believes that all cellular telephones currently marketed and in use comply with the new standards.


    The Company carries $2.0 million in general liability insurance and $25.0 million in umbrella liability coverage. This insurance would cover (subject to coverage limits) any liability suits with respect to human exposure to radio frequency emissions.


FRAUDULENT CONVEYANCE STATUTES

    Various laws enacted for the protection of creditors may apply to the Company's incurrence of indebtedness and other obligations in connection with the Acquisition, including the issuance of the Notes and the provision of the Guarantees by the Guarantors. If a court were to find in a lawsuit by an unpaid creditor or representative of creditors of the Company or the Guarantors that the Company or the Guarantors did not receive fair consideration or reasonably equivalent value for incurring such indebtedness or obligation or providing the Guarantees and, at the time of such incurrence, any of the Company or the Guarantors (i) was insolvent; (ii) was rendered insolvent by reason of such incurrence; (iii) was engaged in a business or transaction for which the assets remaining in the Company or the Guarantors constituted unreasonably small capital; or (iv) intended to incur or believed it would incur obligations beyond its ability to pay such obligations as they mature, such court, subject to applicable statutes of limitation, could determine to invalidate, in whole or in part, such indebtedness and obligations as fraudulent conveyances or subordinate such indebtedness and obligations to existing or future creditors of the Company or the Guarantors.

    The measure of insolvency for purposes of the foregoing will vary depending on the law of the jurisdiction which is being applied. Generally, however, the Company or the Guarantors would be considered insolvent at a particular time if the sum of its debts was then greater than all of its property at a fair valuation or if the present fair saleable value of its assets was then less than the amount that would be required to pay its probable liabilities on its existing debts as they became absolute and matured. On the basis of its historical financial information, its recent operating history as discussed in "Management's Discussion and Analysis of Financial Condition and Results of Operations" and other factors, the Company's management believes that, after giving effect to the Offering and the application of net proceeds therefrom, the Company will not be rendered insolvent, it will have sufficient capital for the businesses in which it was engaged and it will be able to pay its debts as they mature; however, management has not obtained any independent opinion regarding such issues. There can be no assurance as to what standard a court would apply in making such determinations.

    In addition, the Guarantees may be subject to review under relevant federal and state fraudulent conveyance and similar statutes in a bankruptcy or reorganization case or a lawsuit by or on behalf of creditors of the Guarantors. In such a case, the analysis set forth above would generally apply, except that the Guarantees could also be subject to the claim that, since the Guarantee was incurred for the benefit of the Company (and only indirectly for the benefit of the Guarantors), the obligations of the Guarantors thereunder were incurred for less than reasonably equivalent value or fair consideration. A court could avoid the Guarantor's obligation under the Guarantees, subordinate the Guarantee to other indebtedness of the Guarantors or take other action detrimental to the holders of the Notes.

    To the extent the Guarantees were avoided as a fraudulent conveyance, limited as described above, or held unenforceable for any other reason, holders of the Notes would, to such extent, cease to have a claim in respect of the Guarantees and, to such extent, would be creditors solely of the Company. In such event, the claims of the holders of the Notes against the Guarantors would be subject to the prior payment of all liabilities of the Guarantors. There can be no assurance that, after providing for all prior claims, there would be sufficient assets to satisfy the claims of the holders of the Notes.

CERTAIN OTHER BANKRUPTCY CONSIDERATIONS

    The right of the Trustee to repossess and dispose of the Collateral upon the occurrence of an Event of Default (as defined) is likely to be significantly impaired by applicable bankruptcy law if a bankruptcy proceeding were to be commenced by or against the Company or any Guarantor prior to the Trustee's having disposed of the Collateral. Under Title 11 of the United States Code (the "Bankruptcy Code"), a secured creditor such as the Trustee is prohibited from disposing of a security repossessed from a debtor in a bankruptcy case without bankruptcy court approval. Moreover, the Bankruptcy Code prohibits a secured creditor from disposing of collateral even though the debtor is in default under the applicable debt instruments if the secured creditor is given "adequate protection." The meaning of the term "adequate protection" may vary according to circumstances, but it is intended in general to protect the value of the secured creditor's interest in the collateral and may include cash payments or the granting of additional security, if and at such times as the court in its discretion determines, for any diminution in the value of the collateral as a result of the stay of disposition during the pendency of the bankruptcy case. In view of the lack of a precise definition of the term "adequate protection" and the broad discretionary powers of a bankruptcy court, it is impossible to predict how long payments under the Notes could be delayed following commencement of a bankruptcy case, whether or when the Trustee could dispose of the Collateral, or whether or to what extent Holders of the Notes would be compensated for any delay in payment or loss of value of the Collateral through the requirement of "adequate protection."

EQUIPMENT FAILURE; NATURAL DISASTER

    Although the Company carries "business interruption" insurance, a major equipment failure or a natural disaster affecting any one of the Company's central switching offices or certain of its cell sites could have a significant adverse effect on the Company's operations.

LACK OF PUBLIC MARKET

    The New Notes are being offered to the Holders of the Old Notes. The Old Notes were issued on June 16, 1998 to a limited number of investors. The New Notes are new securities for which there currently is no market. The Company does not intend to apply for listing of the Notes on any securities exchange or for quotation through the National Association of Securities Dealers Automated Quotation System. There can be no assurance that an active trading market for the New Notes will develop. If a trading market develops for the New Notes, future trading prices of such securities will depend on many factors, including prevailing interest rates, the Company's results of operations and financial condition and the market for similar securities.

YEAR 2000


    The Company is in the process of reviewing the full impact that the year 2000 could have on its operational and financial systems. The Company has chosen our current billing provider, to coordinate the testing of all of the operating and financial systems that could affect the Company's operations. Several of these systems such as the point of sale system, the prepaid calling system, wide area network and local area network, and the general ledger system are currently integrated into the billing system.



    Our current billing vendor has committed to test the compliance of the above systems with the year 2000 requirements by reviewing each system's upgrade releases which these third party providers maintain will make the year 2000 compliant. Most of our system party providers deal with other cellular companies and, therefore, enable us to leverage their knowledge obtained from servicing other cellular and telecommunications companies. We anticipate that this will reduce the testing and validation time necessary for a comprehensive review.



    In addition to the testing of third party provided systems, our current billing provider will review their own internal operating systems to verify year 2000 compliance. They will then test the integration of the updated year 2000 versions with their upgraded version to ensure compliance.



    The Company, with the billing provider's guidance, has formulated its strategy after analyzing all systems that could have an effect on our operations and prioritizing the impact into high, medium and low risk. The Company estimates that the total costs of these testing and upgrading procedures will cost less than $2 million. However, the Company is unable to predict all of the implications of the year 2000 issue as it relates to its suppliers and other entities. It is anticipated that the substantial portion of these costs will be incurred during 1999 and will be expensed when incurred.



    The Company has investigated the possibility of establishing a contingency plan in the event the above is not successful. The dependence on a few key third party providers for most companies in the industry and therefore the lack of accessability of alternative systems make a contingency plan impractical.

                             THE PALMER ACQUISITION

    Prior to the Merger described below, PCW had no assets, liabilities or operations other than the proceeds from the issuance of the 11 3/4% PCW Notes and liabilities with respect thereto.

    On May 23, 1997, PCC, PCW and Palmer entered into the Merger Agreement. The Merger Agreement provided, among other things, for the Merger of PCW with and into Palmer with Palmer as the surviving corporation. On October 6, 1997, the Merger was consummated and Palmer changed its name to "Price Communications Wireless, Inc." Pursuant to the Merger Agreement, PCC acquired each issued and outstanding share of common stock of Palmer for a purchase price of $17.50 per share in cash and purchased outstanding options and rights under employee and director stock purchase plans for an aggregate price of $486.4 million. In addition, as a result of the Merger, the Company assumed all outstanding indebtedness of Palmer of approximately $378.0 million ("Palmer Existing Indebtedness"), making the aggregate purchase price for Palmer (including transaction fees and expenses) approximately $880.0 million. The Company refinanced all of the Palmer Existing Indebtedness concurrently with the consummation of the Merger.

    PCW entered into the Fort Myers Sale Agreement to sell Palmer's Fort Myers, Florida MSA covering approximately 382,000 Pops for $168.0 million. On October 6, 1997, the Fort Myers Sale was consummated, and generated proceeds to the Company of approximately $166.0 million. The proceeds of the Fort Myers Sale were used to fund a portion of the acquisition of Palmer.

    On October 21, 1997, PCC and PCW entered into the Georgia Sale Agreement which provided for the sale by PCW, for approximately $25.0 million, of substantially all of the assets of the non-wireline cellular telephone system serving Georgia-l, including the FCC licenses to operate Georgia-1. The sale of the assets of Georgia-1 was consummated on December 30, 1997 and generated proceeds to the Company of approximately $24.2 million. A portion of the proceeds from the Georgia Sale were used to retire a portion of the debt used to fund the acquisition of Palmer.


    In order to fund the Acquisition and pay related fees and expenses, PCW issued $175.0 million aggregate principal amount of 11 3/4% Senior Subordinated Notes due 2007 (the "11 3/4% PCW Notes") and entered into a syndicated senior loan facility providing for term loan borrowings in the aggregate principal amount of $325.0 million and revolving loan borrowings of $200.0 million (the "Credit Facility"). On October 6, 1997, PCW borrowed all term loans available thereunder and approximately $120.0 million of revolving loans. The Company used the net proceeds from the Offering to retire amounts outstanding under the Credit Facility, for accrued interest and for collateralization of outstanding interest rate swaps. As of the date of retirement there was $425.1 million of borrowings outstanding under the Credit Facility. See "Use of Proceeds."


    The Acquisition was also funded in part through a $44.0 million equity contribution from PCC which was in the form of cash and common stock of Palmer. An additional amount of approximately $76 million of the purchase price for the Acquisition was raised out of the proceeds from the issuance and sale for $80.0 million of units consisting of $153.4 million aggregate principal amount at maturity of the 13 1/2% Holdings Notes and Warrants to purchase the PCC Shares.

                                USE OF PROCEEDS

    The Company will not receive any cash proceeds from the issuance of the New Notes offered hereby. The net proceeds from the sale of the Notes, after deducting the expenses of the Offering, were approximately $510.0 million. The net proceeds from the sale of the Notes were used in their entirety to retire outstanding indebtedness under the Credit Facility (including the payment of accrued interest).

        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


    The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 1997 and the nine month period ended September 30, 1998 of PCW give effect to the following transactions as if they occurred at the beginning of the relevant period:


        (i) The Acquisition of Palmer. On October 6, 1997, Holdings acquired Palmer, with Palmer as the surviving corporation. Pursuant to the Merger Agreement, PCC acquired each issued and outstanding share of common stock of Palmer for a purchase price of $17.50 per share in cash and purchased outstanding options and rights under employee and director stock purchase plans for an aggregate price of $486.4 million. In addition, the Company assumed the Palmer Existing Indebtedness. As a result, the aggregate purchase price was approximately $880 million. See "The Palmer Acquisition." The Acquisition was recorded pursuant to the purchase method of accounting. The excess of cost over the fair value of Palmer's assets and liabilities has been allocated to the FCC licenses. Certain of the acquired assets related to the Fort Myers and Georgia operations were sold pursuant to the Fort Myers and Georgia-1 Sales. See "The Palmer Acquisition." These assets have been assigned values based on the net proceeds from such sales.

        (ii) The Fort Myers Sale (the proceeds of which were used to pay a portion of the Palmer Existing Indebtedness). On October 6, the Fort Myers Sale was consummated and generated proceeds of approximately $166.0 million.

        (iii) The Georgia-1 Sale. On December 30, 1997, the Company sold substantially all of the assets used or useful in the operation of the non-wireline cellular telephone system serving Georgia-1. A portion of the $25.0 million in proceeds was used to retire a portion of the debt used to fund the acquisition of Palmer.

        (iv) The following transactions represent the proceeds raised for the acquisition of Palmer:

           1.  The issuance and sale by PCW of the 11 3/4% PCW Notes.

           2. The financing of PCW under the Credit Facility, which provides for term loan borrowings in the aggregate principal amount of approximately $325.0 million and revolving loan borrowings of $200.0 million. On October 6, 1997, PCW borrowed all term loans available thereunder and approximately $120.0 million of revolving loans. The Company applied the net proceeds of the Offering of the Old Notes to retire amounts outstanding under the Credit Facility. See "Use of Proceeds."

           3. The issuance and sale by Holdings of 153,400 Units in the Holdings Offering. The Units consisted of $153.4 million in aggregate principal amount at maturity of the 13 1/2% Holdings Notes, together with Warrants to purchase 1,030,656 shares of PCC Shares.

           4. The PCC Equity Contribution, a $44.0 million contribution from PCC in the form of cash and common stock of Palmer, was contributed by PCC to fund a portion of the acquisition of Palmer.

        (v) The sale of the Notes in the Offering, at an interest rate of 9.125%. The Offering of the Old Notes was consummated on June 16, 1998. In connection with the Offering of the Old Notes on June 16, 1998, PCW wrote-off deferred financing costs associated with the term loan borrowings and credit facility. PCW recorded the nonrecurring charge as an extraordinary item for approximately $5.9 million, net of an income tax benefit of approximately $3.9 million. This nonrecurring charge is not considered in the preparation of the pro forma financial statements.


        (vi) The net proceeds from the sale of the Old Notes of approximately $510.0 million were used to retire outstanding indebtedness under the Credit Facility (including the payment of accrued interest and the collateralization of outstanding interest rate swaps) in June 1998.

        (vii) The issuance in August, 1998 by Holdings of $200.0 million of 11 1/4% Senior Exchangeable Payable-in-Kind Notes due 2008 and the utilization of the proceeds to redeem the outstanding 13 1/2% Holdings Notes described in (iv) 3 above.


    The unaudited pro forma condensed consolidated financial statements have been prepared by management of PCW. The unaudited pro forma data is not designed to represent and does not represent what the results of operations or financial position of PCW would have been had the above transactions been completed on or as of the dates assumed, and are not intended to project results of operations of PCW for any future period or as of any future date. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the audited and unaudited consolidated financial statements and notes of PCW, included elsewhere in this Prospectus.

              PRICE COMMUNICATIONS WIRELESS, INC. AND SUBSIDIARIES
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                                 (IN THOUSANDS)

                                                                               PRO FORMA     PRO FORMA
                                                                              ADJUSTMENTS   ADJUSTMENTS
                                                                                FOR THE       FOR THE
                                                                              FORT MYERS    ACQUISITION
                                                             FORT MYERS        SALE AND       AND THE
                                                              SALE AND         GEORGIA-1      RELATED       PALMER AS        THE
                                             PALMER(1)    GEORGIA-1 SALE(2)      SALE        FINANCING      ADJUSTED     COMPANY(3)
                                            -----------   -----------------   -----------   ------------   -----------   -----------
Revenues..................................  $141,736           $23,980          $--           $ --          $117,756      $ 43,713
Cost and expenses:
Cost of cellular service/operating
  expenses................................    23,301             4,395           --             --            18,906         5,978
Cost of equipment.........................    16,112             3,102           --             --            13,010         5,259
Selling, general and administrative.......    41,014             5,836            2,440(a)      --            37,618        12,805
Depreciation and amortization.............    25,498             2,521           --              8,930(c)     31,907        11,055
                                            -----------        -------        -----------   ------------   -----------   -----------
Operating income (loss)...................    35,811             8,126           (2,440)        (8,930)       16,315         8,616
Other income (expense):
Interest income (expense) (net)...........   (24,467)              332           --            (23,375)(d)   (48,174)      (22,198)
Other, net................................       208                 1           --             --               207            15
                                            -----------        -------        -----------   ------------   -----------   -----------
Total other income (expense)..............   (24,259)              333           --            (23,375)      (47,967)      (22,183)
Minority interest share of income.........    (1,310)          --                --             --            (1,310)         (414)
                                            -----------        -------        -----------   ------------   -----------   -----------
Income (loss) before income tax expense...    10,242             8,459           (2,440)       (32,305)      (32,962)      (13,981)
Income tax expense (benefit)(4)...........     4,153             3,430             (988) (b)    (11,958)(e)   (12,223)      (5,129)
                                            -----------        -------        -----------   ------------   -----------   -----------
Net income (loss).........................  $  6,089           $ 5,029          $(1,452)      $(20,347)     $(20,739)     $ (8,852)
                                            -----------        -------        -----------   ------------   -----------   -----------
                                            -----------        -------        -----------   ------------   -----------   -----------


                                               PRO FORMA
                                               ADJUSTMENT
                                                FOR THE
                                                OFFERING
                                                AND THE         PRO FORMA
                                              REFINANCING      THE COMPANY
                                            ----------------   ------------
Revenues..................................     --              $161,469
Cost and expenses:
Cost of cellular service/operating
  expenses................................     --                24,884
Cost of equipment.........................     --                18,269
Selling, general and administrative.......     --                50,423
Depreciation and amortization.............     --                42,962
                                             --------          ------------
Operating income (loss)...................     --                24,931
Other income (expense):
Interest income (expense) (net)...........    (23,645)(f)(h)    (94,017)
Other, net................................     --                   222
                                             --------          ------------
Total other income (expense)..............    (23,645)          (93,795)
Minority interest share of income.........     --                (1,724)
                                             --------          ------------
Income (loss) before income tax expense...    (23,645)          (70,588)
Income tax expense (benefit)(4)...........     (8,835)(g)(i)    (26,187)
                                             --------          ------------
Net income (loss).........................   $(14,810)         $(44,401)
                                             --------          ------------
                                             --------          ------------


------------------------

(1) Includes the results and operations of Palmer for the nine months ended September 30, 1997. The Company purchased Palmer on October 6, 1997.

(2) Includes the operating results of the Fort Myers and Georgia-1 operations sold in the fourth quarter of 1997 net of operating results for one month of the GA-13 RSA operations acquired by Palmer on January 31, 1997.


(3) Includes the results of operations for the Company for the period October 1, 1997 through December 31, 1997.


(4) Calculated using an effective tax rate of approximately 38%.

              PRICE COMMUNICATIONS WIRELESS, INC. AND SUBSIDIARIES

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS


                    FOR THE PERIOD ENDED SEPTEMBER 30, 1998


                                 (IN THOUSANDS)


                                                               PRO FORMA
                                                               ADJUSTMENT
                                                                FOR THE       PRO FORMA
                                               THE COMPANY      OFFERING     THE COMPANY
                                               ------------   ------------   ------------
Revenues.....................................   $   144,113    $ --           $144,113
Cost and expenses:
Cost of cellular service/operating
  expenses...................................        21,980      --             21,980
Cost of equipment............................        17,401      --             17,401
Selling, general and administrative..........        39,988      --             39,988
Depreciation and amortization................        33,721      --             33,721
                                               ------------   ------------   ------------
Operating income (loss)......................        31,023      --             31,023
Other income (expense):
Interest expense (net).......................       (60,786)    (13,912)(f)(h)   (74,698)
Other, net...................................           (98)     --                (98)
                                               ------------   ------------   ------------
Total other income (expense).................       (60,884)    (13,912)       (74,796)
Minority interest share of income............        (1,715)     --             (1,715)
                                               ------------   ------------   ------------
Income (loss) before income tax expense and
  extraordinary item.........................       (31,576)    (13,912)       (45,488)
Income tax expense (benefit).................       (11,566)     (5,108)(g)(i)   (16,674)
                                               ------------   ------------   ------------
Net income (loss) before extraordinary
  item.......................................   $   (20,010)   $ (8,804)      $(28,814)
                                               ------------   ------------   ------------
                                               ------------   ------------   ------------

              PRICE COMMUNICATIONS WIRELESS, INC. AND SUBSIDIARIES

                     NOTES TO UNAUDITED PRO FORMA CONDENSED

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                 (IN THOUSANDS)


For purposes of determining the pro forma effect of the transactions described above on the condensed consolidated statements of operations of PCW for the nine months ended September 30, 1998 and the year ended December 31, 1997, the following adjustments have been made:



                                                                                             NINE MONTHS
                                                                                                ENDED          YEAR ENDED
                                                                                            SEPTEMBER 30,     DECEMBER 31,
                                                                                                1998              1997
                                                                                           ---------------  -----------------
(a)        SELLING, GENERAL AND ADMINISTRATIVE
           Represents a portion of the operating expenses charged to Fort Myers and
             Georgia-1 operations by Palmer which might not be eliminated upon the Fort
             Myers Sale and the Georgia-1 Sale...........................................     $      --         $   2,440
                                                                                                -------          --------
                                                                                                -------          --------
(b)        INCOME TAX BENEFIT
           Represents the tax impact of the adjustment to selling general and
             administrative expenses indicated above.....................................     $      --         $     988
                                                                                                -------          --------
                                                                                                -------          --------
(c)        DEPRECIATION AND AMORTIZATION
           Represents the excess of the purchase price over the historical cost of the assets acquired allocated to FCC licenses and amortized over 40 years for
             nine months.................................................................     $      --         $   8,930
                                                                                                -------          --------
                                                                                                -------          --------
(d)        INTEREST EXPENSE, NET, RELATED TO THE PALMER ACQUISITION
           Interest expense on $425 million of Indebtedness under the Credit Facility at
             an assumed interest rate of 8.5% per annum..................................     $      --         $  36,125
           Interest expense on $175 million of the 11 3/4% PCW Notes at an interest rate
             of 11.75% per annum.........................................................            --            20,563
           Interest expense on $80 million of the 13 1/2% Holdings Notes at an interest
             rate of 13.50%..............................................................            --            10,617
           Interest expense related to the accretion of 13 1/2% Holdings Notes due to
             Warrant value*..............................................................            --               579
           Represents current amortization expense related to deferred debt financing
             costs.......................................................................            --             2,156
           Elimination of previously recorded interest expense for Palmer (9 months).....            --           (24,467)
           Elimination of previously recorded interest expense for the Company
             (3 months)..................................................................                         (22,198)
                                                                                                -------          --------
                                                                                              $      --         $  23,375
                                                                                                -------          --------
                                                                                                -------          --------
(e)        INCOME TAX EXPENSE (BENEFIT)
           To record deferred tax benefit resulting from the amortization of the acquired
             FCC licenses and the additional benefit arising from the pro forma
             adjustments.................................................................     $      --         $ (11,958)
                                                                                                -------          --------
                                                                                                -------          --------
(f)        INTEREST EXPENSE, NET
           To record interest for the Offering at an interest rate of 9.125%.............     $  23,953         $  47,906
           Less interest previously reflected as pro forma adjustment or actual as to
             1998, related to the Credit Facility........................................       (17,081)          (36,125)
                                                                                                -------          --------
           Net adjustment related to the Offering........................................         6,872            11,781
           To record additional amortization of deferred financing costs associated with
             the Offering................................................................           280               560
                                                                                                -------          --------
                                                                                              $   7,152         $  12,341
                                                                                                -------          --------
                                                                                                -------          --------
(g)        INCOME TAX EXPENSE (BENEFIT)
           To record tax benefit arising from the pro forma adjustments regarding the
             Offering....................................................................     $  (2,626)        $  (4,653)
                                                                                                -------          --------
                                                                                                -------          --------
(h)        INTEREST EXPENSE, NET
           To record interest for the $200 million 11 1/4% Holdings Notes ("11 1/4%
             Holdings Notes")............................................................     $  16,875         $  22,500
           Less interest previously reflected as pro forma adjustment or actual, as to
             1998, related to the Holdings Notes including interest on the Warrants......       (10,115)          (11,196)
                                                                                                -------          --------
                                                                                                -------          --------
                                                                                              $   6,760         $  11,304
                                                                                                -------          --------
                                                                                                -------          --------
(i)        INCOME TAX EXPENSE (BENEFIT)
           To record tax benefit arising from the pro forma adjustments regarding
             Holdings' Notes.............................................................     $  (2,482)        $  (4,182)
                                                                                                -------          --------
                                                                                                -------          --------


------------------------
* Represents the accretion over 10 years of the 13 1/2% Holdings Notes resulting from the allocation of proceeds of the Holdings Offering between the 13 1/2% Holdings Notes and the Warrants.

                      SELECTED CONSOLIDATED FINANCIAL DATA


    The following selected financial data for the period May 29, 1997 (inception) through December 31, 1997 have been derived from the audited consolidated financial statements of the Company and the selected consolidated financial data for each of the four years ended December 31, 1996 and for the nine months ended September 30, 1997 have been derived from the audited consolidated financial statements of the Company's predecessor, Palmer. The unaudited selected consolidated results of operations of Palmer and of the Company for the nine months ended September 30, 1997 and 1998, respectively, are unaudited and not necessarily indicative of the Company's results of operations for the full year. The unaudited condensed consolidated financial data reflects all adjustments (consisting of normal, recurring adjustments) which are, in the opinion of management, necessary for a fair summary of Palmer's or the Company's financial position, results of operations and cash flows for and as of the end of the periods presented.


    The following data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Company's Consolidated Financial Statements and Notes thereto, included elsewhere herein.

                                                              COMPANY
                                                  --------------------------------
                                                     (UNAUDITED)
                                                  ------------------                                    PALMER
                                                                      PERIOD FROM   ----------------------------------------------
                                                     NINE MONTHS      MAY 29, 1997      NINE
                                                        ENDED         (INCEPTION)      MONTHS
                                                    SEPTEMBER 30,       THROUGH         ENDED          YEAR ENDED DECEMBER 31,
                                                  ------------------  DECEMBER 31,  SEPTEMBER 30,  -------------------------------
                                                         1998           1997(1)        1997(2)       1996       1995       1994
                                                  ------------------  ------------  -------------  ---------  ---------  ---------
                                                       (IN THOUSANDS, EXCEPT PERCENTAGES AND SUBSCRIBER STATISTICS AND DATA)
INCOME STATEMENT DATA:
Revenue:
Service.........................................      $  134,938       $   41,365    $   134,123   $ 151,119  $  96,686  $  61,021
Equipment sales and installation................           9,175            2,348          7,613       8,624      8,220      7,958
                                                      ----------      ------------  -------------  ---------  ---------  ---------
    Total revenue...............................         144,113           43,713        141,736     159,743    104,906     68,979
Engineering, technical and other direct
  expenses......................................          21,980            5,978         23,301      28,717     18,184     12,776
Cost of equipment...............................          17,401            5,259         16,112      17,944     14,146     11,546
Selling, general and administrative expenses....          39,988           12,805         41,014      46,892     30,990     19,757
Depreciation and amortization...................          33,721           11,055         25,498      25,013     15,004      9,817
                                                      ----------      ------------  -------------  ---------  ---------  ---------
Operating income................................          31,023            8,616         35,811      41,177     26,582     15,083
Other income (expense):
Interest, net(3)................................         (60,786)         (22,198)       (24,467)    (31,462)   (21,213)   (12,715)
Other, net......................................             (98)              15            208        (429)      (687)       (70)
                                                      ----------      ------------  -------------  ---------  ---------  ---------
Total other expense.............................         (60,884)         (22,183)       (24,259)    (31,891)   (21,900)   (12,785)
Minority interest share of (income) loss........          (1,715)            (414)        (1,310)     (1,880)    (1,078)      (636)
Income tax expense (benefit)....................         (11,566)          (5,129)         4,153       2,724      2,650          0
                                                      ----------      ------------  -------------  ---------  ---------  ---------
Net income (loss) before extraordinary item.....         (20,010)          (8,852)         6,089       4,682        954      1,662
Extraordinary item - write-off of deferred
  finance costs, and premium on early
  extinguishment of debt, net of income tax
  benefit of $11,246............................         (19,148)          --            --           --         --         --
                                                      ----------      ------------  -------------  ---------  ---------  ---------
Net income (loss)...............................      $  (39,158)      $   (8,852)   $     6,089   $   4,682  $     954  $   1,662
                                                      ----------      ------------  -------------  ---------  ---------  ---------
                                                      ----------      ------------  -------------  ---------  ---------  ---------
OTHER DATA:
Capital expenditures............................      $    5,544       $   14,449    $    40,757   $  41,445  $  36,564  $  22,541
EBITDA(4).......................................      $   64,744       $   19,671    $    61,309   $  66,190  $  41,586  $  24,900
EBITDA margin on service revenue................            48.0%            47.6%          45.7%       43.8%      43.0%      40.8%
Penetration(5)..................................            11.0%             9.4%          8.60%       7.45%      6.51%      4.58%
Subscribers at end of period(6).................         364,189          309,606        337,345     279,816    211,985    117,224
Cost to add a gross subscriber(7)...............      $      219       $      188    $       231   $     216  $     183  $     178
Cost to add a net subscriber(7).................      $      447       $      370    $       514   $     407  $     276  $     247
Average monthly service revenue per
  subscriber(8).................................      $    45.08       $    47.47    $     47.52   $   52.20  $   56.68  $   60.02
Average monthly churn(9)........................            1.88%            1.88%          1.89%       1.84%      1.55%      1.55%
Ratio of earnings to fixed charges(10)..........             N/A              N/A           1.45x       1.28x      1.21x      1.17x


                                                    1993
                                                  ---------

INCOME STATEMENT DATA:
Revenue:
Service.........................................  $  35,173
Equipment sales and installation................      6,285
                                                  ---------
    Total revenue...............................     41,458
Engineering, technical and other direct
  expenses......................................      7,343
Cost of equipment...............................      7,379
Selling, general and administrative expenses....     13,886
Depreciation and amortization...................     10,689
                                                  ---------
Operating income................................      2,161
Other income (expense):
Interest, net(3)................................     (9,006)
Other, net......................................       (590)
                                                  ---------
Total other expense.............................     (9,596)
Minority interest share of (income) loss........         83
Income tax expense (benefit)....................          0
                                                  ---------
Net income (loss) before extraordinary item.....     (7,352)
Extraordinary item - write-off of deferred
  finance costs, and premium on early
  extinguishment of debt, net of income tax
  benefit of $11,246............................     --
                                                  ---------
Net income (loss)...............................  $  (7,352)
                                                  ---------
                                                  ---------
OTHER DATA:
Capital expenditures............................  $  13,304
EBITDA(4).......................................  $  12,850
EBITDA margin on service revenue................       36.5%
Penetration(5)..................................       3.48%
Subscribers at end of period(6).................     65,761
Cost to add a gross subscriber(7)...............  $
Cost to add a net subscriber(7).................  $     203
Average monthly service revenue per
  subscriber(8).................................  $   62.69
Average monthly churn(9)........................       1.37%
Ratio of earnings to fixed charges(10)..........        N/A

                                                       COMPANY
                                           --------------------------------
                                              (UNAUDITED)
                                           ------------------                                    PALMER
                                                               PERIOD FROM   ----------------------------------------------
                                              NINE MONTHS      MAY 29, 1997      NINE
                                                 ENDED         (INCEPTION)      MONTHS
                                             SEPTEMBER 30,       THROUGH         ENDED          YEAR ENDED DECEMBER 31,
                                           ------------------  DECEMBER 31,  SEPTEMBER 30,  -------------------------------
                                                  1998           1997(1)        1997(2)       1996       1995       1994
                                           ------------------  ------------  -------------  ---------  ---------  ---------
                                                (IN THOUSANDS, EXCEPT PERCENTAGES AND SUBSCRIBER STATISTICS AND DATA)
BALANCE SHEET DATA:
Cash.....................................      $  189,737       $   27,926    $     3,581   $   1,698  $   3,436  $   2,998
Working capital (deficit)................         176,076            3,080          7,011         296     (1,435)     2,490
Property, plant and equipment, net.......         141,566          151,141        161,351     132,438    100,936     51,884
Licenses, other intangibles and other
  assets, net............................         923,737          937,986        406,828     387,067    332,850    199,265
Total assets.............................       1,294,804        1,144,479        599,815     549,942    462,871    273,020
Total debt...............................         700,000          613,000        378,000     343,662    350,441    245,609
Stockholder's (deficit) equity...........          (3,995)          35,163        172,018     164,930     74,553      4,915


                                             1993
                                           ---------

BALANCE SHEET DATA:
Cash.....................................  $   1,670
Working capital (deficit)................        799
Property, plant and equipment, net.......     23,918
Licenses, other intangibles and other
  assets, net............................    114,955
Total assets.............................    150,054
Total debt...............................    131,361
Stockholder's (deficit) equity...........      3,244


------------------------

(1) Includes results of operations for the period October 1, 1997 through December 31, 1997.

(2) Includes revenue of $24,720, total expenses of $16,354 (including depreciation and amortization of $2,581) and operating income of $8,366 for the Fort Myers and Georgia-1 markets sold during 1997.


(3) Net interest included in the pro forma and historical financial data of the Company includes non-cash interest expense related to the 13 1/2% Holdings Notes issued in August 1997 and the 11 1/4% Holdings Notes issued in July 1998 both of which are obligations of Holdings and are included in the Company's consolidated financial statements solely pursuant to "push down" accounting rules.


(4) EBITDA should not be considered in isolation or as an alternative to net income (loss), operating income (loss) or any other measure of performance under GAAP. The Company believes that EBITDA is viewed as a relevant supplemental measure of performance in the cellular telephone industry and in other telecommunication and media companies.

(5) Determined by dividing the aggregate number of subscribers by the estimated population.

(6) Each billable telephone number in service represents one subscriber. The number of subscribers in the historical operating data of Palmer includes subscribers in the Fort Myers and Georgia-1 markets which were sold in connection with the Acquisition.

(7) Determined for a period by dividing (i) all costs of sales and marketing, including salaries, commissions and employee benefits and all expenses incurred by sales and marketing personnel, agent commissions, credit reference expenses, losses on cellular telephone sales, rental expenses allocated to retail operations, net installation expenses and other miscellaneous sales and marketing charges, by (ii) the gross or net subscribers (as applicable) added during such period.

(8) Determined for a period by dividing (i) the sum of the access, airtime, roaming, long distance, features, connection, disconnection and other revenues for such period by (ii) the average number of subscribers for such period, divided by the number of months in such period.

(9) Determined for a period by dividing total subscribers discontinuing service by the average number of subscribers for such period and dividing that result by the number of months in such period.


(10) The ratio of earnings to fixed charges is determined by dividing the sum of earnings before extraordinary items and accounting changes, interest expense, taxes and a portion of rent expense representative of interest by the sum of interest expense and a portion of rent expense representative of interest. The ratio of earnings to fixed charges is not meaningful for periods that result in a deficit. For the period May 29, 1997 through December 31, 1997 and the nine months ended September 30, 1998, as well as the year ended December 31, 1993 the deficit of earnings to fixed charges was approximately $8,852, $39,158 and $7,352 respectively.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

    The following discussion is intended to facilitate an understanding and assessment of significant changes and trends related to the financial condition and results of operations of the Company. This discussion should be read in conjunction with the Company's Consolidated Financial Statements and related Notes thereto. References to the Company where appropriate also include PCW's predecessor, Palmer.

    Results for the Company for the years ended December 31, 1995 and December 31, 1996 are based solely on the historical operations of Palmer prior to the Merger. The discussion for the year ended December 31, 1997 is based upon the operating results of Palmer through September 30, 1997 and the operating results of the Company from October 1, 1997 to December 31, 1997. The audited financial statements of the Company do not include such combined financial statements as this would not be in conformity with GAAP.

OVERVIEW

    On May 23, 1997, PCC, PCW and Palmer entered the Merger Agreement. The Merger Agreement provided, among other things, for the merger of PCW with and into Palmer with Palmer as the surviving corporation. In October, 1997, the Merger was consummated and Palmer changed its name to "Price Communications Wireless, Inc." Pursuant to the Merger Agreement, PCC acquired each issued and outstanding share of common stock of Palmer for a purchase price of $17.50 per share in cash and purchased outstanding options and rights under employee and direct stock purchase plans for an aggregate price of $486.4 million. In addition, as a result of the Merger, PCW assumed all outstanding indebtedness of Palmer of approximately $378.0 million. As a result, the aggregate purchase price for Palmer (including transaction fees and expenses) was approximately $880.0 million. PCW refinanced all of the Palmer Existing Indebtedness concurrently with the consummation of the Merger.

    In October 1997, the Fort Myers Sale, which covered approximately 382,000 Pops for $168.0 million was consummated, and generated proceeds to the Company of approximately $166.0 million. The proceeds of the Fort Myers Sale were used to fund a portion of the acquisition of Palmer. Accordingly, no gain or loss was recognized on the Fort Myers Sale.

    On October 21, 1997, PCC and PCW entered the "Georgia Sale Agreement" which provided for the sale by PCW, for $25 million, of substantially all of the assets of the non-wireline cellular telephone system serving Georgia-1, including the FCC licenses to operate Georgia-1. The sale of the assets of Georgia-1 was consummated on December 30, 1997 for $24.2 million. A portion of the proceeds from the Georgia Sale were used to retire a portion of the debt used to fund the acquisition of Palmer. Accordingly, no gain or loss was recognized on the Georgia-1 Sale.

    In order to fund the Acquisition and pay related fees and expenses, in July 1997, PCW issued $175.0 million aggregate principal amount of the 11 3/4% PCW Notes and entered into a syndicated senior loan facility providing for term loan borrowings in the aggregate principal amount of $325.0 million and revolving loan borrowings of $200.0 million. On October 6, 1997, PCW borrowed all term loans available thereunder and approximately $120.0 million of revolving loans.

    The acquisition of Palmer was also funded in part through a $44.0 million equity contribution from PCC which was in the form of cash and common stock of Palmer. An additional amount of the purchase price for the Acquisition was raised out of the proceeds from the issuance and sale for $80.0 million of units consisting of $153.4 million principal amount at maturity of the 13 1/2% Holdings Notes and Warrants.


    The Company is engaged in the construction, development, management and operation of cellular telephone systems in the southeastern United States. As of September 30, 1998, the Company provided cellular telephone service to 364,189 subscribers in Georgia, Alabama, Florida and South Carolina in a total of 16 licensed service areas, composed of eight MSA's and eight RSA's with an aggregate estimated population of 3.3 million. The Company sells its cellular telephone service as well as a full line of cellular products and accessories principally through its network of retail stores. The Company markets all of its products and services under the nationally-recognized service mark CELLULARONE-Registered Trademark-.

MARKET OWNERSHIP


    The following is a summary of the Company's ownership interest in the cellular telephone system in each licensed service area to which the Company provided service at September 30, 1998 and December 31, 1997.



                                                                                                      SEPTEMBER 30,
CELLULAR SERVICE AREA                                                                                     1998
---------------------------------------------------------------------------------------------------  ---------------
Albany, GA.........................................................................................          86.5%
Augusta, GA........................................................................................         100.0
Columbus, GA.......................................................................................          85.2
Macon, GA..........................................................................................          99.2
Savannah, GA.......................................................................................          98.5
Georgia-6 RSA......................................................................................          96.3
Georgia-7 RSA......................................................................................         100.0
Georgia-8 RSA......................................................................................         100.0
Georgia-9 RSA......................................................................................         100.0
Georgia-10 RSA.....................................................................................         100.0
Georgia-12 RSA.....................................................................................         100.0
Georgia-13 RSA.....................................................................................          86.5
Alabama-8 RSA......................................................................................         100.0
Dothan, AL.........................................................................................          94.6
Montgomery, AL.....................................................................................          92.8
Panama City, FL....................................................................................          78.4


    On February 1, 1997, one of the Company's majority-owned subsidiaries acquired the assets of and the license to operate the non-wireline cellular telephone system serving Georgia RSA Market No. 383, otherwise known as Georgia-13 RSA, for a total purchase price of $31.5 million, subject to certain adjustments.

    On October 6, 1997, as part of the Acquisition of Palmer by the Company, the Fort Myers MSA was sold for approximately $168.0 million.

    On December 30, 1997, the Company sold the assets of and license to operate the non-wireline cellular telephone system serving Georgia RSA Market No. 371, otherwise known as Georgia-1 RSA for a total price of $24.2 million, subject to certain adjustments.

RESULTS OF OPERATIONS

    The following table sets forth for the Company, for the periods indicated, the percentage which certain amounts bear to total revenue.


                                                                  COMPANY
                                                      --------------------------------                 PALMER
                                                                        MAY 29, 1997    -------------------------------------
                                                        NINE MONTHS      (INCEPTION)      NINE MONTHS         YEAR ENDED
                                                           ENDED           THROUGH           ENDED           DECEMBER 31,
                                                       SEPTEMBER 30,    DECEMBER 31,     SEPTEMBER 30,   --------------------
                                                           1998             1997             1997          1996       1995
                                                      ---------------  ---------------  ---------------  ---------  ---------
REVENUE:
  Service...........................................          93.6%            94.6%            94.6%         94.6%      92.2%
  Equipment sales and installation..................           6.4              5.4              5.4           5.4        7.8
                                                            ------           ------           ------     ---------  ---------
    Total Revenue...................................         100.0            100.0            100.0         100.0      100.0
OPERATING EXPENSES:
  Engineering, technical and other direct:
  Engineering and technical(1)......................           7.8              7.2              8.0           7.9        7.6
  Other direct costs of services(2).................           7.4              6.5              8.4          10.1        9.7
  Cost of equipment(3)..............................          12.1             12.0             11.4          11.2       13.5
SELLING, GENERAL AND ADMINISTRATIVE:
  Selling and marketing(4)..........................          10.2              8.9              8.4           8.6        8.7
  Customer service(5)...............................           6.5              6.2              6.3           5.9        6.0
  General and administrative(6).....................          11.1             14.2             14.2          14.9       14.9
  Depreciation and amortization.....................          23.4             25.3             18.0          15.7       14.3
                                                            ------           ------           ------     ---------  ---------
  Total Operating Expenses:.........................          78.5             80.3             74.7          74.3       74.7
                                                            ------           ------           ------     ---------  ---------
Operating income....................................          21.5%            19.7%            25.3%         25.7%      25.3%
                                                            ------           ------           ------     ---------  ---------

EBITDA(7)...........................................          44.9%            45.0%            43.3%         41.4%      39.6%


------------------------

(1) Consists of costs of cellular telephone network, including inter-trunk costs, span-line costs, cell site repairs and maintenance, cell site utilities, cell site rent, engineers' salaries and benefits and other operational costs.

(2) Consists of net costs of subscriber roaming, costs of long distance, costs of interconnection with wireline telephone companies and other costs of services.

(3) Consists primarily of the costs of the cellular telephones and accessories sold.

(4) Consists primarily of salaries and benefits of sales and marketing personnel, employee and agent commissions, and advertising and promotional expenses.

(5) Consists primarily of salaries and benefits of customer service personnel and costs of printing and mailing billings generated in-house.

(6) Includes salaries and benefits of general and administrative personnel and other overhead expenses.


(7) EBITDA should not be considered in isolation or as an alternative to net income, operating income or any other measure of performance under generally accepted accounting principles. The Company believes that operating income before depreciation and amortization is viewed as a relevant supplemental measure of performance in the cellular telephone industry and in other telecommunications and media companies.



NINE MONTHS ENDED SEPTEMBER 30, 1998 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30,
  1997



    REVENUE. Service revenues totaled $135.0 million for the first nine months of 1998, a slight increase from $134.1 million for the same period in 1997. The increase is primarily attributable to an increase in the average number of subscribers to 336,763 in the first nine months of 1998 from 270,335 in 1997 after adjusting for the sale of the Fort Myers and GA-1 markets. Offsetting this increase is the loss of service revenues of the cellular telephone systems sold in the Ft. Myers Sale and the Georgia Sale which totaled $22.1 million for the first nine months of 1997.

    Equipment sales and installation revenue, which consists primarily of cellular subscriber equipment sales, increased to $9.2 million for the first nine months of 1998 compared to $7.6 million for the first nine months of 1997. The increase is primarily due to a 35.0% increase in gross subscriber activations for the period in 1998 compared to 1997 (adjusted for the sale of the two markets). As a percentage of revenue, equipment sales and installation revenue increased to 6.4% in the first nine months of 1998 from 5.4% for the same period in 1997.



    OPERATING EXPENSES. Engineering and technical expenses decreased slightly to $11.3 million for the first nine months of 1998 from $11.5 million in the first nine months of 1997. As a percentage of revenue, engineering and technical expenses decreased to 7.8% from 8.0% for the comparable nine month periods in 1998 and 1997, respectively. Engineering and technical expenses attributable to the cellular telephone systems sold in the Ft. Myers Sale and Georgia Sale totaled $1.4 million for the first nine months of 1997.



    Other direct costs of service decreased to $10.7 million for the first nine months of 1998 from $11.8 million for the same period in 1997, reflecting the decrease in interconnection costs as a result of the Company's renegotiation of interconnection agreements with the local exchange carriers in most of the Company's markets. As a percentage of revenue, these costs of service declined to 7.4% from 8.0%, reflecting improved interconnection agreements, as well as efficiencies gained from the growing subscriber base. Other direct costs of service attributable to the cellular telephone systems sold in the Ft. Myers Sale and Georgia Sale totaled $3.1 million for the first nine months of 1997.



    The cost of equipment increased 8.0% to $17.4 million for the nine moth period ending September 30, 1998 from $16.1 million for the same period in 1997, primarily as a result of an increase in gross subscriber activations for the same period. Equipment sales resulted in losses of $8.2 million in 1998 versus $8.5 million in 1997. The Company sells equipment below its costs in an effort to address market competition and improve market share. Cost of equipment attributable to the cellular telephone systems sold in the Ft. Myers Sale and Georgia Sale totaled $2.9 million for the comparable period in 1997.



    Selling, general and administrative expenses decreased 2.4% to $40.0 million for the first nine months of 1998 from $41.0 million for the same period in 1997. These expenses are comprised of (i) sales and marketing costs, (ii) customer service costs and (iii) general and administrative expenses.



    Sales and marketing costs increased 23.5% to $14.7 million for the first nine months of 1998 from $11.9 million for the same period in 1997. This increase is primarily due to the 35.0% increase in gross subscriber activations and the costs to acquire them, including advertising and commissions. As a percentage of total revenue, sales and marketing costs increased to 10.2% for the first nine months of 1998 compared to 8.4% for the same period in 1997. The Company's cost to add a net subscriber, including loss on telephone sales, decreased to $420 for the first nine months of 1998 from $510 for the first nine months of 1997. This decrease in cost to add a net subscriber was caused primarily by decreased losses from the Company's sales of cellular telephones. Sales and marketing expenses attributable to the cellular telephone systems sold in the Ft. Myers Sale and Georgia Sale totaled $1.2 million for the same period in 1997.



    Customer service costs increased to $9.3 million for the first nine months of 1998 compared to $8.9 million for the same period in 1997. The increase in subscribers attributes to the increase in customer service costs. As a percentage of revenue, customer service costs increased to 6.5% from 6.3%. Customer service expenses attributable to the cellular telephone systems sold in the Ft. Myers Sale and Georgia Sale totaled $1.1 million for the first nine months of 1997.



    General and administrative expenditures decreased 20.8% to $16.0 million for the first nine months of 1998 from $20.2 million for the comparable period in 1997, due primarily to expense savings and reorganization efforts. General and administrative expenses decreased as a percentage of revenue to 11.1% in the first nine months of 1998 from 14.2% for the same period in 1997. As the Company continues to add more subscribers and generates associated revenue, general and administrative expenses should decrease as a percentage of total revenues. There can be no assurance, however, that this forward-looking statement will not differ materially from actual results due to unforeseen general and administrative expenses and other factors. General and administrative expenses attributable to the cellular telephone systems sold in the Ft. Myers Sale and Georgia Sale totaled $1.2 million for the nine month period in 1997.



    Depreciation and amortization increased 32.2% to $33.7 million for the first nine months of 1998 from $25.5 million for the same period in 1997. This increase was primarily due to the depreciation and amortization associated with the new carrying value of assets as a result of the "push down" of the purchase price to the Company. As a percentage of revenue, depreciation and amortization increased to 23.4% for the first nine months of 1998 compared to 18.0% for the first nine months of 1997. Depreciation and amortization attributable to the cellular telephone systems sold in the Ft. Myers Sale and Georgia Sale totaled $2.3 million for the period in 1997.



    Operating income decreased 13.4% to $31.0 million for the first nine months of 1998 from $35.8 million for the same period in 1997. This decrease in operating results is attributable primarily to the increase in depreciation and amortization expense.



    NET INTEREST EXPENSE, INCOME TAXES AND NET INCOME. Net interest expense increased to $60.8 million for the nine month period ending September 30, 1998 from $24.5 million for the first nine months of 1997 primarily due to additional borrowings incurred as a result of the recent merger and some rate increases.



    Income tax benefit was $11.6 million for the first nine months of 1998 representing utilization of the net operating losses carried back against previous earnings. Income tax expense was $4.2 million in the first nine months of 1997 principally based on earnings.



    Net loss for the first nine months of 1998 was $39.2 million compared to net income of $6.1 million for the comparable period in 1997. The decrease in net income is primarily attributable to increases in interest expense, depreciation and amortization expense and the $19.1 million net write-off of deferred finance costs and the premium associated with the early extinguishment of debt (both net of taxes) recorded as an extraordinary item.


YEAR ENDED DECEMBER 31, 1997 COMPARED TO YEAR ENDED DECEMBER 31, 1996

    REVENUE. Service revenues totaled $175.5 million for 1997, an increase of 16.1% over $151.1 million for 1996. This increase was due to a 29.8% increase in the average number of subscribers to 313,042 for 1997 versus 241,255 for 1996. The increase in subscribers is the result of internal growth, which the Company attributes primarily to its strong sales and marketing efforts, and the recent acquisitions. In addition to the subscriber base growth, service revenues also increased because of a 35.3% increase in outcollect roaming revenues.

    Average monthly revenue per subscriber decreased 10.5% to $46.72 for 1997 from $52.20 for 1996. This is due to a common trend in the cellular telephone industry, where on average, new customers use less airtime than existing subscribers. Therefore, service revenues generally do not increase proportionately with the increase in subscribers. In addition, the decline reflects more competitive rate plans introduced into the Company's markets.

    Equipment sales and installation revenue, which consists primarily of cellular subscriber equipment sales, increased to $10.0 million for 1997 from $8.6 million for 1996. As a percentage of total cellular revenue, equipment sales and installation revenue remained flat at 5.4% for both 1997 and 1996, reflecting the increased recurring revenue base as well as lower cellular equipment prices charged to customers.

    OPERATING EXPENSES. Engineering and technical expenses increased by 16.0% to $14.6 million for 1997 from $12.6 million in 1996, due primarily to the increase in subscribers and in cell site locations. As a percentage of revenue, engineering and technical expenses remained flat at 7.9% for both 1997 and 1996. This reflects the increased fixed costs associated with additional cell sites constructed. As revenue grows the Company expects engineering and technical expenses to decrease as a percentage of revenue due to its large component of fixed costs. There can be no assurance, however, that this forward-looking statement will not differ materially from actual results due to unforeseen engineering and technical expenses.

    Other direct costs of services declined to $14.7 million for 1997 from $16.1 million in 1996. As a percentage of revenue, other direct costs of service decreased to 7.9% in 1997 from 10.1% in 1996, reflecting the decrease in interconnection costs as a result of the Company's renegotiation of interconnection agreements with the LECs in most of the Company's markets, offset somewhat by more competitive roaming rates for Company's customer roaming in adjacent areas.

    The cost of equipment increased 19.1% to $21.4 million for 1997 from $17.9 million for 1996, due primarily to the increase in gross subscriber activations. Equipment sales resulted in losses of $11.4 million in 1997 versus $9.3 million in 1996. The Company sells equipment below its costs in an effort to address market competition and improve market share. The Company sold more telephones below cost in 1997 than in 1996.

    Selling, general and administrative expenses increased 14.8% to $53.8 million in 1997 from $46.9 million in 1996. These expenses are comprised of (i) sales and marketing costs, (ii) customer service costs and (iii) general and administrative expenses.

    Sales and marketing costs increased 15.5% to $15.8 million for 1997 from $13.7 million for 1996. This increase is primarily due to a 13.5% increase in gross subscriber activations and the costs to acquire them and higher advertising costs in response to market competition. As a percentage of total revenue, sales and marketing costs decreased to 8.5% for 1997 compared to 8.6% for 1996. The Company's cost to add a net subscriber, including loss on telephone sales, increased to $469 for 1997 from $407 for 1996 due primarily to increased losses from the Company's sales of cellular telephones and an increase in commissions

    Customer service costs increased 23.6% to $11.7 million for 1997 from $9.4 million for 1996. As a percentage of revenue, customer service costs increased to 6.3% for 1997 from 5.9% for 1996. The increase was due primarily to an increase in license and maintenance costs for the Company's billing systems.

    General and administrative expenditures increased 10.8% to $26.3 million for 1997 from $23.8 million for 1996. General and administrative expenses decreased as a percentage of total revenue to 14.2% in 1997 from 14.9% in 1996. As the Company continues to add more subscribers, and generates associated revenue, general and administrative expenses should continue to decrease as a percentage of total revenues. There can be no assurance, however, that this forward-looking statement will not differ materially from actual results due to unforeseen general and administrative expenses and other factors.

    Depreciation and amortization increased 46.1% to $36.6 million for 1997 from $25.0 million for 1996. This increase was primarily due to the depreciation and amortization associated with the new carrying value of assets as a result of the "push down" of the purchase price of the Acquisition to the Company, recent acquisitions and additional capital expenditures. As a percentage of revenue, depreciation and amortization increased to 19.7% from 15.7% for 1997 compared to 1996.

    Operating income increased 7.9% to $44.4 million in 1997, from $41.2 million for 1996. This improvement in operating results is attributable primarily to increases in revenue which exceeded increases in operating expenses.

YEAR ENDED DECEMBER 31, 1996 COMPARED TO YEAR ENDED DECEMBER 31, 1995

    REVENUE. Service revenues totaled $151.1 million for 1996, an increase of $54.4 million or 56.3% over $96.7 million for 1995. This increase was primarily due to a 69.7% increase in the average number of subscribers to 241,255 in 1996 from 142,147 in 1995. The increase in subscribers is the result of internal growth, which the Company attributes primarily to its strong sales and marketing efforts, and recent acquisitions. The GTE Acquisition accounted for 41,163 subscribers at December 31, 1996. Service revenue attributable to the cellular telephone systems acquired in the GTE Acquisition totaled $24.6 million for 1996 as compared to $2.0 million for the one month ended December 31, 1995.

    Average monthly revenue per subscriber decreased to $52.20 for 1996 from $56.68 for 1995. This decrease occurred because, on average, new subscribers use less airtime and generate less revenue per subscriber than existing subscribers as is customary in the cellular telephone industry. Therefore, airtime usage and service revenue did not increase in proportion to the increase in subscribers. In addition, the Company entered into revised roaming agreements with certain of its neighboring carriers. These agreements provide for reciprocal lower roaming rates per minute of use, resulting in lower roaming revenue for the Company, but offset by lower direct costs of services when the Company's subscribers were roaming on these neighboring systems.

    Equipment sales and installation revenue, which consists primarily of cellular subscriber equipment sales, increased to $8.6 million for 1996 from $8.2 million for 1995, a 4.9% increase, primarily due to the increase in gross subscriber activations, partially offset by lower cellular phone prices. While equipment sales and installation revenue increased slightly for 1996 from 1995, it decreased as a percentage of total cellular revenue to 5.4% for 1996 from 7.8% for 1995, reflecting the increased recurring annual revenue base as well as lower cellular equipment prices charged to customers. Equipment sales and installation revenue attributable to the cellular telephone systems acquired in the GTE Acquisition totaled $1.0 million for 1996 as compared to $0.1 million for the one month ended December 31. 1995.

    OPERATING EXPENSES. Engineering and technical expenses increased by 57.5% to $12.6 million for 1996 from $8.0 million for 1995, due primarily to the 32.0% increase in the number of subscribers. As a percentage of revenue, engineering and technical expenses increased to 7.9% 1996 from 7.6% for 1995 due to additional costs incurred for the recent acquisitions and recurring costs associated with the Company's system development and expansion. Such development is done for the purpose of increasing capacity and improving coverage. Engineering and technical expenses attributable to the cellular telephone systems acquired in the GTE Acquisition totaled $2.8 million for 1996 as compared to $0.2 million for the one month ended December 31, 1995.

    Other direct costs of services increased 58.3% to $16.1 million for 1996 from $10.2 million for 1995. As a percentage of revenue, other direct costs of services increased to 10.1% for 1996 from 9.7% for 1995. This increase in other direct costs of services as a percentage of revenue was due primarily to the Company subsidizing more roaming costs for competitive reasons. Other direct costs of service attributable to the cellular telephone systems acquired in the GTE Acquisition totaled $1.6 million for 1996 as compared to $0.2 million for the one month ended December 31, 1995.

    Cost of equipment increased 26.8% to $17.9 million for 1996 from $14.1 million for 1995, due primarily to the increase in gross subscriber activations for the same period. Equipment sales resulted in losses of $9.3 million in 1996 versus $5.9 million in 1995. The Company sells equipment below its costs in an effort to address market competition and improve market share. The Company sold more telephones below cost in 1996 than in 1995. The cost of equipment attributable to the cellular telephone systems acquired in the GTE Acquisition totaled $3.1 million for 1996 as compared to $0.2 million for the one month ended December 31, 1995.

    Selling, general and administrative expenses increased 51.3% to $46.9 million in 1996 from $31.0 million in 1995. These expenses are comprised of (i) sales and marketing costs, (ii) customer service costs and (iii) general and administrative expenses.

    Sales and marketing costs increased 50.2% to $13.7 million for 1996 from $9.1 million for 1995. This increase is primarily due to the 28.1% increase in gross subscriber activations and the resulting increase in costs to acquire them. As a percentage of total revenue, sales and marketing costs remained relatively flat at 8.6% for 1996 and 8.7% for 1995. The Company's cost to add a net subscriber, including losses on telephone sales, increased to $407 in 1996 from $276 in 1995. This increase in cost to add a net subscriber was caused primarily by additional advertising and fixed marketing overhead associated with the systems acquired in the GTE Acquisition, which are not yet generating the offsetting gains in net subscribers. In addition, there were increased losses from the Company's sales of cellular telephones. Sales and marketing costs attributable to the cellular telephone systems acquired in the GTE Acquisition totaled $2.8 million in 1996 as compared to $0.2 million for the one month ended December 31, 1995.

    Customer service costs increased 49.9% to $9.4 million for 1996 from $6.3 million for 1995. As a percentage of revenue, customer service costs remained relatively flat at 5.9% and 6.0% for 1996 and 1995, respectively. Customer service costs attributable to the cellular telephone systems acquired in the GTE Acquisition totaled $1.9 million in 1996 as compared to $0.2 million in for the one month ended December 31, 1995.

    General and administrative expenses increased 52.5% to $23.8 million for 1996 from $15.6 million for 1995 and remained flat as a percentage of revenue at 14.9% for 1996 and 1995. As the Company continues to add more subscribers and generate associated revenue, general and administrative expenses should decrease as a percentage of total revenues. There can be no assurance, however, that this forward-looking statement will not differ materially from actual results due to unforeseen general and administrative expenses and other factors. The general and administrative costs attributable to the cellular telephone systems acquired in the GTE Acquisition totaled $3.4 million for 1996 as compared to $0.4 million for the one month ended December 31, 1995.

    Depreciation and amortization increased 66.7% to $25.0 million for 1996 from $15.0 million for 1995. This increase is primarily due to the depreciation and amortization associated with recent acquisitions and additional capital expenditures. Depreciation and amortization attributable to the cellular telephone systems acquired in the GTE Acquisition totaled $6.2 million for 1996 as compared to $0.5 million for the one month ended December 31, 1995.

    Operating income for 1996 increased 54.9% to $41.2 million, an increase of $14.6 million over operating income for 1995. This improvement in operating results is attributable primarily to increases in revenue which exceeded increases in operating expenses. Operating income attributable to the cellular telephone systems acquired in the GTE Acquisition totaled $3.8 million for 1996 as compared to $0.2 million for the one month ended December 31, 1995.

NET INTEREST EXPENSE, INCOME TAXES, AND NET INCOME

    Net interest expense increased 48.3% to $46.7 million for 1997 from $31.5 million for 1996 primarily due to rate increases and additional borrowings incurred as a result of the recent Merger. For 1996, net interest expense increased 48.3% to $31.5 million from $21.2 million for 1995 due primarily to debt incurred for acquisitions and amortization of deferred financing fees related to the Predecessor credit agreement.

    Income tax benefit was $976,000 in 1997 compared to income tax expense of $2.7 million in 1996 and 1995. The $2.7 million income tax expense in 1995 was a non-recurring deferred income tax charge related to the difference between the financial statement and income tax return based on certain assets and liabilities of Palmer Cellular Partnership. See Note 6 to the Company's Consolidated Financial Statements.

    Net loss for 1997 was $2.8 million compared to net income in 1996 of $4.7 million. The loss was due to increased interest and amortization incurred as a result of the Merger. Net income for 1996 was $4.7 million, compared to net income of $1.0 million for 1995. The increase in net income is primarily attributable to increases in revenue which exceeded increases in operating expenses.

LIQUIDITY AND CAPITAL RESOURCES



    The Company's long-term capital requirements consist of funds for capital expenditures, acquisitions, and debt service. Historically, the Company has met its capital requirements primarily through equity contributions, bank debt, and to a lesser extent, operating cash flow.



    In August 1998, the Company redeemed all of its outstanding 13 1/2% Senior Secured Discount Notes due 2007 at the redemption price per $1000 aggregate principal amount of $711.61. The accreted value of the notes approximated $91.0 million. In addition, the Company was required to pay a premium of approximately 20% of the outstanding balance or approximately $18.2 million. The Company financed the redemption out of the net proceeds of a new offering of 11 1/4% Senior Exchangeable Payable-in-Kind notes due 2008. Cash interest begins to accrue on the notes on February 15, 2003.



    In June 1998, PCW issued $525 million of 9.125% Senior Secured Notes ("9.125% Notes") due June 15, 2002 with interest payable semi-annually commencing December 15, 1998. The 9.125% Notes contain covenants that restrict the payment of dividends, incurrence of debt and sale of assets. These Notes replaced the existing credit facility which approximated $425.1 million as of the redemption date.



    In July 1997, PCW issued $175 million of 11.75% Senior Subordinated Notes ("11.75% Notes") due July 15, 2007 with interest payable semi-annually commencing January 15, 1998. The 11.75% Notes contain covenants that restrict the payment of dividends, incurrence of debt and sale of assets.



    In August 1997, Holdings issued 153,400 units, consisting of Notes and Warrants, in exchange for $80 million. The Notes accreted at a rate of 13 1/2% compounded semi-annually to an aggregate principal amount of approximately $153.4 million by August 1, 2002. These notes were redeemed in August 1998 (see above).


ACCOUNTING POLICIES


    For financial reporting purposes, the Company reports 100% of revenues and expenses for the markets for which it provides cellular telephone service. However, in several of its markets, the Company holds less than 100% of the equity ownership. The minority stockholders' and partners' share of income or losses in those markets are reflected in the consolidated financial statements as "minority interest share of (income) loss", except for losses in excess of their capital accounts and cash call provisions which are not eliminated in consolidation. For financial reporting purposes, the Company consolidates each subsidiary and partnership in which it or its predecessor has a controlling interest (greater than 50%). From 1992 through September 30, 1998, the Company had controlling interests in each of its subsidiaries and partnerships.



YEAR 2000 IMPACT



    The Company is in the process of reviewing the full impact that the year 2000 could have on its operational and financial systems. The Company has chosen our current billing provider, to coordinate the testing of all of the operating and financial systems that could affect the Company's operations. Several of these systems such as the point of sale system, the prepaid calling system, wide area network and local area network, and the general ledger system are currently integrated into the billing system.



    Our current billing vendor has committed to test the compliance of the above systems with the year 2000 requirements by reviewing each system's upgrade releases which these third party providers maintain will make the year 2000 compliant. Most of our system party providers deal with other cellular companies and, therefore, enable us to leverage their knowledge obtained from servicing other cellular and telecommunications companies. We anticipate that this will reduce the testing and validation time necessary for a comprehensive review.

    In addition to the testing of third party provided systems, our current billing provider will review their own internal operating systems to verify year 2000 compliance. They will then test the integration of the updated year 2000 versions with their upgraded version to ensure compliance.



    The Company, with the billing provider's guidance, has formulated its strategy after analyzing all systems that could have an effect on our operations and prioritizing the impact into high, medium and low risk. The Company estimates that the total costs of these testing and upgrading procedures will cost less than $2 million. However, the Company is unable to predict all of the implications of the year 2000 issue as it relates to its suppliers and other entities. It is anticipated that the substantial portion of these costs will be incurred during 1999 and will be expensed when incurred.



    The Company has investigated the possibility of establishing a contingency plan in the event the above is not successful. The dependence on a few key third party providers for most companies in the industry and therefore the lack of accessability of alternative systems make a contingency plan impractical.



INFLATION



    The Company believes that inflation affects its business no more than it generally affects other similar businesses.

                               THE EXCHANGE OFFER

TERMS OF THE EXCHANGE OFFER; PERIOD FOR TENDERING OLD NOTES

    Upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal (which together constitute the Exchange Offer), the Company will accept for exchange Old Notes which are properly tendered on or prior to the Expiration Date and not withdrawn as permitted below. As used herein, the term "Expiration Date" means 5:00 p.m., New
York City time, on [            ], 1998; provided, however, that if the Company,
in its sole discretion, has extended the period of time for which the Exchange Offer is open, the term "Expiration Date" means the latest time and date to which the Exchange Offer is extended.

    As of the date of this Prospectus, $525,000,000 aggregate principal amount at maturity of the Old Notes was outstanding. This Prospectus, together with the Letter of Transmittal, is first being sent on or about the date set forth on the cover page to all Holders of Old Notes at the addresses set forth in the security register with respect to Old Notes maintained by the Trustee. The Company's obligations to accept Old Notes for exchange pursuant to the Exchange Offer is subject to certain conditions as set forth under "Certain Conditions to the Exchange Offer" below.

    The Company expressly reserves the right, at any time or from time to time, to extend the period of time during which the Exchange Offer is open, and thereby delay acceptance of any Old Notes, by giving oral or written notice of such extension to the Exchange Agent and notice of such extension to the Holders as described below. During any such extension, all Old Notes previously tendered will remain subject to the Exchange Offer and may be accepted for exchange by the Company. Any Old Notes not accepted for exchange for any reason will be returned without expense to the tendering Holder thereof as promptly as practicable after the expiration or termination of the Exchange Offer.

    The Company expressly reserves the right to amend or terminate the Exchange Offer, and not to accept for exchange any Old Notes not theretofore accepted for exchange, upon the occurrence of any of the conditions of the Exchange Offer specified below under "Certain Conditions to the Exchange Offer." The Company will give oral or written notice of any extension, amendment, non-acceptance or termination to the Holders of the Old Notes as promptly as practicable, such notice in the case of any extension to be issued by means of a press release or other public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

    Holders of Old Notes do not have any appraisal or dissenters' rights under the General Corporation Law of the State of Delaware or the Indenture in connection with the Exchange Offer. The Company intends to conduct the Exchange Offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the SEC thereunder.

PROCEDURES FOR TENDERING OLD NOTES

    The tender to the Company of Old Notes by a Holder thereof as set forth below and the acceptance thereof by the Company will constitute a binding agreement between the tendering Holder and the Company upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal. Except as set forth below, a Holder who wishes to tender Old Notes for exchange pursuant to the Exchange Offer must transmit a properly completed and duly executed Letter of Transmittal, including all other documents required by such Letter of Transmittal, to [Bank of Montreal Trust Company] (the "Exchange Agent") at one of the addresses set forth below under "Exchange Agent" on or prior to the Expiration Date. In addition, (i) certificates for such Old Notes must be received by the Exchange Agent along with the Letter of Transmittal, (ii) a timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") of such Old Notes, if such procedure is available, into the Exchange Agent's account at The Depository Trust Company (The "Book-Entry Transfer Facility") pursuant to the procedure for book-entry transfer described below, must be received by the Exchange Agent prior to the Expiration Date or (iii) the Holder must comply with the guaranteed delivery procedures described below.

    THE METHOD OF DELIVERY OF OLD NOTES, LETTERS OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDERS. IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, BE USED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY. NO LETTERS OF TRANSMITTAL OR OLD NOTES SHOULD BE SENT TO THE COMPANY.

    Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the Old Notes surrendered for exchange pursuant thereto are tendered (i) by a registered Holder of the Old Notes who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution (as defined below). In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantees must be by a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or by a commercial bank or trust company having an office or correspondent in the United States (collectively, "Eligible Institutions"). If Old Notes are registered in the name of a person other than the person signing the Letter of Transmittal, the Old Notes surrendered for exchange must be endorsed by, or be accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as determined by the Company in its sole discretion, duly executed by the registered Holder with the signature thereon guaranteed by an Eligible Institution.

    All questions as to the validity, form, eligibility (including time of receipt) and acceptance of Old Notes tendered for exchange will be determined by the Company in its reasonable discretion, which determination shall be final and binding. The Company reserves the absolute right to reject any and all tenders of any particular Old Notes not properly tendered or to not accept any particular Old Notes which acceptance might, in the judgment of the Company or its counsel, be unlawful. The Company also reserves the absolute right in its sole discretion to waive any defects or irregularities or conditions of the Exchange Offer as to any particular Old Notes either before or after the Expiration Date (including the right to waive the ineligibility of any Holder who seeks to tender Old Notes in the Exchange Offer). The interpretation of the terms and conditions of the Exchange Offer as to any particular Old Notes either before or after the Expiration Date (including the Letter of Transmittal and the instructions thereto) by the Company shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with the tenders of Old Notes for exchange must be cured within such reasonable period of time as the Company shall determine. Neither the Company, the Exchange Agent nor any other person shall be under any duty to give notification of any defect or irregularity with respect to any tender of Old Notes for exchange, nor shall any of them incur any liability for failure to give such notification.

    If the Letter of Transmittal is signed by a person or persons other than the registered Holder or Holders of Old Notes, such Old Notes must be endorsed or accompanied by appropriate powers of attorney, in either case signed exactly as the name or names of the registered Holder or Holders that appear on the Old Notes.

    If the Letter of Transmittal or any Old Notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers or corporations or others acting in a fiduciary or representative capacity, such person should so indicate when signing and, unless waived by the Company, proper evidence satisfactory to the Company of its authority to so act must be submitted.

    By tendering, each Holder will represent to the Company that, among other things, (i) the New Notes acquired pursuant to the Exchange Offer are being acquired in the ordinary course of business of the person receiving such New Notes, whether or not such person is the Holder, (ii) neither the Holder nor any such other person has an arrangement or understanding with any person to participate in the distribution of such New Notes, (iii) if the Holder is not a broker-dealer, or is a broker-dealer but will not receive New Notes for its own account in exchange for Old Notes, neither the Holder nor any such other person is engaged in or intends to participate in the distribution of such New Notes and (iv) neither the Holder nor any such other person is an "affiliate," as defined under Rule 405 of the Securities Act, of the Company. If the tendering Holder is a broker-dealer that will receive New Notes for its own account in exchange for Old Notes that were acquired as a result of market-making activities or other trading activities, it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such New Notes.

ACCEPTANCE OF OLD NOTES FOR EXCHANGE; DELIVERY OF NEW NOTES

    Upon satisfaction or waiver of all of the conditions to the Exchange Offer, the Company will accept, promptly after the Expiration Date, all Old Notes properly tendered and will issue the New Notes promptly after acceptance of the Old Notes. See "Certain Conditions to the Exchange Offer" below. For purposes of the Exchange Offer, the Company shall be deemed to have accepted properly tendered Old Notes for exchange when, as and if the Company has given oral or written notice thereof to the Exchange Agent.

    In all cases, issuance of New Notes for Old Notes that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of certificates for such Old Notes or a timely Book-Entry Confirmation of such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described below, a properly completed and duly executed Letter of Transmittal and all other required documents. If any tendered Old Notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offer or if certificates representing Old Notes are submitted for a greater principal amount than the Holder desires to exchange, such unaccepted or non-exchanged Old Notes will be returned without expense to the tendering Holder thereof (or, in the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described below, such non-exchanged Old Notes will be credited to an account maintained with such Book-Entry Transfer Facility) as promptly as practicable after the expiration or termination of the Exchange Offer.

INTEREST ON THE NEW NOTES

    The New Notes will bear interest from June 16, 1998, payable semiannually on June 15 and December 15 of each year, commencing on December 15, 1998, at the rate of 9 1/8% per annum. Holders of Old Notes whose Old Notes are accepted for exchange will be deemed to have waived the right to receive any payment in respect of interest on the Old Notes accrued from June 16, 1998 until the date of the issuance of the New Notes. Consequently, holders who exchange their Old Notes for New Notes will receive the same interest payment on December 15, 1998 (the first interest payment date with respect to the Old Notes and the New Notes) that they would have received had they not accepted the Exchange Offer.

BOOK-ENTRY TRANSFER

    The Exchange Agent will make a request to establish an account with respect to the Old Notes at the Book-Entry Transfer Facility for purposes of the Exchange Offer promptly after the date of this Prospectus. Any financial institution that is a participant in the Book-Entry Transfer Facility's systems may make book-entry delivery of Old Notes by causing the Book-Entry Transfer Facility to transfer such Old Notes into the Exchange Agent's account in accordance with the Book-Entry Transfer Facility's Automated Tender Offer Program ("ATOP") procedures for transfer. However, the exchange for the Old Notes so tendered will only be made after timely confirmation of such book-entry transfer of Old Notes into the Exchange Agent's account, and timely receipt by the Exchange Agent of an Agent's Message (as such term is defined in the next sentence) and any other documents required by the Letter of Transmittal. The term

"Agent's Message" means a message, transmitted by the Book-Entry Transfer Facility and received by the Exchange Agent and forming a part of a Book-Entry Confirmation, which states that the Book-Entry Transfer Facility has received an express acknowledgement from a participant tendering Old Notes that are the subject of such Book-Entry Confirmation that such participant has received and agrees to be bound by the terms of the Letter of Transmittal, and that the Company may enforce such agreement against such participant.

GUARANTEED DELIVERY PROCEDURES

    If a registered Holder of the Old Notes desires to tender such Old Notes and the Old Notes are not immediately available, or time will not permit such Holder's Old Notes or other required documents to reach the Exchange Agent before the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if (i) the tender is made through an Eligible Institution, (ii) prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Letter of Transmittal (or a facsimile thereof) and Notice of Guaranteed Delivery, substantially in the form provided by the Company (by telegram, telex, facsimile transmission, mail or hand delivery), setting forth the name and address of the Holder of Old Notes and the amount of Old Notes tendered, stating that the tender is being made thereby and guaranteeing that within five New York Stock Exchange ("NYSE") trading days after the date of execution of the Notice of Guaranteed Delivery, the certificates of all physically tendered Old Notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent, and (iii) the certificates for all physically tendered Old Notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and all other documents required by the Letter of Transmittal, are received by the Exchange Agent within five NYSE trading days after the date of execution of the Notice of Guaranteed Delivery.

WITHDRAWAL RIGHTS

    Tenders of Old Notes may be withdrawn at any time prior to the Expiration Date.

    For a withdrawal to be effective, a written notice of withdrawal must be received by the Exchange Agent at the address set forth below under "Exchange Agent." Any such notice of withdrawal must specify the name of the person having tendered the Old Notes to be withdrawn, identify the Old Notes to be withdrawn (including the principal amount of such Old Notes), and (where certificates for Old Notes have been transmitted) specify the name in which such Old Notes are registered, if different from that of the withdrawing Holder. If certificates for Old Notes have been delivered or otherwise identified to the Exchange Agent, then, prior to the release of such certificates, the withdrawing Holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an Eligible Institution unless such Holder is an Eligible Institution. If Old Notes have been tendered pursuant to the procedure for book-entry transfer described above, any note of withdrawal must specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn Old Notes and otherwise comply with the procedures of such facility. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company, whose determination shall be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Old Notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the Holder thereof without cost to such Holder (or, in the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described above, such Old Notes will be credited to an account maintained with such Book-Entry Transfer Facility for the Old Notes) as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Notes may be retendered by following one of the procedures described under "Procedures for Tendering Old Notes" above at any time on or prior to the Expiration Date.

CERTAIN CONDITIONS TO THE EXCHANGE OFFER

    Notwithstanding any other provisions of the Exchange Offer, the Company shall not be required to accept for exchange, or to issue New Notes in exchange for, any Old Notes and may terminate or amend the Exchange Offer, if at any time before the Expiration Date, such acceptance or issuance would violate applicable law or any interpretation of the staff of the SEC. The foregoing condition is for the sole benefit of the Company and may be asserted by the Company regardless of the circumstances giving rise to such condition or may be waived by the Company in whole or in part at any time and from time to time in its sole discretion. The failure by the Company at any time to exercise the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

    In addition, the Company will not accept for exchange any Old Notes tendered, and no New Notes will be issued in exchange for any such Old Notes, if at such time any stop order shall be threatened or in effect with respect to the Registration Statement of which this Prospectus constitutes a part or the qualification of the Indenture under the Trust Indenture Act of 1939, as amended (the "TIA").

EXCHANGE AGENT

    Bank of Montreal Trust Company has been appointed as the Exchange Agent for the Exchange Offer. All executed Letters of Transmittal should be directed to the Exchange Agent at the address set forth below. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notices of Guaranteed Delivery should be directed to the Exchange Agent, addressed as follows:

Deliver To:

Bank of Montreal Trust Company, Exchange Agent

By Mail, by Overnight Courier or By Hand:
Wall Street Plaza
88 Pine Street, 19th floor
New York, New York 10005

Attention:
Corporate Trust Department

By Facsimile:

Confirm by Telephone:

DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

FEES AND EXPENSES

    The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, telephone or in person by officers and regular employees of the Company and its affiliates. No additional compensation will be paid to any such officers and employees who engage in soliciting tenders. The Company will not make any payment to brokers, dealers, or others soliciting acceptances of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

    The estimated cash expenses to be incurred in connection with the Exchange Offer will be paid by the Company and are estimated in the aggregate to be
$[      ].

TRANSFER TAXES

    Holders who tender their Old Notes for exchange will not be obligated to pay any transfer taxes in connection therewith, except that Holders who instruct the Company to register New Notes in the name of, or request that Old Notes not tendered or not accepted in the Exchange Offer to be returned to, a person other than the registered tendering Holder will be responsible for the payment of any applicable transfer tax thereon and if a transfer tax is imposed for any reason other than the transfer of Old Notes to the Company or its order pursuant to the Exchange Offer, the amount of any such transfer tax (whether imposed on the registered Holder or any other person) will be payable by the tendering Holder.

CONSEQUENCES OF FAILURE TO EXCHANGE

    Holders of Old Notes who do not exchange their Old Notes for New Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Old Notes as set forth in the legend thereon. In general, the Old Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Company does not intend to register the Old Notes under the Securities Act. The Company believes that, based upon interpretations contained in letters issued to third parties by the staff of the SEC as set forth in the Exchange Offer No-Action Letters, New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold or otherwise transferred by each Holder thereof (other than a broker-dealer, as set forth below, and any such Holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities
Act) without compliance with the registration and prospectus delivery provisions of the Securities Act provided that such New Notes are acquired in the ordinary course of such Holder's business and such Holder has no arrangement or understanding with any person to participate in the distribution of such New Notes. If any Holder has any arrangement or understanding with respect to the distribution of the New Notes to be acquired pursuant to the Exchange Offer, such Holder (i) could not rely on the applicable interpretations of the staff of the SEC and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of Distribution." In addition, to comply with the securities laws of certain jurisdictions, if applicable, the New Notes may not be offered or sold unless they have been registered or qualified for sale in such jurisdiction or an exemption from registration or qualification is available and is complied with. The Company does not currently intend to take any action to register or qualify the New Notes for resale in any such jurisdiction.

                            BUSINESS OF THE COMPANY

GENERAL


    The Company is currently engaged in the construction, development, management and operation of cellular telephone systems in the southeastern United States. At September 30, 1998, the Company provided cellular telephone service to 364,189 subscribers in Georgia, Alabama, Florida and South Carolina in a total of 16 licensed service areas composed of eight MSAs and eight RSAs, with an aggregate estimated population of 3.3 million. The Company sells its cellular telephone service as well as a full line of cellular products and accessories, including pagers, principally through its network of retail stores. The Company markets all of its products and services under the nationally recognized service mark CELLULARONE-Registered Trademark-.

    The Company has developed its business through the acquisition and integration of cellular telephone systems, clustering multiple systems in order to provide broad areas of uninterrupted service and achieve certain economies of scale, including centralized marketing and administrative functions as well as multi-system capital expenditures. The Company devotes considerable attention to engineering, maintenance and improvement of its cellular telephone systems in an effort to deliver high-quality service to its subscribers and to implement new technologies as soon as economically practicable. Through its participation in the NACN, the Company is able to offer ten-digit dialing access to its subscribers when they travel outside the Company's service areas, providing them with convenient roaming access throughout large areas of the United States, Canada, Mexico and Puerto Rico served by other NACN participants. By marketing its products and services under the CELLULARONE-Registered Trademark- name, the Company also enjoys the benefits of association with a nationally recognized service mark.

MARKETS AND SYSTEMS


    The Company's cellular telephone systems serve contiguous licensed service areas in Georgia, Alabama and South Carolina. The Company also has a cellular service area in Panama City, Florida. The following table sets forth as of September 30, 1998, with respect to each service area in which the Company owns a cellular telephone system, the estimated population, the Company's beneficial ownership percentage, the Net Pops and the date of initial operation of such system by Palmer or a predecessor operator.


                                                      ESTIMATED         OWNERSHIP                    DATE SYSTEM
CELLULAR SERVICE AREA (1)                          POPULATION (2)      PERCENTAGE      NET POPS      OPERATIONAL
------------------------------------------------  -----------------  ---------------  ----------  -----------------
Albany, GA......................................         118,527             86.5%       102,526           4/88
Augusta, GA.....................................         439,116            100.0        439,116           4/87
Columbus, GA....................................         254,150             85.2        216,518          11/88
Macon, GA.......................................         313,686             99.2        311,234          12/88
Savannah, GA....................................         283,978             98.5        279,718           3/88
Georgia-6 RSA...................................         199,516             96.3        192,134           4/93
Georgia-7 RSA...................................         134,376            100.0        134,376          10/91
Georgia-8 RSA...................................         157,451            100.0        157,451          10/91
Georgia-9 RSA...................................         119,410            100.0        119,410           9/92
Georgia-10 RSA..................................         149,699            100.0        149,699          10/91
Georgia-12 RSA..................................         211,799            100.0        211,799          10/91
Georgia-13 RSA..................................         147,392             86.5        127,494          10/90
Dothan, AL......................................         136,160             94.6        128,807           2/89
Montgomery, AL..................................         318,371             92.8        295,430           8/88
Alabama-8, RSA..................................         171,993            100.0        171,993           7/93
                                                  -----------------                   ----------
Subtotal........................................       3,155,624                       3,037,705
                                                  -----------------                   ----------
Panama City, FL.................................         146,018             78.4        114,493           9/88
                                                  -----------------                   ----------
Total...........................................       3,301,642                       3,152,198
                                                  -----------------                   ----------
                                                  -----------------                   ----------

------------------------
(1) Does not include the Alabama-5 RSA and South Carolina-7 RSA where the Company has IOA. IOA is granted for an area to a license holder in an adjacent area when there are no license holders in such area. The Company has no subscribers in the South Carolina-7 RSA, but instead provides roaming access to its own subscribers and others when they travel in this service area, utilizing its existing cell sites. Construction permits were granted to Permittees for the Alabama-5 RSA and South Carolina-7 RSA. The Permittees are required to complete construction of their respective RSA within 18 months. After completing construction, a Permittee may give the Company thirty days prior written notice, at which point the Company would be required to sell all of its subscribers of its other systems who reside within the boundaries of the markets to the Permittee at cost. The Company, along with others, is currently in negotiations to purchase the South Carolina-7 RSA. No assurance can be given, however, that the Company will be successful in consummating such purchase.

(2) Based on population estimates for 1996 from the Fall 1997 edition of the DLJ Pop Book.

GEORGIA/ALABAMA


    In 1988, the Company acquired controlling interests in the licenses to operate cellular telephone systems in the four MSAs (Montgomery and Dothan, Alabama and Columbus and Albany, Georgia) that make up the core of its Georgia/Alabama cluster. Since 1989, the Company has continued to increase its presence in this market by acquiring additional cellular service areas. The Augusta, Georgia MSA includes Aiken County in South Carolina. In the aggregate, these markets (excluding the Alabama-5 RSA and South Carolina-7 RSA where the Company has only an IOA) now cover a contiguous service area of approximately 38,000 square miles that includes Montgomery, the state capital of Alabama, prominent resort destinations in Jekyll Island, St. Simons Island and Sea Island, Georgia, and over 710 miles of interstate highway, including most of I-95 from Savannah, Georgia to Jacksonville, Florida. The Company collects substantial roaming revenue from cellular telephone subscribers from other systems traveling in these markets from nearby population centers such as Atlanta and Birmingham, as well as from vacation and business traffic in the southeastern United States. Due in part to the favorable labor environment, moderate weather and relatively low cost of land, during the last several years there has been an influx of new manufacturing plants in this market. As of September 30, 1998 the Company utilized 216 cell sites in this cluster (including three cell sites in Alabama-5 RSA).


PANAMA CITY


    The Company acquired control of the non-wireline cellular license for the Panama City, Florida market in 1991. The Company collects substantial roaming revenue in this market from subscribers from other systems who visit Panama City, a popular spring and summer vacation destination. As of September 30, 1998, the Company utilized 13 cell sites in this market.


OPERATIONS

    GENERAL


    The Company has concentrated its efforts on creating an integrated network of cellular telephone systems in the southeastern United States, principally to date in Georgia, Alabama, Florida and South Carolina. At September 30, 1998, the Company provided cellular telephone service to 364,189 subscribers in a total of 16 licensed service areas composed of eight MSAs and eight RSAs. The Company also participates in the NACN, a nationwide consortium of nonwireline cellular telephone companies, with the goal of providing seamless regional and national cellular telephone service to its subscribers. Participation in the NACN allows ten-digit dialing access to the Company's subscribers when they travel outside the Company's service areas, providing them with convenient call delivery throughout large areas of the United States, Canada, Mexico and Puerto Rico served by other NACN participants.

    The following table sets forth information, at the dates indicated after giving effect to the Acquisition, regarding the Company's subscribers, penetration rate, cost to add a net subscriber, cost to add a gross subscriber, average monthly churn rate and average monthly service revenue per subscriber.


                                          NINE MONTHS
                                             ENDED                     YEAR ENDED DECEMBER 31,
                                         SEPTEMBER 30,  -----------------------------------------------------
                                             1998         1997       1996       1995       1994       1993
                                         -------------  ---------  ---------  ---------  ---------  ---------
Subscribers at end of period(1)........      364,189      309,606    243,204    187,870     99,626     54,382
Penetration at end of period(2)........         11.0%        9.40%      7.73%      6.41%      4.54%      3.57%
Cost to add a gross subscriber(3)......    $     219    $     220  $     216  $     183  $     178  $     156
Cost to add a net subscriber(3)........    $     447    $     461  $     436  $     275  $     247  $     198
Average monthly churn(4)...............         1.88%        1.88%      1.89%      1.51%      1.54%      1.32%
Average monthly service revenue per
  subscriber(5)........................    $   45.08    $   46.24  $   50.23  $   53.80  $   56.54  $   56.70


------------------------

(1) Each billable telephone number in service represents one subscriber. Amounts at December 31, 1993 include 2,576 subscribers in the Alabama-7 RSA where the Company had interim operating authority through July 1994.

(2) Determined by dividing the aggregate number of subscribers by the estimated population.

(3) Determined for the periods, by dividing (i) all costs of sales and marketing, including salaries, commissions and employee benefits and all expenses incurred by sales and marketing personnel, agent commissions, credit reference expenses, losses on cellular telephone sales, rental expenses allocated to retail operations, net installation expenses and other miscellaneous sales and marketing charges for such period including fees paid for use of the CELLULARONE-Registered Trademark- service mark, by (ii) the gross or net, as applicable, subscribers added during such period.

(4) Determined for the periods by dividing total subscribers discontinuing service by the average number of subscribers for such period, and divided by the number of months in the relevant period.

(5) Determined for the periods by dividing the (i) sum of the access, airtime, roaming, long distance, features, connection, disconnection and other revenues for such period by (ii) the average number of subscribers for such period, divided by the number of months in the relevant period.

SUBSCRIBERS AND SYSTEM USAGE


    The Company's subscribers have increased from 17,148 at January 1, 1992 to 364,189 at September 30, 1998. Reductions in the cost of cellular telephone services and equipment at the retail level have led to an increase in cellular telephone usage by general consumers for non-business purposes. As a result, the Company believes that there is an opportunity for significant growth in each of its existing service areas. The Company will continue to broaden its subscriber base for basic cellular telephone services as well as to increase its offering of customized services. The sale of custom calling features typically results in increased usage of cellular telephones by subscribers, thereby further enhancing revenues. In 1997, cellular telephone service revenues represented 94.6% of the Company's total revenues, with equipment sales and installation representing the balance. For the quarter ended September 30, 1998, cellular telephone service revenues represented 93.6% of the Company's total revenues.


MARKETING

    The Company's marketing strategy is designed to generate continued net subscriber growth by focusing on subscribers who are likely to generate lower than average deactivations and delinquent accounts, while simultaneously maintaining a low cost of adding net subscribers. Management has implemented its marketing strategy by training and compensating its sales force in a manner designed to stress the importance of high penetration levels and minimum costs per net subscriber addition. The Company's sales staff has a two-tier structure. A retail sales force handles walk-in traffic, and a targeted sales staff solicits certain industries and government subscribers. The Company believes its use of an internal sales force keeps marketing costs low, both because commissions are lower and because subscriber retention is higher than if it used independent agents. The Company believes its cost to add a net subscriber will continue to be among the lowest in the cellular telephone industry, principally because of its in-house direct sales and marketing staff.

    The Company also maintains an after-sale telemarketing program implemented through its sales force and a telemarketing service specializing in cellular customer services. This program not only enhances customer loyalty, but also increases add-on sales and customer referrals. The telemarketing program allows the sales staff to check customer satisfaction as well as to offer additional calling features, such as voicemail, call waiting and call forwarding.


    The Company's sales force works principally out of retail stores in which the Company offers its cellular products and services. As of September 30, 1998, the Company maintained 35 retail stores and 4 offices. Retail stores, which range in size up to 11,000 square feet are fully equipped to handle customer service and the sale of cellular services, telephones and accessories. Eight of the newer and larger stores are promoted by the Company as "Superstores," seven of which are located in the Company's Georgia/ Alabama service areas, and one in the Panama City, Florida service area. Each Superstore has an authorized warranty repair center and provides cellular telephone installation and maintenance services. Most of the Company's larger markets currently have at least one Superstore. In addition, to enhance convenience for its customers, the Company has begun to open smaller stores in locations such as shopping malls. The Company's stores provide subscriber-friendly retail environments--extended hours, a large selection of phones and accessories, an expert sales staff, and convenient locations--which make the sales process quick and easy for the subscriber.


    The Company markets all of its products and services under the name CELLULARONE-Registered Trademark-. The national advertising campaign conducted by Cellular One Group enhances the Company's advertising exposure at a fraction of what could be achieved by the Company alone. The Company also obtains substantial marketing benefits from the name recognition associated with this widely used service mark, both with existing subscribers traveling outside the Company's service areas and with potential new subscribers moving into the Company's service areas. In addition, travelers who subscribe to CELLULARONE-Registered Trademark- service in other markets may be more likely to use the Company's service when they travel in the Company's service areas. Cellular telephones of non-wireline subscribers are either programmed to select the non-wireline carrier (such as the Company) when roaming, unless the non-wireline carrier in the roaming area is not yet operational, or the subscriber dials a special code or has a cellular telephone equipped with an "A/B" (non-wireline/wireline) switch and selects the wireline carrier.

    Through its membership in NACN and other special networking arrangements, the Company provides extended regional and national service to its subscribers, thereby allowing them to make and receive calls while in other cellular service areas without dialing special access codes. This service distinguishes the Company's call delivery features from those of many of its competitors.

PRODUCTS AND SERVICES

    In addition to providing high-quality cellular telephone service in each of its markets, the Company also offers various custom-calling features such as voicemail, call forwarding, call waiting, three-way conference calling and no answer and busy transfer. Several rate plans are presented to prospective subscribers so that they may choose the plan that will best fit their expected calling needs. Generally, these rate plans include a high user plan, a medium user plan, a basic plan and an economy plan. Most rate plans combine a fixed monthly access fee, per minute usage charges and additional charges for custom-calling features in a package that offers value to the subscriber while enhancing airtime use and revenues for the Company. In general, rate plans which include a higher monthly access fee typically include a lower usage rate per minute. An ongoing review of equipment and service pricing is maintained to ensure the Company's competitiveness. As appropriate, revisions to pricing of service plans and equipment are made to meet the demands of the local marketplace. In addition, the Company has recently added paging as an accessory to its offered services.

    The following table sets forth a breakdown of the Company's revenues after giving effect to the Fort Myers and Georgia-1 Sales from the sale of its services and equipment for the periods indicated.

                                             COMPANY                                       PALMER
                                   ----------------------------  ----------------------------------------------------------
                                    NINE MONTHS    OCTOBER 1,     NINE MONTHS
                                       ENDED      1997 THROUGH       ENDED            FOR THE YEAR ENDED DECEMBER 31,
                                   SEPTEMBER 30,  DECEMBER 31,   SEPTEMBER 30,  -------------------------------------------
                                       1998           1997           1997          1996       1995       1994       1993
                                   -------------  -------------  -------------  ----------  ---------  ---------  ---------

                                                                        (IN THOUSANDS)
Service revenue:
  Access and usage(1)............   $   103,468     $  31,786     $    89,339   $  105,006  $  61,607  $  37,063  $  20,324
  Roaming(2).....................        19,163         5,691          14,447       13,099     11,157      5,844      3,075
  Long distance(3)...............         8,995         2,014           5,949        6,632      3,634      2,218      1,309
  Other(4).......................         3,312           891           2,061        2,596      2,585      2,745      1,230
                                   -------------  -------------  -------------  ----------  ---------  ---------  ---------
      Total service revenue......       134,938        40,382         111,796      127,333     78,983     47,870     25,938
Equipment sales and
  installation(5)................         9,175         2,308           6,242        7,027      6,830      6,381      5,238
                                   -------------  -------------  -------------  ----------  ---------  ---------  ---------
      Total......................   $   144,113     $  42,690     $   118,038   $  134,360  $  85,813  $  54,251  $  31,176
                                   -------------  -------------  -------------  ----------  ---------  ---------  ---------
                                   -------------  -------------  -------------  ----------  ---------  ---------  ---------


------------------------

(1) Access and usage revenues include monthly access fees for providing service and usage fees based on per minute usage rates.

(2) Roaming revenues are fees charged for providing services to subscribers of other systems when such subscribers or "roamers" place or receive a telephone call within one of the Company's service areas.

(3) Long distance revenue is derived from long distance telephone calls placed by the Company's subscribers.

(4) Other revenue includes, among other things, connect fees charged to subscribers for initial activation on the cellular telephone system and fees for feature services such as voicemail, call forwarding and call waiting.

(5) Equipment sales and installation revenue includes revenue derived from the sale of cellular telephones and fees for the installation of such telephones.


    Reciprocal roaming agreements between each of the Company's cellular telephone systems and the cellular telephone systems of other operators allow their respective subscribers to place calls in most cellular service areas throughout the country. Roamers are charged usage fees which are generally higher than a given cellular telephone system's regular usage fees, thereby resulting in a higher profit margin on roaming revenue. Roaming revenue is a substantial source of incremental revenue for the Company. For 1997, roaming revenues accounted for 13.2% of the Company's service revenues and 12.5% of the Company's total revenue. For the nine months ended September 30, 1998, roaming revenues accounted for 14.2% of the Company's service revenues and 13.6% of the Company's total revenue. This level of roaming revenue is due in part to the fact that the Company's market in Panama City, Florida is a regional shopping and vacation destination and a number of the Company's cellular telephone systems in the Georgia and Alabama market are located along major interstate travel corridors.

    In order to develop the market for cellular telephone service, the Company provides retail distribution of cellular telephones and maintains inventories of cellular telephones. The Company negotiates volume discounts for the purchase of cellular telephones and, in many cases, passes such discounts on to its customers. The Company believes that earning an operating profit on the sale of cellular telephones is of secondary importance to offering cellular telephones at competitive prices to potential subscribers. To respond to competition and to enhance subscriber growth, Palmer has historically sold cellular telephones below cost.

    The Company is currently developing several new services which it believes will provide additional revenue sources. Packet-switching technology uses the intervals between voice traffic on cellular channels to send packets of data instead of tying up dedicated cellular channels, allowing data to be transmitted more quickly and efficiently. The packets of information, which may be transmitted using several different channels, are subsequently reassembled and directed to the correct party at the receiving end. It is expected that the development of this technology will make it possible for cellular carriers to offer a broad range of cost-effective wireless data services, including facsimile and electronic mail transmissions, point-of-sale credit authorizations, package tracking, remote meter reading, alarm monitoring and communications between laptop computer units and local area computer networks or other computer databases. During 1997 Palmer began the use of microcells. Microcells are low powered transmitters, typically constructed on a pole or the roof of a building, which provide reduced radius service within a specific area, such as large office buildings, underground facilities or areas shielded by topographical obstructions. Microcell service could be used, for instance, to provide wireless service within an office environment that was also integrated with wireless service to the home.

CUSTOMER SERVICE

    The Company is committed to attracting new subscribers and retaining existing subscribers by providing consistently high-quality customer service. In each of its cellular service areas, the Company maintains a local staff, including a market manager, customer service representatives, technical and engineering staff, sales representatives and installation and repair facilities. Each cellular service area handles its own customer-related functions such as customer activations, account adjustments and rate plan changes. Local offices and installation and repair facilities enable the Company to better service customers, schedule installations and repairs and monitor the technical quality of the cellular service areas.

    In addition, subscribers are able to report cellular telephone service or account problems to the Company 24 hours a day. Through the use of sophisticated monitoring equipment, technicians at the Company's headquarters are able to monitor the technical performance of its service areas.

    To ensure high-quality customer service, the Cellular One Group authorizes a third-party marketing research firm to perform customer satisfaction surveys of each of its licensees. Licensees must achieve a minimum customer satisfaction level in order to be permitted to continue using the CELLULARONE-Registered Trademark- service mark. In 1997, the Company was awarded the #1 MSA in certain categories in CELLULARONE-Registered Trademark-'s National Customer Satisfaction Survey. The Company has held number one rankings in certain categories in five out of the last six years. The Company believes it has achieved this first place ranking through effective implementation of its direct sales and customer service support strategy.

    The Company has implemented a new software package to combat cellular telephone service fraud. This new software system can detect counterfeit cellular telephones while they are being operated and enables the Company to terminate service to the fraudulent user of the counterfeit cellular telephone. The Company also helps protect itself from fraud with pre-call customer validation and subscriber profiles specifically designed to combat the fraudulent use of subscriber accounts.

NETWORKS

    The Company strives to provide its subscribers with virtually seamless coverage throughout its cellular service market areas, thereby permitting subscribers to travel freely within this region and have their calls and custom calling features, such as voicemail, call waiting and call forwarding, follow them automatically without having to notify callers of their location or to rely on special access codes. The Company has been able to offer virtually seamless coverage by implementing a switch interconnection plan to mobile telephone switching offices ("MTSO") located in adjoining markets. The Company's equipment is built by NORTEL, formerly Northern Telecom, Inc. ("NTI"), and interconnection between MTSOs has been achieved using NTI's internal software and hardware.

    Through its participation in NACN since 1992 and other special networking arrangements, the Company has pursued its goal of offering seamless regional and national cellular service to its subscribers. NACN is the largest wireless telephone network system in the world--linking non-wireline cellular operators throughout the United States and Canada. Membership in NACN has aided the Company in integrating its cellular telephone systems within its region and has permitted the Company to offer cellular telephone service to its subscribers throughout a large portion of the United States, Canada, Mexico and Puerto Rico. NACN has provided the Company with a number of distinct advantages: (i) lower costs for roaming verification; (ii) increased roaming revenue; (iii) more efficient roaming service; and (iv) integration of Palmer's markets with over 4,600 cities in more than 40 states in the United States, Canada, Mexico and Puerto Rico.

SYSTEM DEVELOPMENT AND EXPANSION

    The Company develops its service areas by adding channels to existing cell sites and by building new cell sites. Such development is done for the purpose of increasing capacity and improving coverage in direct response to projected subscriber demand. Projected subscriber demand is calculated for each cellular service area on a cell by cell basis. These projections involve a traffic analysis of usage by existing subscribers and an estimation of the number of additional subscribers in each such area. In calculating projected subscriber demand, the Company builds into its design assumptions a maximum call "blockage" rate of 2.0% (percentage of calls that are not connected on first attempt at peak usage time during the day).

    The following table sets forth, by market, at the dates indicated, the number of the Company's operational cell sites (including cell sites where the Company has interim operating authority).

                                                                                               AT DECEMBER 31,
                                                                AT SEPTEMBER 30,    -------------------------------------
                                                                      1998             1997         1996         1995
                                                               -------------------     -----        -----        -----
Georgia/Alabama..............................................             216              207          181          121
Panama City, FL..............................................              13               12           11            9
                                                                          ---              ---          ---          ---
Total........................................................             229              219          192          130
                                                                          ---              ---          ---          ---
                                                                          ---              ---          ---          ---

                                                                  1994         1993
                                                                  -----        -----
Georgia/Alabama..............................................          70           39
Panama City, FL..............................................           7            7
                                                                       --           --
Total........................................................          77           46
                                                                       --           --
                                                                       --           --


    The Company estimates that in 1997 the capacity of its existing cellular telephone systems increased 30%. During 1997, the Company spent $55.3 million of which $3.5 million related to properties which were sold and approximately $6.0 million related to purchases of equipment for cell sites to be completed in 1998 and, based on projected growth in subscriber demand, expects to spend approximately $16 million in 1998 in order to build out its cellular service areas, install an additional microwave network and implement certain digital radio technology. The Company constructed 27 new cell sites in 1997 and increased capacity in many of its other systems and plans to construct 30 additional cell sites with respect to its existing cellular systems during 1998 to meet projected subscriber demand and improve the quality of service. Cell site expansion is expected to enable the Company to continue to add subscribers, enhance use of its cellular telephone systems by existing subscribers, increase services used by subscribers of other cellular telephone systems due to the larger geographic area covered by the cellular telephone network and further enhance the overall efficiency of the network. The Company believes that the increased cellular telephone coverage will have a positive effect on market penetration and subscriber usage.

    Microwave networks enable the Company to connect switching equipment and cell sites without making use of local landline telephone carriers, thereby reducing or eliminating fees paid to landline carriers. During 1996, the Company spent $1.0 million to build additional microwave connections. In addition, in 1996 the Company spent $2.6 million to build a fiber optic network between Dothan, Alabama and Panama City, Florida. The installation of this network resulted in savings to the Company from a reduction in fees paid to telephone companies for landline charges, as well as giving the Company the ability to lease out a significant portion of capacity.

DIGITAL CELLULAR TECHNOLOGY

    Over the next decade, it is expected that cellular telephones will gradually convert from analog to digital technology. This conversion is due in part to capacity constraints in many of the largest cellular markets, such as Los Angeles, New York and Chicago. As carriers reach limited capacity levels, certain calls may be unable to be completed, especially during peak hours. Digital technology increases system capacity and offers other advantages over analog technology, including improved overall average signal quality, improved call security, potentially lower incremental costs for additional subscribers and the ability to provide data transmission services. The exact timing and overall costs of such conversion from analog to digital are not yet known.

    The Company began offering TDMA standard digital service, one of three standards for digital service, during 1997. This digital network allows the Company to offer advanced cellular features and services such as caller-ID, short message paging and extended battery life. The Company is adding digital channels to the network incrementally based on the relative demand for digital and analog channels. Where cell sites are at full capacity, analog channels are being removed and redeployed to expand capacity elsewhere within the network and replaced in such cell sites by digital channels. The implementation of digital cellular technology over a period of several years will involve modest incremental expenditures for switch software and possible significant cost reductions as a result of reduced purchases of radio channels and a reduced requirement to split existing cells. However, the extent of any implementation of digital radio channels and the amount of any cost savings ultimately to be derived therefrom will depend primarily on subscriber demand. In the ordinary course of business, equipment upgrades at the cell sites have involved purchasing dual mode radios capable of using both analog and digital technology.

    The benefits of digital radio channels can only be achieved if subscribers purchase cellular telephones that are capable of transmitting and receiving digital signals. Currently, such telephones are more costly than analog telephones. The widespread use of digital cellular telephones is likely to occur only over a substantial period of time and there can be no assurance that this technology will replace analog cellular telephones. In addition, since most of the Company's existing subscribers currently have cellular telephones that exclusively utilize analog technology, it will be necessary to continue to support, and if necessary increase, the number of analog radio channels within the network for many years.

ACQUISITIONS

    The Company will continue to evaluate expansion through acquisitions of both
(i) contiguous cellular properties and other strategically located RSAs and small to mid-sized MSAs and (ii) minority interests in its existing cellular properties. In evaluating acquisition targets, the Company considers, among other things, demographic factors, including population size and density, geographic proximity to existing service areas, traffic patterns, cell site coverage and required capital expenditures.

    Palmer entered the cellular telephone business in 1987, when it constructed a cellular telephone system for the Fort Myers, Florida MSA. Palmer acquired control of this system in March 1988 and rapidly expanded its cellular telephone holdings, acquiring control of the non-wireline cellular licenses for the Columbus and Albany, Georgia and Dothan and Montgomery, Alabama MSAs in 1988.

    In 1991, Palmer acquired control of the non-wireline cellular license for the Panama City, Florida MSA. In 1992 and 1993, Palmer acquired two non-wireline cellular licenses for RSAs contiguous to Palmer's MSAs in Georgia and Alabama: the Georgia-9 RSA in June 1992 and the Alabama-8 RSA in April 1993. The Georgia-9 RSA acquisition added the geographic territory between the Columbus, Macon and Albany, Georgia MSAs to Palmer's service area coverage. The Alabama-8 RSA expanded Palmer's service areas around three MSAs served by Palmer, covering a substantial portion of the geographic territory between the Montgomery, Alabama, Columbus, Georgia and Dothan, Alabama MSAs and the Georgia-9 RSA. In 1993, Palmer also increased its majority position in its MSAs in Albany, Georgia and in Dothan and Montgomery, Alabama, through the purchase of certain minority interests for an aggregate purchase price of $2.9 million.

    During 1994, Palmer continued to acquire minority interests in six of its MSAs for an aggregate purchase price of $3.1 million. Also, on October 31, 1994, Palmer acquired the cellular telephone systems of Southeast Georgia Cellular Limited Partnership ("SGC") and Georgia 12 Cellular Limited Partnership ("Georgia 12" and together with SGC, the "Georgia Partnerships") for an aggregate purchase price of $91.7 million (the "Georgia Acquisition"). The assets acquired by Palmer from SGC included the non-wireline cellular telephone systems for the Georgia-7 RSA, Georgia-8 RSA and Georgia-10 RSA. The assets acquired by Palmer from Georgia 12 included the non-wireline cellular telephone system located in the Georgia-12 RSA. The cellular telephone systems in the acquired RSAs serve a geographic territory in southeast Georgia that is adjacent to Palmer's Georgia-9 RSA and Macon, Georgia MSA.

    In December 1995, Palmer acquired interests in cellular telephone systems by purchasing Georgia Metronet, Inc. ("GMI") and Augusta Metronet, Inc. ("AMI" and together with GMI, the "GTE Companies") for an aggregate purchase price of $158.4 million (the "GTE Acquisition"). The assets acquired by Palmer in the GTE Acquisition included the non-wireline cellular telephone system located in the Savannah MSA and Augusta MSA, respectively. The cellular telephone systems in the newly-acquired MSAs serve a geographic territory in eastern Georgia and a portion of South Carolina that is adjacent to Palmer's existing markets in the Georgia-8 RSA and Georgia-12 RSA. In addition, Palmer also acquired the interim operating authority to provide cellular service to the southern portions of the South Carolina-7 RSA, which serves a geographic territory that is adjacent to Palmer's existing markets in the Georgia-8 RSA as well as the Savannah, and Augusta, Georgia MSAs. In addition, during 1995, Palmer acquired additional minority interests in six of its MSAs for an aggregate purchase price of $2.0 million.

    On June 20, 1996, Palmer acquired the cellular telephone system of Georgia-1 for an aggregate purchase price of $31.6 million. The cellular telephone system in the acquired RSA serves a geographic territory of northwest Georgia between Chattanooga and Atlanta. Georgia-1 was sold in October 1997 in connection with the Acquisition.

    On July 5, 1996, two of Palmer's majority-owned subsidiaries acquired the cellular telephone system of Horizon Cellular Telephone Company of Spalding, L.P. ("Horizon") for an aggregate purchase price of $36.0 million. The assets acquired by Palmer from Horizon include the cellular telephone system in the

Georgia-6 RSA. The cellular telephone system in the acquired RSA serves a geographic territory of west central Georgia adjacent to Palmer's Macon and Columbus, Georgia MSAs.

    On January 31, 1997, a majority-owned subsidiary of Palmer acquired the cellular telephone system serving the Georgia-13 RSA from Mobile Communications Systems L.P. for a total purchase price of $31.5 million. The cellular telephone system in the acquired RSA serves a geographic territory of southwest Georgia adjacent to Palmer's Albany, Georgia and Dothan, Alabama MSAs.

COMPETITION

    The cellular telephone service industry in the United States is highly competitive. Cellular telephone systems compete principally on the basis of services and enhancements offered, the technical quality of the cellular system, customer service, coverage capacity and price of service and equipment. Currently, the Company's primary competition in each of its service areas is the other cellular licensee--the wireline carrier. The table below lists the wireline competitor in each of the Company's existing service areas:

MARKET                                                        WIRELINE COMPETITOR
-----------------------------------------------  ---------------------------------------------
Albany, GA.....................................  ALLTEL
Augusta, GA....................................  ALLTEL
Columbus, GA...................................  Public Service Cellular
Macon, GA......................................  BellSouth
Savannah, GA...................................  ALLTEL
Georgia-6 RSA..................................  BellSouth and Intercel (1)
Georgia-7 RSA..................................  Cellular Plus (2) and BellSouth (1)
Georgia-8 RSA..................................  ALLTEL
Georgia-9 RSA..................................  ALLTEL and Public Service Cellular (1)
Georgia-10 RSA.................................  Cellular Plus (2) and ALLTEL (1)
Georgia-12 RSA.................................  ALLTEL
Georgia-13 RSA.................................  ALLTEL
Dothan, AL.....................................  BellSouth
Montgomery, AL.................................  ALLTEL
Alabama-8 RSA..................................  ALLTEL
Panama City, FL................................  360 DEG. Communications Company (2)

------------------------
(1) The wireline service area has been subdivided into two service areas by the purchasers of the authorization for the RSA.

(2) Currently under contract to be acquired by ALLTEL.

    The Company also faces limited competition from and may in the future face increased competition from broadband PCS. Broadband PCS involves a network of small, low-powered transceivers placed throughout a neighborhood, business complex, community or metropolitan area to provide customers with mobile and portable voice and data communications. PCS subscribers communicate using digital radio handsets.

    The FCC allocated 120 MHZ of spectrum for licensed broadband PCS. The allocations for licensed PCS services are split into six blocks of frequencies-- blocks "A" and "B" being two 30 MHZ allocations for each of the 51 Major Trading Areas ("MTAs") throughout the United States; block "C" being one 30 MHZ allocation in each of 493 Basic Trading Areas ("BTAs") in the United States; and blocks "D," "E" and "F" being three 10 MHZ allocations in each of the BTAs. The FCC has concluded the auction of all broadband PCS frequency blocks.

    The Company also faces competition from other existing communications technologies such as conventional mobile telephone service, SMR and ESMR systems and paging services.

    In addition, the FCC has licensed operators to provide mobile satellite service in which transmissions from mobile units to satellites would augment or replace transmissions to land-based stations. Although such a system is designed primarily to serve remote areas and is subject to transmission delays inherent in satellite communications, a mobile satellite system could augment or replace communications with segments of land-based cellular systems. Based on current technologies, however, satellite transmission services are not expected to be competitively priced with cellular telephone services.

    In order to grow and compete effectively in the wireless market, the Company plans to follow a strategy of increasing its bundled minute offerings. By increasing the number of minutes a customer can use for one flat rate, subscribers perceive greater value in their cellular service and become less usage sensitive, i.e., they can increase their cellular phone usage without seeing large corresponding increases in their cellular bill. These factors translate into more satisfied customers, greater customer usage and lower churn among existing subscribers. The perceived greater value also increases the number of potential customers in the marketplace. The Company believes that this strategy will enable it to increase its share of the wireless market.

SERVICE MARKS

    CELLULARONE-Registered Trademark- is a registered service mark with the U.S. Patent and Trademark Office. The service mark is owned by Cellular One Group, a Delaware general partnership of Cellular One Marketing, Inc., a subsidiary of Southwestern Bell Mobile Systems, Inc., together with Cellular One Development, Inc., a subsidiary of AT&T and Vanguard Cellular Systems, Inc. The Company uses the CELLULARONE-Registered Trademark- service mark to identify and promote its cellular telephone service pursuant to licensing agreements with Cellular One Group. In 1997, the Company paid $303,000 in licensing and advertising fees under these agreements. See "Risk Factors--Reliance on Use of Third-Party Service Mark."

DESCRIPTION OF CELLULAR ONE AGREEMENTS

    The Company is currently party to sixteen license agreements with Cellular One Group, which cover separate cellular telephone system areas. The terms of each agreement (each, a "Cellular One Agreement" and collectively, the "Cellular One Agreements") are substantially identical. Pursuant to each Cellular One Agreement, Cellular One Group has granted a license to use the "CELLULARONE-Registered Trademark-" mark (the "Mark") in its FCC-licensed territory (the "Licensed Territory") to promote its cellular telephone service. Cellular One Group has agreed not to license such Mark in connection with cellular telephone service to any other cellular telephone service provider in such territory during the term of the agreement. Cellular One Group may, however, license the Mark to other persons in such territory in connection with cellular telephone equipment and other products and services other than the type licensed by the Company.

    In connection with each Cellular One Agreement, the Company has agreed to pay an annual licensing fee equal to $0.02 per person in the Licensed Territory based on the total population of the market, subject to a minimum payment of $3,000, and, in certain circumstances, will pay an annual advertising fee not in excess of $0.05 per person in the Licensed Territory.

    Each Cellular One Agreement has a term of five years and is renewable, subject to the conditions described herein, at the option of the Company for three additional five-year terms subject to provision of advanced written notice by the Company. In connection with any renewal, the Company must execute Cellular One Group's then-current form of license renewal agreement, which form may contain provisions materially different than those in the Cellular One Agreement.

    Cellular One Group may terminate the Cellular One Agreements at any time without written notice to the Company upon certain events, including bankruptcy, insolvency and dissolution of the Company.

    In addition, Cellular One Group may terminate the Cellular One Agreements at any time, without giving the Company an opportunity to cure the event giving rise to Cellular One Group's right of termination subject to delivery of written notice (i) if the Company, while on probation pursuant to a Cellular One Agreement, fails to achieve 85% customer satisfaction (or such higher percentage established by Cellular One Group) for a prescribed amount of time, (ii) if the Company fails to achieve 65% customer satisfaction in any survey other than an initial customer satisfaction survey by Cellular One Group, (iii) if any principal stockholder or officer of the Company is convicted of a felony, fraud or other crime that Cellular One Group believes is reasonably likely to have an adverse effect on the Mark, (iv) if a threat or danger to public health or safety results from the operation of the Company's cellular telephone business, (v) if the Company violates certain undertakings in the Cellular One Agreement, including limitations on assignment and confidentiality restrictions, (vi) if the Company knowingly submits false reports or information to Cellular One Group or any other entity conducting a customer satisfaction survey or (vii) if the Company contests in any proceeding the validity or registration of, or Cellular One Group's ownership of, the Mark. The Company's customer satisfaction ratings have consistently far exceeded the minimum requirements of such Agreements.

    Finally, after notice of a default to the Company, Cellular One Group may terminate the Cellular One Agreements if the Company does not cure the default within a specified period of time because it (i) fails to pay any amounts thereunder when due or fails to submit information required to be provided pursuant to the Cellular One Agreement when due or makes a false statement in connection therewith, (ii) fails to operate its business in conformity with FCC directives, technical industry standards and other standards specified from time to time by Cellular One Group, (iii) misuses, makes unauthorized use of, or materially impairs the goodwill of, the Mark, (iv) engages in any business under a name that is confusingly similar to the Mark, or (v) permits a continued violation of any law or regulation applicable to it, in each case subject to a thirty-day cure period.

    The Cellular One Agreements are terminable by the Company at any time subject to 120 days' written notice.

    The Company has agreed to indemnify Cellular One Group and its employees and affiliates, including its constituent partners, against all claims arising from the operation of its cellular phone business and the costs, including attorneys fees, of defending against them.

REGULATION

    As a provider of cellular telephone services, the Company is subject to extensive regulation by the federal government.

    The licensing, construction, operation, acquisition and transfer of cellular telephone systems in the United States are regulated by the FCC pursuant to the Communications Act of 1934, as amended (the "Communications Act"). The FCC has promulgated rules governing the construction and operation of cellular telephone systems and licensing and technical standards for the provision of cellular telephone service ("FCC Rules"). For cellular licensing purposes, the United States is divided into MSAs and RSAs. In each market, the frequencies allocated for cellular telephone use are divided into two equal blocks designated as Block A and Block B. Block A licenses were initially reserved for non-wireline companies, such as the Company, while Block B licenses were initially reserved for entities affiliated with a local wireline telephone company. Under current FCC Rules, a Block A or Block B license may be transferred with FCC approval without restriction as to wireline affiliation, but generally, no entity may own any substantial interest in both systems in any one MSA or RSA. The FCC may prohibit or impose conditions on sales or transfers of licenses.

    Initial operating licenses are generally granted for terms of up to 10 years, renewable upon application to the FCC. Licenses may be revoked and license renewal applications denied for cause after appropriate notice and hearing. The Company's cellular licenses expire in the following years with respect to the following number of service areas: 1998 (three); 2000 (two); 2001
(four); 2002 (two); 2006 (one); and 2007 (four). The FCC has issued a decision confirming that current licensees will be granted a renewal expectancy if they have complied with their obligations under the Communications Act during their license terms and provided substantial public service. A potential challenger will bear a heavy burden to demonstrate that a license should not be renewed if the licensee's performance merits a renewal expectancy. The Company believes that the licenses controlled by the Company will be renewed in a timely manner. However, in the event that a license is not renewed, the Company would no longer have the right to operate in the relevant service area. A non-renewal of licenses that are currently pending would have a material adverse effect on the Company's result of operations.

    Under FCC rules, each cellular licensee was given the exclusive right to construct one of two cellular telephone systems within the licensee's MSA or RSA during the initial five-year period of its authorization. At the end of such five-year period, other persons are permitted to apply to serve areas within the licensed market that are not served by the licensee and current FCC Rules provide that competing applications for these "unserved areas" are to be resolved through the auction process. The Company has no material unserved areas in any of its cellular telephone systems that have been licensed for more than five years.

    The Company also regularly applies for FCC authority to use additional frequencies, to modify the technical parameters of existing licenses, to expand its service territory and to provide new services. The Communications Act requires prior FCC approval for acquisitions by the Company of other cellular telephone systems licensed by the FCC and transfers by the Company of a controlling interest in any of its licenses or construction permits, or any rights thereunder. Although there can be no assurance that any future requests for approval or applications filed by the Company will be approved or acted upon in a timely manner by the FCC, based upon its experience to date, the Company has no reason to believe such requests or applications would not be approved or granted in due course.

    The Communications Act prohibits the holding of a common carrier license (such as the Company's cellular licenses) by a corporation of which more than 20% of the capital stock is owned directly or beneficially by aliens. Where a corporation such as the Company controls another entity that holds an FCC license, such corporation may not have more than 25% of its capital stock owned directly or beneficially by aliens, in each case, if the FCC finds that the public interest would be served by such prohibitions. Failure to comply with these requirements may result in the FCC issuing an order to the Company requiring divestiture of alien ownership to bring the Company into compliance with the Communications Act. In addition, fines or a denial of renewal, or revocation of the license are possible.

    From time to time, legislation which could potentially affect the Company, either beneficially or adversely, may be proposed by federal and state legislators. On February 8, 1996, the Telecommunications Act of 1996 (the "Telecom Act") was signed into law, revising the Communications Act to eliminate unnecessary regulation and to increase competition among providers of communications services. The Company cannot predict the future impact of this or other legislation on its operations.

    The major provisions of the Telecom Act potentially affecting the Company are as follows:

    INTERCONNECTION. The Telecom Act requires state public utilities commissions and/or the FCC to implement policies that mandate cost-based reciprocal compensation between cellular carriers and LECs for interconnection services.

    On August 8, 1996, the FCC released its First Report and Order in the matter of Implementation of the Local Competition Provisions in the Telecommunications Act of 1996 ("FCC Order") establishing the rules for the costing and provisioning of interconnection services and the offering of unbundled network elements by incumbent local exchange carriers. The FCC Order established procedures for the Company's renegotiation of interconnection agreements with the incumbent local exchange carrier in each of the Company's markets. LECs and state regulators filed appeals of the FCC Order, which were consolidated in the U.S. Court of Appeals for the Eighth Circuit (the "Eighth Circuit"). The Eighth Circuit in 1996 and 1997 vacated and stayed the effective date of pricing and other portions of the rules established in the FCC Order. In 1998, the United States Supreme Court agreed to hear an appeal of the Eighth Circuit's decisions and a decision of the Court is expected later this year.

    The Company has renegotiated certain interconnection agreements with LECs in most of the Company's markets. These negotiations have resulted in a substantial decrease in interconnection expenses incurred by the Company.

    FACILITIES SITING FOR PERSONAL WIRELESS SERVICES. The siting and construction of cellular transmitter towers, antennas and equipment shelters are often subject to state or local zoning, land use and other regulation. Such regulation may require zoning, environmental and building permit approvals or other state or local certification.

    The Telecom Act provides that state and local authority over the placement, construction and modification of personal wireless services (including cellular and other commercial mobile radio services and unlicensed wireless services) shall not prohibit or have the effect of prohibiting personal wireless services or unreasonably discriminate among providers of functionally equivalent services. In addition, local authorities must act on requests made for siting in a reasonable period of time and any decision to deny must be in writing and supported by substantial evidence. Appeals of zoning decisions that fail to comply with the provisions of the Telecom Act can be made on an expedited basis to a court of competent jurisdiction, which can be either federal district or state court. The Company anticipates that, as a result of the Telecom Act, it will more readily receive local zoning approval for proposed cellular base stations. In addition, the Telecom Act codified the Presidential memorandum on the use of federal lands for siting wireless facilities by requiring the President or his designee to establish procedures whereby federal agencies will make available their properties, rights of ways and other easements at a fair and reasonable price for service dependent upon federal spectrum.

    ENVIRONMENTAL EFFECT OF RADIO FREQUENCY EMISSIONS. The Telecom Act provides that state and local authorities cannot regulate personal wireless facilities based on the environmental effects of radio frequency emissions if those facilities comply with the federal standard.

    UNIVERSAL SERVICE. The Telecom Act also provides that all communications carriers providing interstate communications services, including cellular carriers, must contribute to the federal universal service support mechanisms being established by the FCC. Carrier payments to the universal service fund are based on end-user interstate telecommunications revenues multiplied by a universal service contribution percentage proposed by the fund administrator and adopted by the FCC. Certain of the universal service costs may be passed through to customers. The FCC first implemented this provision of the Telecom Act in a "Report and Order" released May 8, 1997 in the matter of "Federal-State Joint Board on Universal Service," which also provides that any cellular carrier is potentially eligible to receive universal service support.

    The Communications Act preempts state and local regulation of the entry of, or the rates charged by, any provider of cellular service.

EMPLOYEES


    At September 30, 1998, the Company had 550 full-time employees, none of whom is represented by a labor organization. Management considers its relations with employees to be good.


PROPERTIES


    For each market served by the Company's operations, the Company maintains at least one sales or administrative office and operates a number of cell transmitter and antenna sites. As of June 30, 1998, the Company had approximately 34 leases for retail stores used in conjunction with its operations and 3 leases for administrative offices and owned one retail store. The Company also had approximately 143 leases to accommodate cell transmitters and antennas as of September 30, 1998.


LEGAL PROCEEDINGS

    The Company is not currently involved in any pending legal proceedings likely to have a material adverse impact on the Company.

    In May 1998, a complaint in respect of a class action lawsuit was filed in Lee County, Florida against the Company and Cellular One, Inc. alleging certain causes of action in connection with the Company's practice of "rounding up" its billing to the nearest minute. The Company believes that such practice is customary among cellular service providers. Although the Company believes that its position will prevail, it does not believe that such lawsuit, if determined adversely to the Company, would have a material adverse effect on its business, financial condition or results of operations.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

    The following table sets forth certain information with respect to the director and executive officers of PCW and of PCC.

NAME                                                       AGE                             OFFICE
-----------------------------------------------------      ---      -----------------------------------------------------

Robert Price.........................................          65   Director, President, Chief Executive Officer and
                                                                    Treasurer of PCC, Director of PCW

Kim I. Pressman......................................          41   Executive Vice President, Secretary and Chief
                                                                    Financial Officer of PCC

Brian Edwards (1)....................................          36   President and Chief Executive Officer

Jeffrey L. Green.....................................          36   Vice President--Finance and Chief Financial Officer

Victor M. Landau.....................................          58   Vice President--Technical Operations (1)

------------------------

(1) The position of Mr. Landau was effective April 1, 1998. Prior to his promotion. Mr. Landau served as Director of Property Management/Site Acquisitions of PCW. The position of Brian Edwards was effective August 8, 1998. Prior to his promotion, Mr. Edwards served as Executive Vice President, Sales and Marketing.

EXECUTIVE OFFICERS

    The following is a biographical summary of the experience of the executive officers and directors of PCC, and the executive officers of PCW named above (each of whom served as an executive officer and director of Palmer prior to its acquisition by PCW).

    ROBERT PRICE has served concurrently as a Director and the Chief Executive Officer, President and Treasurer of PCC since 1979, and has been a Director of Holdings and PCW since 1997. Mr. Price has been a Director of PriCellular since 1990. Mr. Price was the President and Assistant Treasurer of PriCellular from 1990 until May 1997 and has served as Chairman of PriCellular since May 1997. Mr. Price, an attorney, is a former General Partner of Lazard Freres & Co. He has served as an Assistant United States Attorney, practiced law in New York and served as Deputy Mayor of New York City. In the early sixties, Mr. Price served as President and Director of Atlantic States Industries, a corporation owning weekly newspapers and four radio stations. After leaving public office, Mr. Price became Executive Vice President of The Dreyfus Corporation and an Investment Officer of The Dreyfus Fund. In 1972 he joined Lazard Freres & Co. Mr. Price has served as a Director of Holly Sugar Corporation, Atlantic States Industries, The Dreyfus Corporation, Graphic Scanning Corp. and Lane Bryant, Inc., and is currently a member of The Council on Foreign Relations. Mr. Price serves as the Representative of the Majority Leader and President Pro Tem of the New York Senate and as a member of the Board of Directors of the Municipal Assistance Corporation for the City of New York and as a Member of the Board of Trustees of the City University of New York. Mr. Price is also a Director and President of TLM Corporation.

    KIM I. PRESSMAN, a certified public accountant, is a graduate of Indiana University and holds an M.B.A. from New York University. Before assuming her present office as Executive Vice President and Secretary of PCC in October 1994 (in which she served until August 1997 and again from December 1997 to the present), and as Chief Financial Officer of PCC in May 1998, Ms. Pressman was Vice President and Treasurer of PCC from November 1987 to December 1989, and Senior Vice President of PCC from January 1990 to September 1994. She was also Secretary of PCC from July 1989 to February 1990. Ms. Pressman was Vice President--Broadcasting and Vice President, Controller, and Assistant Treasurer of PCC from 1984 to October 1987. Prior to joining PCC in 1984, Ms. Pressman was employed for three years by Peat, Marwick, Mitchell & Co., a national certified public accounting firm, and for more than three years thereafter was Supervisor, Accounting Policies for International Paper Company and then Manager, Accounting Operations for Corinthian Broadcasting of Dun & Bradstreet Company, a large group owner of broadcasting stations. Ms. Pressman is a Director, Executive Vice President and Secretary of PriCellular Corporation. Ms. Pressman has served as Executive Vice President, Secretary and Chief Financial Officer of Holdings since May 4, 1998.

    BRIAN EDWARDS has been employed by the Company and its predecessor, Palmer, since 1988. Before his appointment as President and Chief Executive Officer in August 1998, Mr. Edwards served as Executive Vice President, Sales and Marketing. In that capacity, he was responsible for all the Company's sales efforts as well as advertising and marketing. Prior to joining the Company, Mr. Edwards was southeastern Regional Manager for SAV-A-STOP Inc., a former division of Hanes. A graduate of Georgia College, Mr. Edwards has been acknowledged as an innovator in the cellular industry, serving on the Board of the National Cellular One Group and guest speaking at the Paul Kagan Conference and CTIA Annual Conventions.

    JEFFREY L. GREEN has been with PCW and its predecessor, Palmer since 1995. Before assuming his current office as Vice President--Finance, and Chief Financial Officer in March 1998, Mr. Green served as the Director of Corporate Planning. While at the Company he has been extensively involved in strategic planning, investor relations and company acquisitions. Prior to joining PCW, Mr. Green spent five years with Forsch/Evanite Fiber Corporation, a leveraged buyout firm, and six years at Arthur Andersen & Company, a national public accounting firm. Mr. Green is a Certified Public Accountant and is a graduate of Miami University.

    VICTOR M. LANDAU has been with PCW and its predecessor, Palmer since 1984. Before assuming his current role as Vice President--Technical Operations in April 1998, Mr. Landau was the Director of Property Management/Site Acquisitions from 1993 to 1998. From 1987 to 1993, Mr. Landau worked as the Technical Operations Broadcast Division. Prior to joining the Company, Mr. Landau worked as the Chief Engineer for the Collins Radio division of Rockwell International from 1973-1975, and as a radio engineering consultant for E.H. Munn from 1977-1984. Mr. Landau attended Jacksonville University and the Milwaukee School of Engineering.

DIRECTOR COMPENSATION

    Directors of PCW are not paid fees.

EXECUTIVE COMPENSATION

    The following table sets forth certain summary information concerning the compensation paid to the executive officers of PCW for the three years ended December 31, 1997.

                                                                                        LONG-TERM
                                                                                      COMPENSATION
                                                                                     ---------------
                                                        ANNUAL COMPENSATION            SECURITIES
                                                -----------------------------------    UNDERLYING         ALL OTHER
NAME AND PRINCIPAL POSITION                       YEAR      SALARY($)    BONUS($)      OPTION (3)      COMPENSATION($)
----------------------------------------------  ---------  -----------  -----------  ---------------  -----------------
William J. Ryan, Chairman of the Board               1997     370,769      212,500        195,313            30,991(4)
  (1)(12).....................................
                                                     1996     339,731       34,000              0            31,422
                                                     1995     331,651      119,880        130,000(9)         55,356

M. Wayne Wisehart, President and Chief
  Executive Officer of PCW(2)(12).............       1997     186,635       57,000        146,406            18,873(5)
                                                     1996     152,211       15,250              0            23,559
                                                     1995     145,256       34,800         75,000(9)         33,417

Jeffrey L. Green, Vice President--Finance and
  Chief Financial Officer.....................       1997      91,692       55,750         39,063             7,490(6)
                                                     1996      78,848       11,250              0             8,381
                                                     1995      64,327            0         10,000(9)         51,019

Victor M. Landau, Vice President--Technical
  Operations..................................       1997      77,033       41,120         19,531             7,931(7)
                                                     1996      73,365        8,400              0             8,220
                                                     1995      69,824       11,375              0             7,919

K. Patrick Meehan, Vice President--General
  Counsel and Secretary(12)...................       1997     147,115       54,500         58,594             9,237(8)
                                                     1996     124,423       12,500              0            19,386
                                                     1995     109,936       26,400         65,000(9)         15,108

Jim Fredrickson, Vice
  President--Engineering(12)..................       1997     113,462       91,125         97,656             6,092(10)
                                                     1996      99,438       10,248              0             7,200
                                                     1995      85,115       14,400         50,000(9)          7,173

Steve Carlson, Vice
  President--Operations(12)...................       1997     112,788      104,812         78,125             7,966(11)
                                                     1996      94,615       18,910              0             7,930
                                                     1995      82,105       21,780         40,000(9)          8,038

------------------------
(1) Prior to his promotion to such position effective April 1, 1998 Mr. Ryan served as President and Chief Executive Officer of PCW.

(2) Prior to his promotion to such position effective April 1, 1998, Mr. Wisehart served as Executive Vice President, Treasurer and Chief Financial Officer of PCW.

(3) Gives effect to five-for-four stock splits of the Company's Common Stock in the form of stock dividends, paid on December 23, 1997, April 1, 1998 and April 30, 1998.

(4) Includes the following: auto allowance of $6,943 (including insurance and license), financial services of $3,755, tax services of $1,975 and club dues of $5,291.

(5) Includes the following: auto allowance of $6,774 (including insurance and license), financial services of $1,375, club dues of $6,106 and medical reimbursements of $4,619.

(6) Includes the following: auto allowance of $6,404 (including insurance and license) and medical re-imbursements of $1,086.

(7) Includes the following: auto allowance of $7,931 (including insurance and license).

(8) Includes the following: auto allowance of $7,042 (including insurance and license), tax services of $275, medical re-imbursements of $1,283 and club dues of $637.

(9) These options were granted by Palmer.

(10) Includes the following: auto allowance of $6,092.

(11) Includes the following: auto allowance of $7,966 (including insurance).

(12) Mr. Ryan and Mr. Carlson ceased to be employed by PCW in April 1998. Mr. Fredrickson left the Company in May 1998. Mr. Wisehart left in July 1998 and Mr. Meehan left in September 1998.

STOCK OPTIONS

    The following table reflects the number of options for shares of the PCC's Common Stock subject to options granted under the PCC's 1992 Long Term Incentive Plan (the "LTIP") during the year ended December 31, 1997 to the named executive officers of PCW.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                    POTENTIAL REALIZED VALUE AT
                                     NUMBER OF      % OF TOTAL                                     ASSUMED ANNUAL RATES OF STOCK
                                    SECURITIES        OPTIONS                                       PRICE APPRECIATED FOR OPTION
                                    UNDERLYING      GRANTED TO                                                TERM(3)
                                      OPTIONS      EMPLOYEES IN     EXERCISE                       ------------------------------
NAME                               GRANTED(1)(2)    FISCAL YEAR     PRICE(2)     EXPIRATION DATE         5%              10%
---------------------------------  -------------  ---------------  -----------  -----------------  ---------------  -------------
William J. Ryan (4)(5)...........      195,313           12.7%          $4.67           10/09           $573,622      $1,453,671
M. Wayne Wisehart(5).............      146,406            9.5%           4.67           10/09            429,985       1,089,667
Jeffrey L. Green.................       39,063            2.5%           4.67           10/09            114,725         290,737
Victor M. Landau.................       19,531            1.3%           5.37           12/09             66,959         167,154
K. Patrick Meehan(5).............       58,594            3.8%           4.67           10/09            172,087         436,102
Jim Fredrickson(5)...............       97,656            6.4%           4.67           10/09            286,810         726,832
Steve Carlson(5).................       78,125            5.1%           4.67           10/09            229,448         581,467

------------------------------

(1) Upon the occurrence of a "change in control" of the PCC, as defined in the LTIP, the PCC's Stock Option and Compensation Committee may, in its discretion, provide for the purchase of any then outstanding options by the PCC or a designated subsidiary for an amount of cash equal to the excess of
    (i) the product of the "change in control price" (as defined below) and the number of shares of the PCC's Common Stock subject to the options over (ii) the aggregate exercise price of such options. The change in control price means the higher of (i) the higher price per share of the PCC's Common Stock paid in any transaction related to a change in control of PCC and (ii) the highest "fair market value" as defined in the LTIP, of the PCC's Common Stock at any time during the 60-day period preceding the change in control.

(2) Number of options and exercise price give effect to five-for-four stock splits, in the form of stock dividends, paid on December 23, 1997, April 1, 1998 and April 30, 1998.

(3) In order to realize these potential values, the closing price of the PCC's Common Stock on October 7, 2009 would have to be $7.61 and $12.11 per share and on December 4, 2009 would have to be $8.80 and $13.93 per share, respectively.

(4) Mr. Ryan's options terminated unexercised on April 1, 1998. See "--Employment Agreements."

(5) Mr. Ryan and Mr. Carlson ceased to be employed by PCW in April 1998. Mr. Fredrickson left the Company in May 1998. Mr. Wisehart left in July 1998 and Mr. Meehan left in September 1998.

    The following table reflects the number of stock options held by the named executive officers of PCW on December 31, 1997.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

                                                               SHARES OF SECURITIES
                                                              UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED
                                                              OPTIONS AT FISCAL YEAR     IN-THE- MONEY OPTIONS AT
                                   SHARES                             END(1)                 FISCAL YEAR END
                                 ACQUIRED ON     VALUE      --------------------------  --------------------------
                                 EXERCISE(1)  REALIZED ($)  EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
                                 -----------  ------------  -----------  -------------  -----------  -------------
William J. Ryan (2)(3).........      --            --           --            195,313       --           $154,204
M. Wayne Wisehart(3)...........      --            --           --            146,406       --            118,589
Jeffrey L. Green...............      --            --           --             39,065       --             31,641
Victor M. Landau...............      --            --           --             19,531       --              2,148
K. Patrick Meehan(3)...........                                                58,596                      47,461
Jim Fredrickson(3).............      --            --           --             97,656       --             79,097
Steve Carlson(3)...............      --            --           --             78,125       --             63,278

------------------------------

(1) Numbers of shares gives effect to five-for-four stock splits, in the form of stock dividends, paid on December 23, 1997, April 1, 1998 and April 30, 1998.

(2) Mr. Ryan's options terminated unexercised on April 1, 1998. See "--Employment Agreements."

(3) Mr. Ryan and Mr. Carlson ceased to be employed by PCW in April 1998. Mr. Fredrickson left the Company in May 1998. Mr. Wisehart left in July 1998 and Mr. Meehan left in September 1998.

EMPLOYMENT AGREEMENTS

    In 1997, PCW entered into an employment agreement with Mr. Ryan (the "Ryan Agreement") for a term ending on December 31, 1999. The base salary rate per annum under the Ryan Agreement for 1997 was $500,000, plus an annual bonus based upon PCW's financial performance commencing in 1998. In connection with Mr. Ryan's desire to serve as Chairman of the Board of the Company commencing effective April 1, 1998, Mr. Ryan and PCW agreed that (i) Mr. Ryan will serve as Chairman of the Board until December 31, 1998; (ii) in lieu of the other compensation and benefits under the Ryan Agreement, Mr. Ryan received on April 1, 1998 a single lump sum payment of $875,000 and will participate in the Company's Bonus Plan for 1998; and (iii) all options for the Company's Common Stock held by Mr. Ryan be terminated.

    In 1997, PCW entered into an employment agreement with Mr. Wisehart (the "Wisehart Agreement") for an initial term ending on December 31, 1999. The Wisehart Agreement has an automatic one-year renewal on each anniversary date thereof. The base salary rate per annum under the Wisehart Agreement for 1997 was $300,000, plus an annual bonus based upon PCW's financial performance. Pursuant to the Wisehart Agreement, when William J. Ryan ceased to be President of PCW upon his promotion to Chairman of the Board of PCW, Mr. Wisehart assumed the position of President for an annual base salary of $500,000, plus an annual bonus based on PCW's financial performance. The Wisehart Agreement specifies that if Mr. Wisehart is terminated by PCW other than for Cause (as defined therein), disability or death or if Mr. Wisehart terminates the agreement for Good Reason (as defined therein), PCW will pay to Mr. Wisehart the full base salary and benefits which would otherwise have been paid to Mr. Wisehart, as well as a pro-rated bonus, for two years after the date of termination (to be paid at the time such payments are due).

    In 1997, PCW entered into an employment agreement with Mr. Green (the "Green Agreement") for an initial term ending on December 31, 1998. The Green Agreement has an automatic one-year renewal on each anniversary date thereof. The base salary rate per annum under the Green Agreement for 1997 was $113,000. A separate agreement also provides for an annual bonus based on PCW's financial performance. The Green Agreement specifies that if Mr. Green is terminated by PCW other than for Cause (as defined therein), disability or death or if Mr. Green terminates the agreement for Good Reason (as defined therein), PCW will pay to Mr. Green the full base salary and benefits which would otherwise have been paid to Mr. Green, as well as pro-rated bonus, through the first anniversary of the date of termination (to be paid at the time such payments are due).

    William Ryan and Jim Fredrickson were terminated as of May 1998 and Steve Carlson was terminated as of April 1998. Wayne Wisehart was terminated as of July 1998 and Patrick Meehan was terminated as of September 1998. Pursuant to their employment agreements, each of the foregoing is entitled to severance payments, including regular salary for between twelve and twenty-four months subsequent to their respective terminations.

                             PRINCIPAL STOCKHOLDER

    All of PCW's issued and outstanding capital stock is owned by Holdings.

                      DESCRIPTION OF THE 11 3/4% PCW NOTES

    PCW issued the 11 3/4% PCW Notes on July 10, 1997 pursuant to an indenture (the "11 3/4% PCW Indenture"). The 11 3/4% PCW Notes are general unsecured obligations of PCW and subordinated in right of payment to all existing and future senior Indebtedness of PCW and rank PARI PASSU in right of payment to all future senior subordinated Indebtedness of PCW and rank senior to all subordinated indebtedness of PCW.

    Commencing on January 15, 1997, cash interest on the 11 3/4% PCW Notes will be payable, at a rate of 11 3/4% per annum, semi-annually in arrears on each January 15 and July 15. The 11 3/4% PCW Notes are redeemable at the option of Holdings, in whole or in part, at any time on or after July 15, 2002 in cash at the redemption prices set forth below, plus accrued and unpaid interest, if any, thereon to the redemption date:

                                REDEMPTION
YEAR                                                              PRICE
-------------------------------------------------------------  -----------
2002.........................................................     105.875%
2003.........................................................     104.406%
2004.........................................................     102.938%
2005.........................................................     101.469%
2006 and thereafter..........................................     100.000%

    The 11 3/4% PCW Indenture contains covenants which are substantially similar to those in the Indenture relating to the Notes and which impose certain limitations on the ability of PCW and its subsidiaries to, among other things, incur Indebtedness (as defined), make Restricted Payments (as defined), effect certain Asset Sales (as defined), enter into certain transactions with Related Persons (as defined), merge or consolidate with any other person or transfer all or substantially all of their properties and assets.

    On November 14, 1997, in order to satisfy certain obligations of the Company under the Registration Rights Agreement dated July 10, 1997, among the Company and other signatories thereto, the Company offered to exchange registered $1,000 principal amount of 11 3/4% Series B Senior Subordinated Notes due 2007 (the "Series B 11 3/4% PCW Notes") for each $1,000 principal amount of the issued and outstanding 11 3/4% PCW Notes. The terms of the Series B 11 3/4% PCW Notes are identical in all respect to the original 11 3/4% PCW Notes, except that the offer of the Series B 11 3/4% PCW Notes were registered under the Securities Act of 1933, as amended.

                     DESCRIPTION OF THE HOLDINGS PIK NOTES


    In July 1998, Holdings issued $200 million aggregate principal amount of Senior Exchangeable Payable-in-Kind Notes due 2008 (the "Holdings PIK Notes") in an offering registered under the Securities Act (the "Holdings Offering"). The Holdings PIK Notes will initially bear interest at a rate of 11 1/4% per annum. Such interest rate will be permanently reduced by 0.50% once cash interest begins to accrue on the Holdings PIK Notes. Cash interest will begin to accrue on the Holdings PIK Notes on February 15, 2003; provided that at any time prior to February 15, 2003, Holdings may make an election on any interest payment date to commence the accrual of cash interest from and after such interest payment date. The impact of the issuance of the Holdings PIK Notes on PCC's consolidated financial position is reflected in the pro forma financial statements included elsewhere in the Prospectus. See "Unaudited Pro Forma Condensed Consolidated Financial Statements."


    The Holdings PIK Notes rank senior to all subordinated indebtedness of Holdings. In the event that the daily high price of PCC Common Stock equals or exceeds 115% of the exchange price (initially $40) for ten out of 15 consecutive trading days, then each outstanding $1,000 aggregate principal amount of Holdings PIK Notes will be mandatorily exchanged into 25 shares of PCC Common Stock, subject to adjustment for certain events.

    The proceeds of the Holdings Offering was used by Holdings to redeem all of the outstanding 13 1/2% Senior Secured Discount Notes due 2007 (the "13 1/2% Holdings Notes") and for general corporate purposes.

                              DESCRIPTION OF NOTES

GENERAL

    The New Notes will be issued under an Indenture, dated as of June 16, 1998, (the "Indenture") by and among the Company, each of the Guarantors and Bank of Montreal Trust Company, as trustee (the "Trustee"). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA. The following summaries of certain provisions of the Indenture are summaries only, do not purport to be complete and are qualified in their entirety by reference to all of the provisions of the Indenture. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Indenture. Wherever particular provisions of the Indenture are referred to in this summary, such provisions are incorporated by reference as a part of the statements made, and such statements are qualified in their entirety by such reference. For purposes of this "Description of Notes," references to the "Company" are to Price Communications Wireless, Inc. and any successor corporation thereto and do not include the subsidiaries of Price Communications Wireless, Inc. or their respective successors.

    The terms of the New Notes are identical in all material respects to the terms of the Old Notes, except for certain transfer restrictions and registration rights relating to the Old Notes and except that, if the Exchange Offer is not consummated by December 12, 1998, Holders that have complied with their obligations under the Registration Rights Agreement will be entitled, subject to certain exceptions, to liquidated damages in an amount equal to $0.05 per week per $1,000 principal amount at maturity of Old Notes held by such Holder until March 12, 1999 and up to $0.25 per week per $1,000 principal amount at maturity of Old Notes thereafter until the consummation of the Exchange Offer.

    The aggregate principal amount of Notes issued under the Indenture shall not exceed $1 billion from time to time outstanding, except as set forth in the Indenture. An aggregate principal amount of $525 million of Notes will be issued in the Offering, and the Indenture will provide for (i) the issuance of the $525 million aggregate principal amount of Notes offered hereby, and (ii) subject to the limitations set forth under "-- Certain Covenants -- Limitation on Incurrence of Additional Indebtedness" below, the issuance from time to time of one or more additional series of notes (which may, but need not, be identical in all respects to the Notes originally issued (or in all respects except for the payment of interest (i) scheduled and paid prior to the date of issuance of the additional series or (ii) payable on the first interest payment date following such date of issuance)), in an aggregate principal amount, when aggregated with the Notes issued on the Issue Date, not to exceed $1 billion from time to time outstanding. The Notes offered hereby and any such additional Notes shall be treated as a single class for all purposes under the Indenture. The Notes will mature on December 15, 2006. The Notes issued on the Issue Date will bear interest at the rate of 9 1/8% per annum from June 16, 1998 or from the most recent Interest Payment Date to which interest has been paid or provided for, payable semiannually on December 15 and June 15 of each year, commencing December 15, 1998, to the Persons in whose names such Notes are registered at the close of business on the December 1 or June 1 preceding such Interest Payment Date. The Notes will be issued only in fully registered form, without coupons, in denominations of $1,000 and integral multiples thereof.

    Principal of, premium, liquidated damages, if any, and interest on the Notes will be payable, and, subject to the following provisions, the Notes may be presented for registration of transfer or exchange, at the office or agency of the Company maintained for such purpose, which office or agency shall be maintained in the Borough of Manhattan of The City of New York. At the option of the Company, payment of interest may be made by check mailed to the Holders of the Notes at the addresses set forth upon the registry books of the Company. No service charge will be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Until otherwise designated by the Company, the

Company's office or agency will be the corporate trust office of the Trustee presently located at 77 Water Street, 4th Floor, New York, New York 10005, c/o Corporate Trust Department.

SECURITY AND RANKING OF THE NOTES

    The Notes will be senior obligations of the Company, secured on the Issue Date by a first priority Lien, subject to certain Permitted Liens, on (i) the Capital Stock of Restricted Subsidiaries (other than Non-Recourse Restricted Subsidiaries) owned by the Company or any Guarantor and such other assets of the Restricted Subsidiaries (other than Non-Recourse Restricted Subsidiaries) as can be perfected by the filing of a UCC-1 financing statement with the filing office of any applicable jurisdiction (PROVIDED, HOWEVER, that the assets subject to such Lien will not include, without limitation, any FCC licenses, real property or leases of real property relating to transmitting towers that require the consent of the landlord thereto for the grant of such Lien or any cash or Eligible Investments not deposited with the Trustee or any collateral agent as bailee of the Trustee) and (ii) certain cash collateral and Eligible Investments from time to time pledged by the Company or the Guarantors to the Trustee (the property described in the foregoing clauses (i) and (ii), (the "Collateral"). To the extent that any additional Collateral may be pledged by the Company or the Guarantors, the Lien on such Collateral will be perfected to the same extent, subject to Permitted Liens, as the Liens securing the Collateral pledged on the Issue Date. Subject to the terms of the Indenture and the Security Documents, the Collateral securing the Notes may be released and thereafter secure other Indebtedness of the Company or its Restricted Subsidiaries. See "-- Releases of Collateral". The Lien will rank pari passu with the Liens in favor of the trustees for the benefit of the noteholders under certain Permitted Pari Passu Secured Indebtedness permitted to be issued on a secured basis under the Indenture.


    The Notes will rank (i) senior in right of payment to all subordinated indebtedness of the Company and (ii) effectively senior in right of payment to all future senior unsecured Indebtedness of the Company to the extent of the value of the Collateral available for the payment of the Notes. The Company conducts significant operations through its subsidiaries and, therefore, the Notes will be effectively subordinated to all liabilities (including trade payables) of the Company's subsidiaries that are not Guarantors.


    The Indenture will not contain provisions that would afford Holders of the Notes protection in the event of a decline in the Company's credit quality resulting from highly leveraged or other similar transactions involving the Company.

OPTIONAL REDEMPTION

    Except as set forth below, the Company will not have the right to redeem any Notes prior to June 15, 2002. On or after June 15, 2002, the Company will have the right to redeem all or any part of the Notes in cash at the redemption prices (expressed as a percentage of the aggregate principal amount thereof) set forth below, in each case including accrued and unpaid interest, if any, to the applicable Redemption Date (subject to the right of Holders of record on the relevant regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date) if redeemed during the 12-month period beginning June 15 of the years indicated below:

                             REDEMPTION
YEAR                            PRICE
---------------------------  -----------
2002.......................    104.56250%
2003.......................    102.28125%
2004 and thereafter            100.00000%

    In the case of a partial redemption, the Trustee shall select the Notes or portions thereof for redemption on a PRO RATA basis or in such other manner as it deems appropriate and fair. The Notes may be redeemed in part in multiples of $1,000 only.

    The Notes will not have the benefit of a sinking fund.

    Notwithstanding the Optional Redemption provisions described above, prior to June 15, 2002, in the event that the Company or any Parent consummates one or more Equity Offerings, other than in any circumstances resulting in, or as part of a series of transactions that result in, directly or indirectly, a Change of Control, on or before the third anniversary of the Issue Date, the Company may at its option, use all or a portion of the cash received by it or contributed to it from such Equity Offerings to redeem up to 35% of the originally issued aggregate principal amount of the Notes at a cash redemption price equal to 109.125% of the principal amount of the Notes so redeemed, plus accrued and unpaid interest thereon, if any, to the Redemption Date; PROVIDED, HOWEVER, that
(x) at least 65% of the original aggregate principal amount of the Notes remains outstanding thereafter (excluding any Notes owned by the Company or any of its Affiliates), and (y) any such net cash proceeds of such Equity Offering by any Parent to be used for such a redemption shall be contributed to the Company in an amount in cash sufficient to redeem the Notes to be redeemed at the then current redemption price. Notice of any such redemption must be given within 60 days after the date of the last Equity Offering the proceeds of which are to be so contributed.

    In addition, notwithstanding the optional redemption provisions described above, at any time on or prior to June 15, 2002, the Notes may also be redeemed as a whole at the option of the Company upon the occurrence of a Change of Control (but in no event more than 90 days after the occurrence of such Change of Control) at a redemption price equal to 100% of the principal amount thereof, plus the Applicable Premium as of, and accrued but unpaid interest, if any, to, the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

    Subject to the following, notice of any redemption will be sent, by first-class mail, at least 30 days and not more than 60 days prior to the date fixed for redemption to the Holder of each Note to be redeemed to such Holder's last address as then shown upon the books of the Registrar. Any notice which relates to a Note to be redeemed in part only must state the portion of the principal amount to be redeemed and must state that on and after the date fixed for redemption, upon surrender of such Note, a new Note or Notes in a principal amount equal to the unredeemed portion thereof will be issued. On and after the date fixed for redemption, interest will cease to accrue on the portions of the Notes called for redemption.

GUARANTEES

    The Company's obligations under the Notes will be unconditionally guaranteed on a joint and several basis (each, a "Guarantee") by the Guarantors. The Guarantees will rank PARI PASSU in right of payment with all other senior indebtedness of each Guarantor and senior in right of payment to all subordinated indebtedness of such Guarantor.

    The Indenture will provide by its terms that each Guarantee shall be automatically and unconditionally released and discharged upon any sale, exchange or other transfer to any Person that is not an Affiliate of the Company of all of the outstanding Capital Stock of such Guarantor owned by the Company or any other Restricted Subsidiary (other than a Non-Recourse Restricted Subsidiary) or of all or substantially all of the assets of, such Guarantor (which sale, exchange or transfer is not prohibited by the Indenture).

SECURITY

    The obligations of the Company with respect to the Notes and the obligations of the Guarantors under their Guarantees will be secured by a first priority Lien on the Collateral, subject to certain Permitted Liens applicable to such Collateral. The Collateral will be pledged by the Company and the Guarantors to the Trustee, for its benefit and the benefit of the Holders, pursuant to a security agreement (the "Security Agreement").

    The Lien in favor of the Trustee with respect to substantially all of the Collateral will be perfected to the extent contemplated by the Security Agreement on the Issue Date or the date of acquisition thereof by the Company or the applicable Guarantor.

    Unless an Event of Default shall have occurred and be continuing, the Company and the Guarantors will have the right to remain in possession and retain use of the Collateral (other than cash collateral and Eligible Investments), to operate the Collateral and to collect, invest and dispose of any income thereon (subject to applicable limitations under the Indenture and the Security Agreement). Furthermore, any transfer of the power to vote the Capital Stock of a Restricted Subsidiary that, directly or indirectly, possesses a license from the FCC to operate a Cellular System, including as a result of foreclosure on the Collateral, will require FCC approval.

    The Lien on the Collateral in favor of the Trustee will be PARI PASSU with the Lien in favor of the Trustee on behalf of the holders of the Permitted Pari Passu Secured Indebtedness, if any. Each such lienholder shall execute and deliver the Intercreditor Agreement relating to the Collateral, and the Indenture and the Security Agreement shall be subject to the terms and provisions thereof.

    To the extent that any of the Collateral is subject to any Permitted Liens, the exercise of the rights and remedies associated therewith could adversely affect the value of the Collateral.

    No appraisals of the Collateral have been prepared by or on behalf of the Company. There can be no assurance that the proceeds of any sale of the Collateral pursuant to the Indenture following an Event of Default would be sufficient to satisfy payments due on the Notes. See "Risk Factors--Guarantee and Security for the Notes" above. In addition, the ability of the Holders of Notes to realize upon the Collateral may be subject to FCC approval as described above and certain bankruptcy law limitations in the event of a bankruptcy. See "Risk Factors--Certain Other Bankruptcy Considerations" above.

    If an Event of Default occurs under the Indenture, the Trustee, on behalf of the Holders of the Notes, in addition to any rights or remedies available to it under the Indenture, may take such action as it deems advisable to protect and enforce its rights in the Collateral, including the institution of foreclosure proceedings, subject, however, to the terms of the Intercreditor Agreement. The proceeds received by the Trustee from any foreclosure will be applied by the Trustee first to pay the expenses of such foreclosure and fees and other amounts then payable to the Trustee under the Indenture and, thereafter, to pay the principal of and interest on and other amounts due with respect to the Notes.

PERMITTED PARI PASSU SECURED INDEBTEDNESS

    Subject to the terms of the Indenture, the Company will be permitted to Incur Indebtedness by the issuance of notes, which may (but need not) be issued under the Indenture (subject to the limitations therein) as one or more series of additional Notes (any such notes, the "Permitted Pari Passu Secured Indebtedness"). The Permitted Pari Passu Secured Indebtedness shall not mature or have any mandatory redemption or required prepayment dates (other than a mandatory offer to repurchase upon the occurrence of a change of control or asset sale) prior to the final stated maturity date of the Notes and may be fixed rate or floating rate obligations. The Permitted Pari Passu Secured Indebtedness will constitute senior Indebtedness of the Company PARI PASSU with the Notes. The Permitted Pari Passu Secured Indebtedness may be secured by a first priority Lien on the Collateral PARI PASSU with the Lien for the benefit of the Holders if (i) the Secured Indebtedness as of the date of issuance of such series of Permitted Pari Passu Secured Indebtedness on a PRO FORMA basis is less than or equal to the Minimum Collateral Value, (ii) the indenture and the related documents for each such series of Permitted Pari Passu Secured Indebtedness contains provisions with respect to releases of Collateral that are substantially similar to and no more restrictive on the Company than the provisions of the Indenture and the Security Agreement and (iii) the trustee for the holders of each series of Permitted Pari Passu Secured Indebtedness executes and delivers a joinder supplement to the Intercreditor Agreement.

    Except for certain Permitted Liens, the Company and its Restricted Subsidiaries will not be permitted to issue or Incur any other Indebtedness secured by all or any portion of the Collateral without the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding.

INTERCREDITOR AGREEMENT

    Prior to the first Incurrence of any Permitted Pari Passu Secured Indebtedness that is secured by the Collateral, the Trustee will enter into an intercreditor agreement (the "Intercreditor Agreement") or a joinder supplement thereto with the Company and the trustee for the holders of such series of Permitted Pari Passu Secured Indebtedness. The Intercreditor Agreement will provide, among other things, (i) the relative priorities of the parties thereto in and to the Collateral, (ii) the conditions under which the parties thereto will consent to the release of or granting of any Lien in any Collateral and
(iii) the conditions under which the parties thereto will enforce their rights with respect to the Collateral and the Indebtedness secured thereby.

RELEASES OF COLLATERAL

    The collateral release provisions of the Indenture and the Security Documents will permit the release of items of Collateral that are the subject of an Asset Sale and in other circumstances upon compliance with certain conditions. At the request of the Company, the Trustee shall release its Lien without the consent of the Holders with respect to any Collateral (x) that is the subject of an Asset Sale that complies with "--Certain Covenants--Limitation on Asset Sales and Sales of Subsidiary Stock" below and "-- Certain Covenants--Minimum Coverage Ratio" below or (y) if after giving PRO FORMA effect thereto, the Company would be in compliance with "--Certain Covenants--Minimum Coverage Ratio" below so long as in each of case (x) and (y) (i) no Event of Default shall have occurred and be continuing after giving effect to, on a PRO FORMA basis, such release, unless, in the case of an Asset Sale, such Asset Sale is in consideration solely of cash or Cash Equivalents and such consideration is applied immediately to the permanent reduction of Senior Indebtedness of the Company or any Restricted Subsidiary and (ii) the other conditions, if any, to such Asset Sale or release under the Indenture have been satisfied. With respect to any other partial release of Collateral that would result in the Minimum Collateral Value being less than the amount of Secured Indebtedness, the consent of Holders of a majority of the aggregate principal amount of Notes then outstanding will be required under the Indenture; PROVIDED, HOWEVER, that with respect to any such release that relates to more than 25% of the fair market value (as determined in good faith by the Company's Board of Directors) of the Collateral at the date of release, such proportion of the Notes shall be 66 2/3%. The Company and the Guarantors may not effect a release of all or substantially all of the Collateral (except as set forth above) or any amendment of or modification to the Indenture or the Security Documents that has the substantial effect thereof without the consent of Holders of 75% of the aggregate principal amount of Notes then outstanding.

CERTAIN COVENANTS

    REPURCHASE OF NOTES AT THE OPTION OF THE HOLDER UPON A CHANGE OF CONTROL.

    The Indenture will provide that in the event that a Change of Control has occurred, unless the Company has elected to redeem all of the Notes upon the occurrence of a Change of Control as set forth above under "--Optional Redemption," each Holder of Notes will have the right, at such Holder's option, pursuant to an irrevocable and unconditional offer by the Company (the "Change of Control Offer"), to require the Company to repurchase all or any part (equal to $1,000 principal amount or an integral multiple thereof) of such Holder's Notes, on a date (the "Change of Control Purchase Date") that is no later than 45 Business Days after the occurrence of such Change of Control at a cash price (the "Change of Control Purchase Price") equal to 101% of the aggregate principal amount thereof, together with any accrued and unpaid interest to the Change of Control Purchase Date. The Change of Control Offer shall be made within 20 Business Days following a Change of Control and shall remain open for 20 Business

Days following its commencement (the "Change of Control Offer Period"). Upon expiration of the Change of Control Offer Period, the Company shall purchase all Notes properly tendered in response to the Change of Control Offer.

    On or before the Change of Control Purchase Date, the Company will (i) accept for payment Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent cash sufficient to pay the Change of Control Purchase Price (together with accrued and unpaid interest) of all Notes so tendered and (iii) deliver to the Trustee Notes so accepted together with an Officers' Certificate listing the Notes or portions thereof being purchased by the Company. The Paying Agent promptly will deliver to the Holders of Notes so accepted payment in an amount equal to the Change of Control Purchase Price (together with any accrued and unpaid interest), and the Trustee will promptly authenticate and mail or deliver to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered. Any Notes not so accepted will be promptly mailed or delivered by the Company to the Holder thereof. The Company will announce publicly the results of the Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date.

    The Change of Control purchase feature of the Notes may make more difficult or discourage a takeover of the Company or its Parent, and, thus, the removal of incumbent management. The Change of Control purchase feature resulted from negotiations between the company, its Parent and the Initial Purchasers and is not the result of any intention on the part of the Company or its Parent or their management to discourage the acquisition of the Company or its Parent.

    Any Change of Control Offer will be made in compliance with all applicable laws, rules and regulations, including, if applicable, Regulation 14E under the Exchange Act and the rules thereunder and all other applicable Federal and state securities laws, and the Company may modify a Change of Control Offer to the extent necessary to effect such compliance.

    LIMITATION ON INCURRENCE OF ADDITIONAL INDEBTEDNESS.

    The Indenture will provide that after the Issue Date the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, issue, create, incur, assume, guarantee or otherwise directly or indirectly become liable for (including as a result of an acquisition), or otherwise become responsible for, contingently or otherwise (individually or collectively, to "Incur" or, as appropriate, an "Incurrence"), any Indebtedness. Neither the accrual of interest (including the issuance of "pay in kind" securities or similar instruments in respect of such accrued interest) pursuant to the terms of Indebtedness Incurred in compliance with this covenant, nor the accretion of original issue discount, nor the mere extension of the maturity of any Indebtedness shall be deemed to be an Incurrence of Indebtedness.

    Notwithstanding the foregoing, if there exists no Default or Event of Default immediately prior and subsequent thereto, the Company may Incur Indebtedness if, after giving effect to the Incurrence of such Indebtedness, the Company's Annualized Operating Cash Flow Ratio would have been less than 8 to 1.

    In addition, if there exists no Default or Event of Default immediately prior and subsequent thereto, the foregoing limitations will not apply to the Incurrence of:

        (i) Indebtedness by the Company or any of its Restricted Subsidiaries constituting Existing Indebtedness, reduced by repayments of and permanent reductions in commitments in satisfaction of the Net Cash Proceeds application requirement under "--Limitation on Asset Sales and Sales of Subsidiary Stock" below and by repayments and permanent reductions in amounts outstanding pursuant to scheduled amortization and mandatory prepayments in accordance with the terms thereof;

        (ii) unsecured Indebtedness Incurred by the Company or any Guarantor in an aggregate principal amount outstanding at any time not to exceed $100,000,000 reduced by amounts Incurred pursuant to clause (x) below, so long as such amounts Incurred pursuant to clause (x) remain outstanding;

       (iii) Indebtedness Incurred by the Company evidenced by the Notes (but not any Permitted Pari Passu Secured Indebtedness) and the guarantees thereof by Restricted Subsidiaries;

        (iv) (a) Permitted Acquisition Indebtedness by the Company that satisfies the provisions of clause (x) of the definition thereof or (b) Permitted Acquisition Indebtedness by any Restricted Subsidiary that satisfies the provisions of clause (y) of the definition thereof;

        (v) Indebtedness between the Company and any Restricted Subsidiary of the Company or between Restricted Subsidiaries of the Company; PROVIDED, HOWEVER, that, in the case of Indebtedness of the Company, such obligations shall be unsecured and subordinated in all respects to the Holders' rights pursuant to the Notes, and the date of any event that causes a Restricted Subsidiary no longer to be a Restricted Subsidiary shall be an Incurrence Date with respect to such Indebtedness;

        (vi) Capitalized Lease Obligations and Purchase Money Indebtedness in an aggregate amount or aggregate principal amount, as the case may be, outstanding at any time not to exceed in the aggregate $15,000,000; PROVIDED, HOWEVER, that in the case of Purchase Money Indebtedness, such Indebtedness shall not constitute less than 75% nor more than 100% of the cost (determined in accordance with GAAP) to the Company or such Restricted Subsidiary of the property purchased or leased with the proceeds thereof;

       (vii) Indebtedness of the Company or any Restricted Subsidiary arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or its Restricted Subsidiaries pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary of the Company to the extent none of the foregoing results in the obligation to repay an obligation for money borrowed by any Person and are limited in aggregate amount to no greater than 10% of the fair market value of such business, assets or Restricted Subsidiary so disposed of;

      (viii) any guarantee by any Restricted Subsidiary of any Indebtedness Incurred in compliance with "-- Limitation on Subsidiary Guarantees" below;

        (ix) Indebtedness of the Company or any Restricted Subsidiary under standby letters of credit or reimbursement obligations with respect thereto issued in the ordinary course of business and consistent with industry practices limited in aggregate amount to $5,000,000 at any one time outstanding; and

        (x) Refinancing Indebtedness Incurred to extend, renew, replace or refund Indebtedness permitted under clauses (i) (as so reduced in amount),
    (ii) (as so reduced in amount), (iii), (iv) and (x) of this paragraph.

    For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories described above or is entitled to be incurred pursuant to the second paragraph of the covenant described above, the Company shall, in its sole discretion, classify such item of Indebtedness in any manner that complies with the covenant described above and such item of Indebtedness will be treated as having been incurred pursuant to only one of such clauses or pursuant to the second paragraph above. In addition, the Company may, at any time, change the classification of an item of Indebtedness (or any portion thereof) to any other clause or to the second paragraph hereof, provided that the Company would be permitted to incur such item of Indebtedness (or such portion thereof) pursuant to such other clause or the second paragraph hereof, as the case may be, at such time of reclassification.

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    Indebtedness of any Person that is not a Restricted Subsidiary of the
Company (or that is a Non-Recourse Restricted Subsidiary designated to be a Restricted Subsidiary, but no longer a Non-Recourse Restricted Subsidiary), which Indebtedness is outstanding at the time such Person becomes such a Restricted Subsidiary of the Company or is merged with or into or consolidated with the Company or a Restricted Subsidiary of the Company shall be deemed to have been Incurred, as the case may be, at the time such Person becomes such a Restricted Subsidiary of the Company, or is merged with or into or consolidated with the Company or a Restricted Subsidiary of the Company.

    LIMITATION ON SUBSIDIARY GUARANTEES.

    The Indenture will provide that the Company will not permit any of its Restricted Subsidiaries that is not a Guarantor to guarantee the payment of any Indebtedness of the Company unless such Restricted Subsidiary (i) executes and delivers a supplemental indenture in a form reasonably satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of the Company's obligations under the Notes and the Indenture on the terms set forth in the Indenture and (ii) delivers to the Trustee an opinion of counsel that such supplemental indenture has been duly authorized, executed and delivered by such Restricted Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such Restricted Subsidiary subject to customary exceptions. Thereafter, such Restricted Subsidiary shall be a Guarantor for all purposes of the Indenture unless and until its Guarantee is released in accordance with the Indenture.

    LIMITATION ON RESTRICTED PAYMENTS.

    The Indenture will provide that after the Issue Date the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment, if, immediately prior or after giving effect thereto:

        (a) a Default or an Event of Default would exist;

        (b) the Company's Annualized Operating Cash Flow Ratio for the Reference Period would exceed 8.5 to 1; or

        (c) the aggregate amount of all Restricted Payments made by the Company and its Restricted Subsidiaries, including such proposed Restricted Payment (if not made in cash, then the fair market value of any property used therefor, as determined in good faith by the Board of Directors of the Company) from and after the Issue Date and on or prior to the date of such Restricted Payment, shall exceed the sum of (i) the amount determined by subtracting (x) 2.0 times the aggregate Consolidated Interest Expense of the Company for the period (taken as one accounting period) from the Issue Date to the last day of the last full fiscal quarter prior to the date of the proposed Restricted Payment (the "Computation Period") from (y) Operating Cash Flow of the Company for the Computation Period, PLUS (ii) the aggregate Net Proceeds received by the Company from (x) Equity Offerings (other than to a Subsidiary of the Company) after the Issue Date and on or prior to the date of such Restricted Payment or (y) capital contributions to the Company after the Issue Date, PLUS (iii) to the extent not otherwise included in clauses (i) or (ii), above, an amount equal to the net reduction in Investments in Unrestricted Subsidiaries resulting from payments of dividends, repayment of loans or advances, or other transfers of assets, in each case to the Company or any Wholly Owned Restricted Subsidiary of the Company from Unrestricted Subsidiaries, or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investments"), not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made by the Company and any Restricted Subsidiary in such Unrestricted Subsidiary.

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
    Notwithstanding the foregoing paragraph, the provisions set forth in clauses
(b) and (c) thereof will not prohibit (i) the use of an aggregate of $10,000,000 to be used for Restricted Payments not otherwise permitted by this "Limitation on Restricted Payments" covenant, (ii) the distribution of amounts to Holdings sufficient to pay the scheduled interest or dividends, as applicable, owed by Holdings on the Permitted Parent Securities as such interest or dividends become due and payable so long as Holdings (or any other direct or indirect Wholly Owned Subsidiary of PCC) is the direct Parent of the Company owning 100% of the Capital Stock of the Company and (iii) any dividend, distribution or other payment by any Restricted Subsidiary on shares of its Capital Stock that is paid PRO RATA to all holders of such Capital Stock, and notwithstanding the foregoing paragraph, the provisions set forth in clause (a), (b) and (c) thereof will not prohibit (x) the payment of any dividend within 60 days after the date of its declaration if such dividend could have been made on the date of its declaration in compliance with the foregoing provisions, or (y) the redemption, defeasance, repurchase or other acquisition or retirement of any Indebtedness or Capital Stock of the Company or its Restricted Subsidiaries either in exchange for or out of the Net Proceeds of any substantially concurrent Equity Offering (in the case of any redemption, defeasance, repurchase or other acquisition or retirement of any Junior Indebtedness or Capital Stock of the Company or its Restricted Subsidiaries and other than to a Subsidiary of the Company) or sale of Junior Indebtedness (in the case of any redemption, defeasance, repurchase or other acquisition or retirement of any Indebtedness of the Company or its Restricted Subsidiaries) of the Company.

    In determining the aggregate amount expended for Restricted Payments in accordance with clause (c) of the first paragraph of this description of the "Limitations on Restricted Payments" covenant, 100% of the amounts expended under clauses (i) through (iii) and (x) and (y) of the immediately preceding paragraph shall be included as Restricted Payments from and after the Issue Date.

    LIMITATION ON RESTRICTING SUBSIDIARY DIVIDENDS.

    The Indenture will provide that the Company will not, and will not permit any of its Restricted Subsidiaries to, with respect to securities issued directly thereby or with respect to which they are obligors, directly or indirectly, create, assume or suffer to exist any consensual encumbrance or restriction on the ability of any Restricted Subsidiary of the Company to pay dividends or make other distributions on the Capital Stock of any Restricted Subsidiary of the Company or pay or satisfy any obligation to the Company or any of its Restricted Subsidiaries or otherwise transfer assets or make or pay loans or advances to the Company or any of its Restricted Subsidiaries, except encumbrances and restrictions existing under

        (i) the Indenture, the Notes and any Permitted Pari Passu Secured Indebtedness;

        (ii) any Existing Indebtedness;

       (iii) any applicable law or any governmental or administrative regulation or order;

        (iv) Refinancing Indebtedness permitted under the Indenture; PROVIDED, HOWEVER, that the restrictions contained in the instruments governing such Refinancing Indebtedness are no more restrictive in the aggregate than those contained in the instruments governing the Indebtedness (in the good faith judgment of the Company's Board of Directors) being refinanced immediately prior to such refinancing;

        (v) restrictions with respect solely to a Restricted Subsidiary of the Company imposed pursuant to a binding agreement which has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary; PROVIDED, HOWEVER, that such restrictions apply solely to the Capital Stock or assets (in the good faith judgment of the Company's Board of Directors) being sold of such Restricted Subsidiary;

        (vi) restrictions contained in any agreement relating to the financing of the acquisition of a Person or property, business or assets, after the Issue Date which are not applicable to any Person or property, business or assets, other than the Person or property so acquired and which either (a) were

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
    not put in place in anticipation of or in connection with such acquisition or (b) constituted Permitted Acquisition Indebtedness of a Person satisfying the provisions of clause (y) of the definition thereof; or

       (vii) any agreement (other than those referred to in clause (vi)) of a Person acquired by the Company or a Restricted Subsidiary of the Company, which restrictions existed at the time of acquisition and were not put in place in anticipation of or in connection with such acquisition.

    Notwithstanding the foregoing, neither (A) customary provisions restricting subletting or assignment of any lease entered into the ordinary course of business, consistent with past practices nor (B) Permitted Liens shall in and of themselves be considered a restriction on the ability of the applicable Restricted Subsidiary to transfer such agreement or assets, as the case may be.

    LIMITATION ON TRANSACTIONS WITH RELATED PERSONS.

    The Indenture will provide that, after the Issue Date, the Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any contract, agreement, arrangement or transaction with any Related Person (each a "Related Person Transaction"), or any series of Related Person Transactions, except for transactions made in good faith, the terms of which are (i) fair and reasonable to the Company or such Subsidiary, as the case may be, and (ii) at least as favorable as the terms that could be obtained by the Company or such Subsidiary, as the case may be, in a comparable transaction made on an arm's length basis with Persons who are not Related Persons.

    Without limiting the foregoing, (a) any Related Person Transaction or series of Related Person Transactions with an aggregate value in excess of $1,000,000 must first be approved by a majority of the Board of Directors of the Company who are disinterested in the subject matter of the transaction pursuant to a Board Resolution, and (b) with respect to any Related Person Transaction or series of Related Person Transactions with an aggregate value in excess of $5,000,000, the Company must first obtain a favorable written opinion from an independent financial advisor of national reputation as to the fairness from a financial point of view of such transaction to the Company or such Subsidiary, as the case may be.

    Notwithstanding the foregoing, the following shall not constitute Related Person Transactions: (i) reasonable and customary payments on behalf of directors, officers or employees of the Company or any of its Restricted Subsidiaries, or in reimbursement of reasonable and customary payments or reasonable and customary expenditures made or Incurred by such Persons, as directors, officers or employees, (ii) any contract, agreement, arrangement or transaction solely between or among the Company and any of its Restricted Subsidiaries or between or among Restricted Subsidiaries of the Company, (iii) any Restricted Payment not prohibited by the "--Limitation on Restricted Payments" above, (iv) any loan or advance by the Company or a Restricted Subsidiary to employees of the Company or a Restricted Subsidiary in the ordinary course of business, in an aggregate amount at any one time outstanding not to exceed $500,000, and (v) any payment pursuant to a tax-sharing agreement between the Company and any other Person with which the Company is required or permitted to file a consolidated tax return or with which the Company is or could be part of a consolidated group for tax purposes, which payments are not in excess of the tax liabilities attributable solely to the Company and its Restricted Subsidiaries (as a consolidated group).

    LIMITATION ON ASSET SALES AND SALES OF SUBSIDIARY STOCK.

    The Indenture will provide that after the Issue Date the Company will not, and will not permit any of its Restricted Subsidiaries to, in one or a series of related transactions, convey, sell, transfer, assign or otherwise dispose of, directly or indirectly, any of its property, businesses or assets, including by merger or consolidation, and including any sale or other transfer or issuance of any Capital Stock of any Restricted Subsidiary of the Company, whether by the Company or a Restricted Subsidiary (any such transaction an "Asset Sale"), unless

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(1) (a) within 360 days after the date of such Asset Sale, an amount equal to the Net Cash Proceeds therefrom (the "Asset Sale Offer Amount") is applied to the optional redemption of the Notes in accordance with the terms of the Indenture and other Senior Indebtedness of the Company (including any Permitted Pari Passu Secured Indebtedness) from time to time outstanding with similar provisions requiring the Company to make an offer to purchase or to redeem such Indebtedness with the proceeds from asset sales, PRO RATA in proportion to the respective principal amounts (or accreted values in the case of Indebtedness issued with an original issue discount) of the Notes and such other Indebtedness then outstanding or to the repurchase of the Notes and such other Indebtedness pursuant to an irrevocable, unconditional offer (PRO RATA in proportion to the respective principal amounts (or accreted values in the case of Indebtedness issued with an original issue discount) of the Notes and such other Indebtedness then outstanding) (the "Asset Sale Offer") to repurchase such Indebtedness at a purchase price (the "Asset Sale Offer Price") of 100% of the principal amount of Notes to be repurchased or redeemed in the case of the Notes or 100% of the principal amount of such other Indebtedness to be repurchased or redeemed (or accreted value in the case of Indebtedness issued with an original issue discount) plus, in each case, accrued interest to the date of payment, made within 330 days of such Asset Sale, or (b) within 330 days of such Asset Sale, the Asset Sale Offer Amount is (i) invested (or committed, pursuant to a binding commitment subject only to reasonable, customary closing conditions, to be invested, and in fact is so invested, within an additional 90 days) in assets and property (other than notes, obligations or securities), which in the good faith reasonable judgment of the Board of Directors of the Company are of a type used in a Related Business, or Capital Stock of a Person (which, if such Person becomes a Subsidiary of the Company by virtue of such Asset Sale, shall initially be designated a Restricted Subsidiary) all or substantially all of whose assets and property (in the good faith reasonable judgment of the Board of Directors of the Company) are of a type used in a Related Business (PROVIDED, HOWEVER, that, with respect to such Capital Stock, all of the requirements of the last proviso of clause (v) of the following paragraph shall have been satisfied), or (ii) used to retire permanently any Senior Indebtedness of the Company or any Restricted Subsidiary (other than a Non-Recourse Restricted Subsidiary);

(2) with respect to any transaction or related series of transactions of securities, property or assets with an aggregate fair market value in excess of $1,000,000, at least 75% of the value of consideration for the assets disposed of in such Asset Sale (excluding (a) Indebtedness (other than Indebtedness which by its terms is subordinated to the Notes) (and any Refinancing Indebtedness issued to refinance any such Indebtedness) or the Indebtedness of any Restricted Subsidiary assumed by a transferee which assumption permanently reduces the amount of Indebtedness outstanding on the Issue Date and permitted to have been Incurred pursuant to "--Limitation on Incurrence of Additional Indebtedness" above (including that in the case of a revolver or similar arrangement that makes credit available, such commitment is permanently reduced by such amount), (b) Purchase Money Indebtedness secured exclusively by the assets subject to such Asset Sale which is assumed by a transferee and (c) marketable securities that are promptly converted into cash or Cash Equivalents) consists of cash or Cash Equivalents; PROVIDED, HOWEVER, that any cash or Cash Equivalents received within 12 months following any such Asset Sale upon conversion of any property or assets (other than in the form of cash or Cash Equivalents) received in consideration of such Asset Sale shall be applied promptly in the manner required of Net Cash Proceeds of any such Asset Sale as set forth above, and the other conditions to such release of Collateral, if applicable, are satisfied;

(3) no Default or Event of Default shall occur or be continuing after giving effect to, on a PRO FORMA basis, such Asset Sale, unless such Asset Sale is in consideration solely of cash or Cash Equivalents and such consideration is applied immediately to the permanent reduction of the principal amount of Indebtedness outstanding pursuant to other Senior Indebtedness of the Company or any Restricted Subsidiary;

(4) the Board of Directors of the Company determines in good faith that the Company or such Restricted Subsidiary, as applicable, would receive fair market value in consideration of such Asset Sale; and

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
(5) immediately after giving PRO FORMA effect to such Asset Sale, the Company would be in compliance with the provisions of "--Minimum Coverage Ratio" below.

    The Indenture will provide that an Asset Sale Offer may be deferred until the accumulated Net Cash Proceeds from Asset Sales not applied to the uses set forth in (1) (b) above exceeds $5,000,000 and that each Asset Sale Offer shall remain open for 20 Business Days following its commencement and no longer, except as otherwise required by applicable law (the "Asset Sale Offer Period"). Upon expiration of the Asset Sale Offer Period, the Company shall apply the Asset Sale Offer Amount, plus an amount equal to accrued interest, to the purchase of all Indebtedness properly tendered (on a PRO RATA basis as described above if the Asset Sale Offer Amount is insufficient to purchase all Indebtedness so tendered) at the Asset Sale Offer Price (together with accrued interest).

    Notwithstanding the foregoing provisions of the second preceding paragraph:

        (i) the Company and its Restricted Subsidiaries may, in the ordinary course of business, convey, sell, lease, transfer, assign or otherwise dispose of assets acquired and held for resale in the ordinary course of business;

        (ii) the Company and its Restricted Subsidiaries may convey, sell, lease, transfer, assign or otherwise dispose of assets pursuant to and in accordance with "--Limitation on Merger, Sale or Consolidation" below;

       (iii) the Company and its Restricted Subsidiaries may sell or dispose of damaged, worn out or other obsolete property in the ordinary course of business so long as such property is no longer necessary for the proper conduct of the business of the Company or such Restricted Subsidiary, as applicable;

        (iv) the Company and its Restricted Subsidiaries may convey, sell, lease, transfer, assign or otherwise dispose of assets (other than FCC licenses) to the Company or any of its Restricted Subsidiaries other than to any Non-Recourse Restricted Subsidiary if, with respect to any such conveyance, sale, lease, transfer, assignment or other disposition to any Restricted Subsidiary that is not a Guarantor or the stock of which has not been pledged pursuant to the Security Agreement, immediately after giving PRO FORMA effect thereto the Company would be in compliance with the provisions of "--Minimum Coverage Ratio" below; and

        (v) the Company and its Restricted Subsidiaries may, in the ordinary course of business (or, if otherwise than in the ordinary course of business, upon receipt of a favorable written opinion by an independent financial advisor of national reputation as to the fairness from a financial point of view to the Company or such Restricted Subsidiary of the proposed transaction), exchange all or a portion of its property, businesses or assets for property, businesses or assets which are, or Capital Stock of a Person all or substantially all of whose assets are, of a type used in a Related Business (provided that such Person shall initially be designated a Restricted Subsidiary if such Person becomes a Subsidiary of the Company by virtue of such Asset Sale), or a combination of any such property, businesses or assets, or Capital Stock of such a Person and cash or Cash Equivalents; PROVIDED, HOWEVER, that (a) there shall not exist immediately prior or subsequent thereto a Default or an Event of Default; (b) a majority of the independent directors of the Board of Directors of the Company shall have approved a Board Resolution that such exchange is fair to the Company or such Restricted Subsidiary, as the case may be; (c) any cash or Cash Equivalents received pursuant to any such exchange shall be applied in the manner applicable to Net Cash Proceeds from an Asset Sale as set forth pursuant to the provisions of the immediately preceding paragraph of this covenant; (d) immediately after giving PRO FORMA effect thereto, the Company would be in compliance with the provisions of "--Minimum Coverage Ratio" below; and (e) any Capital Stock of a Person received in an Asset Sale pursuant to this clause (v) shall be owned directly by the Company or a Restricted Subsidiary, and, when combined with the Capital Stock of such Person already owned by the Company and its Restricted

    Subsidiaries, shall constitute a majority of the voting power and Capital Stock of such Person, unless (A) (I) the Company has received a binding commitment from such Person (or the direct or indirect parent of such Person) that such Person (or the direct or indirect parent of such Person) will distribute to the Company in cash an amount equal to the Company's Annualized Operating Cash Flow (determined as of the date of such Asset
    Sale) attributable to the property, business or assets of the Company and its Restricted Subsidiaries exchanged in connection with such Asset Sale during each consecutive 12-month period subsequent to such Asset Sale (unless and until the Company shall have sold all of such Capital Stock, provided that the provisions of clause (B) below, if applicable, shall have been satisfied), (II) immediately after such Asset Sale the aggregate number of Net Pops of the Cellular Systems in which the Company or any of its Restricted Subsidiaries has ownership interests ("Company Systems") that are owned directly by a Person or Persons a majority of whose voting power and Capital Stock is owned directly or indirectly by the Company is no less than 80% of the aggregate number of Net Pops of Company Systems immediately prior to such Asset Sale and (III) upon consummation of such Asset Sale, on a PRO FORMA basis, the ratio of such Person's Annualized Operating Cash Flow to the product of Consolidated Interest Expense for the Reference Period multiplied by four (but excluding from Consolidated Interest Expense all amounts that are not required to be paid in cash on a current basis) shall be at least 1.0 to 1, or (B) in the case of Capital Stock of a Person that is not a Subsidiary of the Company owned by the Company or a Restricted Subsidiary that is exchanged (the "Exchanged Capital Stock") for Capital Stock of another Person all or substantially all of whose assets are of a type used in a Related Business, either (i) the Exchanged Capital Stock shall not have been acquired prior to such Asset Sale in reliance upon clause (A) of this proviso or (ii) the requirements of subclauses (A) (I) (based on the original guaranteed cash flow) and (A) (III) shall be satisfied with respect to any Capital Stock acquired in consideration of the Exchanged Capital Stock.

    Restricted Payments that are made in compliance with, and are counted against amounts available to be made as Restricted Payments pursuant to clause
(c) of "--Limitation on Restricted Payments" above, without giving effect to clause (i) of the second paragraph thereof, shall not be deemed to be Asset Sales.

    Any Asset Sale Offer shall be made in compliance with all applicable laws, rules, and regulations, including, if applicable, Regulation 14E of the Exchange Act and the rules and regulations thereunder and all other applicable Federal and state securities laws.

    MINIMUM COVERAGE RATIO.

    So long as any of the Notes remain outstanding, neither the Company nor any of its Restricted Subsidiaries may make any Asset Sale (other than any Asset Sale described in clauses (i), (ii) or (iii) of the second paragraph of "-- Limitation on Asset Sales and Sales of Subsidiary Stock" above), or issue any Permitted Pari Passu Secured Indebtedness that is secured by the Collateral unless immediately after giving effect to any such Asset Sale or issuance, on a PRO FORMA basis, the sum of the aggregate principal amount of the Notes plus the aggregate principal amount (or the aggregate accreted amount in the case of Permitted Pari Passu Secured Indebtedness, if any, with an original issue discount) of any Permitted Pari Passu Secured Indebtedness that is secured by the Collateral then outstanding (such sum, the "Secured Indebtedness") shall be less than or equal to the sum of (i) the aggregate amount of cash collateral and Eligible Investments held in the Collateral Account and (ii) the product of (a) the aggregate number of Net Pops of the MSAs and RSAs in the Collateral Pool and
(b) $175 (the sum of the items described in clauses (i) and (ii), the "Minimum Collateral Value").

    The term "Collateral Pool" shall mean as of any date each MSA or RSA for which the Company or any Guarantor (other than a Non-Recourse Restricted Subsidiary) has obtained a license from the FCC to operate a domestic public cellular mobile radio telecommunications system (each, a "Cellular System"); PROVIDED, HOWEVER, that (a) to the extent that a Lien thereon can be perfected solely by filing a financing statement in the applicable jurisdictions, the Company has granted to the Trustee pursuant to the Security

Agreement as of the Issue Date and not released a perfected Lien (subject to any Permitted Liens) on all of its property located in such MSA or RSA and (b) in the event that such license has been granted to a Guarantor (other than a Non-Recourse Restricted Subsidiary), (1) the Company and such Guarantor, as applicable, have granted to the Trustee pursuant to the Security Agreement and not released a perfected Lien (subject to any Permitted Liens) on all of the issued and outstanding shares of Capital Stock of such Guarantor owned by the Company or any of the Restricted Subsidiaries, and (2) to the extent that a Lien thereon can be perfected solely by filing a financing statement in the applicable jurisdictions, such Guarantor has granted to the Trustee pursuant to the Security Agreement and not released a perfected Lien (subject to any Permitted Liens) on all of its property and assets located in such MSA or RSA in each case to the extent contemplated by the Security Agreement; provided that there shall be excluded from the Collateral Pool any MSA or RSA for which the FCC license to operate a Cellular System was acquired by the Company or a Guarantor after the Issue Date and for which the average annual per capita income was less than $15,000 at the time of such acquisition (as most recently reported at the time of acquisition by the applicable source cited in the definition of "Pops").

    LIMITATION ON LIENS.

    The Indenture will provide that the Company will not and will not permit any Restricted Subsidiary, directly or indirectly, to Incur or suffer to exist any Lien upon any of its property or assets, whether now owned or hereafter acquired, other than Permitted Liens.

    LIMITATION ON STATUS AS INVESTMENT COMPANY.

    The Indenture will prohibit the Company and its Restricted Subsidiaries from becoming "investment companies" (as that term is defined in the Investment Company Act of 1940, as amended), or from otherwise becoming subject to regulation under the Investment Company Act.

    LIMITATION ON MERGER, SALE OR CONSOLIDATION.

    The Indenture will provide that the Company will not consolidate with or merge with or into another Person, or sell, lease, convey, transfer or otherwise dispose of all or substantially all of its and its Restricted Subsidiaries' assets (computed on a consolidated basis), whether in a single transaction or a series of related transactions, to another Person or group of affiliated Persons, unless (i) either (a) the Company is the continuing entity or (b) the resulting surviving or transferee entity is a corporation organized under the laws of the United States, any state thereof or the District of Columbia and expressly assumes by supplemental indenture all of the obligations of the Company in connection with the Notes, the Indenture and the Security Documents; PROVIDED, HOWEVER, that in the case of a sale, lease, conveyance, transfer or other disposition of all or substantially all of the Company's and its Restricted Subsidiaries' assets, the provisions of this clause (i)(b) need not be met if all of the consideration in respect of such transaction is received by the Company and its Restricted Subsidiaries (other than any Non-Recourse Restricted Subsidiary); (ii) no Default or Event of Default shall exist or shall occur immediately after giving effect on a PRO FORMA basis to such transaction;
(iii) (a) immediately after giving effect to such transaction on a PRO FORMA basis, the consolidated resulting surviving or transferee entity (or, in the case contemplated by the proviso to clause (i)(b), the Company) would immediately thereafter be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Annualized Operating Cash Flow Ratio provision set forth in the second paragraph of "--Limitation on Incurrence of Additional Indebtedness" above or (b), if the requirement of clause (a) is not satisfied,
(x) any Indebtedness of the resulting surviving or transferee entity (or, in the case contemplated by the proviso to clause (i)(b), the Company) in excess of the amount of the Company's Indebtedness immediately prior to such transaction is Permitted Acquisition Indebtedness and (y) the requirement of clause (a) is not satisfied solely due to the Incurrence of such Permitted Acquisition Indebtedness; (iv) immediately after giving PRO FORMA effect thereto the Secured Indebtedness of the consolidated resulting surviving or transferee entity (or, in the case contemplated by the proviso to

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clause (i)(b), of the Company) would either (x) not exceed the Minimum
Collateral Value of the consolidated resulting surviving or transferee entity (or, in the case contemplated by the proviso to clause (i)(b), of the Company) or (y) not exceed such Minimum Collateral Value by an amount greater than the Secured Indebtedness of the Company exceeded the Minimum Collateral Value of the Company and its Restricted Subsidiaries immediately prior to such transaction; and (v) the Company shall have delivered to the Trustee an Officers' Certificate and an opinion of counsel, if applicable, confirming compliance with the requirements of this covenant.

    Upon any consolidation or merger or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing, the successor corporation formed by such consolidation or into which the Company is merged or to which such transfer is made, shall (other than as provided in the proviso to clause (i)(b) of the preceding paragraph) succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture with the same effect as if such successor corporation had been named therein as the Company, and the Company shall be released from the obligations under the Notes and the Indenture.

    LIMITATION ON LINES OF BUSINESS.

    The Indenture will provide that neither the Company nor any of its Restricted Subsidiaries shall directly or indirectly engage in any line or lines of business activity other than that which, in the reasonable, good faith judgment of the Board of Directors of the Company, is a Related Business.

    RESTRICTION ON SALE AND ISSUANCE OF SUBSIDIARY STOCK.

    The Indenture will provide that the Company will not sell, and will not permit any of its Restricted Subsidiaries to issue or sell, any shares of Capital Stock of any Restricted Subsidiary of the Company to any Person other than the Company or a Wholly Owned Restricted Subsidiary of the Company, except for shares of common stock with no preferences or special rights or privileges and with no redemption or prepayment provisions ("Special Rights"); PROVIDED, HOWEVER, that, in the case of a Restricted Subsidiary that is a partnership or joint venture partnership (a "Restricted Partnership") the Company or any of its Restricted Subsidiaries may sell or such Restricted Partnership may issue or sell Capital Stock of such Restricted Partnership with Special Rights no more favorable than those held by the Company or such Restricted Subsidiary in such Restricted Partnership.

    LIMITATION ON SALE AND LEASEBACK TRANSACTIONS.

    The Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction; PROVIDED, HOWEVER, that the Company may enter into a Sale and Leaseback Transaction if (i) the Company could have (a) Incurred Indebtedness (other than Indebtedness described in the third paragraph (other than clause (vi) thereof) of "-- Limitation on Incurrence of Additional Indebtedness" above) in an amount equal to the Attributable Debt relating to such Sale and Leaseback Transaction in compliance with "--Limitation on Incurrence of Additional Indebtedness" above and (b) Incurred a Lien to secure such Indebtedness in compliance with the "--Limitation on Liens" above,
(ii) the gross cash proceeds of such Sale and Leaseback Transaction are at least equal to the fair market value (as determined in good faith by the Board of Directors of the Company and set forth in an Officers' Certificate delivered to the Trustee) of the property that is the subject of such Sale and Leaseback Transaction and (iii) the transfer of assets in such Sale and Leaseback Transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with, the provisions of "--Limitation on Asset Sales and Sales of Subsidiary Stock" above.

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    SEPARATE ACCOUNT

    The Indenture will provide that on the Issue Date, the Company will deposit $80,000,000 of cash into a separate account (which may but need not be the Collateral Account), which amount may only be used by the Company (i) for acquisitions or (ii) to purchase, redeem or otherwise acquire or retire for value or make any payment of principal, interest or premium in respect to the Notes or any Permitted Pari Passu Secured Indebtedness.

REPORTS

    The Indenture will provide that whether or not the Company is subject to the reporting requirements of Section 13 or 15 (d) of the Exchange Act, the Company shall deliver to the Trustee and to each Holder, within 15 days after it is or would have been required to file such with the Commission, annual and quarterly financial statements substantially equivalent to financial statements that would have been included in reports filed with the Commission, if the Company was subject to the requirements of Section 13 or 15(d) of the Exchange Act, including, with respect to annual information only, a report thereon by the Company's certified independent public accountants as such would be required in such reports to the Commission, and in each case, together with a management's discussion and analysis of financial condition and results of operations which would be so required. In addition, for so long as any Notes remain outstanding, the Company will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act, and, to any beneficial holder of the Notes, if not obtainable from the Commission, information of the type that would be filed with the Commission pursuant to the foregoing provisions, upon the request of any such holder.

EVENTS OF DEFAULT AND REMEDIES

    The Indenture will define an Event of Default as (i) the failure by the Company to pay any installment of interest on the Notes as and when the same becomes due and payable and the continuance of any such failure for 30 days;
(ii) the failure by the Company to pay all or any part of the principal, or premium, if any, on the Notes when and as the same become due and payable at maturity, redemption, by acceleration or otherwise, including, without limitation, payment of the Change of Control Purchase Price or the Asset Sale Offer Price; (iii) the failure by the Company or any Guarantor to observe or perform any other covenant or agreement contained in the Notes or the Indenture and, subject to certain exceptions, the continuance of such failure for a period of 30 days after written notice is given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes outstanding; (iv) certain events of bankruptcy, insolvency or reorganization in respect of the Company or any of the Company's Significant Restricted Subsidiaries; (v) the failure to pay at final stated maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Indebtedness of the Company or any Restricted Subsidiary of the Company or the acceleration of the final stated maturity of any Indebtedness if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final maturity or which has been accelerated, aggregates $15,000,000 or more at any time, except that such dollar amount shall not apply to any Permitted Pari Passu Secured Indebtedness that is secured by the Collateral; (vi) final unsatisfied judgments not covered by insurance aggregating in excess of $5,000,000, at any one time rendered against the Company or any of the Company's Restricted Subsidiaries and not stayed, bonded or discharged within 60 days;
(vii) the failure of any Guarantee to be in full force and effect or declaration of any Guarantee to be null and void and unenforceable or finding of any Guarantee to be invalid or denial by any Guarantor of its liability under its Guarantee (other than by reason of release of such Guarantor in accordance with the terms of the Indenture); and (viii) the failure of any of the Security Documents to be in full force and effect or to give the Trustee the Liens, rights, powers and privileges purported to be created thereby. The Indenture will provide that if a default occurs and is continuing, the

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Trustee must, within 90 days after the occurrence of such default, give to the
Holders notice of such default.

    If an Event of Default occurs and is continuing (other than an Event of Default specified in clause (iv) above relating to the Company or any Significant Restricted Subsidiary), then in every such case, unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the Holders of 25% in aggregate principal amount of the Notes then outstanding, by notice in writing to the Company (and to the Trustee if given by Holders) may declare all principal and accrued interest thereon to be due and payable and the same shall become immediately due and payable. If an Event of Default specified in clause (iv) above, relating to the Company or any Significant Restricted Subsidiary occurs, all principal and accrued interest thereon will be immediately due and payable on all outstanding Notes without any declaration or other act on the part of Trustee or the Holders. The Holders of a majority in aggregate principal amount of Notes generally are authorized to rescind such acceleration if all existing Events of Default, other than the non-payment of the principal of, premium, if any, and interest on the Notes which have become due solely by such acceleration, have been cured or waived.

    The Indenture will provide that in the event of a declaration of acceleration of the Notes because an Event of Default has occurred and is continuing as a result of the acceleration of any Indebtedness described in clause (v) of the first paragraph under "--Events of Default and Remedies," the declaration of acceleration of the Notes shall be automatically annulled if the holders of all Indebtedness described in clause (v) (without any payment to any holders of any such Indebtedness) have rescinded the declaration of acceleration in respect of such Indebtedness within 30 days of the date of such declaration and if (i) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all Events of Default, except nonpayment of principal interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.

    The Holders of a majority in aggregate principal amount of the Notes at the time outstanding may waive on behalf of all the Holders any default, except a default in the payment of principal of or interest on any Note not yet cured, or a default with respect to any covenant or provision which cannot be modified or amended without the consent of the Holders of a greater specified percentage of the aggregate principal amount of the Notes then outstanding without the consent of such greater percentage. Subject to the provisions of the Indenture relating to the duties of the Trustee, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the Holders, unless such Holders have offered to the Trustee reasonable security or indemnity. Subject to all provisions of the Indenture and applicable law, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

    The Indenture will provide that the Company may, at its option and at any time, elect to have its obligations and the obligations of the Guarantors discharged with respect to the outstanding Notes, Guarantees and Security Documents ("Legal Defeasance"). Such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented, and the Indenture, Guarantees and Security Documents shall cease to be of further effect, except as to (i) rights of Holders to receive payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due from the trust funds; (ii) the Company's obligations with respect to such Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes, and the maintenance of an office or agency for payment and money for security payments held in trust; (iii) the rights, powers, trust, duties, and immunities of the Trustee, and the Company's obligations in connection therewith; and (iv) the Legal Defeasance provisions of the Indenture. In addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including nonpayment, bankruptcy, receivership, rehabilitation and insolvency events) described under "--Events of Default and Remedies " above will no longer constitute an Event of Default with respect to the Notes.

    In order to exercise either Legal Defeasance or Covenant Defeasance,

        (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, U.S. Legal Tender, non-callable government securities or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on such Notes on the stated date for payment thereof or on the applicable Redemption Date of such principal or installment of principal of, premium, if any, or interest on such Notes, and the Holders of Notes must have a valid, perfected, exclusive security interest in such trust;

        (ii) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (a) the Company has received from, or there has been published by the Internal Revenue Service, a ruling or (b) since the date of the Indenture, there has been a change in the applicable Federal income tax law, in each case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of such Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such Legal Defeasance, and will be subject to Federal income tax in the same amount, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

       (iii) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to such Trustee confirming that the Holders of such Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

        (iv) no Default or Event of Default (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit or such deposit) shall have occurred and be continuing on the date of such deposit or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

        (v) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

        (vi) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of such Notes over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others; and

       (vii) the Company shall have delivered to the Trustee an Officers' Certificate stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

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
AMENDMENTS AND SUPPLEMENTS

    The Indenture will contain provisions permitting the Company, the Guarantors and the Trustee to enter into a supplemental indenture for certain limited purposes without the consent of the Holders. With the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, the Company, the Guarantors and the Trustee are permitted to amend or supplement the Indenture or any supplemental indenture or modify the rights of the Holders; provided, however, that no such modification may, without the consent of each Holder affected thereby: (i) change the Stated Maturity of any Note, or reduce the principal amount thereof or the rate (or extend the time for payment) of interest thereon or any premium payable upon the redemption thereof, or change the place of payment where, or the coin or currency in which, any Note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption
Date), or reduce the Change of Control Purchase Price or the Asset Sale Offer Price or alter redemption provisions or the provisions (or the definitions related thereto) of "--Certain Covenants--Repurchase of Notes at the Option of the Holder Upon a Change of Control" above in a manner adverse to the Holders, or (ii) reduce the percentage in principal amount of the outstanding Notes, the consent of whose Holders is required for any such amendment, supplemental indenture or waiver provided for in the Indenture, or (iii) modify any of the waiver provisions, except to increase any required percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each outstanding Note affected thereby. With the consent of Holders of two-thirds of the aggregate principal amount of the Notes at the time outstanding, the Company and the Trustee are permitted to change the Change of Control Purchase Date or the Asset Sale Offer Period.

    In addition, no waiver or amendment may permit (x) a release of Collateral (not otherwise permitted under the Security Documents) that relates to more than 25% of the fair market value of the Collateral (as determined in good faith by the Company's Board of Directors) without the consent of the Holders of 66 2/3% of the aggregate principal amount of Notes then outstanding or (y) the release (not otherwise permitted under the Security Documents) of all or substantially all of the Collateral or any amendment of or modification to the Indenture or the Security Documents that has the substantial effect thereof without the consent of Holders of 75% of the aggregate principal amount of Notes then outstanding.

NO PERSONAL LIABILITY OF PARTNERS, STOCKHOLDERS, OFFICERS, DIRECTORS

    The Indenture will provide that no direct or indirect stockholder, employee, officer or director, as such, past, present or future of the Company or any Guarantor or any successor entity shall have any personal liability in respect of the obligations of the Company or any Guarantor or any successor entity under the Indenture, the Notes or any Guarantee by reason of his or its status as such stockholder, employee, officer or director.

CERTAIN DEFINITIONS

    Set forth below is a summary of certain defined terms contained in the Indenture. Reference is made to the Indenture for the full definition of all such terms, as well as any other terms used herein for which no definition is provided.

    "AFFILIATE" means, with respect to any specified Person, (i) any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such specified Person or (ii) any officer, director, or controlling stockholder of such other Person. For purposes of this definition, the term "control" means the power to direct the management and policies of a Person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract, or otherwise, or without limiting the foregoing, the beneficial ownership of 10% or more of the voting power of the

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voting common equity of such Person (on a fully diluted basis) or of warrants or other rights to acquire such equity (whether or not presently exercisable).

    "ANNUALIZED OPERATING CASH FLOW" on any date, means with respect to any Person the Operating Cash Flow for the Reference Period multiplied by four.

    "ANNUALIZED OPERATING CASH FLOW RATIO" on any date (the "Transaction Date") means, with respect to any Person and its Subsidiaries, the ratio of (i) consolidated Indebtedness of such Person and its Subsidiaries on the Transaction Date (after giving PRO FORMA effect to the Incurrence of any Indebtedness on such Transaction Date) divided by (ii) the aggregate amount of Annualized Operating Cash Flow of such Person (determined on a PRO FORMA basis after giving effect to all acquisitions or dispositions of businesses made by such Person and its Subsidiaries from the beginning of the Reference Period through the Transaction Date as if such acquisition or disposition had occurred at the beginning of such Reference Period); PROVIDED that for purposes of such computation, in calculating Annualized Operating Cash Flow and consolidated Indebtedness, (a) the transaction giving rise to the need to calculate the Annualized Operating Cash Flow Ratio will be assumed to have occurred (on a PRO FORMA basis) on the first day of the Reference Period; (b) the Incurrence of any Indebtedness during the Reference Period or subsequent thereto and on or prior to the Transaction Date (and the application of the proceeds therefrom to the extent used to retire Indebtedness or to acquire businesses) will be assumed to have occurred (on a PRO FORMA basis) on the first day of such Reference Period;
(c) Consolidated Interest Expense attributable to any Indebtedness (whether existing or being incurred) bearing a floating interest rate shall be computed as if the rate in effect on the Transaction Date had been the applicable rate for the entire period; (d) all members of the consolidated group of such Person on the Transaction Date that were acquired during the Reference Period or thereafter and on or prior to the Transaction Date shall be deemed to be members of the consolidated group of such Person for the entire Reference Period; and
(e) consolidated Indebtedness shall include any Indebtedness constituting Permitted Parent Securities to the extent that the aggregate outstanding amount thereof exceeds $153.4 million; PROVIDED, HOWEVER, that with respect to any such Indebtedness, the amount thereof included pursuant to this clause (e) as of any date shall be limited to the proportion of such Indebtedness, if any, that is equal to the proportion of the interest on such Indebtedness that as of the most recent interest payment date in respect thereof was paid with cash distributed by the Company pursuant to clause (ii) of the second paragraph of "--Certain Covenants -- Limitation on Restricted Payments" above. When the foregoing definition is used in connection with the Company and its Restricted Subsidiaries, references to a Person and its Subsidiaries in the foregoing definition shall be deemed to refer to the Company and its Restricted Subsidiaries.

    "APPLICABLE PREMIUM" means, with respect to a Note at any Redemption Date, the greater of (i) 1.0% of the principal amount of such Note and (ii) the excess of (A) the present value at such time of (1) the redemption price of such Note at June 15, 2002 (such redemption price being described under "--Optional Redemption") above, PLUS (2) all remaining required interest payments (excluding accrued but unpaid interest) due on such Note through June 15, 2002, computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the then outstanding principal amount of such Note.

    "ASSET SALE" has the meaning set forth under "--Certain Covenants -- Limitation on Asset Sales and Sales of Subsidiary Stock" above.

    "ASSET SALE OFFER" has the meaning set forth under "--Certain Covenants -- Limitation on Asset Sales and Sales of Subsidiary Stock" above.

    "ASSET SALE OFFER PERIOD" has the meaning set forth under "--Certain Covenants -- Limitation on Asset Sales and Sales of Subsidiary Stock" above.

    "ASSET SALE OFFER PRICE" has the meaning set forth under "--Certain Covenants -- Limitation on Asset Sales and Sales of Subsidiary Stock" above.

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
    "ATTRIBUTABLE DEBT" in respect of a Sale and Leaseback Transaction means, as of the time of determination, the present value (discounted at the interest rate borne by the Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended).

    "BUSINESS DAY" means a day that is not a Legal Holiday.

    "CAPITAL STOCK" means, with respect to any Person, any capital stock of such Person and shares, interests, participations or other ownership interests (however designated) of any Person and any rights (other than debt securities convertible into capital stock), warrants and options to purchase any of the foregoing, including (without limitation) each class of common stock and preferred stock of such Person if such Person is a corporation and each general and limited partnership interest of such Person if such Person is a partnership.

    "CAPITALIZED LEASE OBLIGATIONS" means obligations under a lease that are required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligations shall be the capitalized amount of such obligations, as determined in accordance with GAAP.

    "CASH EQUIVALENTS" means (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) in each case maturing within one year after the date of acquisition, (ii) time deposits and certificates of deposit and commercial paper issued by the parent corporation of any domestic commercial bank of recognized standing having capital and surplus in excess of $500 million and commercial paper issued by others rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody's and in each case maturing within one year after the date of acquisition and
(iii) investments in money market funds substantially all of whose assets comprise securities of the types described in clauses (i) and (ii) above.

    "CELLULAR SYSTEM" has the meaning set forth in "--Certain Covenants -- Minimum Coverage Ratio" above.

    "CHANGE OF CONTROL" means (i) other than any transaction in which the resulting transferee Person need not assume the Notes as provided in the proviso to clause (i)(b) of "--Certain Covenants-- Limitation on Merger, Sale or Consolidation" above, any sale, transfer or other conveyance, whether direct or indirect, of a majority of the fair market value of the assets of the Company or Parent, on a consolidated basis, in one transaction or a series of related transactions, if, immediately after giving effect to such transaction, any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable), other than an Excluded Person or Excluded Group, is or becomes the "beneficial owner" (as such term is used in Rule 13d-3 promulgated pursuant to the Exchange Act), directly or indirectly, of more than 50% of the equity of the transferee, (ii) any person or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable), other than an Excluded Person or Excluded Group, is or becomes the "beneficial owner" (as such term is used in Rule 13d-3 promulgated pursuant to the Exchange Act), directly or indirectly, of more than 50% of the equity of the Company or Parent then outstanding normally entitled to vote in elections of directors, or (iii) during any period of 12 consecutive months after the Issue Date, individuals who at the beginning of any such 12-month period constituted the Board of Directors of the Company or Parent (together with any new directors whose election by such Board or whose nomination for election by the shareholders of the Company or Parent was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute at least a majority of the Board of Directors of the Company or Parent then in office.

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
    "CHANGE OF CONTROL OFFER" has the meaning set forth under "--Certain Covenants -- Repurchase of Notes at the Option of the Holder upon a Change of Control" above.

    "CHANGE OF CONTROL OFFER PERIOD" has the meaning set forth under "--Certain Covenants -- Repurchase of Notes at the Option of the Holder upon a Change in Control" above.

    "CHANGE OF CONTROL PURCHASE PRICE" has the meaning set forth under "--Certain Covenants -- Repurchase of Notes at the Option of the Holder upon a Change in Control" above.

    "CHANGE OF CONTROL PUT DATE" means the earlier of (a) the third Business Day prior to the Change of Control Purchase Date and (b) the third Business Day following the expiration of the Change of Control Offer.

    "COLLATERAL" has the meaning set forth under "--Security and Ranking of the Notes" above.

    "COLLATERAL ACCOUNT" means an account maintained with the Trustee or with any financial institution into which cash collateral and Eligible Investments securing the Notes are deposited pursuant to the terms of the Security Agreement.

    "COLLATERAL POOL" has the meaning set forth under "--Certain Covenants -- Minimum Coverage Ratio" above.

    "COMPANY SYSTEMS" has the meaning set forth under "--Certain Covenants -- Limitation on Asset Sales and Sales of Subsidiary Stock" above.

    "COMPUTATION PERIOD" has the meaning set forth under "--Certain Covenants -- Limitation on Restricted Payments" above.

    "CONSOLIDATED INTEREST EXPENSE" of any Person means, for any period, the aggregate amount (without duplication and determined in each case in accordance with GAAP) of (i) interest expensed or capitalized, paid, accrued, or scheduled to be paid or accrued (including, in accordance with the following sentence, interest attributable to the Capitalized Lease Obligations) of such Person and its consolidated Subsidiaries during such period, including (a) original issue discount and non-cash interest payments or accruals on any Indebtedness, (b) the interest portion of all deferred payment obligations, and (c) all commissions, discounts and other fees and charges owed with respect to bankers' acceptances and letters of credit financings and currency and Interest Swap and Hedging Obligations, in each case to the extent attributable to such period, and (ii) the amount of dividends accrued or payable by such Person or any of its consolidated Subsidiaries in respect of Preferred Stock (other than by Restricted Subsidiaries of such Person to such Person or such Person's Wholly Owned Subsidiaries). For purposes of this definition, (x) interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP and (y) interest expense attributable to any Indebtedness represented by the guaranty by such Person or a Subsidiary of such Person of an obligation of another Person shall be deemed to be the interest expense attributable to the Indebtedness guaranteed. When the foregoing definition is used in connection with the Company and its Restricted Subsidiaries, references to a Person and its Subsidiaries in the foregoing definition shall be deemed to refer to the Company and its Restricted Subsidiaries.

    "CONSOLIDATED NET INCOME" of any Person for any period means the net income (or loss) of such Person and its consolidated Subsidiaries for such period, determined (on a consolidated basis) in accordance with GAAP, adjusted to exclude (only to the extent included in computing such net income (or loss) and without duplication) (i) all extraordinary gains and losses and gains and losses that are nonrecurring (including as a result of Asset Sales outside the ordinary course of business), (ii) the net income, if positive, of any Person that is not a Subsidiary in which such Person or any of its Subsidiaries has an interest, except to the extent of the amount of dividends or distributions actually paid to such Person or a Subsidiary of such Person that both (a) are actually paid in cash to such Person or a Subsidiary of such

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Person during such period and (b) when taken together with all other dividends and distributions paid during such period in cash to such Person or a Subsidiary of such Person, are not in excess of such Person's PRO RATA share of such other Person's aggregate net income earned during such period, (iii), except as provided in the definition of "Annualized Operating Cash Flow Ratio" above the net income (or loss) of any Subsidiary acquired in a pooling of interests transaction for any period prior to the date of such acquisition and (iv) the net income, if positive, of any Subsidiary of such Person (other than a Non-Recourse Restricted Subsidiary) to the extent that the declaration or payment of dividends or similar distributions is not at the time permitted by operation of the terms of its charter or any agreement or instrument applicable to such Subsidiary. When the foregoing definition is used in connection with the Company and its Restricted Subsidiaries, references to a Person and its Subsidiaries in the foregoing definition shall be deemed to refer to the Company and its Restricted Subsidiaries.

    "COVENANT DEFEASANCE" has the meaning set forth under "--Legal Defeasance and Covenant Defeasance" above.

    "DEFAULT" means any event or condition that is, or after notice or passage of time or both would be, an Event of Default.

    "DISQUALIFIED CAPITAL STOCK" means, with respect to any Person, Capital Stock of such Person that, by its terms or by the terms of any security into which it is convertible, exercisable or exchangeable, is, or upon the happening of any event or the passage of time would be, required to be redeemed or repurchased (including at the option of the holder thereof) by such Person or any of its Subsidiaries, in whole or in part, on or prior to the Stated Maturity; PROVIDED, HOWEVER, that Capital Stock will not be deemed to be Disqualified Capital Stock if it may only be so redeemed or repurchased solely in consideration of Qualified Capital Stock of the Company or Parent.

    "DLJ POP BOOK" means The Wireless Communications Industry survey published by Donaldson, Lufkin & Jenrette Securities Corporation.

    "ELIGIBLE INVESTMENTS" means (a) direct obligations of the United States of America, or of any agency thereof, or obligations guaranteed as to principal and interest by the United States of America, or by any agency thereof, in either case maturing not more than one year from the date of acquisition thereof by such Person; (b) time deposits, certificates of deposit or bankers' acceptances (including eurodollar deposits) issued by any bank or trust company organized under the laws of the United States of America or any state thereof and having capital, surplus and undivided profits of at least $500 million and a deposit rating of investment grade; (c) commercial paper rated A-1 or better by S&P or P-1 or better by Moody's, respectively, maturing not more than 180 days from the date of acquisition thereof by such Person; (d) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (a) above entered into with a bank meeting the qualifications described in clause (b) above; (e) securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least A by S&P or A by Moody's; or (f) money market mutual funds that invest primarily in the foregoing items.

    "EQUITY OFFERING" means with respect to any Person, the sale or offering of any Capital Stock of such Person that is not Disqualified Capital Stock.

    "EXCHANGE CAPITAL STOCK" has the meaning set forth under "--Certain Covenants -- Limitation on Asset Sales and Sales of Subsidiary Stock" above.

    "EXCLUDED GROUP" means a "group" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) that includes one or more Excluded Persons; PROVIDED, HOWEVER, that the voting power of the Capital Stock of the Company or Parent "beneficially owned" (as such term is used in Rule 13d-3 promulgated under the Exchange Act) by such Excluded Persons (without attribution to such Excluded Persons of the ownership by other members of the "group") represents a majority of the voting power of the Capital

Stock "beneficially owned" (as such term is used in Rule 13d-3 promulgated under the Exchange Act) by such group.

    "EXCLUDED PERSON" means Robert Price, Parent (so long as not controlled by anyone other than Robert Price) and any Affiliate of any of the foregoing that is wholly owned by any of the foregoing.

    "EXISTING INDEBTEDNESS" means Indebtedness of the Company and its Subsidiaries in existence and outstanding on the Issue Date.

    "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board ("FASB") or, if FASB ceases to exist, any successor thereto; PROVIDED, HOWEVER, that for purposes of determining compliance with covenants in the Indenture, "GAAP" means such generally accepted accounting principles as in effect as of the Issue Date.

    "GUARANTEE" has the meaning set forth under "--Guarantees" above.

    "GUARANTORS" means each Restricted Subsidiary of the Company (other than a Non-Recourse Restricted Subsidiary) that has executed and delivered the Indenture or a supplement thereto to become a Guarantor, and "Guarantor" means any of them.

    "HOLDER" means a Person in whose name a Note is registered. The Holder of a Note will be treated as the owner of such Note for all purposes.

    "HOLDINGS" means Price Communications Cellular Holdings, Inc., a Delaware corporation, and its successors and assigns.

    "INCUR" has the meaning set forth under "--Certain Covenants --Limitation on Incurrence of Additional Indebtedness" above.

    "INDEBTEDNESS" of any Person means, without duplication, (i) all liabilities and obligations, contingent or otherwise, of such Person, (a) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (b) evidenced by bonds, notes, debentures or similar instruments, (c) representing the balance deferred and unpaid of the purchase price of any property or services, except (other than accounts payable or other obligations to trade creditors which have remained unpaid for more than 90 days past their original due date or to financial institutions, which obligations are not being contested in good faith and for which appropriate reserves have not been established) those Incurred in the ordinary course of its business that would constitute ordinarily a trade payable to trade creditors, (d) evidenced by bankers' acceptances or similar instruments issued or accepted by banks, (e) for the payment of money relating to a Capitalized Lease Obligation, or (f) evidenced by a letter of credit or a reimbursement obligation of such Person with respect to any letter of credit;
(ii) all obligations of such Person under Interest Swap and Hedging Obligations;
(iii) all liabilities of others of the kind described in the preceding clauses
(i) or (ii) that such Person has guaranteed or that is otherwise its legal liability or which are secured by any assets or property of such Person and all obligations to purchase, redeem or acquire any Capital Stock; (iv) all Disqualified Capital Stock of such Person and all Preferred Stock of such Person's Subsidiaries; and (v) any and all deferrals, renewals, extensions, refinancing and refundings (whether direct or indirect) of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (i), (ii), (iii), or (iv) or this clause (v), whether or not between or among the same parties; provided that the outstanding principal amount at any date of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such date.

    "INTERCREDITOR AGREEMENT" has the meaning set forth under "--Intercreditor Agreement" above.

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
    "INTEREST SWAP AND HEDGING OBLIGATIONS" means any obligations of any Person pursuant to any interest rate swaps, caps, collars and similar arrangements providing protection against fluctuations in interest rates. For purposes of the Indenture, the amount of such obligations shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such obligation had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such obligation provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligations shall be the net amount so determined, plus any premium due upon default by such Person.

    "INVESTMENT" by any Person in any other Person means (without duplication)
(i) the acquisition (whether by purchase, merger, consolidation or otherwise) by such Person (whether for cash, property, services, securities or otherwise) of Capital Stock, bonds, notes, debentures, partnership or other ownership interests or other securities of such other Person or any agreement to make any such acquisition; (ii) the making by such Person of any deposit with, or advance, loan or other extension of credit to, such other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such other Person) or any commitment to make any such advance, loan or extension; (iii) the entering into by such Person of any guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of such other Person; (iv) the making of any capital contribution by such Person to such other Person; and (v) the designation by the Board of Directors of the Company of any Person to be an Unrestricted Subsidiary. For purposes of "-- Certain Covenants--Limitation on Restricted Payments" above, (x) "Investment" shall include and be valued at the fair market value of the net assets of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary and shall exclude the fair market value of the net assets of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary and (y) the amount of any Investment shall be the fair market value of such Investment plus the fair market value of all additional Investments by the Company or any of its Restricted Subsidiaries at the time any such Investment is made; PROVIDED, HOWEVER that, for purposes of this sentence, the fair market value of net assets in excess of $5,000,000 shall be as determined by an independent appraiser of national reputation.

    "ISSUE DATE" means the time and date of the first issuance of the Notes under the Indenture.

    "JUNIOR INDEBTEDNESS" means Indebtedness of the Company that (i) requires no payment of principal prior to or on the date on which all principal of and interest on the Notes is paid in full and (ii) is subordinate and junior in right of payment to the Notes in all respects.

    "LEGAL DEFEASANCE" has the meaning set forth under "--Legal Defeasance and Covenant Defeasance" above.

    "LEGAL HOLIDAY" means a Saturday, a Sunday or a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

    "LIEN" means any mortgage, lien, pledge, charge, security interest, or other encumbrance of any kind, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement and any lease deemed to constitute a security interest and any option or other agreement to give any security interest).

    "MATURITY DATE" means, when used with respect to any Note, the date specified on such Note as the fixed date on which the final installment of principal of such Note is due and payable (in the absence of any acceleration thereof pursuant to the provisions of the Indenture regarding acceleration of Indebtedness or any Change of Control Offer, Proceeds Purchase Offer or Asset Sale Offer).

    "MINIMUM COLLATERAL VALUE" has the meaning set forth under "--Certain Covenants--Minimum Coverage Ratio" above.

    "MOODY'S" means Moody's Investors Service, Inc.

    "NET CASH PROCEEDS" means the aggregate amount of cash and Cash Equivalents received by the Company and its Restricted Subsidiaries in respect of an Asset Sale (including upon the conversion to cash and Cash Equivalents of (A) any note or installment receivable at any time, or (B) any other property as and when any cash and Cash Equivalents are received in respect of any property received in an Asset Sale but only to the extent such cash and Cash Equivalents are received within one year after such Asset Sale), less the sum of (i) all reasonable out-of-pocket fees, commissions and other expenses Incurred in connection with such Asset Sale, including the amount (estimated in good faith by the Board of Directors of the Company) of income, franchise, sales and other applicable taxes required to be paid by the Company or any Restricted Subsidiary of the Company in connection with such Asset Sale and (ii) the aggregate amount of cash so received which is used to retire any existing Senior Indebtedness of the Company or Indebtedness of its Restricted Subsidiaries, as the case may be, which is required to be repaid in connection with such Asset Sale or is secured by a Lien on the property or assets of the Company or any of its Restricted Subsidiaries, as the case may be; PROVIDED, HOWEVER, that the provisions of this clause (ii) shall not permit any non-pro rata application of the proceeds of any Asset Sale to Permitted Pari Passu Secured Indebtedness to the disadvantage of the Notes.

    "NET POPS" of any Person with respect to any Cellular System means the Pops of the MSA or RSA served by such Cellular System multiplied by the direct and/or indirect percentage interest of such Person in the entity licensed or designated to receive an authorization by the Federal Communications Commission to construct or operate a Cellular System in that MSA or RSA.

    "NET PROCEEDS" means the aggregate net proceeds (including the fair market value of non-cash proceeds constituting equipment or other assets of a type generally used in a Related Business, in an amount reasonably determined by the Board of Directors of the Company for amounts less than or equal to $5,000,000 and by a financial advisor or appraiser of national reputation for greater amounts) received by a Person from any Equity Offering (other than to a Subsidiary of such Person) after payment of out-of-pocket expenses, commissions and discounts Incurred in connection therewith.

    "NON-RECOURSE RESTRICTED SUBSIDIARY" has the meaning specified in the definition of "Permitted Acqusition Indebtedness."

    "OBLIGATION" means any principal, premium, interest (including interest accruing subsequent to a bankruptcy or other similar proceeding whether or not such interest is an allowed claim enforceable against the Company in a bankruptcy case under Federal bankruptcy law), penalties, fees, indemnifications, reimbursements, damages and other liabilities payable pursuant to the terms of the documentation governing any Indebtedness.

    "OPERATING CASH FLOW" of any Person means (i) with respect to any period, the Consolidated Net Income of such Person for such period, plus (ii) the sum, without duplication (and only to the extent such amounts are deducted from net revenues in determining such Consolidated Net Income), of (a) the provisions for income taxes for such period for such Person and its consolidated Subsidiaries,
(b) depreciation, amortization and other non-cash charges of such Person and its consolidated Subsidiaries and (c) Consolidated Interest Expense of such Person for such period, determined, in each case, on a consolidated basis for such Person and its consolidated Subsidiaries in accordance with GAAP, less (iii) the amount of all cash payments made during such period by such Person and its Subsidiaries to the extent such payments relate to non-cash charges that were added back in determining Operating Cash Flow for such period or for any prior period. When the foregoing definition is used in connection with the Company and its Restricted Subsidiaries, references to a Person and its Subsidiaries in the foregoing definition shall be deemed to refer to the Company and its Restricted Subsidiaries.

    "PARENT" means PCC or any direct or indirect Wholly Owned Subsidiary of PCC that directly or indirectly wholly owns the Company.

    "PARENT INDENTURE" means the indenture dated as of August 7, 1997, by and between Holdings and Bank of Montreal Trust Company, as trustee, under which the Parent Notes were issued.

    "PARENT NOTES" means the 13-1/2% Senior Secured Discount Notes due 2007 of Holdings.

    "PCC" means Price Communications Corporation, a New York corporation, and its successors and assigns.

    "PERMITTED ACQUISITION INDEBTEDNESS" means, with respect to any Person, Indebtedness Incurred in connection with the acquisition of property, businesses or assets which, or Capital Stock of a Person all or substantially all of whose assets, are of a type generally used in a Related Business; PROVIDED, HOWEVER, that, in the case of the Company or its Restricted Subsidiaries, as applicable,
(x) (i) the Company's Annualized Operating Cash Flow Ratio, after giving effect to such acquisition and such Incurrence on a PRO FORMA basis, is no greater than such ratio prior to giving PRO FORMA effect to such acquisition and such Incurrence; (ii) the Company's consolidated Indebtedness, divided by the Net Pops of the Company and its Restricted Subsidiaries, in each case giving PRO FORMA effect to the acquisition and such Incurrence, does not exceed $175; (iii) after giving effect to such acquisition and such Incurrence the acquired property, businesses or assets or such Capital Stock is owned directly by the Company or a Wholly Owned Restricted Subsidiary of the Company or (y) (i) under the terms of such Indebtedness and pursuant to applicable law, no recourse could be had for the payment of principal, interest or premium with respect to such Indebtedness or for any claim based thereon against the Company or any Restricted Subsidiary of the Company other than the obligor of such Indebtedness and its Subsidiaries or any of their property or assets other than the Capital Stock of such obligor or its Subsidiaries, (ii) the obligor of such Indebtedness shall have, immediately after giving effect to such acquisition and such Incurrence on a PRO FORMA basis, a ratio of Annualized Operating Cash Flow as of the date of such acquisition and Incurrence to the product of Consolidated Interest Expense for the Reference Period multiplied by four (but excluding from Consolidated Interest Expense all amounts that are not required to be paid in cash on a current basis) of at least 1.0 to 1, (iii) since the Issue Date no Permitted Investment (other than as permitted by clause (viii) of the definition of "Permitted Investment" below) shall have been made in such obligor or its Subsidiaries and (iv) immediately subsequent to the Incurrence of such Indebtedness, the obligor thereof shall be a Restricted Subsidiary and shall have been designated by the Company (as evidenced by an Officers' Certificate delivered promptly to the Trustee) to be a "Non-Recourse Restricted Subsidiary."

    "PERMITTED INVESTMENT" means (i) Investments in Cash Equivalents; (ii) Investments in the Company or a Restricted Subsidiary (other than a Non-Recourse Restricted Subsidiary); (iii) Investments in a Person substantially all of whose assets are of a type generally used in a Related Business (an "Acquired Person") if, as a result of such Investments, (a) the Acquired Person immediately thereupon becomes a Restricted Subsidiary (other than a Non-Recourse Restricted Subsidiary) or (b) the Acquired Person immediately thereupon either (1) is merged or consolidated with or into the Company or any of its Restricted Subsidiaries (other than a Non-Recourse Restricted Subsidiary) and the surviving Person is the Company or a Restricted Subsidiary (other than a Non-Recourse Restricted Subsidiary) or (2) transfers or conveys all or substantially all of its assets to, or is liquidated into, the Company or any of its Restricted Subsidiaries (other than a Non-Recourse Restricted Subsidiary); (iv) Investments in accounts and notes receivable acquired in the ordinary course of business;
(v) any securities received in connection with an Asset Sale (other than those of a Non-Recourse Restricted Subsidiary) and any investment with the Net Cash Proceeds from any Asset Sale in Capital Stock of a Person, all or substantially all of whose assets are of a type used in a Related Business, that complies with "--Certain Covenants--Limitation on Asset Sales and Sales of Subsidiary Stock" above; (vi) any guarantee issued by a Restricted Subsidiary Incurred in compliance with the Indenture; (vii) advances and prepayments for asset purchases in the ordinary course of business in a Related Business of the Company or a Restricted Subsidiary; (viii) Investments in Non-Recourse Restricted Subsidiaries with the proceeds of contributions irrevocably and unconditionally received without restriction by the Company from any Parent; and
(ix) customary loans or advances made

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in the ordinary course of business to officers, directors or employees of the
Company or any of its Restricted Subsidiaries for travel, entertainment, and moving and other relocation expenses.

    "PERMITTED LIEN" means (a) Liens existing on the Issue Date; (b) Liens imposed by governmental authorities for taxes, assessments or other charges not yet subject to penalty or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the Company in accordance with GAAP; (c) statutory liens of carriers, warehousemen, mechanics, materialmen, landlords, repairmen or other like Liens arising by operation of law in the ordinary course of business; PROVIDED, HOWEVER, that (i) the underlying obligations are not overdue for a period of more than 30 days, and (ii) such Liens are being contested in good faith and by appropriate proceedings and adequate reserves with respect thereto are maintained on the books of the Company in accordance with GAAP; (d) Liens securing the performance of bids, trade contracts (other than borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature Incurred in the ordinary course of business;
(e) easements, rights-of-way, zoning, similar restrictions and other similar encumbrances or title defects which, singly or in the aggregate, do not in any case materially detract from the value of the property subject thereto (as such property is used by the Company or any of its Restricted Subsidiaries) or interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries; (f) Liens arising by operation of law in connection with judgments, only to the extent, for an amount and for a period not resulting in an Event of Default with respect thereto; (g) pledges or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security legislation; (h) Liens in favor of the Trustee arising under the Indenture; (i) Liens securing Permitted Acquisition Indebtedness, which either (A) were not Incurred or issued in anticipation of such acquisition or (B) secure Permitted Acquisition Indebtedness meeting the requirements set forth in clause (y) of the definition thereof; (j) Liens securing Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary or is merged with or into the Company or a Restricted Subsidiary; PROVIDED, HOWEVER, that such Liens were in existence prior to the date of such acquisition, merger or consolidation, were not Incurred in anticipation thereof, and do not extend to any other assets; (k) Liens arising from Purchase Money Indebtedness permitted under the Indenture;
(l) Liens securing Refinancing Indebtedness Incurred to refinance any Indebtedness that was previously so secured in a manner no more adverse to the Holders than the terms of the Liens securing such refinanced Indebtedness; (m) Liens in favor of the Company or a Wholly Owned Restricted Subsidiary (other than a Non-Recourse Restricted Subsidiary); (n) Liens securing any Permitted Pari Passu Secured Indebtedness Incurred in accordance with the provisions of "-- Certain Covenants--Limitation on Incurrence of Additional Indebtedness" above; PROVIDED, HOWEVER, that (A) the aggregate principal amount of the Secured Indebtedness as of the date of issuance of such series of Permitted Pari Passu Secured Indebtedness on a PRO FORMA basis is less than or equal to the Minimum Collateral Value, (B) the indenture and the related documents for each such series of Permitted Pari Passu Secured Indebtedness contains provisions with respect to releases of Collateral that are substantially similar to and no more restrictive on the Company than the provisions of the Indenture and the Security Agreement and (C) the trustee for the holders of each series of Permitted Pari Passu Secured Indebtedness executes and delivers a joinder supplement to the Intercreditor Agreement; and (o) Liens on assets other than the Collateral securing Indebtedness (other than Junior Indebtedness) permitted to be incurred under "--Certain Covenants -- Limitation on Incurrence of Additional Indebtedness" above.

    "PERMITTED PARENT SECURITIES" means (i) the Parent Notes, (ii) any refinancing of the Parent Notes that has a first scheduled cash interest payment due and payable no earlier than the due date of the first scheduled cash interest payment of the Indebtedness being refinanced as of the Issue Date and
(iii) any other Indebtedness of Holdings or Parent Incurred after the Issue Date; PROVIDED, HOWEVER, that (a) the gross proceeds of such Indebtedness do not exceed $100 million in the aggregate, (b) such Indebtedness has a first scheduled cash interest payment due and payable no earlier that the due date of the first scheduled cash interest payment of the Indebtedness described in clauses (i) or (ii) above and (c) the net proceeds of such Indebtedness are contributed to the Company or its Restricted Subsidiaries and applied

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in a manner permitted by the Indenture. For purposes of this definition, the term "first scheduled cash interest payment" shall not include any payment date on which the issuer (i) may elect to pay interest in cash or (ii) is required to pay interest in cash as a result of such election.

    "PERMITTED PARI PASSU SECURED INDEBTEDNESS" has the meaning set forth under "--Permitted Pari Passu Secured Indebtedness" above.

    "PERSON" means any corporation, individual, joint stock company, joint venture, partnership, unincorporated association, governmental regulatory entity country, state or political subdivision thereof, trust, municipal or other entity.

    "POPS" means, as of any date of determination, the greater of the estimate of the population of a Metropolitan Statistical Area ("MSA") or Rural Service Area ("RSA") derived from (i) the most recent Donnelly Market Service and (ii) the most recent DLJ Pop Book; PROVIDED, HOWEVER, that (x) if such statistics are no longer printed in either the Donnelly Market Service or the DLJ Pop Book, or either such source is no longer published, the then currently published source of the two containing such information shall be used; (y) if such statistics are no longer printed in either such source, or both sources are no longer published, the statistics in the most recent Rand McNally Commercial Atlas shall be used; and (z) if such statistics are no longer printed in the Rand McNally Commercial Atlas or the Rand McNally Commerical Atlas is no longer published, another nationally recognized source of such information shall be used.

    "PREFERRED STOCK" means Capital Stock, other than common stock of an issuer having no preferences or privileges as to the payment of dividends or the distribution of the issuer's assets over any other class of such issuer's Capital Stock.

    "PURCHASE MONEY INDEBTEDNESS" means Indebtedness of the Company or its Restricted Subsidiaries Incurred in connection with the purchase of property or assets for the business of the Company or its Restricted Subsidiaries, provided that the recourse of the lenders with respect to such Indebtedness is limited solely to the property or assets so purchased without further recourse to either the Company or any of its Restricted Subsidiaries.

    "QUALIFIED CAPITAL STOCK" means any Capital Stock of a Person that is not Disqualified Capital Stock.

    "RECORD DATE" means the Record Date specified on the Notes whether or not such Record Date is a Business Day.

    "REDEMPTION DATE" when used with respect to any Note to be redeemed means the date fixed for such redemption pursuant to the Indenture and the Note.

    "REDEMPTION PRICE" when used with respect to any Note to be redeemed, means the redemption price for such redemption pursuant to Article 3 of the Indenture and Paragraph 5 in the form of Note, which shall include, without duplication, in each case, any accrued and unpaid interest to the Redemption Date.

    "REFERENCE PERIOD" with regard to any Person means the last full fiscal quarter of such Person for which financial information (which the Company shall use its best efforts to compile in a timely manner) in respect thereof is available ended on or immediately preceding any date upon which any determination is to be made pursuant to the terms of the Notes or the Indenture.

    "REFINANCING INDEBTEDNESS" means Indebtedness or Disqualified Capital Stock
(a) issued in exchange for, or the proceeds from the issuance and sale of which are used substantially concurrently to repay, redeem, defease, refund, refinance, discharge or otherwise retire for value, in whole or in part, or (b) constituting an amendment, modification or supplement to, or a deferral or renewal of ((a) and (b) above are, collectively, a "Refinancing") any Indebtedness or Disqualified Capital Stock in a principal amount or, in the case of Disqualified Capital Stock, liquidation preference (or if such Indebtedness or Disqualified Capital Stock does not require cash payments prior to maturity or is otherwise issued at a discount, the original issue price of such Indebtedness or Disqualified Capital Stock), not to exceed the sum of (x) the lesser of (i) the principal amount or, in the case of Disqualified Capital Stock, liquidation preference, of the Indebtedness or Disqualified Capital Stock so Refinanced and (ii) if such Indebtedness being Refinanced was issued with an original issue discount, the accreted value thereof (as determined in accordance with GAAP) at the time of such Refinancing, (y) the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of such Indebtedness and (z) all other customary fees and expenses of the Company or such Restricted Subsidiary reasonably Incurred in connection with such refinancing; PROVIDED, HOWEVER that (A) Refinancing Indebtedness issued by any Restricted Subsidiary of the Company shall only be used to Refinance outstanding Indebtedness or Disqualified Capital Stock of such Restricted Subsidiary, (B) Refinancing Indebtedness shall (x) not have a Weighted Average Life shorter than the Indebtedness or Disqualified Capital Stock to be so refinanced at the time of such Refinancing and (y) in all respects, be no less subordinated or junior, if applicable, to the rights of Holders than was the Indebtedness or Disqualified Capital Stock to be refinanced and (C) such Refinancing Indebtedness shall have no installments of principal (or redemption payment) scheduled to come due earlier than the scheduled maturity of any installment of principal (or redemption payment) of the Indebtedness or Disqualified Capital Stock to be so refinanced which was scheduled to come due prior to the Stated Maturity.

    "REGISTRAR" means the office or agency in the Borough of Manhattan, The City of New York, where the Notes may be presented for registration of transfer or for exchange.

    "RELATED BUSINESS" means any business directly related to the ownership, development, operation, and acquisition of wireless cellular communications systems.

    "RELATED PERSON" means, with respect to any Person, (i) any Affiliate of such Person or any spouse, immediate family member, or other relative who has the same principal residence of any Affiliate of such Person and (ii) any trust in which any Person describe in clause (i) above has a beneficial interest.

    "RELATED PERSON TRANSACTION" has the meaning set forth under "--Certain Covenants -- Limitation on Transactions with Related Persons" above.

    "RESTRICTED PARTNERSHIP" has the meaning set forth under "--Certain Covenants -- Restriction on Sale and Issuance of Subsidiary Stock" above.

    "RESTRICTED PAYMENT" means, with respect to any Person, (i) any dividend or other distribution on shares of Capital Stock of such Person, its Parent, or any Subsidiary of such Person, (ii) any payment on account of the purchase, redemption or other acquisition or retirement for value, or any payment in respect of any amendment (in anticipation of or in connection with any such retirement, acquisition or defeasance) in whole or in part, of any shares of Capital Stock of such Person, its Parent, or any Subsidiary of such Person held by Persons other than such Person or any of its Restricted Subsidiaries (other than any Non-Recourse Restricted Subsidiary), (iii) any defeasance, redemption, repurchase or other acquisition or retirement for value, or any payment in respect of any amendment (in anticipation of or in connection with any such retirement, acquisition or defeasance) in whole or in part, of any Indebtedness of the Company (other than the scheduled repayment thereof at maturity and any mandatory redemption or mandatory repurchase thereof pursuant to the terms thereof) by such Person or a Subsidiary of such Person that is subordinate in right of payment to, or ranks PARI PASSU (other than the Notes) with, the Notes (other than in exchange for Refinancing Indebtedness permitted to be Incurred under the Indenture and except for any such defeasance, redemption, repurchase, other acquisition or payment in respect of Indebtedness held by any Restricted Subsidiary) and (iv) any Investment (other than a Permitted Investment); PROVIDED, HOWEVER, that the term "Restricted Payment" does not include (i) any dividend, distribution or other payment on shares of Capital Stock of the Company or any Restricted Subsidiary solely in shares of Qualified Capital Stock, (ii) any dividend, distribution or other payment to the Company, or any dividend to any of its Restricted Subsidiaries (other than any Non-Recourse Restricted Subsidiary), by any of its Subsidiaries, and (iii) the purchase, redemption or other acquisition or retirement for value of shares of

Capital Stock of any Restricted Subsidiary (other than Non-Recourse Restricted Subsidiaries) held by Persons other than the Company or any of its Restricted Subsidiaries.

    "RESTRICTED SUBSIDIARY" means any Subsidiary of the Company which at the time of determination is not an Unrestricted Subsidiary. The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if, immediately before and after giving effect to such designation, there would exist no Default or Event of Default and the Company could Incur at least $1.00 of Indebtedness pursuant to the Annualized Operating Cash Flow Ratio test of "--Certain Covenants-- Limitation on Incurrence of Additional Indebtedness" above, on a PRO FORMA basis taking into account such designation.

    "S&P" means Standard & Poor's Corporation.

    "SALE AND LEASEBACK TRANSACTION" means any direct or indirect arrangement with any Person or to which any such person is a party providing for the leasing to the Company or a Restricted Subsidiary of any property, whether owned by the Company or any Restricted Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such property.

    "SECURED INDEBTEDNESS" shall have the meaning set forth under "--Certain Covenants -- Minimum Coverage Ratio" above.

    "SECURITY AGREEMENT" has the meaning set forth under "--Security" above.

    "SECURITY DOCUMENTS" means the Security Agreement, the Intercreditor Agreement and any other document from time to time entered into by the Company or any Guarantor to pledge Collateral to the Trustee for its benefit and the benefit of the Holders.

    "SENIOR INDEBTEDNESS" means any Indebtedness of the Company or any Restricted Subsidiary, including the Notes, other than Indebtedness of the Company or any Restricted Subsidiary as to which the instrument creating or evidencing the same, or pursuant to which the same is outstanding, provides that such Indebtedness shall be subordinated or junior in right of payment to the Notes or the Guarantees, as applicable.

    "SENIOR SUBORDINATED NOTES" means the Company's 11-3/4% Senior Subordinated Notes due 2007.

    "SENIOR SUBORDINATED NOTES INDENTURE" means the indenture dated as of July 10, 1997, by and between the Company and Bank of Montreal Trust Company, as trustee, under which the Senior Subordinated Notes were issued.

    "SIGNIFICANT RESTRICTED SUBSIDIARY" means one or more Restricted Subsidiaries having an aggregate net book value of assets in excess of 5% of the net book value of the assets of the Company and its Restricted Subsidiaries on a consolidated basis.

    "SPECIAL RIGHTS" has the meaning set forth under "--Certain Covenants -- Restriction on Sale and Issuance of Subsidiary Stock" above.

    "STATED MATURITY" means the date fixed for the payment of any principal or premium pursuant to the Indenture and the Notes, including the Maturity Date, upon redemption, acceleration, Asset Sale Offer, Change of Control Offer or otherwise.

    "SUBSIDIARY" with respect to any Person, means (i) a corporation at least fifty percent of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by such Person and one or more Subsidiaries of such Person or by one or more Subsidiaries of such Person, or (ii) a partnership in which such Person or a Subsidiary of such Person is, at the time, a general partner of such partnership, or (iii) any Person in which such Person, one or more

Subsidiaries of such Person, or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof has (x) at least a fifty percent ownership interest or (y) the power to elect or direct the election of the directors or other governing body of such Person.

    "TIA" means the Trust Indenture Act of 1939, as amended from time to time.

    "TREASURY RATE" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) which has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to June 15, 2002; PROVIDED, HOWEVER, that if the period from the Redemption Date to June 15, 2002 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the Redemption Date to June 15, 2002 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

    "TRUSTEE" means Bank of Montreal Trust Company or any successor appointed pursuant to the terms of the Indenture.

    "UNRESTRICTED SUBSIDIARY" shall mean any Subsidiary of the Company that, at the time of determination, shall be an Unrestricted Subsidiary (as designated by the Board of Directors of the Company, as provided below). The Board of Directors of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary at or prior to the time it is so formed or acquired) to be an Unrestricted Subsidiary so long as (i) no Default or Event of Default is existing or will occur as a consequence thereof, (ii) such Subsidiary does not own any Capital Stock of, or own or hold any Lien on any property or asset of, the Company or any Restricted Subsidiary that is not a Subsidiary of the Subsidiary to be so designated, (iii) such Subsidiary and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee, or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any property or assets of the Company or any of its Restricted Subsidiaries (except that such Subsidiary and its Subsidiaries may guarantee the Notes) and (iv) such Subsidiary is at the time of designation also designated as an unrestricted subsidiary pursuant to the Senior Subordinated Notes Indenture and the Parent Indenture; PROVIDED, HOWEVER, that either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, that such designation would be permitted under "--Certain Covenants--Limitation on Restricted Payments" above. Any Subsidiary of the Company that is designated on the Issue Date as an unrestricted subsidiary pursuant to the Senior Subordinated Notes Indenture and the Parent Indenture shall be designated to be an Unrestricted Subsidiary. Each such designation shall be evidenced by filing with the Trustee a certified copy of the resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

    "WEIGHTED AVERAGE LIFE" means, as of the date of determination, with respect to any debt instrument, the quotient obtained by dividing (i) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such debt instrument multiplied by the amount of each such respective principal payment by (ii) the sum of all such principal payments.

    "WHOLLY OWNED" means, with respect to a Subsidiary of the Company, (i) a Subsidiary that is a corporation, of which not less than 99% of the Capital Stock (except for directors' qualifying shares or certain minority interests owned by other Persons solely due to local law requirements that there be more than one stockholder, but which interest is not in excess of what is required for such purpose) is owned directly by such Person or through one or more other Wholly Owned Subsidiaries of such Person, or (ii) any entity other than a corporation in which such Person, directly or indirectly, owns not less than 99% of the Capital Stock of such entity.

REGISTRATION RIGHTS; LIQUIDATED DAMAGES

    Holders of New Notes are not entitled to any registration rights with respect to the New Notes. Holders of Old Notes are entitled to certain registration rights pursuant to the Registration Rights Agreement. Pursuant to the Registration Rights Agreement, the Company has agreed to file with the SEC and have declared effective on or prior to November 12, 1998 a registration statement (the "Exchange Offer Registration Statement") under the Securities Act with respect with the Exchange Offer. The Company also agreed that, after the effectiveness of the Exchange Offer Registration Statement, it would, subject to certain conditions, offer to the Holders of Old Notes who are able to make certain representations the opportunity to exchange their Old Notes for New Notes. In the event that applicable interpretations of the staff of the SEC do not permit the Company to effect the Exchange Offer ("SEC Blockage") or do not permit any Holder of Old Notes, subject to certain limitations, to participate in such Exchange Offer, the Company has agreed to file with the SEC a shelf registration statement (the "Shelf Registration Statement") to cover resales of the applicable Old Notes. The Registration Statement of which this Prospectus is a part constitutes the Exchange Offer Registration Statement.

    The Registration Rights Agreement provides that the Company will use its reasonable best efforts to have the Exchange Offer Registration Statement (and, if applicable, a Shelf Registration Statement) declared effective by the SEC on or prior to November 12, 1998. If the Exchange Offer has not been consummated by December 12, 1998 (unless there exists a SEC Blockage) (such event, a "Registration Default"), the Company will pay liquidated damages to each Holder of Old Notes, during the first 90-day period immediately following the occurrence of such Registration Default in an amount equal to $0.05 per week per $1,000 principal amount at maturity of Notes constituting Old Notes held by such Holder. The amount of the liquidated damages will increase by an additional $0.05 per week per $1,000 of Accreted Value constituting Old Notes for each subsequent 90-day period until the Exchange Offer is consummated, up to a maximum amount of liquidated damages of $0.25 per week per $1,000 principal amount at maturity of Notes constituting Old Notes. All accrued liquidated damages shall be paid to Holders in the same manner as interest payments on the Notes and on interest payment dates for the Notes.

    The Registration Rights Agreement provides that the Company (i) shall make available for a period of 90 days after the consummation of the Exchange Offer a prospectus meeting the requirements of the Securities Act to any broker-dealer for use in connection with any resale of any such New Notes and (ii) shall pay all expenses incident to the Exchange Offer (including the expenses of one counsel to the Holders of the Notes) and will indemnify certain Holders of the Notes (including any broker-dealer) against certain liabilities, including liabilities under the Securities Act.

    Holders of Old Notes will be required to make certain representations to the Company (as described in the Registration Rights Agreement) in order to participate in the Exchange Offer and will be required to deliver information to be used in connection with the Shelf Registration Statement and to provide comments on the Shelf Registration Statement within the time periods set forth in the Registration Rights Agreement in order to have their Old Notes included in the Shelf Registration Statement and benefit from the provisions regarding liquidated damages set forth in the preceding sentence. In addition, for so long as the Notes are outstanding, the Company will continue to provide to Holders of Notes and to prospective purchasers of the Notes the information required by Rule 144A(d)(4). The Company will provide a copy of the Registration Rights Agreement to prospective investors upon request.

      UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE EXCHANGE OFFER

    The exchange of Old Notes for New Notes pursuant to the Exchange Offer will not result in any federal income tax consequences to Holders. When a Holder exchanges an Old Note for a New Note pursuant to the Exchange Offer, the Holder will have the same adjusted basis and holding period in the New Note as in the Old Note immediately before the exchange.

                              PLAN OF DISTRIBUTION

    Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a Prospectus in connection with any resale of such New Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that for a period of 90 days after the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any such broker-dealer for use in connection with any such resale. The Company will not receive any proceeds from any sale of New Notes by broker-dealers. New Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the Exchange Offer and any broker-dealer that participates in a distribution of such New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of New Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

    For a period of 90 days after the Expiration Date the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal.

    The Company has agreed in the Registration Rights Agreement to indemnify each broker-dealer reselling New Notes pursuant to this Prospectus, and their officers, directors and controlling persons, against certain liabilities in connection with the offer and sale of the New Notes, including liabilities under the Securities Act, or to contribute to payments that such broker-dealers may be required to make in respect thereof.

                                 LEGAL MATTERS

    The validity of the New Notes offered hereby will be passed upon for the Company by Davis Polk & Wardwell, New York, New York.

                                    EXPERTS


    The financial statements and schedules included in this prospectus and elsewhere in this registration statement to the extent and for the periods indicated in their reports have been audited by Arthur Andersen LLP, independent public accountants and are included herein in reliance upon the authority of said firm as experts in accounting and auditing and giving said reports.

    The consolidated financial statements of Price Communications Wireless, Inc. and subsidiaries (formerly Palmer Wireless, Inc.); Palmer Wireless Holdings, Inc.; Cellular Systems of Southeast Alabama, Inc. and subsidiary; Albany Cellular Partners and subsidiary (a Georgia Partnership); Cellular Dynamics Telephone Company of Georgia; Columbus Cellular Telephone Company (a Georgia Partnership); Dothan Cellular Telephone Company, Inc.; Macon Cellular Telephone Systems Limited Partnership (A New Hampshire Limited Partnership); Montgomery Cellular Holding Co. Inc. and subsidiary; Montgomery Cellular Telephone Company, Inc.; Panama City Cellular Telephone Company, Ltd.; and Panhandle Cellular Partnership as of December 31, 1996, and for each of the years in the two-year period ended December 31, 1996, and the consolidated financial statements of Savannah Cellular Limited Partnership (a Delaware Limited Partnership) as of December 31, 1996, and for the year then ended, have been audited by KPMG Peat Marwick LLP, independent auditors, and have been included in this Prospectus and Registration Statement in reliance upon their reports thereon appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.


                             AVAILABLE INFORMATION

    This Prospectus constitutes a part of the Registration Statement on Form S-4 under the Securities Act filed by the Company with the SEC under the Securities Act. As permitted by the rules and regulations of the SEC, this Prospectus does not contain all of the information contained in the Registration Statement and the exhibits and schedules thereto and reference is hereby made to the Registration Statement and the exhibits and schedules thereto for further information with respect to the Company and the Notes offered hereby. Statements contained herein concerning the provisions of any documents filed as an exhibit to the Registration Statement or otherwise filed with the SEC are not necessarily complete, and in each instance reference is made to the copy of such document so filed. Each such statement is qualified in its entirety by such reference.

                                 CERTAIN TERMS

    Interests in cellular markets that are licensed by the FCC are commonly measured on the basis of the population of the market served, with each person in the market area referred to as a "Pop." The number of Pops or Net Pops owned is not necessarily indicative of the number of subscribers or potential subscribers. As used in this Offering Memorandum, unless otherwise indicated, the term "Pops" means the estimate of the population of a MSA or RSA as derived from the most recent DLJ Pop Book or if such statistics are no longer printed in the DLJ Pop Book or the DLJ Pop Book is no longer published, the most recent Rand McNally Commercial Atlas or if such statistics are no longer printed in the Rand McNally Commercial Atlas or the Rand McNally Commercial Atlas is no longer published, such other nationally recognized source of such information. The term "Net Pops" means the Pops of the MSA or RSA served by such System multiplied by the direct and/or indirect percentage interest of such Person in the entity licensed or designated to receive an authorization by the Federal Communications Commission to construct or operate a System in that MSA or RSA. MSAs and RSAs are also referred to as "markets." The term "wireline" license refers to the license for any market initially awarded to a company or group that was affiliated with a local landline telephone carrier in the market, and the term "non-wireline" license refers to the license for any market that was initially awarded to a company, individual or group not affiliated with any landline carrier. The term "System" means an FCC-licensed cellular telephone system. The term "CTIA" means the Cellular Telecommunications Industry Association.

                         INDEX TO FINANCIAL STATEMENTS


PRICE COMMUNICATIONS WIRELESS, INC. AND SUBSIDIARIES
Auditors' Reports...................................................................        F-6
Consolidated Balance Sheets at December 31, 1996 and 1997...........................        F-8
Consolidated Statements of Operations for Years ended December 31, 1995 and 1996 and for the nine months ended September 30, 1997 and for the period May 29, 1997
  through December 31, 1997.........................................................        F-9
Consolidated Statements of Cash Flows for Years ended December 31, 1995 and 1996 and for the nine months ended September 30, 1997 and for the period May 29, 1997
  through December 31, 1997.........................................................       F-10
Consolidated Statements of Stockholder's Equity for Years ended December 31, 1995,
  1996 and 1997 and for the Nine Months ended September 30, 1997....................       F-12
Notes to Consolidated Financial Statements..........................................       F-13
Condensed Consolidated Balance Sheets at September 30, 1998 and at December 31,
  1997..............................................................................       F-29
Condensed Consolidated Statements of Operations--Nine months ended September 30,
  1998 and 1997.....................................................................       F-30
Condensed Consolidated Statements of Stockholder's Equity at September 30, 1998.....       F-31
Condensed Consolidated Statements of Cash Flows for the nine months ended September
  30, 1998 and 1997.................................................................       F-32
Notes to Condensed Consolidated Financial Statements................................       F-33

PALMER WIRELESS HOLDINGS, INC.
Auditors' Reports...................................................................       F-35
Consolidated Balance Sheets at September 30, 1998, and at December 31, 1997 and
  1996..............................................................................       F-37
Consolidated Statements of Operations and Retained Earnings (Accumulated Deficit)
  for the Nine Months ended September 30, 1998 and 1997 and for the Years ended
  December 31, 1997, 1996 and 1995..................................................       F-38
Consolidated Statements of Cash Flows for the Nine Months ended September 30, 1998
  and 1997 and for the Years ended December 31, 1997, 1996 and 1995.................       F-39
Notes to Consolidated Financial Statements..........................................       F-40

CELLULAR SYSTEMS OF SOUTHEAST ALABAMA, INC.
Auditors' Reports...................................................................       F-51
Consolidated Balance Sheets at September 30, 1998 and at December 31, 1997 and
  1996..............................................................................       F-53
Consolidated Statements of Operations and Retained Earnings for the Nine Months
  ended September 30, 1998 and 1997 and for the Years ended December 31, 1997, 1996
  and 1995..........................................................................       F-54
Consolidated Statements of Cash Flows for the Nine Months ended September 30, 1998
  and 1997 and for the Years ended December 31, 1997, 1996 and 1995.................       F-55
Notes to Consolidated Financial Statements..........................................       F-56

ALBANY CELLULAR PARTNERS
Auditors' Reports...................................................................       F-61
Consolidated Balance Sheets at September 30, 1998 and at December 31, 1997 and
  1996..............................................................................       F-63
Consolidated Statements of Operations for the Nine Months ended September 30, 1998
  and 1997 and for the Years ended December 31, 1997, 1996 and 1995.................       F-64
Consolidated Statements of Partners' Equity for the Nine Months ended September 30,
  1998 and for the Years ended December 31, 1997, 1996 and 1995.....................       F-64
Consolidated Statements of Cash Flows for the Nine Months ended September 30, 1998
  and 1997 and for the Years ended December 31, 1997, 1996 and 1995.................       F-65
Notes to Consolidated Financial Statements..........................................       F-66

CELLULAR DYNAMICS TELEPHONE COMPANY OF GEORGIA
Auditors' Reports...................................................................       F-72
Consolidated Balance Sheets at September 30, 1998 and at December 31, 1997 and
  1996..............................................................................       F-74
Consolidated Statements of Operations and Retained Earnings (Accumulated Deficit)
  for the Nine Months ended September 30, 1998 and 1997 and for the Years ended
  December 31, 1997, 1996 and 1995..................................................       F-75
Consolidated Statements of Cash Flows for the Nine Months ended September 30, 1998
  and 1997 and for the Years ended December 31, 1997, 1996 and 1995.................       F-76
Notes to Consolidated Financial Statements..........................................       F-77

COLUMBUS CELLULAR TELEPHONE COMPANY
Auditors' Reports...................................................................       F-82
Consolidated Balance Sheets at September 30, 1998 and at December 31, 1997 and
  1996..............................................................................       F-84
Consolidated Statements of Operations for the Nine Months ended September 30, 1998
  and 1997 and for the Years ended December 31, 1997, 1996 and 1995.................       F-85
Consolidated Statements of Partners' Equity for the Nine Months ended September 30,
  1998 and for the Years ended December 31, 1997, 1996 and 1995.....................       F-85
Consolidated Statements of Cash Flows for the Nine Months ended September 30, 1998
  and 1997 and for the Years ended December 31, 1997, 1996 and 1995.................       F-86
Notes to Consolidated Financial Statements..........................................       F-88

DOTHAN CELLULAR TELEPHONE COMPANY, INC.
Auditors' Reports...................................................................       F-93
Consolidated Balance Sheets at September 30, 1998 and at December 31, 1997 and
  1996..............................................................................       F-95
Consolidated Statements of Operations and Retained Earnings (Accumulated Deficit)
  for the Nine Months ended September 30, 1998 and 1997 and for the Years ended
  December 31, 1997, 1996 and 1995..................................................       F-96
Consolidated Statements of Cash Flows for the Nine Months ended September 30, 1998
  and 1997 and for the Years ended December 31, 1997, 1996 and 1995.................       F-97
Notes to Consolidated Financial Statements..........................................       F-98

MACON CELLULAR TELEPHONE SYSTEMS, LIMITED PARTNERSHIP
Auditors' Reports...................................................................      F-103
Consolidated Balance Sheets at September 30, 1998 and at December 31, 1997 and
  1996..............................................................................      F-105
Consolidated Statements of Operations for the Nine Months ended September 30, 1998
  and 1997 and for the Years ended December 31, 1997, 1996 and 1995.................      F-106
Consolidated Statements of Partners' Equity for the Nine Months ended September 30,
  1998 and for the Years ended December 31, 1997, 1996 and 1995.....................      F-106
Consolidated Statements of Cash Flows for the Nine Months ended September 30, 1998
  and 1997 and for the Years ended December 31, 1997, 1996 and 1995.................      F-107
Notes to Consolidated Financial Statements..........................................      F-109

MONTGOMERY CELLULAR HOLDING, CO., INC.
Auditors' Reports...................................................................      F-114
Consolidated Balance Sheets at September 30, 1998 and at December 31, 1997 and
  1996..............................................................................      F-116
Consolidated Statements of Operations and Retained Earnings (Accumulated Deficit)
  for the Nine Months ended September 30, 1998 and 1997 and for the Years ended
  December 31, 1997, 1996 and 1995..................................................      F-117
Consolidated Statements of Cash Flows for the Nine Months ended September 30, 1998
  and 1997 and for the Years ended December 31, 1997, 1996 and 1995.................      F-118
Notes to Consolidated Financial Statements..........................................      F-119

MONTGOMERY CELLULAR TELEPHONE COMPANY, INC.
Auditors' Reports...................................................................      F-125
Consolidated Balance Sheets at September 30, 1998 and at December 31, 1997 and
  1996..............................................................................      F-127
Consolidated Statements of Operations and Retained Earnings (Accumulated Deficit)
  for the Nine Months ended September 30, 1998 and 1997 and for the Years ended
  December 31, 1997, 1996 and 1995..................................................      F-128
Consolidated Statements of Cash Flows for the Nine Months ended September 30, 1998
  and 1997 and for the Years ended December 31, 1997, 1996 and 1995.................      F-129
Notes to Consolidated Financial Statements..........................................      F-130

PANAMA CITY CELLULAR TELEPHONE COMPANY, LTD.
Auditors' Reports...................................................................      F-136
Consolidated Balance Sheets at September 30, 1998 and at December 31, 1997 and
  1996..............................................................................      F-138
Consolidated Statements of Operations for the Nine Months ended September 30, 1998
  and 1997 and for the Years ended December 31, 1997, 1996 and 1995.................      F-139
Consolidated Statements of Partners' Equity for the Nine Months ended September 30,
  1998 and for the Years ended December 31, 1997, 1996 and 1995.....................      F-139
Consolidated Statements of Cash Flows for the Nine Months ended September 30, 1998
  and 1997 and for the Years ended December 31, 1997, 1996 and 1995.................      F-140
Notes to Consolidated Financial Statements..........................................      F-141

PANHANDLE CELLULAR PARTNERSHIP
Auditors' Reports...................................................................      F-146
Consolidated Balance Sheets at September 30, 1998 and at December 31, 1997 and
  1996..............................................................................      F-148
Consolidated Statements of Operations for the Nine Months ended September 30, 1998
  and 1997 and for the Years ended December 31, 1997, 1996 and 1995.................      F-149
Consolidated Statements of Partners' Equity for the Nine Months ended September 30,
  1998 and for the Years ended December 31, 1997, 1996 and 1995.....................      F-149
Consolidated Statements of Cash Flows for the Nine Months ended September 30, 1998
  and 1997 and for the Years ended December 31, 1997, 1996 and 1995.................      F-150
Notes to Consolidated Financial Statements..........................................      F-151

SAVANNAH CELLULAR LIMITED PARTNERSHIP
Auditors' Reports...................................................................      F-156
Consolidated Balance Sheets at September 30, 1998 and at December 31, 1997 and
  1996..............................................................................      F-158
Consolidated Statements of Operations for the Nine Months ended September 30, 1998
  and 1997 and for the Years ended December 31, 1997 and 1996.......................      F-159
Consolidated Statements of Partners' Equity for the Nine Months ended September 30,
  1998 and for the Years ended December 31, 1997 and 1996...........................      F-159
Consolidated Statements of Cash Flows for the Nine Months ended September 30, 1998
  and 1997 and for the Years ended December 31, 1997 and 1996.......................      F-160
Notes to Consolidated Financial Statements..........................................      F-161

CEI COMMUNICATIONS, INC.
Balance Sheets at September 30, 1998 and at December 31, 1997 and 1996..............      F-166
Statements of Operations for the Nine Months ended September 30, 1998 and 1997 and
  for the Years ended December 31, 1997, 1996 and 1995..............................      F-167
Statements of Cash Flows for the Nine Months ended September 30, 1998 and 1997 and
  for the Years ended December 31, 1997, 1996 and 1995..............................      F-168
Notes to Financial Statements.......................................................      F-169

PANAMA CITY COMMUNICATIONS, INC.
Balance Sheets at September 30, 1998 and at December 31, 1997 and 1996..............      F-170
Statements of Operations for the Nine Months ended September 30, 1998 and 1997 and
  for the Years ended December 31, 1997, 1996 and 1995..............................      F-171
Statements of Cash Flows for the Nine Months ended September 30, 1998 and 1997 and
  for the Years ended December 31, 1997, 1996 and 1995..............................      F-172
Notes to Financial Statements.......................................................      F-173

PRICE COMMUNICATIONS WIRELESS II, INC.
Auditor's Report....................................................................      F-174
Balance Sheets at September 30, 1998 and at December 31, 1997.......................      F-175
Statements of Operations for the Nine Months ended September 30, 1998 and for the
  period October 7, 1997 through December 31, 1997..................................      F-176
Statements of Cash Flows for the Nine Months ended September 30, 1998 and for the
  period October 7, 1997 through December 31, 1997..................................      F-177
Notes to Financial Statements.......................................................      F-178

PRICE COMMUNICATIONS WIRELESS III, INC.
Auditor's Report....................................................................      F-179
Balance Sheets at September 30, 1998 and at December 31, 1997.......................      F-180
Statements of Operations for the Nine Months ended September 30, 1998 and for the
  period October 7, 1997 through December 31, 1997..................................      F-181
Statements of Cash Flows for the Nine Months ended September 30, 1998 and for the
  period October 7, 1997 through December 31, 1997..................................      F-182
Notes to Financial Statements.......................................................      F-183

PRICE COMMUNICATIONS WIRELESS IV, INC.
Auditor's Report....................................................................      F-184
Balance Sheets at September 30, 1998 and at December 31, 1997.......................      F-185
Statements of Operations for the Nine Months ended September 30, 1998 and for the
  period October 7, 1997 through December 31, 1997..................................      F-186
Statements of Cash Flows for the Nine Months ended September 30, 1998 and for the
  period October 7, 1997 through December 31, 1997..................................      F-187
Notes to Financial Statements.......................................................      F-188

PRICE COMMUNICATIONS WIRELESS V, INC.
Auditor's Report....................................................................      F-189
Balance Sheets at September 30, 1998 and at December 31, 1997.......................      F-190
Statements of Operations for the Nine Months ended September 30, 1998 and for the
  period October 7, 1997 through December 31, 1997..................................      F-191
Statements of Cash Flows for the Nine Months ended September 30, 1998 and for the
  period October 7, 1997 through December 31, 1997..................................      F-192
Notes to Financial Statements.......................................................      F-193

PRICE COMMUNICATIONS WIRELESS VI, INC.
Auditor's Report....................................................................      F-194
Balance Sheets at September 30, 1998 and at December 31, 1997.......................      F-195
Statements of Operations for the Nine Months ended September 30, 1998 and for the
  period October 7, 1997 through December 31, 1997..................................      F-196
Statements of Cash Flows for the Nine Months ended September 30, 1998 and for the
  period October 7, 1997 through December 31, 1997..................................      F-197
Notes to Financial Statements.......................................................      F-198

PRICE COMMUNICATIONS WIRELESS VII, INC.
Auditor's Report....................................................................      F-199
Balance Sheets at September 30, 1998 and at December 31, 1997.......................      F-200
Statements of Operations for the Nine Months ended September 30, 1998 and for the
  period October 7, 1997 through December 31, 1997..................................      F-201
Statements of Cash Flows for the Nine Months ended September 30, 1998 and for the
  period October 7, 1997 through December 31, 1997..................................      F-202
Notes to Financial Statements.......................................................      F-203

PRICE COMMUNICATIONS WIRELESS VIII, INC.
Auditor's Report....................................................................      F-204
Balance Sheets at September 30, 1998 and at December 31, 1997.......................      F-205
Statements of Operations for the Nine Months ended September 30, 1998 and for the
  period October 7, 1997 through December 31, 1997..................................      F-206
Statements of Cash Flows for the Nine Months ended September 30, 1998 and for the
  period October 7, 1997 through December 31, 1997..................................      F-207
Notes to Financial Statements.......................................................      F-208

PRICE COMMUNICATIONS WIRELESS IX, INC.
Auditor's Report....................................................................      F-209
Balance Sheets at September 30, 1998 and at December 31, 1997.......................      F-210
Statements of Operations for the Nine Months ended September 30, 1998 and for the
  period October 7, 1997 through December 31, 1997..................................      F-211
Statements of Cash Flows for the Nine Months ended September 30, 1998 and for the
  period October 7, 1997 through December 31, 1997..................................      F-212
Notes to Financial Statements.......................................................      F-213

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Shareholders of Price Communications Wireless, Inc.:

    We have audited the accompanying consolidated balance sheet of Price Communications Wireless, Inc. (a Delaware corporation, formerly Palmer Wireless, Inc.) and subsidiaries as of December 31, 1997, and the related consolidated statements of operations, stockholders' equity and cash flows for the period May 29, 1997 through December 31, 1997 (post acquisition basis). We have also audited the accompanying consolidated statements of operations, stockholder's equity, and cash flows for the nine month period ended September 30, 1997 (pre-acquisition basis). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Price Communications Wireless, Inc. and subsidiaries as of December 31, 1997 and the results of their operations and their cash flows for the periods May 29, 1997 to December 31, 1997 (post-acquisition basis) and January 1, 1997 to September 30, 1997 (pre-acquisition basis) in conformity with generally accepted accounting principles.

                                          /s/ Arthur Andersen LLP

New York, New York
March 17, 1998

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Shareholders of Price Communications Wireless, Inc.:

    We have audited the accompanying consolidated balance sheet of Price Communications Wireless, Inc. and subsidiaries (formerly Palmer Wireless, Inc.) as of December 31, 1996, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the two-year period ended December 31, 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Price Communications Wireless, Inc. and subsidiaries as of December 31, 1996 and the results of their operations and their cash flows for each of the years in the two-year period ended December 31, 1996 in conformity with generally accepted accounting principles.

                                        /S/ KPMG PEAT MARWICK LLP
             -------------------------------------------------------------------
                                          KPMG Peat Marwick LLP

Des Moines, Iowa
January 30, 1997

              PRICE COMMUNICATIONS WIRELESS, INC. AND SUBSIDIARIES

                      CONSOLIDATED BALANCE SHEETS (NOTE 1)
                                ($ IN THOUSANDS)


                                                                                        PREDECESSOR     COMPANY
                                                                                       DECEMBER 31,   DECEMBER 31,
                                                                                           1996           1997
                                                                                       -------------  ------------
                                       ASSETS
Current assets:
  Cash and cash equivalents..........................................................    $   1,698     $   27,926
  Trade accounts receivable, net of allowance for doubtful accounts of $1,791 in 1996
    and $818 in 1997.................................................................       18,784         15,940
  Receivable from other cellular carriers............................................        1,706          3,902
  Prepaid expenses and deposits......................................................        2,313            902
  Inventory..........................................................................        5,106          1,280
  Deferred income taxes..............................................................          830          5,402
                                                                                       -------------  ------------
    Total current assets.............................................................       30,437         55,352
Property and equipment:
  Land and improvements..............................................................        5,238          6,438
  Buildings and improvements.........................................................        7,685          8,561
  Equipment, communication systems, and furnishings..................................      166,735        140,381
                                                                                       -------------  ------------
                                                                                           179,658        155,380
  Less accumulated depreciation and amortization.....................................       47,220          4,239
                                                                                       -------------  ------------
    Net property and equipment.......................................................      132,438        151,141
Licenses and goodwill, net of accumulated amortization of $30,188 in 1996 and $6,016
  in 1997............................................................................      375,808        918,488
Other intangible assets and other assets, at cost less accumulated amortization of
  $7,311 in 1996 and $818 in 1997....................................................       11,259         19,498
                                                                                       -------------  ------------
    Total assets.....................................................................    $ 549,942     $1,144,479
                                                                                       -------------  ------------
                                                                                       -------------  ------------
                               LIABILITIES AND EQUITY
Current liabilities:
  Current installments of long-term debt.............................................    $   5,296     $    2,812
  Notes payable......................................................................        1,366         --
  Payable to Price Communications Corporation........................................       --              2,328
  Accounts payable...................................................................       10,394         13,059
  Accrued interest payable...........................................................        2,341         11,361
  Accrued salaries and employee benefits.............................................        2,432          2,324
  Other accrued liabilities..........................................................        3,626         16,031
  Deferred revenue...................................................................        3,929          3,755
  Customer deposits..................................................................          757            602
                                                                                       -------------  ------------
    Total current liabilities........................................................       30,141         52,272
Long-term debt, excluding current installments.......................................      337,000        610,188
Obligation of parent company.........................................................       --             80,112
Accrued income taxes-long term.......................................................       --             50,491
Deferred income taxes................................................................       11,500        308,901
Minority interests...................................................................        6,371          7,352
Commitments and contingencies........................................................
Stockholders' equity
  Preferred stock par value $.01 per share; 10,000,000 shares authorized; none
    issued...........................................................................       --             --
  Class A Common Stock par value $.01 per share; 73,000,000 shares authorized in
    1996; 11,119,681 shares issued in 1996 including shares in treasury and Class B
    Common Stock par value $.01 per share; 18,000,000 shares authorized in 1996;
    17,293,578 shares issued in 1996.................................................          284         --
  Class A Common Stock par value $.01 per share; 3,000 shares authorized in 1997;
    1,500 shares issued in 1997......................................................       --             --
  Additional paid-in capital.........................................................      166,975         44,015
  Retained earnings (accumulated deficit)............................................        6,535         (8,852)
                                                                                       -------------  ------------
                                                                                           173,794         35,163
  Less Class A Common stock in treasury at cost-600,000 shares in 1996...............        8,864         --
                                                                                       -------------  ------------
    Total stockholders' equity.......................................................      164,930         35,163
                                                                                       -------------  ------------
    Total liabilities and stockholders' equity.......................................    $ 549,942     $1,144,479
                                                                                       -------------  ------------
                                                                                       -------------  ------------


          See accompanying notes to consolidated financial statements.

              PRICE COMMUNICATIONS WIRELESS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                ($ IN THOUSANDS)

                                                                 PREDECESSOR
                                                  -----------------------------------------        COMPANY
                                                                                             --------------------
                                                   FOR THE YEAR ENDED                           FOR THE PERIOD
                                                      DECEMBER 31,          FOR THE NINE     MAY 29, 1997 THROUGH
                                                  ---------------------     MONTHS ENDED      DECEMBER 31, 1997
                                                    1995        1996     SEPTEMBER 30, 1997          (A)
                                                  ---------  ----------  ------------------  --------------------
Revenue:
  Service.......................................  $  96,686  $  151,119     $    134,123          $   41,365
  Equipment sales and installation..............      8,220       8,624            7,613               2,348
                                                  ---------  ----------         --------             -------
    Total revenue...............................    104,906     159,743          141,736              43,713
                                                  ---------  ----------         --------             -------
Operating expenses:
  Engineering, technical and other direct.......     18,184      28,717           23,301               5,978
  Cost of equipment.............................     14,146      17,944           16,112               5,259
  Selling, general and administrative...........     30,990      46,892           41,014              12,805
  Depreciation and amortization.................     15,004      25,013           25,498              11,055
                                                  ---------  ----------         --------             -------
    Total operating expenses....................     78,324     118,566          105,925              35,097
    Operating income............................     26,582      41,177           35,811               8,616
                                                  ---------  ----------         --------             -------
Other income (expense):
  Interest income...............................        211          62               30               2,195
  Interest expense..............................    (21,424)    (31,524)         (24,497)            (24,393)
                                                  ---------  ----------         --------             -------
    Interest expense, net.......................    (21,213)    (31,462)         (24,467)            (22,198)
  Other (expense) income, net...................       (687)       (429)             208                  15
                                                  ---------  ----------         --------             -------
    Total other expense.........................    (21,900)    (31,891)         (24,259)            (22,183)
                                                  ---------  ----------         --------             -------
    Income (loss) before minority interest share
      of income and income taxes................      4,682       9,286           11,552             (13,567)
  Minority interest share of income.............      1,078       1,880            1,310                 414
                                                  ---------  ----------         --------             -------
    Income (loss) before income tax expense
      (benefit).................................      3,604       7,406           10,242             (13,981)
Income tax expense (benefit)....................      2,650       2,724            4,153              (5,129)
                                                  ---------  ----------         --------             -------
    Net income (loss)...........................  $     954  $    4,682     $      6,089          $   (8,852)
                                                  ---------  ----------         --------             -------
                                                  ---------  ----------         --------             -------

------------------------

(a) Includes results of operations only for the period October 1, 1997 through December 31, 1997 (see Note 1).

          See accompanying notes to consolidated financial statements.

              PRICE COMMUNICATIONS WIRELESS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                ($ IN THOUSANDS)

                                                                    PREDECESSOR                         COMPANY
                                                     ------------------------------------------  ---------------------
                                                         FOR THE YEAR ENDED       FOR THE NINE      FOR THE PERIOD
                                                            DECEMBER 31,          MONTHS ENDED   MAY 29, 1997 THROUGH
                                                     ---------------------------

                                                                                  SEPTEMBER 30,      DECEMBER 31,
                                                         1995           1996          1997               1997
                                                     -------------  ------------  -------------  ---------------------
Cash flows from operating activities:
  Net income (loss)................................    $     954     $    4,682     $   6,089          $  (8,852)
                                                     -------------  ------------  -------------       ----------
  Adjustments to reconcile net income (loss) to net
    cash provided by operating activities:
    Depreciation and amortization..................       15,004         25,013        25,498             11,055
    Minority interest share of income..............        1,078          1,880         1,310                414
    Deferred income taxes..........................        2,650          1,855         3,939             (2,454)
    Interest deferred and added to long-term
      debt.........................................          607            355        --                  4,400
    Payment of deferred interest...................       --             (1,080)       (1,514)            --
    Changes in current assets and liabilities:
    (Increase) decrease in trade accounts
      receivable...................................       (2,741)        (1,561)          473                124
    Decrease (increase) in inventory...............        4,076         (2,595)        2,800                458
    Increase (decrease) in accounts payable........        2,623           (841)       (1,390)             3,598
    (Decrease) increase in accrued interest
      payable......................................          (14)          (167)         (374)             9,394
    Increase (decrease) in accrued salaries and
      employee benefits............................          241            165           251               (341)
    Increase (decrease) in other accrued
      liabilities..................................          583           (507)        2,049             (4,529)
    Increase (decrease) in deferred revenue........          658            912             4             (1,046)
    (Decrease) increase in customer deposits.......          (53)           134           (94)                15
    (Decrease) increase in accrued income tax long
      term.........................................       --             --            --                 (2,675)
    Other..........................................        1,994          1,885          (250)             1,752
                                                     -------------  ------------  -------------       ----------
      Total adjustments............................       26,706         25,448        32,702             20,165
                                                     -------------  ------------  -------------       ----------
      Net cash provided by operating activities....       27,660         30,130        38,791             11,313
                                                     -------------  ------------  -------------       ----------
Cash flows from investing activities:
    Capital expenditures...........................      (36,564)       (41,445)      (40,757)           (14,499)
    Increase in other intangible assets and other
      assets.......................................         (310)        (2,180)         (778)            --
    Proceeds from sales of property and
      equipment....................................           38              5           201             --
    Acquisition of Predecessor net assets..........       --             --            --               (497,856)
    Purchase of cellular systems...................     (158,397)       (67,588)      (31,469)            --
    Proceeds from sales of cellular systems........       --             --            --                193,799
    Collection of purchase price adjustment........       --              2,452        --                 --
    Purchases of minority interests................       (1,543)        (1,854)         (956)              (794)
    Distributions to minority interests............       --             --            --                 (1,680)
                                                     -------------  ------------  -------------       ----------
    Net cash used in investing activities..........     (196,776)      (110,610)      (73,759)          (321,030)

Cash flows from financing activities:
    Advance from Price Communications
      Corporation..................................       --             --            --                  2,328
    Payment on advances from Palmer Communications
      Incorporated.................................       (1,650)        --            --                 --
    Increase (decrease) in short term notes
      payable......................................       --              1,366        (1,366)            --
    Repayment of long-term debt....................      (65,125)      (108,319)       (3,782)          (385,000)
    Proceeds from long-term debt...................      171,000        100,000        41,000            615,712
    Payment of debt issuance costs.................       (4,803)        --            --                (19,412)
    Public offering proceeds, net..................       71,144         95,000        --                 --
    Funding provided by parent company.............       --             --            --                 80,000
    Issuance of common stock.......................       --             --            --                 44,015
    Proceeds from stock options exercised..........          285             95           999             --
    Payment of deferred offering costs.............       (1,297)          (826)       --                 --
    Purchase of treasury stock.....................       --             (8,864)       --                 --
    Proceeds from sales under stock purchase
      plans........................................       --                290        --                 --
                                                     -------------  ------------  -------------       ----------
      Net cash provided by financing activities....      169,554         78,742        36,851            337,643
                                                     -------------  ------------  -------------       ----------
      Net (decrease) increase in cash and cash
        equivalents................................          438         (1,738)        1,883             27,926
Cash and cash equivalents at the beginning of
  period...........................................        2,998          3,436         1,698             --
                                                     -------------  ------------  -------------       ----------
Cash and cash equivalents at the end of period.....    $   3,436     $    1,698     $   3,581          $  27,926
                                                     -------------  ------------  -------------       ----------
                                                     -------------  ------------  -------------       ----------

          See accompanying notes to consolidated financial statements.

              PRICE COMMUNICATIONS WIRELESS, INC. AND SUBSIDIARIES

                                ($ IN THOUSANDS)

      SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES

    During 1995, the Predecessor committed to purchase certain minority interests in 1996. This commitment totaling $451 was accrued in 1995 and paid in 1996.

    During 1996, the Predecessor increased the purchase obligations related to the final purchase price adjustment for the controlling interest in a non-wireline cellular telephone system purchased in 1991. This increase amounted to $899 and resulted in an increase in licenses.

    Acquisitions of non-wireline cellular telephone systems in 1995, 1996 and 1997:

                                                                                       PREDECESSOR
                                                                         ----------------------------------------
                                                                            FOR THE YEAR ENDED      FOR THE NINE
                                                                               DECEMBER 31,         MONTHS ENDED
                                                                         ------------------------

                                                                                                   SEPTEMBER 30,
                                                                             1996         1995          1997
                                                                         -------------  ---------  --------------
Cash payment...........................................................   $   158,397   $  67,588    $   31,469
                                                                         -------------  ---------       -------
                                                                         -------------  ---------       -------
Allocated to:
  Fixed assets.........................................................   $    22,846   $   5,678    $    3,197
  Licenses and goodwill................................................       136,940      61,433        27,738
  Deferred income taxes................................................        (6,165)     --            --
  Current assets and liabilities, net..................................         4,776         477           534
                                                                         -------------  ---------       -------
                                                                          $   158,397   $  67,588    $   31,469
                                                                         -------------  ---------       -------
                                                                         -------------  ---------       -------

                SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

                                                                 PREDECESSOR                        COMPANY
                                                  ------------------------------------------  -------------------
                                                                                                FOR THE PERIOD
                                                      FOR THE YEAR ENDED       FOR THE NINE      MAY 29, 1997
                                                         DECEMBER 31,          MONTHS ENDED         THROUGH
                                                  ---------------------------  SEPTEMBER 30,     DECEMBER 31,
                                                      1995           1996          1997              1997
                                                  -------------  ------------  -------------  -------------------
Income taxes paid (received), net...............   $   --         $    1,591    $      (736)       $     (40)
                                                  -------------  ------------  -------------         -------
                                                  -------------  ------------  -------------         -------
Interest paid...................................   $    18,435    $   29,733    $    25,102        $   9,924
                                                  -------------  ------------  -------------         -------
                                                  -------------  ------------  -------------         -------

          See accompanying notes to consolidated financial statements.

              PRICE COMMUNICATIONS WIRELESS, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY

                                ($ IN THOUSANDS)

                                                                             PREDECESSOR
                                         -----------------------------------------------------------------------------------
                                          COMMON STOCK CLASS A    COMMON STOCK CLASS B                             TREASURY
                                                                                         ADDITIONAL                  STOCK
                                         ----------------------  ----------------------    PAID-IN     RETAINED    ---------
                                          SHARES      AMOUNT      SHARES      AMOUNT       CAPITAL     EARNINGS     SHARES
                                         ---------  -----------  ---------  -----------  -----------  -----------  ---------
Balances at December 31, 1994..........    706,422   $       7   17,293,578  $     173    $   4,902    $    (167)     --
Partnership loss before business
  combination..........................     --          --          --          --           (1,066)      --          --
Public offering, net of issuance costs
  of $8,114............................  5,369,350          54      --          --           68,345       --          --
Exercise of stock options..............     20,000      --          --          --              285       --          --
Net income.............................     --          --          --          --           --            2,020      --
                                         ---------       -----   ---------       -----   -----------  -----------  ---------
Balances at December 31, 1995..........  6,095,772          61   17,293,578        173    $  72,466        1,853      --
Public offering, net of issuance costs
  of $5,826............................  5,000,000          50      --          --           94,124       --          --
Exercise of stock options..............      6,666      --          --          --               95       --          --
Employee and non-employee director
  stock purchase plans.................     17,243      --          --          --              290       --          --
Treasury shares purchased..............     --          --          --          --           --           --         600,000
Net income.............................     --          --          --          --           --            4,682      --
                                         ---------       -----   ---------       -----   -----------  -----------  ---------
Balances at December 31, 1996..........  11,119,681        111   17,293,578        173      166,975        6,535     600,000
Exercise of stock options..............     70,000           1      --          --              998       --          --
Net income.............................     --          --          --          --           --            6,089      --
                                         ---------       -----   ---------       -----   -----------  -----------  ---------
Balances at September 30, 1997.........  11,189,681  $     112   17,293,578  $     173    $ 167,973    $  12,624     600,000
                                         ---------       -----   ---------       -----   -----------  -----------  ---------
                                         ---------       -----   ---------       -----   -----------  -----------  ---------


                                                          TOTAL
                                                      STOCKHOLDER'S
                                           AMOUNT        EQUITY
                                         -----------  -------------
Balances at December 31, 1994..........   $  --         $   4,915
Partnership loss before business
  combination..........................      --            (1,066)
Public offering, net of issuance costs
  of $8,114............................      --            68,399
Exercise of stock options..............      --               285
Net income.............................      --             2,020
                                         -----------  -------------
Balances at December 31, 1995..........      --            74,553
Public offering, net of issuance costs
  of $5,826............................      --            94,174
Exercise of stock options..............      --                95
Employee and non-employee director
  stock purchase plans.................      --               290
Treasury shares purchased..............      (8,864)       (8,864)
Net income.............................      --             4,682
                                         -----------  -------------
Balances at December 31, 1996..........      (8,864)      164,930
Exercise of stock options..............      --               999
Net income.............................      --             6,089
                                         -----------  -------------
Balances at September 30, 1997.........   $  (8,864)    $ 172,018
                                         -----------  -------------
                                         -----------  -------------

                                                                                                  COMPANY
                                                                            ----------------------------------------------------
                                                                                  COMMON STOCK
                                                                                    CLASS A           ADDITIONAL
                                                                            ------------------------    PAID-IN     ACCUMULATED
                                                                              SHARES       AMOUNT       CAPITAL       DEFICIT
                                                                            -----------  -----------  -----------  -------------
Balances at May 29, 1997..................................................      --        $  --        $  --         $  --
Capital contribution......................................................       1,500       --           44,015        --
Net loss..................................................................      --           --           --            (8,852)
                                                                                 -----        -----   -----------  -------------
Balances at December 31, 1997.............................................       1,500    $  --        $  44,015     $  (8,852)
                                                                                 -----        -----   -----------  -------------
                                                                                 -----        -----   -----------  -------------


                                                                                TOTAL
                                                                            STOCKHOLDER'S
                                                                               EQUITY
                                                                            -------------
Balances at May 29, 1997..................................................    $  --
Capital contribution......................................................       44,015
Net loss..................................................................       (8,852)
                                                                            -------------
Balances at December 31, 1997.............................................    $  35,163
                                                                            -------------
                                                                            -------------

          See accompanying notes to consolidated financial statements.

              PRICE COMMUNICATIONS WIRELESS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                ($ IN THOUSANDS)

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    ORGANIZATION AND ACQUISITION

    Price Communications Wireless, Inc. ("PCW" or the "Company"), a wholly-owned subsidiary of Price Communications Cellular Holdings, Inc. ("Holdings"), a wholly-owned subsidiary of Price Communications Cellular, Inc., a wholly-owned subsidiary of Price Communications Corporation ("PCC"), was incorporated on May 29, 1997 in connection with the purchase of Palmer Wireless, Inc. and subsidiaries ("Palmer" or the "Predecessor").

    In May, 1997, PCC, PCW and Palmer entered into an Agreement and Plan of Merger (the "Merger Agreement"). The Merger Agreement provided, among other things, for the merger of PCW with and into Palmer with Palmer as the surviving corporation (the "Merger"). In October, 1997, the Merger was consummated and Palmer changed its name to "Price Communications Wireless, Inc." Pursuant to the Merger Agreement, PCC acquired each issued and outstanding share of common stock of Palmer for a purchase price of $17.50 per share in cash and purchased outstanding options and rights under employee and direct stock purchase plans for an aggregate price of approximately $486,400. In addition, as a result of the Merger, PCW assumed all outstanding indebtedness of Palmer of approximately $378,000. Therefore, the aggregate purchase price for Palmer (including transaction fees and expenses) was approximately $880,000. PCW refinanced all of the Palmer Existing Indebtedness concurrently with the consummation of the Merger.

    In June, 1997, PCW entered into an agreement to sell Palmer's Fort Myers, Florida MSA as part of the financing of the Merger (the "Fort Myers Sale"). In October, 1997, the Fort Myers Sale was consummated, and generated proceeds to the Company of approximately $166,000. The proceeds of the Fort Myers Sale were used to fund a portion of the acquisition of Palmer. Accordingly, no gain or loss was recognized on the Fort Myers Sale.

    Also in connection with the Merger, on October 21, 1997, PCC and PCW entered into an Asset Purchase Agreement with MJ Cellular Company, L.L.C. (the "Georgia Sale Agreement") which provided for the sale by PCW of substantially all of the assets used in the operation of the non-wireline cellular telephone system serving the Georgia-1-Whitfield Rural Service Area ("Georgia-1"), including the FCC licenses to operate Georgia-1 (the "Georgia Sale"). The sale of the assets of Georgia-1 was consummated on December 30, 1997 for $24,200. In January, 1998 the proceeds from the Georgia Sale were used to retire a portion of the debt used to fund the Palmer acquisition. Accordingly, no gain or loss was recognized on the Georgia Sale.

    In order to fund the Merger and pay related fees and expenses, in July, 1997, PCW issued $175,000 aggregate principal amount of 11 3/4% Senior Subordinated Notes due 2007 and entered into a syndicated senior loan facility providing for term loan borrowings in the aggregate principal amount of approximately $325,000 and revolving loan borrowings of $200,000. In October, 1997, PCW borrowed all term loans available thereunder and approximately $120,000 of revolving loans. DLJ Capital Funding, Inc. provided and syndicated the Credit Facility. See Notes 5(a) and 5(b).

    The remaining acquisition price of Palmer was funded through a $44,015 equity contribution of PCC and $75,712 of borrowings of Holdings (See Note 5
(c)).

    BASIS OF PRESENTATION

    For financial reporting purposes, PCW revalued its assets and liabilities as of October 1, 1997 to reflect the price paid by PCC to acquire 100% of its Common Stock, a process generally referred to as

              PRICE COMMUNICATIONS WIRELESS, INC. AND SUBSIDIARIES

                                ($ IN THOUSANDS)

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
"push down" accounting. The consolidated financial statements as of December 31, 1997 and for the period May 29, 1997 through December 31, 1997 reflect a preliminary allocation of the purchase price to the assets acquired and liabilities assumed. Additional purchase liabilities recorded include approximately $6,464 for severance and related costs and $4,051 for costs associated with the shutdown of certain acquired facilities. See Note 3, Other Accrued Liabilities, for amounts outstanding as of December 31, 1997. The preliminary allocation of the purchase price resulted in licenses of approximately $924,504 on the balance sheet, which are being amortized on a straight-line basis over a period of 40 years.

    In August, 1997 Holdings issued 153,400 units, consisting of Notes and warrants of PCC (the "Warrants"), in exchange for $80,000. Such notes, which are not guaranteed by the Company or secured by its stock, do not represent indebtedness of the Company. Holdings' notes have been reflected as an "Obligation of Parent Company" in the accompanying consolidated financial statements in accordance with the "push-down" basis of accounting discussed above. The Notes accrete at a rate of 13.5%, compounded semi-annually, to an aggregate principal amount of approximately $153,400 by August 1, 2002. Cash interest will not commence to accrue on the Notes prior to August 2, 2002. Commencing on February 1, 2003, cash interest on the Notes will be payable at a rate of 13.5% per annum, payable semi-annually. The Notes will be redeemable at the option of Holdings, in whole or in part, at any time after August 1, 1998 in cash at the redemption price as defined, plus accrued and unpaid interest, if any, thereon to the redemption date; provided that the trading price of the common stock of PCC shall equal or exceed certain levels. The Notes mature on August 1, 2007 and contain covenants that restrict payments of dividends, incurrence of debt and sale of assets. The Warrants have been assigned a value of $4,288, which amount is accounted for as original issue discount, resulting in an effective interest rate of approximately 14.13% per annum. The fair value of the Notes was estimated as $80,112 as of December 31, 1997.

    The consolidated financial statements through September 30, 1997 reflect the historical cost of its assets and liabilities and results of operations and are referred to as the "Predecessor" consolidated financial statements. Accordingly, the accompanying financial statements of the Predecessor and the Company are not comparable in all material respects since those financial statements report financial position, results of operations, and cash flows of these two separate entities.

    PRO FORMA INFORMATION

    The following unaudited pro forma condensed consolidated financial information was prepared assuming (i) the Predecessor was acquired on January 1, 1996, (ii) the acquisitions of the licenses had occurred on January 1, 1996 (See
Note 4) and (iii) the Ft. Myers Sale and Georgia Sale occurred on January 1,
1996.

              PRICE COMMUNICATIONS WIRELESS, INC. AND SUBSIDIARIES

                                ($ IN THOUSANDS)

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    Proforma information is presented for comparative purposes only and does not purport to be indicative of the results which would have been achieved had this acquisition occurred as of January 1, 1996, nor does it purport to be indicative of results that may be achieved in the future.

                                                                           UNAUDITED
                                                                     ----------------------
                                                                     YEAR ENDED DECEMBER 31
                                                                     ----------------------

                                                                        1996        1997
                                                                     ----------  ----------
Total Revenue......................................................  $  145,643  $  161,468
                                                                     ----------  ----------
                                                                     ----------  ----------
Loss Before Income Taxes...........................................  $  (54,529) $  (51,532)
                                                                     ----------  ----------
                                                                     ----------  ----------
Net Loss...........................................................  $  (48,895) $  (43,911)
                                                                     ----------  ----------
                                                                     ----------  ----------

    CONSOLIDATION

    The accompanying consolidated financial statements include the accounts of the Company and its subsidiaries after the elimination of significant intercompany accounts and transactions. The financial statements also include the debt of Holdings, which funded a portion of the acquisition of Palmer and is indirectly guaranteed by the assets of the Company.

    The Predecessor was a Delaware corporation and was incorporated on December 15, 1993 to effect an initial public offering of its Class A Common Stock. At December 31, 1996, Palmer Communications Incorporated ("PCI") owned 61 percent of the Predecessor's outstanding stock and had 75 percent of its voting rights and therefore the Predecessor was a subsidiary of PCI.

    On March 21, 1995 and April 18, 1995, the Predecessor issued 5,000,000 and 369,350 shares respectively, of Class A Common Stock in an initial public offering (the "Offering") for net proceeds of $68,399. In connection with the Offering, on March 21, 1995, the Predecessor issued 704,755 shares of Class A Common Stock and 17,288,578 shares of Class B Common Stock in exchange for 100 percent of the Partnership interests of Palmer Cellular Partnership (the "Exchange"). The assets and liabilities received in the Exchange were recorded at their historical cost to Palmer Cellular Partnership and not revalued at fair value on the date of transfer. Since the Exchange was between related parties it was accounted for in a manner similar to a pooling of interests.

    Losses in subsidiaries, attributable to minority stockholders and partners, in excess of their capital accounts and cash capital call provisions are not eliminated in consolidation.

    OPERATIONS

    The Company has majority ownership in corporations and partnerships which operate the non-wireline cellular telephone systems in eight Metropolitan Statistical Areas ("MSA") in three states: Florida (one), Georgia (five) and Alabama (two). The Company's ownership percentages in these entities range from approximately 78 percent to 100 percent. The Company owns directly and operates eight non-wireline cellular telephone systems in Rural Service Areas in Georgia (seven) and Alabama (one).

    The Predecessor had majority ownership in corporations and partnerships which operated the non-wireline cellular telephone systems in nine MSA's in three states: Florida (two), Georgia (five) and Alabama (two). The Predecessor's ownership percentages in these entities ranged from approximately 78

              PRICE COMMUNICATIONS WIRELESS, INC. AND SUBSIDIARIES

                                ($ IN THOUSANDS)

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) percent to 100 percent. The Predecessor owned directly and operated eight non-wireline cellular telephone systems in RSA's in Georgia (seven) and Alabama
(one).

    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from these estimates.

    CASH AND CASH EQUIVALENTS

    For purposes of the statements of cash flows the Company and the Predecessor consider cash and repurchase agreements with a maturity of three months or less to be cash equivalents.

    INVENTORY

    Inventory consisting primarily of cellular telephones and telephone parts is stated at the lower of cost or market. Cost is determined using the first-in, first-out (FIFO) method.

    PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost. The cost of additions and improvements are capitalized while maintenance and repairs are charged to expense when incurred. Depreciation is provided principally by the straight-line method over the estimated useful lives, ranging from 5 to 20 years for buildings and improvements and 5 to 10 years for equipment, communications systems and furnishings.

    ACQUISITIONS AND LICENSES

    The cost of acquired companies is allocated first to the identifiable assets, including licenses, based on the fair market value of such assets at the date of acquisition (as determined by independent appraisers or management). The excess of the total consideration over the amounts assigned to identifiable assets is recorded as goodwill. Licenses and goodwill are being amortized on a straight-line basis over a 40-year period.

    Subsequent to the acquisition of the licenses, the Company continually evaluates whether later events and circumstances have occurred that indicate the remaining estimated useful life of licenses may warrant revision or that the remaining balance of the license rights may not be recoverable. The Company utilizes projected undiscounted cash flows over the remaining life of the licenses and sales of comparable businesses to evaluate the recorded value of licenses. The assessment of the recoverability of the remaining balance of the license rights will be impacted if projected cash flows are not achieved.

    OTHER INTANGIBLE ASSETS

    Other intangibles consist principally of deferred financing costs and other items. These costs are being amortized by the interest or straight-line method over their respective useful lives, which range from 5 to 10 years.

    INCOME TAXES

    The Company and the Predecessor account for income taxes under the asset and liability method of accounting for deferred income taxes. Under the asset and liability method, deferred tax assets and

              PRICE COMMUNICATIONS WIRELESS, INC. AND SUBSIDIARIES

                                ($ IN THOUSANDS)

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

    INTEREST RATE SWAP AGREEMENTS

    The differential to be paid or received in connection with interest rate swap agreements is accrued as interest rates change and is recognized over the life of the agreements.

    REVENUE RECOGNITION

    Service revenue includes local subscriber revenue and outcollect roaming revenue.

    Local subscriber revenue is earned by providing access to the cellular network ("access revenue") or, as applicable, for usage of the cellular network ("airtime revenue"). Access revenue is billed one month in advance and is recognized when earned. Airtime revenue is recognized when the service is rendered.

    Outcollect roaming revenue represents revenue earned for usage of its cellular network by subscribers of other cellular carriers. Outcollect roaming revenue is recognized when the services are rendered.

    Equipment sales and installation revenues are recognized upon delivery to the customer or installation of the equipment.

    OPERATING EXPENSES-ENGINEERING, TECHNICAL AND OTHER DIRECT

    Engineering, technical and other direct operating expenses represent certain costs of providing cellular telephone service to customers. These costs include incollect roaming expense. Incollect roaming expense is the result of subscribers using cellular networks of other cellular carriers. Incollect roaming revenue is netted against the incollect roaming expense to determine net incollect roaming expense.

    STOCK OPTION PLANS

    Prior to January 1, 1996, the Predecessor accounted for its stock option plans in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. As such, compensation expense would be recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price. On January 1, 1996, the Predecessor adopted Statement of Financial Accounting Standards ("SFAS") No. 123, Accounting for Stock-Based Compensation, which permits entities to recognize as expense over the vesting period the fair value of all stock-based awards on the date of grant. Alternatively, SFAS No. 123 also allows entities to continue to apply the provisions of APB Opinion No. 25 and provide pro forma net income and pro forma earnings per share disclosures for employee stock option grants made in 1995 and future years as if the fair-value-based method defined in SFAS No. 123 had been applied. The Predecessor elected to continue to apply the provisions of APB Opinion No. 25 and provide the pro forma disclosure provisions of SFAS No. 123.

              PRICE COMMUNICATIONS WIRELESS, INC. AND SUBSIDIARIES

                                ($ IN THOUSANDS)

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    FAIR VALUE OF FINANCIAL INSTRUMENTS

    Fair value estimates, methods and assumptions used to estimate the fair value of financial instruments are set forth below:

    For cash and cash equivalents, trade accounts receivable, receivable from other cellular carriers, notes payable, accounts payable and accrued expenses, the carrying amount approximates the estimated fair value due to the short-term nature of those instruments.

    Rates currently available for long-term debt with similar terms and remaining maturities are used to discount the future cash flows to estimate the fair value for long-term debt. Note 5 presents the fair value for long-term debt and the related interest rate cap and swap agreements.

    Fair value estimates are made as of a specific point in time, based upon the relevant market information about the financial instruments. Because no market exists for a majority of the financial instruments, fair value estimates are based on judgments regarding current economic conditions and other factors. These estimates are subjective in nature and involve uncertainties and matters of judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

              PRICE COMMUNICATIONS WIRELESS, INC. AND SUBSIDIARIES

                                ($ IN THOUSANDS)

(2) TRADE ACCOUNTS RECEIVABLE

    The Company and the Predecessor grant credit to its customers. Substantially all of the customers are residents of the local areas served. Generally, service is discontinued to customers whose accounts are 60 days past due.

    The activity in the Predecessor's and the Company's allowance for doubtful accounts for the years ended December 31, 1995, and 1996, the nine months ended September 30, 1997 and the period from October 1, 1997 through December 31, 1997 consisted of the following:

                                                                         ALLOWANCE AT
                                               BALANCE AT     CHARGED      DATES OF       DEDUCTIONS,
                                                BEGINNING       TO       ACQUISITIONS       NET OF        BALANCE AT
                                                OF PERIOD    EXPENSES    (DISPOSITIONS)   RECOVERIES     END OF PERIOD
                                               -----------  -----------  -------------  ---------------  -------------
PREDECESSOR
Year ended December 31, 1995.................   $   1,567    $   2,078     $     432       $  (2,197)      $   1,880
                                               -----------  -----------       ------         -------          ------
                                               -----------  -----------       ------         -------          ------
PREDECESSOR
Year ended December 31, 1996.................   $   1,880    $   3,946     $   1,270       $  (5,305)      $   1,791
                                               -----------  -----------       ------         -------          ------
                                               -----------  -----------       ------         -------          ------
PREDECESSOR
Nine months ended
  September 30, 1997.........................   $   1,791    $   3,614     $     147       $  (4,212)      $   1,340
                                               -----------  -----------       ------         -------          ------
                                               -----------  -----------       ------         -------          ------
COMPANY
Period from May 29, 1997 through through
  December 31, 1997..........................   $   1,340    $   1,202     $    (206)      $  (1,518)      $     818
                                               -----------  -----------       ------         -------          ------
                                               -----------  -----------       ------         -------          ------

(3) OTHER ACCRUED LIABILITIES

    Other accrued liabilities at December 31, 1996 and 1997 consisted of the following:

                                                                             1996       1997
                                                                           ---------  ---------
Accrued telecommunications expenses......................................  $     892  $   2,176
Accrued local taxes......................................................        913        888
Accrued severance payments...............................................     --          6,155
Accrued shutdown costs of certain facilities.............................     --          3,818
Miscellaneous accruals...................................................      1,821      2,994
                                                                           ---------  ---------
                                                                           $   3,626  $  16,031
                                                                           ---------  ---------
                                                                           ---------  ---------

(4) ACQUISITIONS AND PURCHASE OF LICENSES

    On December 1, 1995, the Predecessor purchased all of the outstanding stock of Augusta Metronet, Inc. and Georgia Metronet, Inc., which own either directly (or in the case of Georgia Metronet, Inc., through its 97.9 percent interest in the Savannah Cellular Limited Partnership) the licenses to operate the non-wireline cellular telephone systems in the Savannah and Augusta, Georgia MSAs, respectively, for an aggregate purchase price of $158,397. The acquisition was accounted for by the purchase method of

              PRICE COMMUNICATIONS WIRELESS, INC. AND SUBSIDIARIES

                                ($ IN THOUSANDS)

(4) ACQUISITIONS AND PURCHASE OF LICENSES (CONTINUED) accounting. In connection with this acquisition, $136,940 of the purchase price was allocated to licenses and goodwill.

    On June 20, 1996, the Predecessor acquired the assets of and the license to operate the non-wireline cellular telephone system serving the Georgia-1 RSA for an aggregate purchase price of $31,616. The acquisition was accounted for by the purchase method of accounting. In connection with the acquisition, $27,942 of the purchase price was allocated to licenses.

    On July 5, 1996, two of the Predecessor's majority-owned subsidiaries acquired the assets of and the license to operate the non-wireline cellular telephone system serving the Georgia-6 RSA for an aggregate purchase price of $35,972. The acquisition was accounted for by the purchase method of accounting. In connection with the acquisition, $33,491 of the purchase price was allocated to licenses.

    On January 31, 1997, a majority-owned subsidiary of the Predecessor acquired the assets of and the license to operate the non-wireline cellular telephone system serving the Georgia-13 RSA for an aggregate purchase price of $31,486. The acquisition was accounted for by the purchase method of accounting. In connection with the acquisition, $27,650 of the purchase price was allocated to licenses.

    See Note 1 for presentation of pro forma information.

(5) NOTES PAYABLE AND LONG-TERM DEBT

    Long-term debt consists of the following:

                                                                                        PREDECESSOR   COMPANY
                                                                                        -----------  ----------
                                                                                              DECEMBER 31
                                                                                        -----------------------

                                                                                           1996         1997
                                                                                        -----------  ----------
Credit agreement......................................................................   $ 337,000(c) $  438,000(a)
11.75% Senior Subordinated Notes......................................................      --          175,000(b)
Purchase obligations..................................................................       5,296(d)     --
                                                                                        -----------  ----------
                                                                                           342,296      613,000
Less current installments.............................................................       5,296        2,812
                                                                                        -----------  ----------
Long-term debt, excluding current installments........................................   $ 337,000   $  610,188
                                                                                        -----------  ----------
                                                                                        -----------  ----------

------------------------

(a) In October 1997, the Company entered into a credit agreement ("Credit Agreement") with a syndicate of banks, financial institutions and other "accredited investors" providing for loans of up to $525,000. The Credit Agreement includes a $325,000 term loan facility and a $200,000 revolving credit facility. The term loan facility is comprised of tranche A loans of up to $100,000, which will mature on September 30, 2005, and tranche B term loans of up to $225,000, which will mature on September 30, 2006. The revolving credit facility will terminate on September 30, 2006. The Credit Agreement bears interest at the alternate base rate, as defined in the Credit Agreement, as the reserve adjusted Euro-Dollar rate plus, in each case, applicable margins of (i) in the case of tranche A term loans and revolving loans (x) 2.5% for Euro-Dollar rate loans and (y) 1.5% for base rate loans and (ii) in the case of tranche B term loans (x) 2.75 for Euro-Dollar rate loans and (y) 1.75% for base rate loans. As of December 31, 1997, the Credit Agreement was bearing interest at 8.5% for the tranche A loan and

              PRICE COMMUNICATIONS WIRELESS, INC. AND SUBSIDIARIES

                                ($ IN THOUSANDS)

(5) NOTES PAYABLE AND LONG-TERM DEBT (CONTINUED) revolving credit facility and 8.7% for the tranche B loan. The Credit Agreement contains restrictions on the subsidiary's ability to engage in certain activities, including limitations on incurring additional indebtedness, liens and investments, payment of dividends and the sale of assets. Holdings is a guarantor of the Credit Agreement. As of December 31, 1997 $87,000 of the revolving credit facility was unused and available for borrowings.

(b) In July 1997, the Company issued $175,000 of 11.75% Senior Subordinated Notes ("11.75% Notes") due July 15, 2007 with interest payable semi-annually commencing January 15, 1998. The 11.75% Notes contain covenants that restrict the payment of dividends, incurrence of debt and sale of assets. The carrying value of the 11.75% Notes approximates fair value as of December 31, 1997.

(c) On December 1, 1995, the Predecessor entered into an amended and restated credit agreement with 21 banks which provided for a revolving line of credit of up to $500,000, subject to certain limitations through June 30, 2004. Interest was payable at variable rates and under various interest rate options. The interest rate at December 31, 1996 ranged from 7.42 to 8.88 percent before the affect of the interest rate swap and cap agreements outlined below. The credit agreement also provided for a commitment fee of .5 percent per year on any unused amounts of the credit agreement. Amounts outstanding were secured by the assets of the Predecessor.


   The credit agreement provided for various compliance covenants and restrictions, including items related to mergers or acquisition transactions, the declaration or payment of dividends or other payments to stockholders, capital expenditures and maintenance of certain financial ratios. At December 31, 1996, the Predecessor was in compliance with all but one financial ratio covenant. This covenant was based on operating results for the year ended December 31, 1996. The Predecessor obtained a waiver of the noncompliance with this 1996 financial ratio covenant. In connection with the acquisition of the Predecessor (see Note 1), the Predecessor credit agreement was refinanced.


(d) In connection with the purchase of controlling interest in a non-wireline cellular telephone system in 1991, the Predecessor incurred certain purchase obligations. The obligations were retired in July 1996 and January 1997.

    The Company has entered into interest rate swap and cap agreements to reduce the impact of changes in interest rates on its floating rate debt and thus were entered into for purposes other than trading. At December 31,1997, the Company had outstanding seven interest rate swap agreements and one interest rate cap agreement having a total notional value of $370,000. These interest rate swap and cap agreements

              PRICE COMMUNICATIONS WIRELESS, INC. AND SUBSIDIARIES

                                ($ IN THOUSANDS)

(5) NOTES PAYABLE AND LONG-TERM DEBT (CONTINUED) effectively change the Company's interest rate exposure on a quarterly basis on $370,000 of outstanding debt. The cap and swap agreements are summarized as follows:

                                                                                              MAXIMUM      NOTIONAL
TYPE OF AGREEMENT                                                            MATURITY          LIBOR        VALUE
------------------------------------------------------------------------  ---------------  -------------  ----------
Pay Later Cap (1).......................................................    Jan. 12, 1998          8.5%   $   20,000
Participating Swap (2)..................................................    Aug. 10, 1998         5.98%       15,000
Swap....................................................................     Aug. 6, 1999         6.36%       25,000
Swap....................................................................    Oct. 21, 1999         5.92%      185,000
Swap....................................................................     Aug. 7, 2000         6.09%       50,000
Swap....................................................................    Aug. 21, 2000         6.11%       25,000
Swap....................................................................    Oct. 10, 2000         6.10%       25,000
Swap....................................................................    Oct. 11, 2000         5.99%       25,000
                                                                                                          ----------
                                                                                                          $  370,000
                                                                                                          ----------
                                                                                                          ----------

------------------------

(1) When the three-month LIBOR rate is 8.5 percent or higher the Company receives a quarterly payment of $98.

(2) When the six-month LIBOR is less than 5.98 percent the Company participates in 45 percent of the difference.

              PRICE COMMUNICATIONS WIRELESS, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                ($ IN THOUSANDS)

    The market value of the swap and cap agreements above, which has not been reflected in the consolidated financial statements as of December 31, 1997, is a loss of $1,076.

    The Company is exposed to interest rate risk in the event of nonperformance by the other party to the interest rate swap and cap agreements. However, the Company does not anticipate nonperformance by any of the banks.

    The aggregate maturities of long-term debt are as follows:

DECEMBER 31,                                                                          AMOUNT
----------------------------------------------------------------------------------  ----------
1998..............................................................................  $    2,812
1999..............................................................................       4,750
2000..............................................................................      12,875
2001..............................................................................      15,375
2002..............................................................................      17,875
Thereafter........................................................................     559,313
                                                                                    ----------
                                                                                    $  613,000
                                                                                    ----------
                                                                                    ----------

(6) INCOME TAXES

    Components of income tax expense (benefit) consist of the following:

                                                                   FEDERAL     STATE      TOTAL
                                                                  ---------  ---------  ---------
Predecessor:
  Year ended December 31, 1995:
    Current.....................................................  $  --      $  --      $  --
    Deferred....................................................      2,550        100      2,650
                                                                  ---------  ---------  ---------
                                                                  $   2,550  $     100  $   2,650
                                                                  ---------  ---------  ---------
                                                                  ---------  ---------  ---------
Predecessor:
  Year ended December 31, 1996:
    Current.....................................................  $  --      $     869  $     869
    Deferred....................................................      1,795         60      1,855
                                                                  ---------  ---------  ---------
                                                                  $   1,795  $     929  $   2,724
                                                                  ---------  ---------  ---------
                                                                  ---------  ---------  ---------
Predecessor:
  Period ended September 30, 1997
    Current.....................................................  $  --      $     214  $     214
    Deferred....................................................      3,553        386      3,939
                                                                  ---------  ---------  ---------
                                                                  $   3,553  $     600  $   4,153
                                                                  ---------  ---------  ---------
                                                                  ---------  ---------  ---------
Company:
  Period ended December 31, 1997
    Current.....................................................  $  (2,244) $    (432) $  (2,676)
    Deferred....................................................     (2,116)      (337)    (2,453)
                                                                  ---------  ---------  ---------
                                                                  $  (4,360) $    (769) $  (5,129)
                                                                  ---------  ---------  ---------
                                                                  ---------  ---------  ---------

              PRICE COMMUNICATIONS WIRELESS, INC. AND SUBSIDIARIES

                                ($ IN THOUSANDS)

    The consolidated effective tax rate differs from the statutory United States federal tax rate for the following reasons and by the following percentages:


                                                                          PREDECESSOR
                                                            ---------------------------------------
                                                                                                         COMPANY
                                                                 YEAR ENDED          NINE MONTHS     ---------------
                                                                DECEMBER 31,            ENDED         PERIOD ENDED
                                                            --------------------    SEPTEMBER 30,     DECEMBER 31,
                                                              1995       1996           1997              1997
                                                            ---------  ---------  -----------------  ---------------
Statutory United States federal tax rate..................       34.0%      34.0%          34.0%            (34.0)%
Partnership loss prior to corporate status................       10.1     --             --                --
License amortization not deductible for tax...............        7.7       32.5         --                --
Net operating loss carryforwards..........................      (59.0)     (42.8)        --                --
State taxes...............................................     --            8.3            6.0              (3.6)
Recognition of deferred taxes related to the difference
  between financial statement and income tax bases of
  certain assets and liabilities in connection with the
  Exchange................................................       73.5     --             --                --
Nondeductible interest expense............................     --         --             --                   1.1
Other.....................................................        7.2        4.8            1.0              (0.2)
                                                            ---------  ---------            ---             -----
Consolidated effective tax rate...........................       73.5%      36.8%          41.0%            (36.7)%
                                                            ---------  ---------            ---             -----
                                                            ---------  ---------            ---             -----


    In 1997, the Predecessor recorded additional deferred tax liability and a corresponding increase in licenses for timing differences attributable to pre-1997 acquisitions. The components of the deferred income tax assets and liabilities are as follows:

                                                                                          PREDECESSOR    COMPANY
                                                                                          -----------  -----------
                                                                                             1996         1997
                                                                                          -----------  -----------
Deferred tax assets:
Allowance for doubtful accounts.........................................................   $     609   $       327
Inventory reserve.......................................................................      --               144
Deferred revenue........................................................................      --               400
Nondeductible accruals..................................................................         221         6,495
Net operating loss carryforwards........................................................       4,100         3,560
Valuation allowance.....................................................................      --            (3,560)
                                                                                          -----------  -----------
Total deferred tax assets...............................................................       4,930         7,366
                                                                                          -----------  -----------
Deferred tax liabilities:
Accumulated depreciation................................................................      (7,415)       (8,559)
Licenses................................................................................      (8,185)     (302,306)
                                                                                          -----------  -----------
Total deferred tax liabilities..........................................................     (15,600)     (310,865)
                                                                                          -----------  -----------
Deferred tax liability, net.............................................................   $ (10,670)  $  (303,499)
                                                                                          -----------  -----------
                                                                                          -----------  -----------

    The net operating loss carryforwards totaled approximately $8,900 at December 31, 1997 and expire in amounts ranging from approximately $300 to $1,100 through 2012. For these carryforwards utilization is limited to the subsidiary that generated the carryforwards, unless the Company utilizes alternative tax planning strategies.

              PRICE COMMUNICATIONS WIRELESS, INC. AND SUBSIDIARIES

                                ($ IN THOUSANDS)

(7) COMMON STOCK AND STOCK PLANS

    During 1994, the Predecessor amended its certificate of incorporation to increase the number of authorized shares of common stock from 60,000,000 to 91,000,000 and to provide for Class A Common and Class B Common Stock. The Class A Common Stock has one vote per share. The Class B Common Stock, which may be owned only by PCI or certain successors of PCI and of which no shares may be issued subsequent to the Offering, has five votes per share, provided, however, that, so long as any Class A Common Stock is issued and outstanding, at no time will the total outstanding Class B Common Stock have the right to cast votes having more than 75 percent of the total voting power of the common stock in the aggregate. Shares of Class B Common Stock shall be converted into Class A Common Stock on a share-for share basis: (i) at any time at the option of the holder;
(ii) immediately upon the transfer of shares of Class B Common Stock to any holder other than a successor of PCI; (iii) immediately if the shares of Class B Common Stock held by PCI or its successors constitute 33 percent or less of the outstanding shares of the Predecessor; (iv) at the end of 20 years from original issuance of those shares of Class B Common Stock; or (v) if more than 50 percent of the equity interests in PCI become beneficially owned by persons other than:
(i) beneficial owners of PCI as of December 29, 1994 ("Current PCI Beneficial Owners"); (ii) affiliates of Current PCI Beneficial Owners; (iii) heirs or devisees of any individual Current PCI Beneficial Owners, successors of any corporation or partnership which is a Current PCI Beneficial Owner and beneficiaries of any trust which is a Current PCI Beneficial Owner; and (iv) any relative, spouse or relative of a spouse of any Current PCI Beneficial Owner.

    The Predecessor adopted a Stock Option Plan in connection with the Offering, under which options for an aggregate of 1,600,000 shares of Class A Common Stock are available for grants to key employees. The Predecessor also adopted a Director's Stock Option Plan in connection with the Offering, under which options for an aggregate of 300,000 shares of Class A Common Stock are available for grants to directors who are not officers or employees of the Predecessor. Stock options under both plans are granted with an exercise price equal to the stock's fair value at the date of grant. The stock options granted under the Stock Option Plan have 10-year terms and vest and become exercisable ratably over three years from the date of grant. The stock options granted under the Director's Stock Option Plan are vested and become fully exercisable upon the date of the grant. At December 31, 1996, there were options with respect to 693,334 and 45,000 shares of Class A Common Stock outstanding under the Stock Option Plan and the Director's Stock Option Plan, respectively. At December 31, 1996, there were 880,000 and 255,000 additional shares available for grant under the Stock Option Plan and the Director's Stock Option Plan, respectively.

    The Predecessor applies APB Opinion No. 25 in accounting for its Stock Option Plan and Director's Stock Option Plan ("the Plans") and accordingly, no compensation cost has been recognized for its stock options in the consolidated financial statements. Had the Predecessor determined compensation cost based on the fair value at the grant date for its stock options under SFAS No. 123, the Predecessor's net income (loss) and net income would have been reduced to the pro forma amounts indicated below:

                                                                                   YEAR ENDED
                                                                                  DECEMBER 31,
                                                                              --------------------   NINE MONTHS ENDED
                                                                                1995       1996     SEPTEMBER 30, 1997
                                                                              ---------  ---------  -------------------
Net income-as reported......................................................  $     954  $   4,682       $   6,089
Net (loss) income-pro forma.................................................  $    (777) $   2,850       $   4,753

              PRICE COMMUNICATIONS WIRELESS, INC. AND SUBSIDIARIES

                                ($ IN THOUSANDS)

(7) COMMON STOCK AND STOCK PLANS (CONTINUED)
    The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the weighted-average assumptions as follows: dividend yield of 0.0%; expected volatility of 101%; risk-free interest rate of 5.5%; and expected lives of five years.

    Stock option activity during the periods indicated is as follows:

                                                                                                    ($'S NOT IN
                                                                                                    THOUSANDS)
                                                                                    NUMBER       WEIGHTED AVERAGE
                                                                                   OF SHARES      EXERCISE PRICE
                                                                                  -----------  ---------------------
Balance December 31, 1994.......................................................      --                --
Granted.........................................................................     692,500         $   14.25
Exercised.......................................................................     (20,000)            14.25
                                                                                  -----------
Balance December 31, 1995.......................................................     672,500             14.25
Granted.........................................................................      72,500             17.25
Exercised.......................................................................      (6,666)            14.25
                                                                                  -----------
Balance December 31, 1996.......................................................     738,334             14.54
Exercised.......................................................................     (70,000)            14.25
                                                                                  -----------
Balance September 30, 1997......................................................     668,334             14.60
                                                                                  -----------
                                                                                  -----------

    At December 31, 1996, the range of exercise prices and weighted-average remaining contractual life of outstanding options was $14.25-$17.25 ($'s not in thousands) and 8.3 years, respectively.

    At December 31, 1996, the number of options exercisable was 250,000, and the weighted average exercise price of those options was $14.34 ($'s not in thousands).

    The Predecessor adopted a stock purchase plan for employees (the "Employee Stock Purchase Plan") and a stock purchase plan for non-employee directors (the "Non-Employee Director Stock Purchase Plan"). Under the Employee Stock Purchase Plan, 160,000 shares of Class A Common Stock are available for purchase by eligible employees of the Predecessor or any of its subsidiaries. Under the Non-Employee Director Stock Purchase Plan, 25,000 shares of Class A Common Stock are available for purchase by non-employee directors of the Predecessor. The purchase price of each share of Class A Common Stock purchased under the Employee Stock Purchase Plan or the Non-Employee Director Stock Purchase Plan will be the lesser of 90 percent of the fair market value of the Class A Common Stock on the first trading day of the plan year or on the last day of such plan year; provided, however, that in no event shall the purchase price be less than the par value of the stock. Both plans will terminate in 2005, unless terminated at an earlier date by the board of directors. During the year ended December 31, 1996, 15,541 shares were issued under the Employee Stock Purchase Plan and 1,702 shares were issued under the Non-Employee Director Stock Purchase Plan at a purchase price of $16.85 ($'s not in thousands). Compensation cost computed under the provisions of SFAS No. 123 related to the shares issued under the Employee Stock Purchase Plan and the Non-Employee Director Stock Purchase Plan is immaterial to the consolidated financial statements.

    In connection with the acquisition of Palmer, the Company retired all of the options of Palmer that were outstanding.

              PRICE COMMUNICATIONS WIRELESS, INC. AND SUBSIDIARIES

                                ($ IN THOUSANDS)

(8) RELATED PARTY TRANSACTIONS


    On January 1, 1997, the Predecessor purchased a building and certain towers from PCI for $6,243. These assets were previously leased from PCI.


    Concurrently with the Offering and the Exchange, the Predecessor and PCI entered into both a transitional management and administrative services agreement and a computer services agreement that extended each December 31 for additional one-year periods unless and until either party notified the other. The fees from these arrangements amounted to a total of $492, $534 and $88 for the years ended December 31, 1995 and 1996 and the nine months ended September 30, 1997, respectively, and are included as a reduction of selling, general and administrative expenses.

    Concurrently with the Offering and the Exchange, the Predecessor and PCI entered into a tax consulting agreement that extended each December 31 for additional one-year periods unless and until either party notified the other. The fees for tax consulting services amounted to a total of $84, $120 and $97 for the years ended December 31, 1995 and 1996 and the nine months ended September 30, 1997, respectively, and are included in selling, general and administrative expenses.

    PCI has a 401(k) plan with a noncontributory retirement feature and a matching provision for employees who meet length of service and other requirements. The Predecessor participated in this plan and was allocated 401(k) retirement and matching expense of $493, $696, and $544 for the years ended December 31, 1995, and 1996 and the nine months ended September 30, 1997, respectively.

(9) COMMITMENTS AND CONTINGENCIES

LEASES

    The Company occupies certain buildings and uses certain tower sites, cell sites and equipment under noncancelable operating leases which expire through 2013.

    Future minimum lease payments under noncancelable operating leases as of December 31, 1997 are as follows:

Year ending December 31:
1998...............................................................  $   2,950
1999...............................................................      2,535
2000...............................................................      1,981
2001...............................................................      1,305
2002...............................................................        843
Later years through 2013...........................................      1,491
                                                                     ---------
Total minimum lease payments.......................................  $  11,105
                                                                     ---------
                                                                     ---------

    Rental expense for the Predecessor was $2,487, $3,551, and $3,123 for the years ended December 31, 1995, 1996 and the nine months ended September 30, 1997, respectively of which $269 and $278 was paid to related parties for 1995 and 1996, respectively. Rental expense for the Company was $806 for the period from May 29, 1997 to December 31, 1997.

              PRICE COMMUNICATIONS WIRELESS, INC. AND SUBSIDIARIES

                                ($ IN THOUSANDS)

(9) COMMITMENTS AND CONTINGENCIES (CONTINUED)
CONTINGENCIES

    The Company is involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company's consolidated financial statements.

(10) SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)

                                                                             PREDECESSOR
                                                     ------------------------------------------------------------
                                                        FIRST       SECOND        THIRD      FOURTH
YEAR ENDED DECEMBER 31, 1996                           QUARTER      QUARTER      QUARTER     QUARTER     TOTAL
                                                     -----------  -----------  -----------  ---------  ----------
Total Revenue......................................  $    36,950(a) $    40,031(a) $    41,171(a) $  41,591 $  159,743
                                                     -----------  -----------  -----------  ---------  ----------
                                                     -----------  -----------  -----------  ---------  ----------
Operating Income...................................  $     8,514  $    11,281  $    11,977  $   9,405  $   41,177
                                                     -----------  -----------  -----------  ---------  ----------
                                                     -----------  -----------  -----------  ---------  ----------
Net Income (Loss)..................................  $        76  $     1,684  $     2,976  $     (54) $    4,682
                                                     -----------  -----------  -----------  ---------  ----------
                                                     -----------  -----------  -----------  ---------  ----------

                                                                                                        COMPANY
                                                                                                     -------------
                                                                                                        FOR THE
                                                                                                        PERIOD
                                                                              PREDECESSOR            MAY 29, 1997
                                                                    -------------------------------     THROUGH
                                                                      FIRST     SECOND      THIRD    DECEMBER 31,
YEAR ENDED DECEMBER 31, 1997                                         QUARTER    QUARTER    QUARTER     1997 (B)
                                                                    ---------  ---------  ---------  -------------
Total Revenue.....................................................  $  44,683  $  48,545  $  48,508    $  43,713
                                                                    ---------  ---------  ---------  -------------
                                                                    ---------  ---------  ---------  -------------
Operating Income..................................................  $   9,805  $  13,022  $  12,984    $   8,616
                                                                    ---------  ---------  ---------  -------------
                                                                    ---------  ---------  ---------  -------------
Net Income (Loss).................................................  $   1,177  $   2,523  $   2,389    $  (8,852)
                                                                    ---------  ---------  ---------  -------------
                                                                    ---------  ---------  ---------  -------------

------------------------

(a) Certain reclassifications were made to conform to the fourth quarter presentation.

(b) The decrease in revenue and operating income in the fourth quarter is a result of customer acquisition costs, including advertising, commissions and phone discounts, related to Holiday sales (consistent with prior years), the Fort Myers Sale, and amortization of the additional license recorded in the merger. The net loss is due to these reasons as well as the interest expense on debt incurred to fund the Acquisition (see Note 1).

              PRICE COMMUNICATIONS WIRELESS, INC. AND SUBSIDIARIES

                     CONDENSED CONSOLIDATED BALANCE SHEETS

                                ($ IN THOUSANDS)

                                  (UNAUDITED)


                                                                                      SEPTEMBER 30,  DECEMBER 31,
                                                                                          1998           1997
                                                                                      -------------  ------------
                                                     ASSETS
Current assets:
  Cash and cash equivalents.........................................................   $   102,361    $   27,926
  Restricted cash...................................................................        87,376        --
  Trade accounts receivable, net of allowance for doubtful accounts.................        21,036        15,940
  Receivable from other cellular carriers...........................................         2,136         3,902
  Deferred income taxes.............................................................         3,257         5,402
  Prepaid expenses and deposits.....................................................         9,985           902
  Inventory.........................................................................         3,350         1,280
                                                                                      -------------  ------------
    Total current assets............................................................       229,501        55,352
Net property and equipment..........................................................       141,566       151,141
Licenses, net of amortization.......................................................       899,902       918,488
Other intangible assets and other assets, at cost less accumulated amortization.....        23,835        19,498
                                                                                      -------------  ------------
                                                                                       $ 1,294,804    $1,144,479
                                                                                      -------------  ------------
                                                                                      -------------  ------------
                                        LIABILITIES AND EQUITY (DEFICIT)
Current liabilities:
  Current installments of long-term debt............................................   $   --         $    2,812
  Payable to Price Communications Corporation.......................................         1,398         2,328
  Accounts payable..................................................................        11,332        13,059
  Accrued interest payable..........................................................        20,293        11,361
  Accrued salaries and employee benefits............................................         2,630         2,324
  Other accrued liabilities.........................................................        12,018        16,031
  Deferred revenue..................................................................         4,886         3,755
  Customer deposits.................................................................           868           602
                                                                                      -------------  ------------
    Total current liabilities.......................................................        53,425        52,272
Long-term debt, excluding current installments......................................       700,000       610,188
Obligation of Parent Company........................................................       201,911        80,112
Accrued income taxes--long term.....................................................        30,857        50,491
Deferred income taxes...............................................................       303,539       308,901
Minority interests..................................................................         9,067         7,352
                                                                                      -------------  ------------
    Total liabilities...............................................................     1,298,799     1,109,316
                                                                                      -------------  ------------
Commitments and contingencies.......................................................       --             --
Stockholder's equity (deficit)......................................................        (3,995)       35,163
                                                                                      -------------  ------------
                                                                                       $ 1,294,804    $1,144,479
                                                                                      -------------  ------------
                                                                                      -------------  ------------


     See accompanying notes to condensed consolidated financial statements.

              PRICE COMMUNICATIONS WIRELESS, INC. AND SUBSIDIARIES



                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS



                                ($ IN THOUSANDS)


                                  (UNAUDITED)


                                                                                            COMPANY    PREDECESSOR
                                                                                           ----------  -----------
                                                                                             FOR THE NINE MONTHS
                                                                                             ENDED SEPTEMBER 30,
                                                                                           -----------------------
                                                                                              1998        1997
                                                                                           ----------  -----------
Revenue:
  Service................................................................................  $  134,938   $ 134,123
  Equipment sales and installation.......................................................       9,175       7,613
                                                                                           ----------  -----------
    Total revenue........................................................................  $  144,113   $ 141,736
                                                                                           ----------  -----------
Operating expenses:
  Engineering, technical and other direct................................................      21,980      23,301
  Cost of equipment......................................................................      17,401      16,111
  Selling, general and administrative....................................................      39,988      41,014
  Depreciation and amortization..........................................................      33,721      25,498
                                                                                           ----------  -----------
    Total operating expenses.............................................................  $  113,090   $ 105,924
                                                                                           ----------  -----------
    Operating income.....................................................................  $   31,023   $  35,812
                                                                                           ----------  -----------
Other income (expense):
  Interest expense, net..................................................................  $  (60,786)  $ (24,468)
  Other income (expense), net............................................................          98         208
                                                                                           ----------  -----------
    Total other expense..................................................................  $  (60,884)  $ (24,260)
                                                                                           ----------  -----------
    Income (loss) before minority interest share of income, income taxes and extraordinary item.................................................................  $  (29,861)  $  11,552
Minority interest share of income........................................................      (1,715)     (1,310)
                                                                                           ----------  -----------
  Income (loss) before income taxes and extraordinary item...............................  $  (31,576)  $  10,242
Income (expense) benefit.................................................................      11,566      (4,153)
                                                                                           ----------  -----------
  Income (loss) before extraordinary item................................................  $  (20,010)  $   6,089
Extraordinary item-write-off of deferred finance costs and premium on early extinguishment of debt (net of income tax benefit of $7,311 and $11,246
  respectively)..........................................................................     (19,148)     --
                                                                                           ----------  -----------
  Net income (loss)......................................................................  $  (39,158)  $   6,089
                                                                                           ----------  -----------
                                                                                           ----------  -----------



     See accompanying notes to condensed consolidated financial statements.

              PRICE COMMUNICATIONS WIRELESS, INC. AND SUBSIDIARIES

           CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY

                                ($ IN THOUSANDS)


                                                                 COMMON STOCK
                                                                   CLASS A           ADDITIONAL                  TOTAL
                                                           ------------------------    PAID-IN     RETAINED   STOCKHOLDER'S
                                                             SHARES       AMOUNT       CAPITAL     EARNINGS      EQUITY
                                                           -----------  -----------  -----------  ----------  ------------
Balances at May 29, 1997.................................      --        $  --        $  --       $   --       $   --
Capital contribution.....................................         100       --           44,015       --           44,015
Net loss.................................................      --           --           --           (8,852)      (8,852)
                                                                  ---        -----   -----------  ----------  ------------
Balances at December 31, 1997............................         100    $  --        $  44,015   $   (8,852)  $   35,163
Net loss.................................................      --           --           --          (39,158)     (39,158)
                                                                  ---        -----   -----------  ----------  ------------
Balances at September 30, 1998 (unaudited)...............         100    $  --        $  44,015   $  (48,010)  $   (3,995)
                                                                  ---        -----   -----------  ----------  ------------
                                                                  ---        -----   -----------  ----------  ------------


     See accompanying notes to condensed consolidated financial statements.

              PRICE COMMUNICATIONS WIRELESS, INC. AND SUBSIDIARIES



                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS



                                ($ IN THOUSANDS)



                                  (UNAUDITED)



                                                                                             COMPANY   PREDECESSOR
                                                                                            ---------  -----------
                                                                                             FOR THE NINE MONTHS
                                                                                             ENDED SEPTEMBER 30,
                                                                                            ----------------------
                                                                                              1998        1997
                                                                                            ---------  -----------
Cash flows from operating activities:
  Net income (loss).......................................................................  $ (39,158)  $   6,089
                                                                                            ---------  -----------
  Adjustments to reconcile net income (loss) to net cash provided by operating activities:
    Depreciation and amortization.........................................................     33,797      25,498
    Minority interest share of income.....................................................      1,715       1,310
    Deferred income taxes.................................................................     (3,217)      3,943
    Loss on disposal of property..........................................................        151           7
    Premium on early extinguishment of debt...............................................     18,194      --
    Interest deferred and added to obligation of Parent Company...........................      1,911      --
    Payment of deferred interest..........................................................     --          (1,514)
    (Increase) decrease in trade accounts receivable......................................     (5,096)        473
    (Increase) decrease in inventory......................................................     (2,070)      2,800
    (Decrease) increase in accounts payable and accrued expenses..........................     (5,434)        536
    Decrease in accrued income taxes--long term...........................................    (19,634)     --
    Increase in accrued interest payable..................................................      8,932      --
    Write-off of deferred finance costs...................................................     12,200      --
    Change in other accounts..............................................................      4,825        (351)
                                                                                            ---------  -----------
      Total adjustments...................................................................  $  46,274   $  32,702
                                                                                            ---------  -----------
        Net cash provided by operating activities.........................................  $   7,116   $  38,791
                                                                                            ---------  -----------
Cash flows from investing activities:
  Capital expenditures....................................................................     (5,544)    (40,757)
  Proceeds from sales of property and equipment...........................................     --             201
  Purchase of cellular systems............................................................     --         (31,469)
  Purchases of minority interests.........................................................     --            (956)
  Increase in other intangible assets and other assets....................................     --            (778)
                                                                                            ---------  -----------
        Net cash used in investing activities.............................................  $  (5,544)  $ (73,759)
                                                                                            ---------  -----------
Cash flows from financing activities:
  Decrease in short-term notes payable....................................................     --          (1,366)
  Repayment of long-term debt.............................................................   (518,112)     (3,782)
  Repayment of advances from Price Communications Corporation.............................       (930)     --
  Proceeds from long-term debt............................................................    725,000      41,000
  Premium on early extinguishment of debt.................................................    (18,194)     --
  Cash pledged for outstanding interest rate swap contracts...............................     (9,302)     --
  Payment of debt issuance costs..........................................................    (18,223)     --
  Exercise of stock options...............................................................     --             999
                                                                                            ---------  -----------
        Net cash provided by financing activities.........................................  $ 160,239   $  36,851
                                                                                            ---------  -----------
        Net increase in cash and cash equivalents.........................................  $ 161,811   $   1,883
Cash and cash equivalents at the beginning of period......................................     27,926       1,698
                                                                                            ---------  -----------
Cash and cash equivalents at the end of period............................................  $ 189,737   $   3,581
                                                                                            ---------  -----------
                                                                                            ---------  -----------
Supplemental disclosure of cash flow information:
  Income taxes (received) paid, net.......................................................  $     643   $    (736)
                                                                                            ---------  -----------
                                                                                            ---------  -----------
  Interest paid...........................................................................  $  82,620   $  27,471
                                                                                            ---------  -----------
                                                                                            ---------  -----------



     See accompanying notes to condensed consolidated financial statements.

              PRICE COMMUNICATIONS WIRELESS, INC. AND SUBSIDIARIES

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                                ($ IN THOUSANDS)

                                  (UNAUDITED)


(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES



ORGANIZATION AND ACQUISITION



    Price Communications Wireless, Inc. ("PCW" or the "Company"), a wholly-owned subsidiary of Price Communications Cellular Holdings, Inc. ("Holdings"), a wholly-owned subsidiary of Price Communications Cellular, Inc., a wholly owned subsidiary of Price Communications Corporation ("PCC"), was incorporated on May 29, 1997 in connection with the purchase of Palmer Wireless, Inc. and subsidiaries ("Palmer" or the "Predecessor").



    In May, 1997, PCC, PCW and Palmer entered into an Agreement and Plan of Merger (the "Merger Agreement"). The Merger Agreement provided, among other things, for the merger of PCW with and into Palmer with Palmer as the surviving corporation (the "Merger"). In October, 1997, the Merger was consummated and Palmer changed its name to "Price Communications Wireless, Inc."



    In June, 1997, PCW entered into an agreement to sell Palmer's Fort Myers, Florida MSA as part of the financing of the merger (the "Fort Myers Sale"). In October, 1997, the Fort Myers Sale was consummated, and generated proceeds to the Company of approximately $166,000. The proceeds of the Fort Myers Sale were used to fund a portion of the acquisition of Palmer. Accordingly, no gain or loss was recognized on the Fort Myers Sale.



    Also in connection with the merger, on October 21, 1997, PCC and PCW entered into an Asset Purchase Agreement with MJ Cellular Company, L.L.C. (the "Georgia Sale Agreement") which provided for the sale by PCW of substantially all of the assets used in the operation of the non-wireline cellular telephone system serving the Georgia-1-Whitfield Rural Service Area ("Georgia-1"), including the FCC licenses to operate Georgia-1 (the "Georgia Sale"). The Sale of the assets of Georgia-1 was consummated on December 30, 1997 for $24,200. In January, 1998 the proceeds from the Georgia Sale were used to retire a portion of the debt used to fund the Palmer acquisition. Accordingly, no gain or loss was recognized on the Georgia Sale.



BASIS OF PRESENTATION



    The accompanying condensed consolidated financial statements of Price Communications Wireless, Inc. and subsidiaries (the "Company") have been prepared without audit pursuant to Rule 10-01 of Regulation S-X of the Securities and Exchange Commission. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financials. In the opinion of management, all adjustments (none of which were other than normal recurring items) considered necessary for a fair presentation have been included. The results of operations for the interim periods reported are not necessarily indicative of results to be expected for the year.



    For financial reporting purposes, PCW revalued its assets and liabilities as of October 1, 1997 to reflect the price paid by PCC to acquire 100% of its Common Stock, a process generally referred to as "push down" accounting.



    The Condensed Consolidated Statement of Operations of the Predecessor for the third quarter of 1997 and for the nine months ended September 30, 1997 and Statement of Cash Flows for the nine months ended September 30, 1997 reflect its historical results of operations and cash flows and are referred to as the "Predecessor" condensed consolidated financial statements. Accordingly, the accompanying financial

              PRICE COMMUNICATIONS WIRELESS, INC. AND SUBSIDIARIES

                                ($ IN THOUSANDS)

                                  (UNAUDITED)


(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)


statements of the Predecessor and the Company are not comparable in all material respects since those financial statements report results of operations and cash flows of these two separate entities.



RECLASSIFICATIONS



    Certain reclassifications have been made to the 1997 Statements of Operations and Statements of Cash Flows to conform to the 1998 presentation.



(2) LONG-TERM DEBT



    In June 1998, PCW issued $525 million of 9.125% Senior Secured Notes ("9.125% Notes") due June 15, 2002 with interest payable semi-annually commencing December 15, 1998. The 9.125% Notes contain covenants that restrict the payment of dividends, incurrence of debt and sale of assets. The net proceeds from the issuance of the 9.125% Notes were used to retire outstanding indebtedness under the Credit Facility, including interest.



(3) OBLIGATION OF PARENT COMPANY



    In August 1998, the Company redeemed all of Holdings outstanding 13 1/2% Senior Secured Discount Notes due 2007 ("13 1/2% Notes"). The notes were redeemed at the redemption price per $1,000 aggregate principal amount of $711.61. The accreted value of the notes approximated $91.0 million. In addition, Holdings was required to pay a premium of approximately 20% of the outstanding balance or approximately $18.2 million. The Company financed the redemption out of the net proceeds of a new $200,000 Holdings offering of 11 1/4% Senior Exchangeable Payable-in-Kind notes due 2008 ("11 1/4% Notes"). Cash interest will begin to accrue on the notes on February 15, 2003 whereupon the interest rate will be reduced by 0.5%. Commencing February 15, 1999, the Company may elect to pay cash interest whereupon all future interest becomes cash pay and the interest rate would be reduced by 0.5%.



    The Company's Condensed Consolidated Balance Sheets include as of September 30, 1998 $87,376 of restricted cash which is restricted for the benefit of the Parents' bondholders.



    The Company's Condensed Consolidated Balance Sheets include $201,911 (including accrued interest) at September 30, 1998 of the 11 1/4% Notes and $80,112 at December 31, 1997 of the 13 1/2% Notes which are obligations of Holdings but are included in the Balance Sheets solely pursuant to "push down" accounting rules.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Shareholder of Palmer Wireless Holdings, Inc.:



    We have audited the accompanying consolidated balance sheet of Palmer Wireless Holdings Inc. and Subsidiaries (a Delaware Corporation) and Subsidiary as of December 31, 1997 and the related consolidated statements of operations and retained earnings (accumulated deficit) and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.



    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.



    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Palmer Wireless Holdings Inc. and Subsidiaries as of December 31, 1997, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.



                                          /s/ Arthur Andersen LLP



New York, New York



November 25, 1998

                          INDEPENDENT AUDITORS' REPORT



The Board of Directors



Palmer Wireless Holdings, Inc.:



We have audited the accompanying consolidated balance sheet of Palmer Wireless Holdings, Inc. as of December 31, 1996, and the related consolidated statements of operations and retained earnings (accumulated deficit), stockholder's equity and cash flows for each of the years in the two-year period ended December 31, 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.



We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.



In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Palmer Wireless Holdings, Inc. as of December 31, 1996, and the results of their operations and their cash flows for each of the years in the two-year period ended December 31, 1996 in conformity with generally accepted accounting principles.



                                          KPMG Peat Marwick LLP



Des Moines, Iowa
January 30, 1997

                         PALMER WIRELESS HOLDINGS, INC.
                          CONSOLIDATED BALANCE SHEETS
                                ($ IN THOUSANDS)



                                                                                (UNAUDITED)
                                                                               SEPTEMBER 30,      DECEMBER 31,
                                                                                   1998         1997       1996
                                                                               -------------  ---------  ---------
                                                      ASSETS
Current Assets:
  Cash and cash equivalents..................................................   $   102,361   $  27,926  $   1,698
  Restricted cash............................................................        87,376          --         --
  Trade accounts receivable, less allowance for doubtful accounts of $2,196
    in 1998, $818 in 1997 and $1,791 in 1996.................................        21,036      15,940     18,784
  Receivable from other cellular carriers....................................         2,136       3,902      1,706
  Prepaid expenses and deposits..............................................         9,985         902      2,313
  Inventory..................................................................         3,350       1,280      5,106
  Deferred income taxes......................................................         3,257       5,402        830
                                                                               -------------  ---------  ---------
      Total current assets...................................................       229,501      55,352     30,437
                                                                               -------------  ---------  ---------
Property and equipment :
  Land and improvements......................................................         6,766       6,438      5,238
  Buildings and improvements.................................................         8,647       8,561      7,685
  Equipment, communication systems, and furnishings..........................       145,154     140,381    166,735
                                                                               -------------  ---------  ---------
                                                                                    160,567     155,380    179,658
  Less accumulated depreciation and amortization.............................        19,001       4,239     47,220
                                                                               -------------  ---------  ---------
      Net property and equipment.............................................       141,566     151,141    132,438
Licenses and goodwill, net of accumulated amortization of $24,606 in 1998,
  $6,016 in 1997 and $30,188 in 1996.........................................       899,902     918,488    375,808
Other intangible assets and other assets, at cost less accumulated
  amortization of $1,074 in 1998, $818 in 1997 and $7,311 in 1996............        23,835      19,498     11,259
                                                                               -------------  ---------  ---------
      Total Assets                                                              $ 1,294,804   $1,144,479 $ 549,942
                                                                               -------------  ---------  ---------
                                                                               -------------  ---------  ---------
                                   LIABILITIES AND EQUITY (DEFICIT)
Current liabilities:
  Current installment of obligation of Parent................................   $   --        $   2,812  $   5,296
  Notes payable..............................................................       --           --          1,366
  Payable to Price Communications Corporation................................         1,398       2,328     --
  Accounts payable...........................................................        11,332      13,059     10,394
  Accrued interest payable...................................................        20,293      11,361      2,341
  Accrued salaries and benefits..............................................         2,630       2,324      2,432
  Other accrued expenses.....................................................        12,018      16,031      3,626
  Deferred revenue...........................................................         4,886       3,755      3,929
  Customer deposits..........................................................           868         602        757
                                                                               -------------  ---------  ---------
      Total current liabilities..............................................        53,425      52,272     30,141

Obligation of Parent.........................................................       700,000     610,188    337,000
Obligation of Price Communications Cellular Holdings, Inc....................       201,911      80,112     --
Accrued income taxes--long term..............................................        30,857      50,491     `--
Deferred income taxes........................................................       303,539     308,901     11,500
Minority interests...........................................................         9,067       7,352      6,371
                                                                               -------------  ---------  ---------
      Total liabilities......................................................     1,298,799   1,109,316    385,012
                                                                               -------------  ---------  ---------
Commitments and contingencies
Stockholder's Equity:
  Common stock par value $.01; 1,000 shares authorized and issued............       --           --         --
  Additional paid-in capital.................................................        44,015      44,015    158,395
  Retained earnings (accumulated deficit)....................................       (48,010)     (8,852)     6,535
                                                                               -------------  ---------  ---------
    Total stockholder's equity (deficit).....................................        (3,995)     35,163    164,930
                                                                               -------------  ---------  ---------
Total liabilities and stockholder's equity...................................   $ 1,294,804   $1,144,479 $ 549,942
                                                                               -------------  ---------  ---------
                                                                               -------------  ---------  ---------



          See accompanying notes to consolidated financial statements.

                         PALMER WIRELESS HOLDINGS, INC.



          CONSOLIDATED STATEMENTS OF OPERATIONS AND RETAINED EARNINGS
                             (ACCUMULATED DEFICIT)



                                ($ IN THOUSANDS)



                                                            (UNAUDITED)
                                                         NINE MONTHS ENDED                YEARS ENDED
                                                           SEPTEMBER 30,                  DECEMBER 31,
                                                       ----------------------  ----------------------------------
                                                          1998        1997        1997        1996        1995
                                                       ----------  ----------  ----------  ----------  ----------
Revenue:
  Service............................................  $  134,938  $  134,123  $  175,488  $  151,119  $   96,686
  Equipment sales and installation...................       9,175       7,613       9,961       8,624       8,220
                                                       ----------  ----------  ----------  ----------  ----------
      Total revenue..................................     144,113     141,736     185,449     159,743     104,906
                                                       ----------  ----------  ----------  ----------  ----------
Operating expenses:
  Engineering, technical and other direct............      21,980      23,301      29,279      28,717      18,184
  Cost of equipment..................................      17,401      16,112      21,371      17,944      14,146
  Selling general and administrative.................      39,988      41,014      53,819      46,892      30,990
  Depreciation and amortization......................      33,721      25,498      36,553      25,013      15,004
                                                       ----------  ----------  ----------  ----------  ----------
    Total operating expenses.........................     113,090     105,925     141,022     118,566      78,324
                                                       ----------  ----------  ----------  ----------  ----------
    Operating income.................................      31,023      35,811      44,427      41,177      26,582
                                                       ----------  ----------  ----------  ----------  ----------
Other income (expense):
  Interest expense, net..............................     (60,786)    (24,467)    (46,665)    (31,462)    (21,213)
  Other..............................................         (98)        208         223        (429)       (687)
                                                       ----------  ----------  ----------  ----------  ----------
      Total other expense............................     (60,884)    (24,259)    (46,442)    (31,891)    (21,900)
    Income (loss) before minority interest share of
      income, income taxes and extraordinary item....     (29,861)     11,552      (2,015)      9,286       4,682
    Minority interest share of income................       1,715       1,310       1,724       1,880       1,078
                                                       ----------  ----------  ----------  ----------  ----------
    Income (loss) before income taxes and
      extraordinary item.............................     (31,576)     10,242      (3,739)      7,406       3,604
Income tax benefit (expense).........................      11,566      (4,153)        976      (2,724)     (2,650)
                                                       ----------  ----------  ----------  ----------  ----------
Income (loss) before extraordinary item..............     (20,010)      6,089      (2,763)      4,682         954
Extraordinary item-write-off of deferred finance
 costs and premium on early extinguishment of debt
 (net of income tax benefit of $12,254)..............     (19,148)         --          --          --          --
                                                       ----------  ----------  ----------  ----------  ----------
    Net income (loss)................................     (39,158)      6,089      (2,763)      4,682         954
Retained earnings (accumulated deficit) at beginning
 of year.............................................      (8,852)      6,535       6,535       1,853         899
Adjustment of retained earnings for PCW
 acquisition.........................................          --          --     (12,624)         --          --
                                                       ----------  ----------  ----------  ----------  ----------
Retained earnings (accumulated deficit) at end of
 period..............................................  $  (48,010) $   12,624  $   (8,852) $    6,535  $    1,853
                                                       ----------  ----------  ----------  ----------  ----------
                                                       ----------  ----------  ----------  ----------  ----------



          See accompanying notes to consolidated financial statements.

                         PALMER WIRELESS HOLDINGS, INC.



                     CONSOLIDATED STATEMENTS OF CASH FLOWS



                                ($ IN THOUSANDS)



                                                                    (UNAUDITED)
                                                                 NINE MONTHS ENDED
                                                                   SEPTEMBER 30,         YEARS ENDED DECEMBER 31,
                                                                --------------------  -------------------------------
                                                                  1998       1997       1997       1996       1995
                                                                ---------  ---------  ---------  ---------  ---------
Cash Flows from Operating Activities:
  Net Income (loss)...........................................  $ (39,158) $   6,089  $  (2,763) $   4,682  $     954
                                                                ---------  ---------  ---------  ---------  ---------
  Adjustments to reconcile net income (loss) to net cash
    provided by operating activities:
    Depreciation and amortization.............................     33,797     25,498     36,553     25,013     15,004
    Minority interest share of income.........................      1,715      1,310      1,724      1,880      1,078
    Deferred income taxes.....................................     (3,217)     3,943      1,485      1,855      2,650
    Interest deferred and added to obligation of Parent.......                           --            355        607
    Interest deferred and added to obligation of Price
      Communications Cellular Holdings........................      1,911     --          4,400     --         --
    Payment of deferred interest..............................     --         (1,514)    (1,514)    (1,080)    --
    Write-off of deferred finance costs.......................     12,200     --         --         --         --
    Premium on early extinguishment of debt...................     18,194     --         --         --         --
    Loss on disposal of property..............................        151          7     --         --         --
    (Increase) decrease in trade accounts receivable..........     (5,096)       473        597     (1,561)    (2,741)
    (Increase) decrease in inventory..........................     (2,070)     2,800      3,258     (2,595)     4,076
    (Decrease) increase in accounts payable and accrued
      expenses................................................     (5,434)       536       (362)    (1,183)     3,447
    Decrease in accrued income taxes--long term...............    (19,634)    --         (2,675)    --         --
    Increase (decrease) in accrued interest...................      8,932     --          9,020       (167)       (14)
    Other.....................................................      4,825       (351)       381      2,931      2,599
                                                                ---------  ---------  ---------  ---------  ---------
      Total adjustments.......................................     46,274     32,702     52,867     25,448     26,706
                                                                ---------  ---------  ---------  ---------  ---------
      Net cash provided by operating activities...............      7,116     38,791     50,104     30,130     27,660
                                                                ---------  ---------  ---------  ---------  ---------
Cash flows from investing activities:
  Proceeds from sale of property and equipment................     --            201        201          5         38
  Purchases of property and equipment.........................     (5,544)   (40,757)   (55,256)   (41,445)   (36,564)
  Purchase of cellular systems................................     --        (31,469)  (529,325)   (67,588)  (158,397)
  Proceeds from sale of cellular systems......................     --         --        193,799      2,452     --
  Purchase of minority interests..............................     --           (956)    (1,750)    (1,854)    (1,543)
  Distributions to minority interests.........................     --         --         (1,680)    --         --
  Purchase of other intangibles...............................     --           (778)      (778)    (2,180)      (310)
                                                                ---------  ---------  ---------  ---------  ---------
      Net cash used in investing activities...................     (5,544)   (73,759)  (394,789)  (110,610)  (196,776)
                                                                ---------  ---------  ---------  ---------  ---------
Cash flows from financing activities--
  Advances (to) from affiliates, net..........................       (930)    --          2,328     --         (1,650)
  (Decrease) increase in short-term notes payable.............     --         (1,366)    (1,366)     1,366     --
  Proceeds from debt issued by Parent.........................    525,000     41,000    656,712    100,000    171,000
  Repayment of debt issued by Parent..........................   (430,058)    (3,782)  (388,782)  (108,319)   (65,125)
  Proceeds from debt issued by Price Communications Cellular
    Holdings, Inc.............................................    200,000     --         80,000     --         --
  Repayment of debt issued by Price Communications Cellular
    Holdings, Inc.............................................    (88,054)    --
  Premium on early extinguishment of debt.....................    (18,194)    --         --         --         --
  Cash pledged for outstanding interest rate swap contracts...     (9,302)    --         --         --         --
  Payment of debt issuance costs..............................    (18,223)    --        (19,412)               (4,803)
  Cash received from Parent for equity transactions...........     --            999     45,014     85,695     70,132
                                                                ---------  ---------  ---------  ---------  ---------
  Net cash provided by financing activities...................    160,239     36,851    374,494     78,742    169,554
      Net increase (decrease) in cash.........................    161,811      1,883     29,809     (1,738)       438
Cash and cash equivalents at begining of year.................     31,507      1,698      1,698      3,436      2,998
Acquisition adjustment........................................     (3,581)    --         --         --         --
                                                                ---------  ---------  ---------  ---------  ---------
Cash and cash equivalents at end of period....................  $ 189,737  $   3,581  $  31,507  $   1,698  $   3,436
                                                                ---------  ---------  ---------  ---------  ---------
                                                                ---------  ---------  ---------  ---------  ---------
Supplemental disclosure of cash flow information:
  Income taxes paid (received)................................  $     643  $    (736) $    (776) $   1,591  $  --
                                                                ---------  ---------  ---------  ---------  ---------
                                                                ---------  ---------  ---------  ---------  ---------
  Cash paid during the period for interest....................  $  82,620  $  27,471  $  35,026  $  29,733  $  18,435
                                                                ---------  ---------  ---------  ---------  ---------
                                                                ---------  ---------  ---------  ---------  ---------



          See accompanying notes to consolidated financial statements.

                         PALMER WIRELESS HOLDINGS, INC.



                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



                                ($ IN THOUSANDS)



(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES



    ORGANIZATION AND ACQUISITION



    Palmer Wireless Holdings, Inc. (the "Company") was incorporated in March 1995. It was the wholly-owned subsidiary of Palmer Wireless, Inc.



    Price Communications Wireless, Inc. ("PCW"), a wholly-owned subsidiary of Price Communications Cellular Holdings, Inc. ("Holdings"), a wholly-owned subsidiary of Price Communications Cellular, Inc., a wholly-owned subsidiary of Price Communications Corporation ("PCC"), was incorporated on May 29, 1997 in connection with the purchase of Palmer Wireless, Inc. and subsidiaries ("Palmer").



    In May, 1997, PCC, PCW and Palmer entered into an Agreement and Plan of Merger (the "Merger Agreement"). The Merger Agreement provided, among other things, for the merger of PCW with and into Palmer with Palmer as the surviving corporation (the "Merger"). In October, 1997, the Merger was consummated and Palmer changed its name to "Price Communications Wireless, Inc." Pursuant to the Merger Agreement, PCC acquired each issued and outstanding share of common stock of Palmer for a purchase price of $17.50 per share in cash and purchased outstanding options and rights under employee and direct stock purchase plans for an aggregate price of approximately $486,400. In addition, as a result of the Merger, PCW assumed all outstanding indebtedness of Palmer of approximately $378,000. Therefore, the aggregate purchase price for Palmer (including transaction fees and expenses) was approximately $880,000. PCW refinanced all of the Palmer Existing Indebtedness concurrently with the consummation of the Merger.



    In June, 1997, PCW entered into an agreement to sell Palmer's Fort Myers, Florida MSA as part of the financing of the Merger (the "Fort Myers Sale"). In October, 1997, the Fort Myers Sale was consummated, and generated proceeds to the Company of approximately $166,000. The proceeds of the Fort Myers Sale were used to fund a portion of the acquisition of Palmer. Accordingly, no gain or loss was recognized on the Fort Myers Sale.



    Also in connection with the Merger, on October 21, 1997, PCC and PCW entered into an Asset Purchase Agreement with MJ Cellular Company, L.L.C. (the "Georgia Sale Agreement") which provided for the sale by PCW of substantially all of the assets used in the operation of the non-wireline cellular telephone system serving the Georgia-1-Whitfield Rural Service Area ("Georgia-1"), including the FCC licenses to operate Georgia-1 (the "Georgia Sale"). The sale of the assets of Georgia-1 was consummated on December 30, 1997 for $24,200. In January, 1998 the proceeds from the Georgia Sale were used to retire a portion of the debt to fund the Palmer acquisition. Accordingly, no gain or loss was recognized on the Georgia Sale.



    In order to fund the Merger and pay related fees and expenses, in July, 1997, PCW issued $175,000 aggregate principal amount of 11 3/4% Senior Subordinated Notes due 2007 and entered into a syndicated senior loan facility providing for term loan borrowings in the aggregate principal amount of approximately $325,000 and revolving loan borrowings of $200,000. In October, 1997, PCW borrowed all term loans available thereunder and approximately $120,000 of revolving loans. DLJ Capital Funding, Inc. provided and syndicated the Credit Facility. See Notes 5(a) and 5(b).



    The remaining acquisition price of Palmer was funded through a $44,015 equity contribution of PCC and $75,712 of borrowings of Holdings (See Note 5(c)).

                         PALMER WIRELESS HOLDINGS, INC.

                                ($ IN THOUSANDS)



(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)


    BASIS OF PRESENTATION



    For financial reporting purposes, the Company revalued its assets and liabilities as of October 1, 1997 to reflect the price paid by PCC to acquire 100% of Palmer's Common Stock, a process generally referred to as "push down" accounting. The consolidated financial statements as of December 31, 1997 and for the period May 29, 1997 through December 31, 1997 reflect an allocation of the purchase price to the assets acquired and liabilities assumed. Additional purchase liabilities recorded include approximately $6,464 for severance and related costs and $4,051 for costs associated with the shutdown of certain acquired facilities. See Note 3, Other Accrued Liabilities, for amounts outstanding as of December 31, 1997. The combined allocation of the purchase price resulted in licenses of approximately $924,504 on the balance sheet, which is being amortized on a straight-line basis over a period of 40 years.



    In August, 1997 Holdings issued 153,400 units, consisting of Notes and warrants of PCC (the "Warrants"), in exchange for $80,000. Such notes, which are not guaranteed by the Company or secured by its stock, do not represent indebtedness of the Company. Holdings' notes have been reflected as an "Obligation of Holdings" in the accompanying consolidated financial statements in accordance with the "push-down" basis of accounting discussed above. The Notes accrete at a rate of 13.5%, compounded semi-annually, to an aggregate principal amount of approximately $153,400 by August 1, 2002. The Warrants have been assigned a value of $4,288, which amount is accounted for as original issue discount, resulting in an effective interest rate of approximately 14.13% per annum. The fair value of the Notes was estimated as $80,112 as of December 31, 1997. In August 1998, the Company's Parent redeemed all of those notes, see note 5(f).



    PRO FORMA INFORMATION



    The following unaudited pro forma condensed consolidated financial information was prepared assuming (i) the purchase by PCC occurred on January 1, 1996, (ii) the acquisitions of the licenses had occurred on January 1, 1996 (See
Note 4) and (iii) the Ft. Myers Sale and Georgia Sale occurred on January 1,
1996.



    Proforma information is presented for comparative purposes only and does not purport to be indicative of the results which would have been achieved had this acquisition occurred as of January 1, 1996, nor does it purport to be indicative of results that may be achieved in the future.



                                                                                                 UNAUDITED
                                                                                           ----------------------
                                                                                           YEAR ENDED DECEMBER 31
                                                                                           ----------------------
                                                                                              1997        1996
                                                                                           ----------  ----------
Total Revenue............................................................................  $  161,468  $  145,643
                                                                                           ----------  ----------
                                                                                           ----------  ----------
Loss Before Income Taxes.................................................................  $  (51,532) $  (54,529)
                                                                                           ----------  ----------
                                                                                           ----------  ----------
Net Loss.................................................................................  $  (43,911) $  (48,895)
                                                                                           ----------  ----------
                                                                                           ----------  ----------



    CONSOLIDATION



    The accompanying consolidated financial statements include the accounts of the Company and its subsidiaries after the elimination of significant intercompany accounts and transactions. The financial

                         PALMER WIRELESS HOLDINGS, INC.

                                ($ IN THOUSANDS)



(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)


statements also include the debt of Palmer and Holdings, which funded a portion of the acquisition of Palmer and is indirectly guaranteed by the assets of the Company's Parent.



    The Company is a Delaware corporation and was incorporated in March, 1995. At December 31, 1996, Palmer Communications Incorporated ("PCI") owned 61 percent of the Predecessor's outstanding stock and had 75 percent of its voting rights and therefore the Predecessor was a subsidiary of PCI.



    Losses in subsidiaries, attributable to minority stockholders and partners, in excess of their capital accounts and cash capital call provisions are not eliminated in consolidation.



    OPERATIONS



    The Company has majority ownership in corporations and partnerships which operate the non-wireline cellular telephone systems in eight Metropolitan Statistical Areas ("MSA") in three states: Florida (one), Georgia (five) and Alabama (two). The Company's ownership percentages in these entities range from approximately 78 percent to 100 percent. The Company owns directly and operates eight non-wireline cellular telephone systems in Rural Service Areas in Georgia (seven) and Alabama (one).



    The Company is owned 100% by its Parent, Price Communications Wireless, Inc. The Company is the direct owner of all of the operating subsidiaries.



    USE OF ESTIMATES



    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from these estimates.



    CASH AND CASH EQUIVALENTS



    For purposes of the statements of cash flows the Company and the Predecessor consider cash and repurchase agreements with a maturity of three months or less to be cash equivalents.



    INVENTORY



    Inventory consisting primarily of cellular telephones and telephone parts is stated at the lower of cost or market. Cost is determined using the first-in, first-out (FIFO) method.



    PROPERTY AND EQUIPMENT



    Property and equipment are stated at cost. The cost of additions and improvements are capitalized while maintenance and repairs are charged to expense when incurred. Depreciation is provided principally by the straight-line method over the estimated useful lives, ranging from 5 to 20 years for buildings and improvements and 5 to 10 years for equipment, communications systems and furnishings.



    ACQUISITIONS AND LICENSES



    The cost of acquired companies is allocated first to the identifiable assets, including licenses, based on the fair market value of such assets at the date of acquisition (as determined by independent appraisers or

                         PALMER WIRELESS HOLDINGS, INC.

                                ($ IN THOUSANDS)



(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)


management). The excess of the total consideration over the amounts assigned to identifiable assets is recorded as goodwill. Licenses and goodwill are being amortized on a straight-line basis over a 40-year period.



    Subsequent to the acquisition of the licenses, the Company continually evaluates whether later events and circumstances have occurred that indicate the remaining estimated useful life of licenses may warrant revision or that the remaining balance of the license rights may not be recoverable. The Company utilizes projected undiscounted cash flows over the remaining life of the licenses and sales of comparable businesses to evaluate the recorded value of licenses. The assessment of the recoverability of the remaining balance of the license rights will be impacted if projected cash flows are not achieved.



    OTHER INTANGIBLE ASSETS



    Other intangibles consist principally of deferred financing costs and other items. These costs are being amortized by the interest or straight-line method over their respective useful lives, which range from 5 to 10 years.



    INCOME TAXES



    The Company accounts for income taxes under the asset and liability method of accounting for deferred income taxes. Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.



    INTEREST RATE SWAP AGREEMENTS



    The differential to be paid or received in connection with interest rate swap agreements is accrued as interest rates change and is recognized over the life of the agreements.



    REVENUE RECOGNITION



    Service revenue includes local subscriber revenue and outcollect roaming revenue.



    Local subscriber revenue is earned by providing access to the cellular network ("access revenue") or, as applicable, for usage of the cellular network ("airtime revenue"). Access revenue is billed one month in advance and is recognized when earned. Airtime revenue is recognized when the service is rendered.



    Outcollect roaming revenue represents revenue earned for usage of its cellular network by subscribers of other cellular carriers. Outcollect roaming revenue is recognized when the services are rendered.



    Equipment sales and installation revenues are recognized upon delivery to the customer or installation of the equipment.

                         PALMER WIRELESS HOLDINGS, INC.

                                ($ IN THOUSANDS)



(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)


    OPERATING EXPENSES-ENGINEERING, TECHNICAL AND OTHER DIRECT



    Engineering, technical and other direct operating expenses represent certain costs of providing cellular telephone service to customers. These costs include incollect roaming expense. Incollect roaming expense is the result of subscribers using cellular networks of other cellular carriers. Incollect roaming revenue is netted against the incollect roaming expense to determine net incollect roaming expense.



    FAIR VALUE OF FINANCIAL INSTRUMENTS



    Fair value estimates, methods and assumptions used to estimate the fair value of financial instruments are set forth below:



    For cash and cash equivalents, trade accounts receivable, receivable from other cellular carriers, notes payable, accounts payable and accrued expenses, the carrying amount approximates the estimated fair value due to the short-term nature of those instruments.



    Rates currently available for long-term debt with similar terms and remaining maturities are used to discount the future cash flows to estimate the fair value for long-term debt. Note 5 presents the fair value for long-term debt and the related interest rate cap and swap agreements.



    Fair value estimates are made as of a specific point in time, based upon the relevant market information about the financial instruments. Because no market exists for a majority of the financial instruments, fair value estimates are based on judgments regarding current economic conditions and other factors. These estimates are subjective in nature and involve uncertainties and matters of judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates.



(2) TRADE ACCOUNTS RECEIVABLE



    The Company grant credit to its customers. Substantially all of the customers are residents of the local areas served. Generally, service is discontinued to customers whose accounts are 60 days past due.



    The activity in the Company's allowance for doubtful accounts for the years ended December 31, 1995, 1996 and 1997 consisted of the following:



                                                                        ALLOWANCE AT
                                              BALANCE AT                  DATES OF       DEDUCTIONS,
                                               BEGINNING   CHARGED TO   ACQUISITIONS       NET OF        BALANCE AT
                                               OF PERIOD    EXPENSES    (DISPOSITIONS)   RECOVERIES     END OF PERIOD
                                              -----------  -----------  -------------  ---------------  -------------
Year ended December 31, 1995................   $   1,567    $   2,078     $     432       $  (2,197)      $   1,880
                                              -----------  -----------       ------         -------          ------
                                              -----------  -----------       ------         -------          ------
Year ended December 31, 1996................   $   1,880    $   3,946     $   1,270       $  (5,305)      $   1,791
                                              -----------  -----------       ------         -------          ------
                                              -----------  -----------       ------         -------          ------
Year ended December 31, 1997................   $   1,791    $   4,816     $     (59)      $  (5,730)      $     818
                                              -----------  -----------       ------         -------          ------
                                              -----------  -----------       ------         -------          ------

                         PALMER WIRELESS HOLDINGS, INC.

                                ($ IN THOUSANDS)



(3) OTHER ACCRUED LIABILITIES



    Other accrued liabilities at December 31, 1997 and 1996 consisted of the following:



                                                                             1997       1996
                                                                           ---------  ---------
Accrued telecommunications expenses......................................  $   2,176  $     892
Accrued local taxes......................................................        888        913
Accrued severance payments...............................................      6,155         --
Accrued shutdown costs of certain facilities.............................      3,818         --
Miscellaneous accruals...................................................      2,994      1,821
                                                                           ---------  ---------
                                                                           $  16,031  $   3,626
                                                                           ---------  ---------
                                                                           ---------  ---------



(4) ACQUISITIONS AND PURCHASE OF LICENSES



    On December 1, 1995, the Company purchased all of the outstanding stock of Augusta Metronet, Inc. and Georgia Metronet, Inc., which own either directly (or in the case of Georgia Metronet, Inc., through its 97.9 percent interest in the Savannah Cellular Limited Partnership) the licenses to operate the non-wireline cellular telephone systems in the Savannah and Augusta, Georgia MSAs, respectively, for an aggregate purchase price of $158,397. The acquisition was accounted for by the purchase method of accounting. In connection with this acquisition, $136,940 of the purchase price was allocated to licenses and goodwill.



    On June 20, 1996, the Company acquired the assets of and the license to operate the non-wireline cellular telephone system serving the Georgia-1 RSA for an aggregate purchase price of $31,616. The acquisition was accounted for by the purchase method of accounting. In connection with the acquisition, $27,942 of the purchase price was allocated to licenses.



    On July 5, 1996, two of the Company's majority-owned subsidiaries acquired the assets of the license to operate the non-wireline cellular telephone system serving the Georgia-6 RSA for an aggregate purchase price of $35,972. The acquisition was accounted for by the purchase method of accounting. In connection with the acquisition, $33,491 of the purchase price was allocated to licenses.



    On January 31, 1997, a majority-owned subsidiary of the Company acquired the assets of and the license to operate the non-wireline cellular telephone system serving the Georgia-13 RSA for an aggregate purchase price of $31,486. The acquisition was accounted for by the purchase method of accounting. In connection with the acquisition, $27,650 of the purchase price was allocated to licenses.



    See Note 1 for presentation of pro forma information.

                         PALMER WIRELESS HOLDINGS, INC.

                                ($ IN THOUSANDS)



(5) NOTES PAYABLE, OBLIGATION OF PARENT, OBLIGATION OF PRICE COMMUNICATIONS HOLDINGS, INC.



    Obligation of Parent consists of the following:



                                                                           DECEMBER 31
                                                                      ----------------------
                                                                         1997        1996
                                                                      ----------  ----------
Credit agreement....................................................  $  438,000(b) $  337,000(c)
11.75% Senior Subordinated Notes....................................     175,000(b)         --
Purchase obligations................................................          --       5,296(d)
                                                                      ----------  ----------
                                                                         613,000     342,296
Less current installments...........................................       2,812       5,296
                                                                      ----------  ----------
Obligation of Parent, excluding current installments................  $  610,188  $  337,000
                                                                      ----------  ----------
                                                                      ----------  ----------


------------------------


(a) In October 1997, the Company's Parent entered into a credit agreement ("Credit Agreement") with a syndicate of banks, financial institutions and other "accredited investors" providing for loans of up to $525,000. The Credit Agreement includes a $325,000 term loan facility and a $200,000 revolving credit facility. The term loan facility is comprised of tranche A loans of up to $100,000, which will mature on September 30, 2005, and tranche B term loans of up to $225,000, which will mature on September 30, 2006. The revolving credit facility will terminate on September 30, 2006. The Credit Agreement bears interest at the alternate base rate, as defined in the Credit Agreement, as the reserve adjusted Euro-Dollar rate plus, in each case, applicable margins of (i) in the case of tranche A term loans and revolving loans (x) 2.5% for Euro-Dollar rate loans and (y) 1.5% for base rate loans and (ii) in the case of tranche B term loans (x) 2.75% for Euro-Dollar rate loans and (y) 1.75% for base rate loans. As of December 31, 1997, the Credit Agreement was bearing interest at 8.5% for the tranche A loan and revolving credit facility and 8.7% for the tranche B loan. The Credit Agreement contains restrictions on the subsidiary's ability to engage in certain activities, including limitations on incurring additional indebtedness, liens and investments, payment of dividends and the sale of assets. Holdings is a guarantor of the Credit Agreement. As of December 31, 1997 $87,000 of the revolving credit facility was unused and available for borrowings.



(b) In July 1997, the Company's Parent issued $175,000 of 11.75% Senior Subordinated Notes ("11.75% Notes") due July 15, 2007 with interest payable semi-annually commencing January 15, 1998. The 11.75% Notes contain covenants that restrict the payment of dividends, incurrence of debt and sale of assets. The carrying value of the 11.75% Notes approximates fair value as of December 31, 1997.



(c) On December 1, 1995, the Company's Parent entered into an amended and restated credit agreement with 21 banks which provided for a revolving line of credit of up to $500,000, subject to certain limitations through June 30, 2004. Interest was payable at variable rates and under various interest rate options. The interest rate at December 31, 1996 ranged from 7.42 to 8.88 percent before the affect of the interest rate swap and cap agreements outlined below. The credit agreement also provided for a commitment fee of .5 percent per year on any unused amounts of the credit agreement. Amounts outstanding were secured by the assets of the Company's Parent.



   The credit agreement provided for various compliance covenants and restrictions, including items related to mergers or acquisition transactions, the declaration or payment of dividends or other payments to stockholders, capital expenditures and maintenance of certain financial ratios. At

                         PALMER WIRELESS HOLDINGS, INC.

                                ($ IN THOUSANDS)



(5) NOTES PAYABLE, OBLIGATION OF PARENT, OBLIGATION OF PRICE COMMUNICATIONS HOLDINGS, INC. (CONTINUED)


    December 31, 1996 the Company's Parent was in compliance with all but one financial ratio covenant. This covenant was based on operating results for the year ended December 31, 1996. The Company's Parent obtained a waiver of the noncompliance with this 1996 financial ratio covenant. In connection with the acquisition of the Company's Parent (see Note 1), the Company's Parent's credit agreement was refinanced.



(d) In connection with the purchase of controlling interest in a non-wireline cellular telephone system in 1991, the Company's Parent incurred certain purchase obligations. The obligations were retired in July 1996 and January 1997.



(e) In June 1998, the Company's Parent issued $525 million of 9.125% Senior Secured Notes ("9.125% Notes") due June 15, 2002 with interest payable semi-annually commencing December 15, 1998. The 9.125% Notes contain covenants that restrict the payment of dividends, incurrence of debt and sale of assets. The net proceeds from the issuance of the 9.125% Notes were used to retire outstanding indebtedness under the Credit Facility, including interest.



(f) In August 1998, the Company's Parent redeemed all of Holdings outstanding
    13 1/2% Senior Secured Discount Notes due 2007 ("13 1/2% Notes"). The notes were redeemed at the redemption price per $1,000 aggregate principal amount of $711.61. The accreted value of the notes approximated $91.0 million. In addition, Holdings was required to pay a premium of approximately 20% of the outstanding balance or approximately $18.2 million. The Company's Parent financed the redemption out of the net proceeds of a new $200,000 Holdings offering of 11 1/4% Senior Exchangeable Payable-in-Kind notes due 2008
    ("11 1/4% Notes"). Cash interest will begin to accrue on the notes on February 15, 2003 whereupon the interest rate will be reduced by 0.5%. Commencing February 15, 1999, the Company may elect to pay cash interest whereupon all future interest becomes cash pay and the interest rate would be reduced by 0.5%.



   The Company's Condensed Consolidated Balance Sheets include $201,911
    (including accrued interest) at September 30, 1998 of the 11 1/4% Notes and $80,112 at December 31, 1997 of the 13 1/2% Notes which are obligations of Holdings but are included in the Balance Sheets solely pursuant to "push down" accounting rules.

                         PALMER WIRELESS HOLDINGS, INC.

                                ($ IN THOUSANDS)



(6) INCOME TAXES



    Components of income tax expense (benefit) consist of the following:



                                                                                       FEDERAL     STATE      TOTAL
                                                                                      ---------  ---------  ---------
Year ended December 31, 1995:
  Current...........................................................................  $      --  $      --  $      --
  Deferred..........................................................................      2,550        100      2,650
                                                                                      ---------  ---------  ---------
                                                                                      $   2,550  $     100  $   2,650
                                                                                      ---------  ---------  ---------
                                                                                      ---------  ---------  ---------
Year ended December 31, 1996:
  Current...........................................................................  $      --  $     869  $     869
  Deferred..........................................................................      1,795         60      1,855
                                                                                      ---------  ---------  ---------
                                                                                      $   1,795  $     929  $   2,724
                                                                                      ---------  ---------  ---------
                                                                                      ---------  ---------  ---------
Year ended December 31, 1997
  Current...........................................................................  $  (2,244) $    (218) $  (2,462)
  Deferred..........................................................................      1,437         29      1,486
                                                                                      ---------  ---------  ---------
                                                                                      $    (807) $    (189) $    (976)
                                                                                      ---------  ---------  ---------
                                                                                      ---------  ---------  ---------



    The consolidated effective tax rate differs from the statutory United States federal tax rate for the following reasons and by the following percentages:



                                                                                          YEAR ENDED DECEMBER 31,
                                                                                      -------------------------------
                                                                                        1997       1996       1995
                                                                                      ---------  ---------  ---------
Statutory United States federal tax rate............................................       34.0%      34.0%      34.0%
Partnership loss prior to corporate status..........................................     --         --           10.1
License amortization not deductible for tax.........................................     --           32.5        7.7
Net operating loss carryforwards....................................................     --          (42.8)     (59.0)
State taxes.........................................................................        2.4        8.3     --
Recognition of deferred taxes related to the difference between financial statement and income tax basis of certain assets and liabilities in connection with the
  Exchange..........................................................................     --         --           73.5
Non-deductible interest expense.....................................................        1.1     --         --
Other...............................................................................         .8        4.8        7.2
                                                                                      ---------  ---------  ---------
Consolidated effective tax rate.....................................................       38.3%      36.8%      73.5%
                                                                                      ---------  ---------  ---------
                                                                                      ---------  ---------  ---------

                         PALMER WIRELESS HOLDINGS, INC.

                                ($ IN THOUSANDS)



(6) INCOME TAXES (CONTINUED)


    In 1997, the Company recorded an additional deferred tax liability and a corresponding increase in licenses for timing differences attributable to pre-1997 acquisitions. The components of the deferred income tax assets and liabilities are as follows:



                                                                                              1997         1996
                                                                                           -----------  ----------
Deferred tax assets:
Allowance for doubtful accounts..........................................................  $       327  $      609
Inventory reserve........................................................................          144      --
Deferred revenue.........................................................................          400      --
Nondeductible accruals...................................................................        6,495         221
Net operating loss carryforwards.........................................................        3,560       4,100
Valuation allowance......................................................................       (3,560)     --
                                                                                           -----------  ----------
Total deferred tax assets................................................................        7,366       4,930
Deferred tax liabilities:
Accumulated depreciation.................................................................       (8,559)     (7,415)
Licenses.................................................................................     (302,306)     (8,185)
                                                                                           -----------  ----------
Total deferred tax liabilities...........................................................     (310,865)    (15,600)
                                                                                           -----------  ----------
Deferred tax liability, net..............................................................  $  (303,499) $  (10,670)
                                                                                           -----------  ----------
                                                                                           -----------  ----------



    The net operating loss carryforwards totaled approximately $8,900 at December 31, 1997 and expire in amounts ranging from approximately $300 to $1,100 through 2012. For these carryforwards utilization is limited to the subsidiary that generated the carryforwards, unless the Company utilizes alternative tax planning strategies.



(7) RELATED PARTY TRANSACTION



    On January 1, 1997, the Company purchased a building and certain towers from PCI for $6,243. These assets were previously leased from PCI.



    Concurrently with the Offering and Exchange, the Company and PCI entered into both a transitional management and administrative services agreement and a computer services agreement that extended each December 31 for additional one-year periods unless and until either party notified the other. The fees from these arrangements amounted to a total of $492, $534 and $88 for the years ended December 31, 1995 and 1996 and the nine months ended September 30, 1997, respectively, and are included as a reduction of selling, general and administrative expenses.



    Concurrently with the Offering and the Exchange, the Company's Parent and PCI entered into a tax consulting agreement that extended each December 31 for additional one-year periods unless and until either party notified the other. The fees for tax consulting services amounted to a total $84, $120 and $97 for the years ended December 31, 1995 and 1996 and the nine months ended September 30, 1997, respectively, and are included in selling, general and administrative expenses.



    PCI has a 401(k) plan with a noncontributory retirement feature and a matching provision for employees who meet length of service and other requirements. The Company participated in this plan and

                         PALMER WIRELESS HOLDINGS, INC.

                                ($ IN THOUSANDS)



(7) RELATED PARTY TRANSACTION (CONTINUED)


was allocated 401(k) retirement and matching expense of $493, $696 and $544 for the years ended December 31, 1995, and 1996 and the nine months ended September 30, 1997, respectively.



(8) COMMITMENTS AND CONTINGENCIES



CONTINGENCIES



    The Company is listed as a guarantor for PCW's $525 million 9 1/8% Series B Senior Secured Notes due 2,006. All of PCW's direct or indirect subsidiaries are also listed as guarantors.



    The Company is involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company's consolidated financial statements.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Shareholders of Cellular Systems of Southeast Alabama, Inc.:



    We have audited the accompanying consolidated balance sheet of Cellular Systems of Southeast Alabama, Inc. (a Delaware Corporation) and Subsidiary as of December 31, 1997, and the related consolidated statements of operations, retained earnings (accumulated deficit) and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.



    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.



    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cellular Systems of Southeast Alabama, Inc. and Subsidiary as of December 31, 1997, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.



                                          /s/ Arthur Andersen LLP



New York, New York



November 25, 1998

                          INDEPENDENT AUDITORS' REPORT



The Board of Directors
Cellular Systems of Southeast Alabama, Inc.



    We have audited the accompanying consolidated balance sheet of Cellular Systems of Southeast Alabama, Inc. and subsidiary as of December 31, 1996, and the related consolidated statements of operations and retained earnings (deficit) and cash flows for each of the years in the two-year period ended December 31, 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.



    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.



    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Cellular Systems of Southeast Alabama, Inc. and subsidiary as of December 31, 1996, and the results of their operations and their cash flows for each of the years in the two-year period ended December 31, 1996 in conformity with generally accepted accounting principles.



                                          KPMG Peat Marwick LLP



Des Moines, Iowa



January 30, 1997

                  CELLULAR SYSTEMS OF SOUTHEAST ALABAMA, INC.
                                 AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS


                                ($ IN THOUSANDS)



                                                                                 (UNAUDITED)
                                                                                SEPTEMBER 30,      DECEMBER 31,
                                                                                    1998         1997       1996
                                                                                -------------  ---------  ---------
                                                      ASSETS
Current Assets:
  Cash........................................................................    $      78    $      88  $      26
  Trade accounts receivable, less allowance for doubtful accounts of $38 in
    1998, $28 in 1997 and $22 in 1996.........................................        1,406        1,025      1,168
  Inventory...................................................................          135           37        155
  Other current assets........................................................           14           20         10
                                                                                -------------  ---------  ---------
      Total current assets....................................................        1,633        1,170      1,359
                                                                                -------------  ---------  ---------
Property and equipment :
  Land and land improvements..................................................          356          355        375
  Buildings and leasehold improvements........................................          191          187        511
  Equipment and furnishings...................................................          324          324        348
  Cellular equipment..........................................................        4,950        4,451      5,792
                                                                                -------------  ---------  ---------
                                                                                      5,821        5,317      7,026
  Less accumulated depreciation and amortization..............................          588           65      2,994
                                                                                -------------  ---------  ---------
      Net property and equipment..............................................        5,233        5,252      4,032
Licenses and other intangibles, less accumulated amortization of $1,243 in
  1998 and $330 in 1997.......................................................       49,196       50,109     --
                                                                                -------------  ---------  ---------
                                                                                  $  56,062    $  56,531  $   5,391
                                                                                -------------  ---------  ---------
                                                                                -------------  ---------  ---------
                             LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT)
Current liabilities:
  Accrued salaries and benefits...............................................    $      26    $      66  $      56
  Other accrued expenses......................................................          149           90        118
  Deferred revenue............................................................          325          176        261
  Customer deposits...........................................................           47           23         27
                                                                                -------------  ---------  ---------
      Total current liabilities...............................................          547          355        462
Deferred income taxes.........................................................       16,624       16,944     --
Advances from affiliates......................................................        5,153        6,261      6,910
                                                                                -------------  ---------  ---------
      Total liabilities.......................................................       22,324       23,560      7,372
                                                                                -------------  ---------  ---------
Commitments and contingencies.................................................
Stockholder's Equity (Deficit):
  Common stock, par value $.01 per share
    Class A, authorized and issued 5,001 shares...............................       --           --         --
    Class B, authorized and issued 4,999 shares...............................       --           --         --
    Class C, authorized 90,000 shares, none issued............................       --           --         --
  Additional paid-in capital..................................................       32,788       32,788     --
  Retained earnings (accumulated deficit).....................................          950          183     (1,981)
                                                                                -------------  ---------  ---------
    Total stockholder's equity (deficit)......................................       33,738       32,971     (1,981)
                                                                                -------------  ---------  ---------
                                                                                  $  56,062    $  56,531  $   5,391
                                                                                -------------  ---------  ---------
                                                                                -------------  ---------  ---------


          See accompanying notes to consolidated financial statements.

           CELLULAR SYSTEMS OF SOUTHEAST ALABAMA, INC. AND SUBSIDIARY


     CONSOLIDATED STATEMENTS OF OPERATIONS AND RETAINED EARNINGS (DEFICIT)



                                ($ IN THOUSANDS)



                                                                    (UNAUDITED)
                                                                 NINE MONTHS ENDED
                                                                                                YEARS ENDED
                                                                   SEPTEMBER 30,               DECEMBER 31,
                                                                --------------------  -------------------------------
                                                                  1998       1997       1997       1996       1995
                                                                ---------  ---------  ---------  ---------  ---------
Revenue:
  Service revenue.............................................  $   8,940  $   7,449  $  10,113  $   9,337  $   8,596
  Equipment sales and installation............................        814        406        608        452        539
                                                                ---------  ---------  ---------  ---------  ---------
    Total revenue.............................................      9,754      7,855     10,721      9,789      9,135
                                                                ---------  ---------  ---------  ---------  ---------
Operating expenses:
  Engineering, technical and other direct service.............      3,139      2,190      2,976      2,675      3,062
  Cost of equipment...........................................      1,226        687      1,035        774      1,046
  Sales and marketing.........................................        630        410        605        444        373
  General and administrative..................................      1,810      1,697      2,245      2,169      2,016
  Depreciation and amortization...............................      1,436        471        930        445        360
                                                                ---------  ---------  ---------  ---------  ---------
    Total operating expenses..................................      8,241      5,455      7,791      6,507      6,857
                                                                ---------  ---------  ---------  ---------  ---------
    Operating income..........................................      1,513      2,400      2,930      3,282      2,278
Other expense.................................................     --              2          2     --         --
Interest expense..............................................        344        500        657        787        958
                                                                ---------  ---------  ---------  ---------  ---------
    Net income before taxes...................................      1,169      1,898      2,271      2,495      1,320
    Provision for taxes.......................................        402     --            107     --         --
                                                                ---------  ---------  ---------  ---------  ---------
    Net income................................................        767      1,898      2,164      2,495      1,320
Retained earnings (deficit) at beginning of year..............        183     (1,981)    (1,981)    (4,476)    (5,796)
                                                                ---------  ---------  ---------  ---------  ---------
Retained earnings (deficit) at end of period..................  $     950  $     (83) $     183  $  (1,981) $  (4,476)
                                                                ---------  ---------  ---------  ---------  ---------
                                                                ---------  ---------  ---------  ---------  ---------


          See accompanying notes to consolidated financial statements.

                   CELLULAR SYSTEMS OF SOUTHEAST ALABAMA INC.

                                 AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS


                                ($ IN THOUSANDS)



                                                                     (UNAUDITED)
                                                                  NINE MONTHS ENDED              YEARS ENDED
                                                                    SEPTEMBER 30,               DECEMBER 31,
                                                                 --------------------  -------------------------------
                                                                   1998       1997       1997       1996       1995
                                                                 ---------  ---------  ---------  ---------  ---------
Cash flows from operating activities:
  Net income...................................................  $     767  $   1,898  $   2,164  $   2,495  $   1,320
                                                                 ---------  ---------  ---------  ---------  ---------
  Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation and amortization..............................      1,436        471        930        445        360
    Decrease in deferred taxes.................................       (320)    --           (107)    --         --
    (Increase) decrease in trade accounts receivable...........       (380)        94        143        (46)      (232)
    (Increase) decrease in inventory...........................        (99)        91        118         34        184
    Decrease (increase) in other current assets................          6        (20)        (9)        (2)        (2)
    Increase (decrease) in accrued expenses....................         19         18        (17)       (40)       (15)
    Decrease in accrued interest due to affiliates.............     --         --         --         (1,900)      (326)
    Increase (decrease) in deferred revenue....................        149          5        (86)        20         36
    Increase (decrease) in customer deposits...................         24         (5)        (4)        11        (15)
                                                                 ---------  ---------  ---------  ---------  ---------
      Total adjustments........................................        835        654        968     (1,478)       (10)
                                                                 ---------  ---------  ---------  ---------  ---------
      Net cash provided by operating activities................      1,602      2,552      3,132      1,017      1,310

Cash flows from investing activities:
  Purchases of intangibles.....................................     --           (589)      (589)    --         --
  Purchases of property and equipment..........................       (504)    (1,956)    (1,832)    (1,059)    (1,279)
                                                                 ---------  ---------  ---------  ---------  ---------
      Net cash used in investing activities....................       (504)    (2,545)    (2,421)    (1,059)    (1,279)

Cash flows from financing activities:
  Advances (to) from affiliates, net...........................     (1,108)        53       (649)    --         --
                                                                 ---------  ---------  ---------  ---------  ---------
      Net (decrease) increase in cash..........................        (10)        60         62        (42)        31
Cash at beginning of year......................................         88         26         26         68         37
                                                                 ---------  ---------  ---------  ---------  ---------
Cash at end of period..........................................  $      78  $      86  $      88  $      26  $      68
                                                                 ---------  ---------  ---------  ---------  ---------
                                                                 ---------  ---------  ---------  ---------  ---------
Supplemental disclosure of cash flow information --
  Cash paid during the period for interest.....................  $  --      $  --      $  --      $   2,687  $   1,282
                                                                 ---------  ---------  ---------  ---------  ---------
                                                                 ---------  ---------  ---------  ---------  ---------


          See accompanying notes to consolidated financial statements.

           CELLULAR SYSTEMS OF SOUTHEAST ALABAMA, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

           NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997 (UNAUDITED)
                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    CORPORATE INFORMATION


    Cellular Systems of Southeast Alabama (the "Company") was formed on October 7, 1987, and its wholly owned subsidiary, Dothan Cellular Telephone Company, Inc., was formed on June 7, 1988, to operate the non-wireline cellular telephone system in the Dothan, Alabama, Metropolitan Statistical Area. Palmer Communications Incorporated (Palmer) acquired an interest in the outstanding stock of Cellular Systems of Southeast Alabama, Inc. on December 20, 1988.


    Effective August 4, 1989, Palmer transferred its investment in and advances to the Cellular Systems of Southeast Alabama, Inc. and subsidiary (the Company) to Palmer Cellular Partnership (PCP). Palmer owned a majority interest in PCP. When Palmer's interest in the Company was transferred to PCP, it had no effect on the carrying value of the assets of the Company.

    In March of 1995, Palmer Wireless, Inc. (PWI) issued common stock for 100 percent of the Partnership interest of PCP. Palmer owned a majority interest in PWI. Since this exchange was between related parties, it was accounted for in a manner similar to a pooling of interests. References to PWI in the accompanying consolidated financial statements and notes to consolidated financial statements include the activity of PWI and its predecessor, PCP.

    On May 23, 1997, Price Communications Wireless , Inc. ("PCW") and PWI entered into a plan of merger whereby PCW merged into PWI with PWI as the surviving corporation. On October 6, 1997 the merger was completed and PWI changed its name to PCW. The direct owner of the Company is Palmer Wireless Holdings, Inc.("Holdings"), which was formed in January, 1994. PCW is the 100% owner of Holdings.

    BASIS OF PRESENTATION


    PWI owned approximately 92.3% of the Company at December 31, 1996. The accompanying 1995 and 1996 financial statements have been prepared on the basis of historical cost. The assets of the Company were not revalued in connection with the acquisition by Palmer or the subsequent transfers to PCP or PWI.



    For financial reporting purposes, PCW revalued its assets and liabilities as of October 6, 1997 to reflect the price paid by Price Communications Corporation to acquire 100% of PWI's common stock, a process generally referred to as "push down accounting". On October 6, 1997, PCW allocated the purchase price to each of the markets purchased and the Company revalued its assets and liabilities to reflect this allocation. The allocation of the purchase price resulted in licenses of approximately $50.4 million, which are being amortized over a period of 40 years.


    The consolidated financial statements include the accounts of the Company and its subsidiary. All significant inter-company balances and transactions have been eliminated.

    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management of the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the

           CELLULAR SYSTEMS OF SOUTHEAST ALABAMA, INC. AND SUBSIDIARY

           NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997 (UNAUDITED)
                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    INVENTORY

    Inventory consisting primarily of cellular telephones and telephone parts is stated at the lower of cost or market. Cost is determined using the first-in, first-out (FIFO) method.

    PROPERTY AND EQUIPMENT


    The cost of additions and improvements are capitalized while maintenance and repairs are charged to expense when incurred. Property and equipment are stated at cost. Depreciation is provided principally using the straight-line method over the estimated useful lives ranging from 5 to 20 years.


    ACQUISITIONS AND LICENSES


    The cost of acquired companies is allocated first to the identifiable assets, including licenses based on the fair market value of such assets at the date of acquisition (as determined by independent appraisers or management). The excess of the total consideration over the amounts assigned to identifiable assets is recorded as goodwill. Licenses and goodwill are being amortized on a straight-line basis over a 40-year period. Subsequent to the acquisition of the licenses, the Company continually evaluates whether later events and circumstances have occurred that indicate the remaining estimated useful life of the license or licenses may warrant revision or that the remaining balance of the license rights may not be recoverable. The Company utilizes projected undiscounted cash flows over the remaining life of the license or licenses and sales of comparable businesses to evaluate the recorded value of these licenses. The assessment of the recoverability of the remaining balance of the license rights will be impacted if projected cash flows are not achieved.


    REVENUE RECOGNITION

    Service revenue includes local subscriber revenue and roamer revenue.

    The Company earns local subscriber revenue by providing access to the cellular network (access revenue) or, as applicable, for usage of the cellular network (airtime revenue). Access revenue is billed one month in advance and is recognized when earned. Airtime revenue is recognized when the service is rendered.

    Roamer revenue represents revenue earned by the Company for usage of the cellular network by subscribers of other cellular carriers. Roamer revenue is recognized when the services are rendered.

    Equipment sales and installation revenue is recognized upon delivery or installation of the equipment to the customer.

    OPERATING EXPENSES -- ENGINEERING, TECHNICAL, AND OTHER DIRECT

    Engineering, technical, and other direct operating expenses represent certain costs of providing cellular telephone service to customers. These costs include incollect roaming expense. Incollect roaming

           CELLULAR SYSTEMS OF SOUTHEAST ALABAMA, INC. AND SUBSIDIARY

           NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997 (UNAUDITED)
                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) expense is the result of subscribers using cellular networks of other cellular carriers. Incollect roaming revenue is netted against the incollect roaming expense to determine net incollect roaming expense.

    INCOME TAXES


    Since March of 1995 through September 30, 1997 the Company was included in the consolidated income tax return of PWI, and for the period October 1, 1997 through December 31, 1997 the tax return of PCW. Through the Company's tax sharing arrangement with its parent, the Company computes its current and deferred income taxes based on the separate return method for financial statement purposes. At December 31, 1997, the Company has approximately $1.4 million remaining in net operating loss carryforwards for federal income tax purposes, which can be utilized in future years to the extent that both PWI and the Company have taxable income. These net operating loss carryforwards will expire from 2004 through 2008.


2) RELATED PARTY TRANSACTIONS

    The Company has various agreements with its parent whereby the Company is charged or can charge other related entities various items. Among these are the following arrangements:

    CONSULTING AGREEMENT with its parent for the management of the day-to-day operations of the Company. The agreement provides for a monthly management fee based upon 5 percent of revenues or a construction fee based upon 10 percent of the construction costs. The agreement also provides for reimbursement of certain out-of-pocket costs. Certain property and equipment acquisitions and expenses related to the operations of the system have been allocated to the Company as out-of-pocket costs. Property and equipment acquisitions are allocated based on specific identification. Operating expenses are allocated to the Company based on the parent's estimate of its time spent managing the Company.

    REGIONALIZED SWITCHING SERVICE: These monthly charges are based on minutes of use.

    CENTRALIZED BILLING SERVICE: The monthly charges are based on the number of bills printed.


    RECIPROCAL ROAMING REVENUE AND COST: The Company enjoys favorable reciprocal roaming arrangements with its affiliates. The revenue is included in service revenue in the statements of operations. Cost of incollect roaming related to these arrangements, is included in engineering, technical and other direct operating expenses in the statements of operations.


    401(K) MATCHING PROVISION: The Company's parent has a 401(k) plan with a noncontributory retirement feature and a matching provision for employees who meet length of service and other requirements. The Company participates in this plan and was allocated 401(k) retirement and matching expense.

    INTEREST ON ADVANCES: The balance of the advances from PWI and PCW and affiliates is a result of the allocation of property and equipment acquisitions, operating expenses and accrued interest thereon. The advances accrue interest at 2 percent above the prime rate.

           CELLULAR SYSTEMS OF SOUTHEAST ALABAMA, INC. AND SUBSIDIARY

           NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997 (UNAUDITED)
                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

2) RELATED PARTY TRANSACTIONS (CONTINUED)
    The Company's accounts payable and disbursement function are performed by its parent. Under this centralized system, all payments are made by the parent and all accounts payable are recorded by the parent.

    The following table indicates the amounts included in the accompanying statements of operations for the appropriate accounting periods (000's omitted):


                                                                           FOR THE NINE                  FOR THE
                                                                           MONTHS ENDED                YEARS ENDED
                                                                          SEPTEMBER 30,               DECEMBER 31,
                                                                       --------------------  -------------------------------
                                                                         1998       1997       1997       1996       1995
                                                                       ---------  ---------  ---------  ---------  ---------
Management Fee.......................................................  $     488  $     392  $     536  $     489  $     457
Construction Fee.....................................................         --         --         --         96        116
Operating Expenses...................................................        682        687        896        895        543
Switching Service....................................................        186        150        205        175        238
Billing Service......................................................        372        301        409        350        294
Roaming Revenue......................................................        396        269        378        245        341
Roaming Cost.........................................................      1,447        948      1,298        755      1,023
401(k) Match.........................................................         11          6          8         15         15
Interest expense.....................................................        344        500        656        787        956


3) INCOME TAXES


    The Company accounts for income taxes under Statement of Financial Accounting Standards No.109, "Accounting for Income Taxes," under which deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. At December 31, 1996 and 1995, the Company had approximately $.6 million and $1.5 million, respectively, of deferred tax assets, net, which had been offset by a valuation allowance. The valuation allowance decreased by approximately $.9 million and $.6 million in 1996 and 1995, respectively. There were no deferred tax assets as of September 30, 1998 and December 31, 1997.



    Income tax expense for the nine months ended September 30, 1998 and 1997 and the years ended December 31, 1997, 1996 and 1995 differs from the "expected" income tax expense computed by applying the United States federal income tax rate of 34 percent for these respective periods due to the utilization of net operating loss carryforwards. For the year ended December 31, 1997 the current provision amounted to $2,253 and the deferred benefit amounted to $(777). The Company recognizes a deferred tax benefit for the turnaround in the deferred tax liability attributable to the additional amortization of the licenses.


4) COMMITMENTS AND CONTINGENCIES


    The Company is listed as a guarantor for PCW's $525 million 9 1/8% Series B Senior Secured Notes due 2006. All of PCW's direct or indirect subsidiaries are also listed as guarantors.

           CELLULAR SYSTEMS OF SOUTHEAST ALABAMA, INC. AND SUBSIDIARY

           NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997 (UNAUDITED)
                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

4) COMMITMENTS AND CONTINGENCIES (CONTINUED)

    The Company is involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company's Consolidated Financial Statements.



5) LEASES ($ IN THOUSANDS)



    The Company, as lessee, has various noncancelable leases for certain cellular plant facilities, office facilities, and office equipment, all of which are classified as operating leases. Rent expense under these noncancelable leases amounted to $30 and $31 for the periods ended September 30, 1998 and 1997 and $42, $40 and $40 for the years ended December 31, 1997, 1996 and 1995, respectively, of which $11 and $15 was paid to a related party in 1996 and 1995, respectively. At December 31, 1997, the approximate minimum rental commitments under noncancelable operating leases were as follows:


                                                                                           OTHER
                                                                                        -----------
Year ending December 31:
  1998................................................................................   $      54
  1999................................................................................          32
  2000................................................................................          25
  2001................................................................................          23
  2002................................................................................          15
  Thereafter..........................................................................          33
                                                                                             -----
                                                                                         $     182
                                                                                             -----
                                                                                             -----

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Partners of Albany Cellular Partners:



    We have audited the accompanying consolidated balance sheet of Albany Cellular Partners (a Georgia Partnership) and Subsidiary as of December 31, 1997, and the related consolidated statements of operations, partners' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.



    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.



    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Albany Cellular Partners and Subsidiary as of December 31, 1997, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.



                                          /s/ Arthur Andersen LLP



New York, New York



November 25, 1998

                          INDEPENDENT AUDITORS' REPORT



The Partners



Albany Cellular Partners:



    We have audited the accompanying consolidated balance sheet of Albany Cellular Partners and subsidiary (a Georgia Partnership) as of December 31, 1996, and the related consolidated statements of operations, partners' equity, and cash flows for each of the years in the two-year period ended December 31, 1996. These consolidated financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.



    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.



    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Albany Cellular Partners and subsidiary (a Georgia Partnership) as of December 31, 1996, and the results of their operations and their cash flows for each of the years in the two-year period ended December 31, 1996 in conformity with generally accepted accounting principles.



                                          KPMG Peat Marwick LLP



Des Moines, Iowa



January 30, 1997

                    ALBANY CELLULAR PARTNERS AND SUBSIDIARY


                            (A GEORGIA PARTNERSHIP)

                          CONSOLIDATED BALANCE SHEETS


                                ($ IN THOUSANDS)



                                                                                (UNAUDITED)
                                                                               SEPTEMBER 30,      DECEMBER 31,
                                                                                   1998         1997       1996
                                                                               -------------  ---------  ---------
                                                      ASSETS
Current Assets:
  Cash.......................................................................    $      78    $     111  $      45
  Trade accounts receivable, less allowance for doubtful accounts of $68 in
    1998, $70 in 1997 and $22 in 1996........................................        2,088        1,665        835
  Inventory..................................................................          253          144        221
  Other current assets.......................................................           20           17          5
                                                                               -------------  ---------  ---------
    Total current assets.....................................................        2,439        1,937      1,106
                                                                               -------------  ---------  ---------
Property and equipment:
  Land and land improvements.................................................          123           97         82
  Buildings and leasehold improvements.......................................          277          277        570
  Equipment and furnishings..................................................          772          662        415
  Cellular equipment.........................................................        7,660        6,999      5,326
                                                                               -------------  ---------  ---------
                                                                                     8,832        8,035      6,393
  Less accumulated depreciation and amortization.............................        1,076          290      2,979
                                                                               -------------  ---------  ---------
    Net property and equipment...............................................        7,756        7,745      3,414
                                                                               -------------  ---------  ---------
License and other intangibles, less accumulated amortization of $1,947 in
  1998, $474 in 1997 and $586 in 1996........................................       76,355       77,828      2,314
                                                                               -------------  ---------  ---------
                                                                                 $  86,550    $  87,510  $   6,834
                                                                               -------------  ---------  ---------
                                                                               -------------  ---------  ---------
                                         LIABILITIES AND PARTNERS' EQUITY
Current liabilities:
  Accrued salaries and benefits..............................................    $      80    $     141  $      53
  Other accrued expenses.....................................................          274          121         47
  Deferred revenue...........................................................          513          329        284
  Customer deposits..........................................................           57           45         28
                                                                               -------------  ---------  ---------
    Total current liabilities................................................          924          636        412
Deferred income taxes........................................................        9,609       10,105     --
Advances from affiliates.....................................................       31,670       32,250        153
                                                                               -------------  ---------  ---------
    Total liabilities........................................................       42,203       42,991        565
Commitments and contingencies................................................
Partners' equity.............................................................       44,347       44,519      6,269
                                                                               -------------  ---------  ---------
                                                                                 $  86,550    $  87,510  $   6,834
                                                                               -------------  ---------  ---------
                                                                               -------------  ---------  ---------


          See accompanying notes to consolidated financial statements.

                    ALBANY CELLULAR PARTNERS AND SUBSIDIARY

                            (A GEORGIA PARTNERSHIP)

                     CONSOLIDATED STATEMENTS OF OPERATIONS


                                ($ IN THOUSANDS)



                                                                   (UNAUDITED)
                                                                NINE MONTHS ENDED              YEARS ENDED
                                                                  SEPTEMBER 30,               DECEMBER 31,
                                                               --------------------  -------------------------------
                                                                 1998       1997       1997       1996       1995
                                                               ---------  ---------  ---------  ---------  ---------
Revenue:
  Service revenue............................................  $  13,560  $  10,680  $  14,737  $   6,542  $   5,985
  Equipment sales and installation...........................        803        569        794        409        421
                                                               ---------  ---------  ---------  ---------  ---------
    Total revenue............................................     14,363     11,249     15,531      6,951      6,406
                                                               ---------  ---------  ---------  ---------  ---------
Operating expenses:
  Engineering, technical and other direct....................      4,437      3,038      4,204      1,874      1,954
  Cost of equipment..........................................      1,537      1,138      1,597        742        844
  Sales and marketing........................................      1,366        990      1,405        467        432
  General and administrative.................................      3,039      2,916      3,959      1,843      1,755
  Depreciation and amortization..............................      2,276      1,130      1,859        445        360
                                                               ---------  ---------  ---------  ---------  ---------
    Total operating expenses.................................     12,655      9,212     13,024      5,371      5,345
                                                               ---------  ---------  ---------  ---------  ---------
    Operating income.........................................      1,708      2,037      2,507      1,580      1,061
Interest expense.............................................      2,376      2,187      3,022          8         89
                                                               ---------  ---------  ---------  ---------  ---------
    Net income (loss) before income taxes....................       (668)      (150)      (515)     1,572        972
Income tax benefit...........................................        496     --            165     --         --
                                                               ---------  ---------  ---------  ---------  ---------
    Net income (loss)........................................  $    (172) $    (150) $    (350) $   1,572  $     972
                                                               ---------  ---------  ---------  ---------  ---------
                                                               ---------  ---------  ---------  ---------  ---------



                         CONSOLIDATED STATEMENTS OF PARTNERS' EQUITY

Balance at December 31, 1994.......................................................  $   3,725
Net income.........................................................................        972
                                                                                     ---------
Balance at December 31, 1995.......................................................      4,697
Net income.........................................................................      1,572
                                                                                     ---------
Balance at December 31, 1996.......................................................      6,269
Net (loss).........................................................................       (350)
"Push-down" of Price Communications Wireless, Inc.'s acquisition price.............     38,600
                                                                                     ---------
Balance at December 31, 1997.......................................................     44,519
Net (loss).........................................................................       (172)
                                                                                     ---------
Balance at September 30, 1998 (Unaudited)..........................................  $  44,347
                                                                                     ---------
                                                                                     ---------


          See accompanying notes to consolidated financial statements.

                    ALBANY CELLULAR PARTNERS AND SUBSIDIARY

                            (A GEORGIA PARTNERSHIP)

                     CONSOLIDATED STATEMENTS OF CASH FLOWS


                                ($ IN THOUSANDS)



                                                          (UNAUDITED)
                                                       NINE MONTHS ENDED                   YEARS ENDED
                                                         SEPTEMBER 30,                    DECEMBER 31,
                                                   --------------------------  -----------------------------------
                                                       1998          1997          1997        1996        1995
                                                   ------------  ------------  ------------  ---------  ----------
Cash flows from operating activities:
  Net income (loss)..............................  $       (172) $       (150) $       (350) $   1,572  $      972
                                                   ------------  ------------  ------------  ---------  ----------
  Adjustments to reconcile net income (loss) to
    net cash provided by operating activities:
    Depreciation and amortization................         2,276         1,130         1,859        445         360
    Loss on sale of property and equipment.......       --            --            --               2      --
    (Increase) decrease in trade accounts
      receivable.................................          (423)          423           121         (4)        (42)
    (Increase) decrease in inventory.............          (109)          248           237        (84)        328
    Increase in other current assets.............            (3)          (27)           (9)    --              (2)
    Increase (decrease) in accrued expenses......            91          (122)         (176)       (85)         30
    Increase (decrease) in deferred revenue......           184            13          (170)        35          67
    Increase (decrease) in customer deposits.....            13             7             6          9         (13)
    Decrease in deferred income taxes                      (496)           --          (165)        --          --
    Decrease in accrued interest due to
      affiliates.................................       --            --            --          --            (109)
                                                   ------------  ------------  ------------  ---------  ----------
      Total adjustments..........................         1,533         1,672         1,703        318         619
                                                   ------------  ------------  ------------  ---------  ----------
      Net cash provided by operating
        activities...............................         1,361         1,522         1,353      1,890       1,591
                                                   ------------  ------------  ------------  ---------  ----------
Cash flows from investing activities:
  Purchase of cellular system....................       --            (31,260)      (31,260)    --          --
  Purchases of intangibles.......................       --               (121)         (138)    --          --
  Purchases of property and equipment............          (814)       (1,564)       (1,987)    (1,427)     (1,243)
                                                   ------------  ------------  ------------  ---------  ----------
      Net cash used in investing activities......          (814)      (32,945)      (33,385)    (1,427)     (1,243)
                                                   ------------  ------------  ------------  ---------  ----------
Cash flows from financing activities: (Decrease)
  increase in advances from affiliates, net......          (580)       31,476        32,098       (451)       (332)
                                                   ------------  ------------  ------------  ---------  ----------
      Net (decrease) increase in cash............           (33)           53            66         12          16
Cash at beginning of year........................           111            45            45         33          17
                                                   ------------  ------------  ------------  ---------  ----------
Cash at end of period............................  $         78  $         98  $        111  $      45  $       33
                                                   ------------  ------------  ------------  ---------  ----------
                                                   ------------  ------------  ------------  ---------  ----------
Supplemental disclosure of cash flow
  information--
  Cash paid during the period for interest.......  $      2,376  $      2,187  $      3,022  $       8  $      198
                                                   ------------  ------------  ------------  ---------  ----------
                                                   ------------  ------------  ------------  ---------  ----------


Supplemental disclosure of noncash investing and financing activities:

    During 1996 and 1995, the Partnership transferred certain property and equipment with an original cost of $8 and $2, respectively and a depreciated cost of $4 and $2, respectively, to Palmer Wireless, Inc. and affiliates by decreasing the advances from Palmer Wireless, Inc. and affiliates. No gains or losses were recognized on the transfers.

          See accompanying notes to consolidated financial statements.

                    ALBANY CELLULAR PARTNERS AND SUBSIDIARY
                            (A GEORGIA PARTNERSHIP)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

           NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997 (UNAUDITED)
                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995


1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


    PARTNERSHIP OPERATIONS


    Albany Cellular Partners (the "Partnership") was formed on December 21, 1987, and its wholly owned subsidiary, Cellular Dynamics Telephone Company of Georgia, was formed on September 17, 1987, to operate the non-wireline cellular telephone system in the Albany, Georgia, Metropolitan Statistical Area. Palmer Communications Incorporated ("Palmer") acquired an interest in the outstanding Partnership interest of the Partnership on December 2, 1988.


    Effective August 4, 1989, Palmer transferred its investment in and advances to the Partnership to Palmer Cellular Partnership ("PCP"). Palmer owned a majority interest in PCP. When Palmer's interest in the Partnership was transferred to PCP, it had no effect on the carrying value of the assets of the Partnership.


    In March of 1995, Palmer Wireless, Inc. ("PWI") issued common stock for 100 percent of the Partnership interest of PCP. Palmer owned a majority interest in PWI. Since this exchange was between related parties, it was accounted for in a manner similar to a pooling of interest. References to PWI in the accompanying consolidated financial statements and notes to consolidated financial statements include the activity of PWI and its predecessor, PCP.


    On May 23, 1997, Price Communications Wireless, Inc. ("PCW") and PWI entered into a plan of merger whereby PCW merged into PWI with PWI as the surviving corporation. On October 6, 1997 the merger was completed and PWI changed its name to PCW. The direct owner of the Partnership is Palmer Wireless Holdings, Inc. ("Holdings"), which was formed in January, 1994. PCW is the 100% owner of Holdings.


    The Partnership's subsidiary is the 100% owner of Price Communications Wireless V, Inc., the license holder for the Albany MSA.


    BASIS OF PRESENTATION


    PWI owned approximately 82.7% of the Partnership at December 31, 1996. The accompanying 1995 and 1996 financial statements have been prepared on the basis of historical cost. The assets of the Partnership were not revalued in connection with the acquisition by Palmer or the subsequent transfers to PCP or PWI.



    For financial reporting purposes, PCW revalued its assets and liabilities as of October 6, 1997 to reflect the price paid by Price Communications Corporation to acquire 100% of PWI's common stock, a process generally referred to as "push down accounting". On October 6, 1997, PCW allocated the purchase price to each of the markets purchased and the partnership revalued its assets and liabilities to reflect this allocation. The allocation of the purchase price resulted in licenses of approximately $78.3 million which are being amortized over a period of 40 years.


    The consolidated financial statements include the accounts of the Partnership and its subsidiary. All significant intercompany balances and transactions have been eliminated.

                    ALBANY CELLULAR PARTNERS AND SUBSIDIARY
                            (A GEORGIA PARTNERSHIP)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

           NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997 (UNAUDITED)
                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995


1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

    The consolidated financial statements of the Partnership do not include the assets and liabilities of the partners.

    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management of the Partnership to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    INVENTORY

    Inventory consisting primarily of cellular telephones and telephone parts is stated at the lower of cost or market. Cost is determined using the first-in, first-out (FIFO) method.

    PROPERTY AND EQUIPMENT


    The cost of additions and improvements are capitalized while maintenance and repairs are charged to expense when incurred. Property and equipment are stated at cost. Depreciation is provided principally using the straight-line method over the estimated useful lives ranging from 5 to 20 years.


    ACQUISITIONS AND LICENSES

    The cost of acquired companies is allocated first to the identifiable assets, including licenses based on the fair market value of such assets at the date of acquisition (as determined by independent appraisers or management). The excess of the total consideration over the amounts assigned to identifiable assets is recorded as goodwill. Licenses and goodwill are being amortized on a straight-line basis over a 40-year period. Subsequent to the acquisition of the license, the Partnership continually evaluates whether later events and circumstances have occurred that indicate the remaining estimated useful life of the license or licenses may warrant revision or that the remaining balance of the license rights may not be recoverable. The Partnership utilizes projected undiscounted cash flows over the remaining life of the license or licenses and sales of comparable businesses to evaluate the recorded value of these licenses. The assessment of the recoverability of the remaining balance of the license rights will be impacted if projected cash flows are not achieved.

    REVENUE RECOGNITION

    Service revenue includes local subscriber revenue and roamer revenue.

    The Partnership earns local subscriber revenue by providing access to the cellular network (access revenue) or, as applicable, for usage of the cellular network (airtime revenue). Access revenue is billed one month in advance and is recognized when earned. Airtime revenue is recognized when the service is rendered.

                    ALBANY CELLULAR PARTNERS AND SUBSIDIARY
                            (A GEORGIA PARTNERSHIP)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

           NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997 (UNAUDITED)
                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995


1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)


    Roamer revenue represents revenue earned by the Partnership for usage of the cellular network by subscribers of other cellular carriers. Airtime revenue is recognized when the services are rendered.


    Equipment sales and installation revenue is recognized upon delivery or installation of the equipment to the customer.

    OPERATING EXPENSES--ENGINEERING, TECHNICAL AND OTHER DIRECT

    Engineering, technical, and other direct operating expenses represent certain costs of providing cellular telephone service to customers. These costs include incollect roaming expense. Incollect roaming expense is the result of subscribers using cellular networks of other cellular carriers. Incollect roaming revenue is netted against the incollect roaming expense to determine net incollect roaming expense.

    INCOME TAXES


    The consolidated financial statements prior to the adjustment of the value of the licenses made no provision for income taxes, as gains and losses of the Partnership are included in the income tax returns of the individual partners. At December 31, 1997, the Partnership's subsidiary had approximately $4.1 million in net operating loss carryforwards for federal income tax purposes. These net operating loss carry-forwards will expire from 2005 through 2008.



    The Partnership's subsidiary accounts for income taxes under Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes," under which deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. At December 31, 1996 and 1995, the Partnership's subsidiary had approximately $.4 million and $1.0 million, respectively, of deferred tax assets, net, which have been offset by a valuation allowance. The valuation allowance decreased by approximately $.6 million and $.3 million in 1996 and 1995, respectively. At September 30, 1998 and December 31 ,1997, the Consolidated Balance Sheets include a net deferred tax liability principally as a result of the difference between the tax and book basis of the license as a result of the valuation on October 7, 1997. This difference is being amortized over a 40 year period and accordingly the Consolidated Statements of Operations reflect a tax credit for the appropriate periods.



2) PRO-FORMA INFORMATION ($ IN THOUSANDS)



    ACQUISITION OF LICENSE



    On February 1, 1997 the Partnership acquired the assets and license to operate the non-wireline cellular telephone system serving the Georgia Rural Service Area Market No. 383, otherwise known as GA-13 RSA for a total cash purchase price of approximately $31.3 million. This acquisition was accounted for using the purchase method of accounting. In connection with the acquisition, approximately $27.7 million was allocated to license.

                    ALBANY CELLULAR PARTNERS AND SUBSIDIARY
                            (A GEORGIA PARTNERSHIP)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

           NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997 (UNAUDITED)
                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995


2) PRO-FORMA INFORMATION ($ IN THOUSANDS) (CONTINUED)


    The following unaudited pro-forma condensed consolidated financial information was prepared assuming the Partnership acquired the GA-13 RSA as of January 1, 1996. The pro-forma information is presented for comparative purposes only and does not purport to be indicative of the results which would have been achieved had this acquisition occurred as of January 1, 1996, nor does it purport to be indicative of results that may be achieved in the future:



                                                                                         UNAUDITED
                                                                         -----------------------------------------
                                                                                                  YEARS ENDED
                                                                             NINE MONTHS          DECEMBER 31,
                                                                         ENDED SEPTEMBER 30,  --------------------
                                                                                1997            1997       1996
                                                                         -------------------  ---------  ---------
Total revenue..........................................................       $  11,988       $  16,271  $  15,927
Net income (loss)......................................................       $      89       $    (497) $     878


3) PARTNERS' EQUITY

    In accordance with the Partnership agreement, the partners' proportionate share of cash distributions from current operations and net income or loss is calculated by dividing the partner's capital contribution by total partners' capital contributions.

    The allocation to the partners of gain or loss arising from the sale of property will be in the same proportion as they share net income or net loss of the Partnership.

4) RELATED PARTY TRANSACTIONS


    The Partnership has various agreements with its parent whereby the Partnership is charged or can charge other related entities for various items. Among these are the following arrangements:



    CONSULTING AGREEMENT with its parent for the management of the day-to-day operations of the Partnership. The agreement provides for a monthly management fee based upon 5 percent of revenues or a construction fee based upon 10 percent of the construction costs. The agreement also provides for the reimbursement of out-of-pocket costs. Certain property and equipment acquisitions and expenses related to the operations of the system have been allocated to the partnership as out-of-pocket costs. Property and equipment acquisitions are allocated based on specific identification. Operating expenses are allocated to the Partnership based on parent's estimate of its time spent managing the Partnership.


    REGIONALIZED SWITCHING SERVICE: These monthly charges are based on minutes of use.

    CENTRALIZED BILLING SERVICE: The monthly charges are based on the number of bills printed.


    RECIPROCAL ROAMING REVENUE AND COST: The Partnership enjoys favorable reciprocal roaming arrangements with its affiliates. The revenue is included in service revenue in the statements of operations. Cost of incollect roaming related to these arrangements, is included in engineering, technical and other direct operating expenses in the statements of operations.

                    ALBANY CELLULAR PARTNERS AND SUBSIDIARY
                            (A GEORGIA PARTNERSHIP)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

           NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997 (UNAUDITED)
                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

4) RELATED PARTY TRANSACTIONS (CONTINUED)
    401(K) MATCHING PROVISION: The Partnership's parent has a 401(k) plan with a noncontributory retirement feature and a matching provision for employees who meet length of service and other requirements. The Partnership participates in this plan and was allocated 401(k) retirement and matching expense.

    INTEREST ON ADVANCES: The balance of the advances from PWI and PCW and affiliates is a result of the allocation of property and equipment acquisitions, operating expenses and accrued interest thereon. The advances accrue interest at 2 percent above the prime rate.

    The Partnership's accounts payable and disbursement function are performed by its parent. Under this centralized system, all payments are made by the parent and all accounts payable are recorded by the parent.


    The following table indicates the amounts included in the accompanying statements of operations for the appropriate accounting periods ($ in thousands):



                                                                           FOR THE NINE                  FOR THE
                                                                           MONTHS ENDED                YEARS ENDED
                                                                          SEPTEMBER 30,               DECEMBER 31,
                                                                       --------------------  -------------------------------
                                                                         1998       1997       1997       1996       1995
                                                                       ---------  ---------  ---------  ---------  ---------
Management Fee.......................................................  $     708  $     563  $     777  $     348  $     320
Construction Fee.....................................................         --         --         --        130        113
Operating Expenses...................................................      1,066      1,006      1,327        690        460
Switching Service....................................................        291        237        326        129        226
Billing Service......................................................        581        444        620        257        220
Roaming Revenue......................................................      1,007        517        702        516        688
Roaming Cost.........................................................      1,953        921      1,298        568        822
401(k) Match.........................................................         15         11         16         17         15
Interest expense.....................................................      2,376      2,187      3,022          8         89


5) COMMITMENTS AND CONTINGENCIES


    The Partnership is listed as a guarantor for PCW's $525 million 9 1/8% Series B Senior Secured Notes due 2006. All of PCW's direct or indirect subsidiaries are also listed as guarantors. The Partnership is involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company's Consolidated Financial Statements.



6) LEASES ($ IN THOUSANDS)



    The Partnership, as lessee, has various noncancelable leases for certain cellular plant facilities, office facilities, and office equipment, all of which are classified as operating leases. Rent expense under these noncancelable leases was $183 and $160 for the nine month periods ended September 30, 1998 and 1997 and $230, $66 and $35 for the years ended December 31, 1997, 1996 and 1995, respectively. At

                    ALBANY CELLULAR PARTNERS AND SUBSIDIARY
                            (A GEORGIA PARTNERSHIP)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

           NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997 (UNAUDITED)
                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995


6) LEASES ($ IN THOUSANDS) (CONTINUED)

December 31, 1997, the approximate minimum rental commitments under noncancelable operating leases were as follows:

Year ending December 31:
  1998...............................................................  $     204
  1999...............................................................        183
  2000...............................................................        150
  2001...............................................................        113
  2002...............................................................          6
  Thereafter.........................................................          3
                                                                       ---------
                                                                       $     659
                                                                       ---------
                                                                       ---------

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Shareholder of Cellular Dynamics Telephone Company of Georgia



    We have audited the accompanying consolidated balance sheet of Cellular Dynamics Telephone Company of Georgia (a Georgia Corporation) and Subsidiary as of December 31, 1997, and the related consolidated statements of operations and retained earnings (accumulated deficit), and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.



    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.



    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cellular Dynamics Telephone Company of Georgia and subsidiary (a Georgia Corporation) as of December 31, 1997, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.



                                          /s/ Arthur Andersen LLP



New York, New York



November 25, 1998

                          INDEPENDENT AUDITORS' REPORT



The Board of Directors



Cellular Dynamics Telephone Company of Georgia:



    We have audited the accompanying consolidated balance sheet of Cellular Dynamics Telephone Company of Georgia as of December 31, 1996 and the related consolidated statements of operations and retained earnings (deficit) and cash flows for each of the years in the two-year period ended December 31, 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.



    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.



    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Cellular Dynamics Telephone Company of Georgia as of December 31, 1996, and the results of their operations and their cash flows for each of the years in the two-year period ended December 31, 1996 in conformity with generally accepted accounting principles.



                                          KPMG Peat Marwick LLP



Des Moines, Iowa



January 30, 1997

                 CELLULAR DYNAMICS TELEPHONE COMPANY OF GEORGIA


                          CONSOLIDATED BALANCE SHEETS


                                ($ IN THOUSANDS)



                                                                                (UNAUDITED)
                                                                               SEPTEMBER 30,      DECEMBER 31,
                                                                               -------------  --------------------
                                                                                   1998         1997       1996
                                                                               -------------  ---------  ---------
                                                ASSETS
Current Assets:
  Cash.......................................................................    $      78    $     111  $      45
  Trade accounts receivable, less allowance for doubtful accounts of $128 in
    1998, $70 in 1997 and $22 in 1996........................................        2,088        1,665        835
  Inventory..................................................................          253          144        221
  Other current assets.......................................................           20           17          5
                                                                               -------------  ---------  ---------
      Total current assets...................................................        2,439        1,937      1,106
                                                                               -------------  ---------  ---------
Property and equipment:
  Land and land improvements.................................................          123           97         82
  Buildings and leasehold improvements.......................................          277          277        570
  Equipment and furnishings..................................................          772          662        415
  Cellular equipment.........................................................        7,660        6,999      5,326
                                                                               -------------  ---------  ---------
                                                                                     8,832        8,035      6,393
  Less accumulated depreciation and amortization.............................        1,076          290      2,979
                                                                               -------------  ---------  ---------
      Net property and equipment.............................................        7,756        7,745      3,414
                                                                               -------------  ---------  ---------
License and other intangibles, less accumulated amortization of $1,773 in
  1998, $1,006 in 1997 and $586 in 1996......................................       76,355       77,828      2,314
                                                                               -------------  ---------  ---------
                                                                                 $  86,550    $  87,510  $   6,834
                                                                               -------------  ---------  ---------
                                                                               -------------  ---------  ---------
                                 LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
  Accrued salaries and benefits..............................................    $      80    $     141  $      53
  Other accrued expenses.....................................................          274          121         47
  Deferred revenue...........................................................          513          329        284
  Customer deposits..........................................................           57           45         28
                                                                               -------------  ---------  ---------
      Total current liabilities..............................................          924          636        412
Deferred income taxes........................................................       10,103       10,206     --
Advances from affiliates.....................................................       31,670       32,250        153
                                                                               -------------  ---------  ---------
      Total liabilities......................................................       42,607       43,092        565
Commitments and contingencies................................................
Stockholder's equity
  Common stock; no par value, 200 shares authorized; 100 shares issued.......            1            1          1
  Paid-in capital............................................................       48,139       48,139      9,539
  Retained earnings (accumulated deficit)....................................       (4,197)      (3,722)    (3,271)
                                                                               -------------  ---------  ---------
      Total stockholder's equity.............................................       43,943       44,418      6,269
                                                                               -------------  ---------  ---------
                                                                                 $  86,550    $  87,510  $   6,834
                                                                               -------------  ---------  ---------
                                                                               -------------  ---------  ---------


          See accompanying notes to consolidated financial statements.

                 CELLULAR DYNAMICS TELEPHONE COMPANY OF GEORGIA



     CONSOLIDATED STATEMENTS OF OPERATIONS AND RETAINED EARNINGS (DEFICIT)



                                ($ IN THOUSANDS)



                                                                 (UNAUDITED)
                                                              NINE MONTHS ENDED              YEARS ENDED
                                                                SEPTEMBER 30,               DECEMBER 31,
                                                             --------------------  -------------------------------
                                                               1998       1997       1997       1996       1995
                                                             ---------  ---------  ---------  ---------  ---------
Revenue:
  Service revenue..........................................  $  13,560  $  10,680  $  14,737  $   6,542  $   5,985
  Equipment sales and installation.........................        803        569        794        409        421
                                                             ---------  ---------  ---------  ---------  ---------
    Total revenue..........................................     14,363     11,249     15,531      6,951      6,406
                                                             ---------  ---------  ---------  ---------  ---------
Operating expenses:
  Engineering, technical and other direct..................      4,437      3,038      4,204      1,874      1,954
  Cost of equipment........................................      1,537      1,138      1,597        742        844
  Sales and marketing......................................      1,366        990      1,405        467        432
  General and administrative...............................      3,039      2,916      3,959      1,843      1,755
  Depreciation and amortization............................      2,276      1,130      1,859        445        360
                                                             ---------  ---------  ---------  ---------  ---------
    Total operating expenses...............................     12,655      9,212     13,024      5,371      5,345
                                                             ---------  ---------  ---------  ---------  ---------
    Operating income.......................................      1,708      2,037      2,507      1,580      1,061
Interest expense...........................................      2,376      2,187      3,022          8         89
                                                             ---------  ---------  ---------  ---------  ---------
    Net income (loss) before income taxes..................       (668)      (150)      (515)     1,572        972
Income tax benefit.........................................        193     --             64     --         --
                                                             ---------  ---------  ---------  ---------  ---------
    Net income (loss)......................................       (475)      (150)      (451)     1,572        972
                                                             ---------  ---------  ---------  ---------  ---------
Retained earnings (deficit) at beginning of year...........     (3,722)    (3,271)    (3,271)    (4,843)    (5,815)
                                                             ---------  ---------  ---------  ---------  ---------
Retained earnings (deficit) at end of period...............  $  (4,197) $  (3,421) $  (3,722) $  (3,271) $  (4,843)
                                                             ---------  ---------  ---------  ---------  ---------
                                                             ---------  ---------  ---------  ---------  ---------


          See accompanying notes to consolidated financial statements.

                 CELLULAR DYNAMICS TELEPHONE COMPANY OF GEORGIA


                     CONSOLIDATED STATEMENTS OF CASH FLOWS


                                ($ IN THOUSANDS)



                                                                  (UNAUDITED)
                                                               NINE MONTHS ENDED              YEARS ENDED
                                                                 SEPTEMBER 30,                DECEMBER 31,
                                                             ---------------------  --------------------------------
                                                               1998        1997        1997       1996       1995
                                                             ---------  ----------  ----------  ---------  ---------
Cash flows from operating activities:
  Net income (loss)........................................  $    (475) $     (150) $     (451) $   1,572  $     972
                                                             ---------  ----------  ----------  ---------  ---------
  Adjustments to reconcile net income (loss) to net cash
    provided by operating activities:
    Depreciation and amortization..........................      2,276       1,130       1,859        445        360
    Loss on sale of property and equipment.................     --          --          --              2     --
    (Increase) decrease in trade accounts receivable.......       (423)        423         121         (4)       (42)
    (Increase) decrease in inventory.......................       (109)        248         237        (84)       328
    Increase in other current assets.......................         (3)        (27)         (9)    --             (2)
    Increase (decrease) in accrued expenses................         91        (122)       (176)       (85)        30
    Increase (decrease) in deferred revenue................        184          13        (170)        35         67
    Increase (decrease) in customer deposits...............         13           7           6          9        (13)
    Decrease in deferred income taxes......................       (193)     --             (64)    --         --
    Decrease in accrued interest due to afffiliates........     --          --          --         --           (109)
                                                             ---------  ----------  ----------  ---------  ---------
      Total adjustments....................................      1,836       1,672       1,804        318        619
                                                             ---------  ----------  ----------  ---------  ---------
      Net cash provided by operating activities............      1,361       1,522       1,353      1,890      1,591
                                                             ---------  ----------  ----------  ---------  ---------
Cash flows from investing activities:
  Purchase of cellular system..............................     --         (31,260)    (31,260)    --         --
  Purchases of intangibles.................................     --            (121)       (138)    --         --
  Purchases of property and equipment......................       (814)     (1,564)     (1,987)    (1,427)    (1,243)
                                                             ---------  ----------  ----------  ---------  ---------
      Net cash used in investing activities................       (814)    (32,945)    (33,385)    (1,427)    (1,243)
                                                             ---------  ----------  ----------  ---------  ---------
Cash flows from financing activities:
  (Decrease) increase in advances from affiliates, net.....       (580)     31,476      32,098       (451)      (332)
                                                             ---------  ----------  ----------  ---------  ---------
      Net (decrease) increase in cash......................        (33)         53          66         12         16
Cash at beginning of year..................................        111          45          45         33         17
                                                             ---------  ----------  ----------  ---------  ---------
Cash at end of period......................................  $      78  $       98  $      111  $      45  $      33
                                                             ---------  ----------  ----------  ---------  ---------
                                                             ---------  ----------  ----------  ---------  ---------
Supplemental disclosure of cash flow information --
  Cash paid during the period for interest.................  $   2,377  $    2,187  $    3,022  $       8  $     198
                                                             ---------  ----------  ----------  ---------  ---------
                                                             ---------  ----------  ----------  ---------  ---------


Supplemental disclosure of noncash investing and financing activities:


    During 1996 and 1995, the Company transferred certain property and equipment with an original cost of $8 and $2, respectively, and a depreciated cost of $4 and $2, respectively, to Palmer Wireless, Inc. and affiliated by decreasing the advances from Palmer Wireless, Inc. and affiliates. No gains or losses were recognized on the transfers.


          See accompanying notes to consolidated financial statements.

                 CELLULAR DYNAMICS TELEPHONE COMPANY OF GEORGIA


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

           NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997 (UNAUDITED)
                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995


1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES



    COMPANY OPERATIONS



    Cellular Dynamics Telephone Company of Georgia (the "Company"), was formed on September 17, 1987 to operate the non-wireline cellular telephone system in the Albany, Georgia, Metropolitan Statistical Area. Albany Cellular Partners was formed on December 21, 1987, and is the 100% owner of the Company. The financial statements of Albany Cellular Partners are included elsewhere in this document. Palmer Communications Incorporated ("Palmer") acquired an interest in the outstanding Partnership interest of the Partnership on December 2, 1988.


    Effective August 4, 1989, Palmer transferred its investment in and advances to the Partnership to Palmer Cellular Partnership ("PCP"). Palmer owned a majority interest in PCP. When Palmer's interest in the Partnership was transferred to PCP, it had no effect on the carrying value of the assets of the Partnership.


    In March of 1995, Palmer Wireless, Inc. ("PWI") issued common stock for 100 percent of the Partnership interest of PCP. Palmer owned a majority interest in PWI. Since this exchange was between related parties, it was accounted for in a manner similar to a pooling of interest. References to PWI in the accompanying consolidated financial statements and notes to consolidated financial statements include the activity of PWI and its predecessor, PCP.



    On May 23, 1997, Price Communications Wireless , Inc. ("PCW") and PWI entered into a plan of merger whereby PCW merged into PWI with PWI as the surviving corporation. On October 6, 1997, the merger was completed and PWI changed its name to PCW. The direct owner of the Company is Palmer Wireless Holdings, Inc. ("Holdings") which was formed in January 1994. PCW is the 100% owner of Holdings.


    BASIS OF PRESENTATION


    PWI owned approximately 82.7% of the Company at December 31, 1996. The accompanying 1995 and 1996 financial statements have been prepared on the basis of historical cost. The assets of the Company were not revalued in connection with the acquisition by Palmer or the subsequent transfers to PCP or PWI.



    For financial reporting purposes, PCW revalued its assets and liabilities as of October 6, 1997 to reflect the price paid by Price Communications Corporation to acquire 100% of PWI's common stock, a process generally referred to as "push down accounting". On October 6, 1997, PCW allocated the purchase price to each of the markets purchased and the partnership revalued its assets and liabilities to reflect this allocation. The allocation of the purchase price resulted in licenses of approximately $78.3 million which are being amortized over a period of 40 years.


    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management of the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                 CELLULAR DYNAMICS TELEPHONE COMPANY OF GEORGIA

           NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997 (UNAUDITED)
                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995


1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

    INVENTORY

    Inventory consisting primarily of cellular telephones and telephone parts is stated at the lower of cost or market. Cost is determined using the first-in, first-out (FIFO) method.

    PROPERTY AND EQUIPMENT


    The cost of additions and improvements are capitalized while maintenance and repairs are charged to expense when incurred. Property and equipment are stated at cost. Depreciation is provided principally using the straight-line method over the estimated useful lives ranging from 5 to 20 years.


    ACQUISITIONS AND LICENSES

    The cost of acquired companies is allocated first to the identifiable assets, including licenses based on the fair market value of such assets at the date of acquisition (as determined by independent appraisers or management). The excess of the total consideration over the amounts assigned to identifiable assets is recorded as goodwill. Licenses and goodwill are being amortized on a straight-line basis over a 40-year period. Subsequent to the acquisition of the license, the Company continually evaluates whether later events and circumstances have occurred that indicate the remaining estimated useful life of the license or licenses may warrant revision or that the remaining balance of the license rights may not be recoverable. The Company utilizes projected undiscounted cash flows over the remaining life of the license or licenses and sales of comparable businesses to evaluate the recorded value of these licenses. The assessment of the recoverability of the remaining balance of the license rights will be impacted if projected cash flows are not achieved.

    REVENUE RECOGNITION

    Service revenue includes local subscriber revenue and roamer revenue.

    The Company earns local subscriber revenue by providing access to the cellular network (access revenue) or, as applicable, for usage of the cellular network (airtime revenue). Access revenue is billed one month in advance and is recognized when earned. Airtime revenue is recognized when the service is rendered.


    Roamer revenue represents revenue earned by the Company for usage of the cellular network by subscribers of other cellular carriers. Airtime revenue is recognized when the services are rendered.


    Equipment sales and installation revenue is recognized upon delivery or installation of the equipment to the customer.

    OPERATING EXPENSES -- ENGINEERING, TECHNICAL, AND OTHER DIRECT

    Engineering, technical, and other direct operating expenses represent certain costs of providing cellular telephone service to customers. These costs include incollect roaming expense. Incollect roaming expense is the result of subscribers using cellular networks of other cellular carriers. Incollect roaming revenue is netted against the incollect roaming expense to determine net incollect roaming expense.

                 CELLULAR DYNAMICS TELEPHONE COMPANY OF GEORGIA

           NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997 (UNAUDITED)
                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995


1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

    INCOME TAXES


    The Company is owned by a partnership and accordingly is not included in the consolidated tax return. At December 31, 1997, the Company had approximately $4.1 million in net operating loss carryforwards for federal income tax purposes. These net operating loss carryforwards will expire from 2005 through 2008. The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes," under which deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. At December 31, 1996 and 1995, the Company had approximately $.4 million and $1.0 million, respectively, of deferred tax assets, net, which have been offset by a valuation allowance. The valuation allowance decreased by approximately $.6 million and $.3 million in 1996 and 1995, respectively. At September 30, 1998 and December 31, 1997, the Company has a net deferred tax liability principally as a result of the difference between the tax and book basis of the license as a result of the valuation on October 7, 1997. This difference is being amortized over a 40 year period and accordingly the Consolidated Statements of Operations reflect a tax credit for the appropriate periods.



2) PRO-FORMA INFORMATION ($ IN THOUSANDS)



    ACQUISITION OF LICENSE



    On February 1, 1997, the Company acquired the assets and license to operate the non-wireline cellular telephone system serving the Georgia Rural Service Area Market No. 383, otherwise known as GA-13 RSA for a total cash purchase price of approximately $31.3 million. This acquisition was accounted for using the purchase method of accounting. In connection with the acquisition, approximately $27.7 million was allocated to license.



    The following unaudited pro-forma condensed financial information was prepared assuming the GA-13 RSA was acquired as of January 1, 1996. Pro-forma information is presented for comparative purposes only and does not purport to be indicative of the results which would have been achieved had this acquisition occurred as of January 1, 1996, nor does it purport to be indicative of results that may be achieved in the future.



                                                                                            UNAUDITED
                                                                               -----------------------------------
                                                                                NINE MONTHS       YEARS ENDED
                                                                                   ENDED          DECEMBER 31,
                                                                               SEPTEMBER 30,  --------------------
                                                                                   1997         1997       1996
                                                                               -------------  ---------  ---------
Total revenue................................................................    $  11,988    $  16,271  $  15,927
Net income (loss)............................................................    $      89    $    (276) $   3,533



3) RELATED PARTY TRANSACTIONS


    The Company has various agreements with its parent whereby the Company is charged or can charge other related entities various items. Among these are the following arrangements:

                 CELLULAR DYNAMICS TELEPHONE COMPANY OF GEORGIA

           NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997 (UNAUDITED)
                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995


3) RELATED PARTY TRANSACTIONS (CONTINUED)


    CONSULTING AGREEMENT with its parent for the management of the day-to-day operations of the Company. The agreement provides for a monthly management fee based upon 5 percent of revenues or a construction fee based upon 10 percent of the construction costs. The agreement also provides for reimbursement of out-of-pocket costs. Certain property and equipment acquisitions and expenses related to the operations of the system have been allocated to the Company as out-of-pocket costs. Property and equipment acquisitions are allocated based on specific identification. Operating expenses are allocated to the Company based on parent's estimate of its time spent managing the Company.


    REGIONALIZED SWITCHING SERVICE: These monthly charges are based on minutes of use.

    CENTRALIZED BILLING SERVICE: The monthly charges are based on the number of bills printed.


    RECIPROCAL ROAMING REVENUE AND COST: The Company enjoys favorable reciprocal roaming arrangements with its affiliates. The revenue is included in service revenue in the statements of operations. Cost of incollect roaming related to these arrangements, is included in engineering, technical and other direct operating expenses in the statements of operations.


    401(K) MATCHING PROVISION: The Company's parent has a 401(k) plan with a noncontributory retirement feature and a matching provision for employees who meet length of service and other requirements. The Company participates in this plan and was allocated 401(k) retirement and matching expense.

    INTEREST ON ADVANCES: The balance of the advances from PWI and PCW and affiliates is a result of the allocation of property and equipment acquisitions, operating expenses and accrued interest thereon. The advances accrue interest at 2 percent above the prime rate.

    The Company's accounts payable and disbursement function are performed by its parent. Under this centralized system, all payments are made by the parent and all accounts payable are recorded by the parent.


    The following table indicates the amounts included in the statements of operations for the appropriate accounting periods ($ in thousands):



                                                                           FOR THE NINE                  FOR THE
                                                                           MONTHS ENDED                YEARS ENDED
                                                                          SEPTEMBER 30,               DECEMBER 31,
                                                                       --------------------  -------------------------------
                                                                         1998       1997       1997       1996       1995
                                                                       ---------  ---------  ---------  ---------  ---------
Management Fee.......................................................  $     708  $     563  $     777  $     348  $     320
Construction Fee.....................................................     --         --         --            130        113
Operating Expenses...................................................      1,066      1,006      1,327        690        460
Switching Service....................................................        291        237        326        129        226
Billing Service......................................................        581        444        620        257        220
Roaming Revenue......................................................      1,007        517        702        516        688
Roaming Cost.........................................................      1,953        921      1,298        568        822
401(k) Match.........................................................         15         11         16         17         15
Interest Expense.....................................................      2,376      2,187      3,022          8         89

                 CELLULAR DYNAMICS TELEPHONE COMPANY OF GEORGIA

           NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997 (UNAUDITED)
                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995


4) COMMITMENTS AND CONTINGENCIES



    The Company is listed as a guarantor for PCW's $525 million 9 1/8% Series B Senior Secured Notes due 2006. All of PCW's direct or indirect subsidiaries are also listed as guarantors. The Company is involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company's Consolidated Financial Statements.



5) LEASES ($ IN THOUSANDS)



    The Company, as lessee, has various noncancelable leases for certain cellular plant facilities, office facilities, and office equipment, all of which are classified as operating leases. Rent expense under these noncancelable leases was $183 and $160 for the nine month periods ended September 30, 1998 and 1997 and $230, $66, and $35 for the years ended December 31, 1997, 1996 and 1995, respectively. At December 31, 1997, the approximate minimum rental commitments under noncancelable operating leases were as follows:


Year ending December 31:
  1998...............................................................  $     204
  1999...............................................................        183
  2000...............................................................        150
  2001...............................................................        113
  2002...............................................................          6
  Later years through 2011...........................................          3
                                                                       ---------
                                                                       $     659
                                                                       ---------
                                                                       ---------

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Partners of Columbus Cellular Telephone Company:



    We have audited the accompanying consolidated balance sheet of Columbus Cellular Telephone Company (a Georgia Partnership) as of December 31, 1997, and the related consolidated statements of operations, partners' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.



    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.



    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Columbus Cellular Telephone Company as of December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.



                                          /s/ Arthur Andersen, LLP



New York, New York



November 25, 1998

                          INDEPENDENT AUDITORS' REPORT



The Partners



Columbus Cellular Telephone Company:



    We have audited the accompanying consolidated balance sheet of Columbus Cellular Telephone Company (a Georgia Partnership) as of December 31, 1996, and the related consolidated statements of operations, and partners' equity, and cash flows for each of the years in the two-year period ended December 31, 1996. These consolidated financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.



    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.



    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Columbus Cellular Telephone Company (a Georgia Partnership) as of December 31, 1996, and the results of their operations and their cash flows for each of the years in the two-year period ended December 31, 1996 in conformity with generally accepted accounting principles.



                                          KPMG Peat Marwick LLP



Des Moines, Iowa



January 30, 1997

                      COLUMBUS CELLULAR TELEPHONE COMPANY
                            (A GEORGIA PARTNERSHIP)

                          CONSOLIDATED BALANCE SHEETS


                                ($ IN THOUSANDS)



                                                                               (UNAUDITED)       DECEMBER 31,
                                                                              SEPTEMBER 30,  ---------------------
                                                                                  1998          1997       1996
                                                                              -------------  ----------  ---------
                                                      ASSETS
Current Assets:
  Cash......................................................................   $        78   $       66  $      41
  Trade accounts receivable, less allowance for doubtful accounts of $194 in
    1998, $87 in 1997 and $72 in 1996.......................................         1,889        1,603      1,794
  Inventory.................................................................           338          116        157
  Other current assets......................................................            49           21         22
                                                                              -------------  ----------  ---------
    Total current assets....................................................         2,354        1,806      2,014
                                                                              -------------  ----------  ---------
Property and equipment:
  Land and land improvements................................................           276          218        194
  Buildings and leasehold improvements......................................           275          211        808
  Equipment and furnishings.................................................           378          351        322
  Cellular equipment........................................................         9,230        8,563     10,080
                                                                              -------------  ----------  ---------
                                                                                    10,159        9,343     11,404
  Less accumulated depreciation and amortization............................         1,098          292      3,761
                                                                              -------------  ----------  ---------
    Net property and equipment..............................................         9,061        9,051      7,643
                                                                              -------------  ----------  ---------
Licenses and other intangibles, less accumulated amortization of $2,404 in
  1998, $626 in 1997 and $2,043 in 1996.....................................        89,101       90,879     18,121
                                                                              -------------  ----------  ---------
                                                                               $   100,516   $  101,736  $  27,778
                                                                              -------------  ----------  ---------
                                                                              -------------  ----------  ---------
                                         LIABILITIES AND PARTNERS' EQUITY
Current liabilities:
  Accrued salaries and benefits.............................................   $        44   $       98  $     148
  Other accrued expenses....................................................           212           83        315
  Deferred revenue..........................................................           450          283        471
  Customer deposits.........................................................           132           84        100
                                                                              -------------  ----------  ---------
    Total current liabilities...............................................           838          548      1,034
Deferred income taxes.......................................................        30,160       30,740     --
Advances from affiliates....................................................           717        4,352      7,441
                                                                              -------------  ----------  ---------
    Total liabilities.......................................................        31,715       35,640      8,475
Commitments and contingencies...............................................
Partners' equity............................................................        68,801       66,096     19,303
                                                                              -------------  ----------  ---------
                                                                               $   100,516   $  101,736  $  27,778
                                                                              -------------  ----------  ---------
                                                                              -------------  ----------  ---------


          See accompanying notes to consolidated financial statements.

                      COLUMBUS CELLULAR TELEPHONE COMPANY
                            (A GEORGIA PARTNERSHIP)

                     CONSOILDATED STATEMENTS OF OPERATIONS


                                ($ IN THOUSANDS)



                                                                 (UNAUDITED)
                                                              NINE MONTHS ENDED              YEARS ENDED
                                                                SEPTEMBER 30,               DECEMBER 31,
                                                             --------------------  -------------------------------
                                                               1998       1997       1997       1996       1995
                                                             ---------  ---------  ---------  ---------  ---------
Revenue:
  Service revenue..........................................  $  12,799  $  11,330  $  15,327  $  13,031  $  10,033
  Equipment sales and installation.........................        900        695        930        894        920
                                                             ---------  ---------  ---------  ---------  ---------
    Total revenue..........................................     13,699     12,025     16,257     13,925     10,953
                                                             ---------  ---------  ---------  ---------  ---------
Operating expenses:
  Engineering, technical and other direct..................      2,644      2,240      2,934      2,287      1,943
  Cost of equipment........................................      1,557      1,176      1,605      1,344      1,469
  Sales and marketing......................................      1,433        998      1,335      1,369      1,231
  General and administrative...............................      3,059      2,912      3,924      3,517      2,822
  Depreciation and amortization............................      2,694      1,209      2,129      1,250        975
                                                             ---------  ---------  ---------  ---------  ---------
    Total operating expenses...............................     11,387      8,535     11,927      9,767      8,440
                                                             ---------  ---------  ---------  ---------  ---------
    Operating income.......................................      2,312      3,490      4,330      4,158      2,513
Interest (expense) income, net.............................       (187)      (450)      (560)      (265)        10
                                                             ---------  ---------  ---------  ---------  ---------
    Net income before taxes................................      2,125      3,040      3,770      3,893      2,523
Tax benefit................................................        580     --            193     --         --
                                                             ---------  ---------  ---------  ---------  ---------
    Net income.............................................  $   2,705  $   3,040  $   3,963  $   3,893  $   2,523
                                                             ---------  ---------  ---------  ---------  ---------
                                                             ---------  ---------  ---------  ---------  ---------


                         STATEMENTS OF PARTNERS' EQUITY


Balance at December 31, 1994.......................................................  $  12,887
Net income.........................................................................      2,523
                                                                                     ---------
Balance at December 31, 1995.......................................................     15,410
Net income.........................................................................      3,893
                                                                                     ---------
Balance at December 31, 1996.......................................................     19,303
Net income.........................................................................      3,963
"Push-down" of Price Communications Wireless, Inc.'s acquisition price.............     42,830
                                                                                     ---------
Balance at December 31, 1997.......................................................     66,096
Net income.........................................................................      2,705
                                                                                     ---------
Balance at September 30, 1998 (Unaudited)..........................................  $  68,801
                                                                                     ---------
                                                                                     ---------


          See accompanying notes to consolidated financial statements.

                      COLUMBUS CELLULAR TELEPHONE COMPANY

                            (A GEORGIA PARTNERSHIP)

                     CONSOLIDATED STATEMENTS OF CASH FLOWS


                                ($ IN THOUSANDS)



                                                                 (UNAUDITED)
                                                              NINE MONTHS ENDED              YEARS ENDED
                                                                SEPTEMBER 30,                DECEMBER 31,
                                                             --------------------  --------------------------------
                                                               1998       1997       1997        1996       1995
                                                             ---------  ---------  ---------  ----------  ---------
Cash flows from operating activities:
  Net income...............................................  $   2,705  $   3,040  $   3,963  $    3,893  $   2,523
                                                             ---------  ---------  ---------  ----------  ---------
  Adjustments to reconcile net income to net cash provided
    by operating activities:
    Depreciation and amortization..........................      2,694      1,209      2,129       1,250        975
    Loss on sale of property and equipment.................     --         --         --              27     --
    (Increase) decrease in trade accounts receivable.......       (286)       553        191        (275)      (259)
    (Increase) decrease in inventory.......................       (222)        34         41          64        537
    (Increase) decrease in other current assets............        (29)       (43)         1          (1)        (6)
    Increase (decrease) in accrued expenses................         77       (193)      (284)       (251)       494
    Increase (decrease) in deferred revenue................        167        (18)      (188)         35         77
    Increase (decrease) in customer deposits...............         47        (23)       (15)         17         23
    Decrease in deferred income taxes......................       (580)    --           (193)     --         --
    Decrease in accrued interest due to affiliates.........     --         --         --          --           (103)
                                                             ---------  ---------  ---------  ----------  ---------
      Total adjustments....................................      1,868      1,519      1,682         866      1,738
                                                             ---------  ---------  ---------  ----------  ---------
      Net cash provided by operating activities............      4,573      4,559      5,645       4,759      4,261
                                                             ---------  ---------  ---------  ----------  ---------
Cash flows from investing activities:
  Purchase of property and equipment.......................       (926)    (1,798)    (2,532)     (2,923)    (1,926)
  Cash payment for purchase of nonwireline cellular
    telephone system and license...........................     --         --         --         (10,727)    --
                                                             ---------  ---------  ---------  ----------  ---------
      Net cash used in investing activities................       (926)    (1,798)    (2,532)    (13,650)    (1,926)
                                                             ---------  ---------  ---------  ----------  ---------
  Cash flows from financing activities:
    (Decrease) increase in advances from affiliates, net...     (3,635)    (2,767)    (3,088)      8,795     (2,254)
                                                             ---------  ---------  ---------  ----------  ---------
      Net increase (decrease) in cash......................         12         (6)        25         (96)        81
Cash at beginning of year..................................         66         41         41         137         56
                                                             ---------  ---------  ---------  ----------  ---------
Cash at end of period......................................  $      78  $      35  $      66  $       41  $     137
                                                             ---------  ---------  ---------  ----------  ---------
                                                             ---------  ---------  ---------  ----------  ---------
Supplemental disclosure of cash flow information--
  Cash paid during the period for interest.................  $     187  $     450  $     560  $      368  $     103
                                                             ---------  ---------  ---------  ----------  ---------
                                                             ---------  ---------  ---------  ----------  ---------

                      COLUMBUS CELLULAR TELEPHONE COMPANY

                            (A GEORGIA PARTNERSHIP)

               CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)


                                ($ IN THOUSANDS)


    Supplemental disclosures of noncash investing and financing activities:


        During 1996, the Partnership transferred certain property and equipment with depreciated cost totaling $289 to Palmer Wireless, Inc. and affiliates by decreasing the advances from Palmer Wireless, Inc. and affiliates. No gain or loss was recognized on the transfer.



        During 1995, the Partnership received certain property and equipment totaling $47 from a related party by decreasing the advances to Palmer Wireless, Inc. and affiliates.


          See accompanying notes to consolidated financial statements.

                      COLUMBUS CELLULAR TELEPHONE COMPANY
                            (A GEORGIA PARTNERSHIP)


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


           NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997 (UNAUDITED)
                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    PARTNERSHIP OPERATIONS

    The formal partnership agreement of Columbus Cellular Telephone Company (the "Partnership") was entered into by the partners effective March 1, 1988. The Partnership was inactive for the period March 1, 1988, through June 9, 1988, at which date Palmer Communications Incorporated ("Palmer") acquired and transferred the FCC license to operate the non-wireline cellular telephone system in the Columbus, Georgia, Metropolitan Statistical Area to the Partnership. The non-wireline cellular telephone system was constructed after June 9, 1988, and actual operations of the system began on November 24, 1988.

    Effective August 4, 1989, Palmer transferred its investment in and advances to the Partnership to Palmer Cellular Partnership ("PCP"). Palmer owned a majority interest in PCP. When Palmer's interest in the Partnership was transferred to PCP, it had no effect on the carrying value of the assets of the Partnership.

    In March of 1995, Palmer Wireless, Inc. ("PWI") issued common stock for 100 percent of the partnership interests of PCP. Palmer owned a majority interest in PWI. Since this exchange was between related parties, it was accounted for in a manner similar to a pooling of interests. References to PWI in the accompanying financial statements and notes to financial statements include the activity of PWI and its predecessor, PCP.


    On May 23, 1997, Price Communications Wireless Inc. ("PCW") and PWI entered into a plan of merger whereby PCW merged into PWI with PWI as the surviving corporation. On October 6, 1997, the merger was completed and PWI changed its name to PCW. The direct owner of the Partnership is Palmer Wireless Holdings, Inc. ("Holdings") which was formed in January, 1994. PCW is the 100% owner of Holdings.



    The Partnership is the 100% owner of Price Communication Wireless VI, Inc., the license holder for the Columbus, MSA.


    BASIS OF PRESENTATION


    PWI owned approximately 84.9% of the Partnership at December 31, 1996. The accompanying 1995 and 1996 financial statements have been prepared on the basis of historical cost. The assets of the Partnership were not revalued in connection with the acquisition by Palmer or the subsequent transfers to PCP or PWI.



    For financial reporting purposes, PCW revalued its assets and liabilities as of October 6, 1997 to reflect the price paid by Price Communications Corporation to acquire 100% of PWI's common stock, a process generally referred to as "push down accounting". On October 6, 1997, PCW allocated the purchase price to each of the markets purchased and the Partnership revalued its assets and liabilities to reflect this allocation. The allocation of the purchase price resulted in licenses of approximately $91.5 million, which are being amortized over a period of 40 years.


    The financial statements of the Partnership do not include the assets and liabilities of the partners.

                      COLUMBUS CELLULAR TELEPHONE COMPANY
                            (A GEORGIA PARTNERSHIP)


             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


           NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997 (UNAUDITED)
                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management of the Partnership to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    INVENTORY

    Inventory consisting primarily of cellular telephones and telephone parts is stated at the lower of cost or market. Cost is determined using the first-in, first-out (FIFO) method.

    PROPERTY AND EQUIPMENT


    The cost of additions and improvements are capitalized while maintenance and repairs are charged to expense when incurred. Property and equipment are stated at cost. Depreciation is provided principally using the straight-line method over the estimated useful lives ranging from 5 to 20 years.


    ACQUISITIONS AND LICENSES

    The cost of acquired companies is allocated first to the identifiable assets, including licenses based on the fair market value of such assets at the date of acquisition (as determined by independent appraisers or management). The excess of the total consideration over the amounts assigned to identifiable assets is recorded as goodwill. Licenses and goodwill are being amortized on a straight-line basis over a 40-year period. Subsequent to the acquisition of the license, the Partnership continually evaluates whether later events and circumstances have occurred that indicate the remaining estimated useful life of the license or licenses may warrant revision or that the remaining balance of the license rights may not be recoverable. The Partnership utilizes projected undiscounted cash flows over the remaining life of the license or licenses and sales of comparable businesses to evaluate the recorded value of these licenses. The assessment of the recoverability of the remaining balance of the license rights will be impacted if projected cash flows are not achieved.

    REVENUE RECOGNITION

    Service revenue includes local subscriber revenue and roamer revenue.

    The Partnership earns local subscriber revenue by providing access to the cellular network (access revenue) or, as applicable, for usage of the cellular network (airtime revenue). Access revenue is billed one month in advance and is recognized when earned. Airtime revenue is recognized when the service is rendered.

    Roamer revenue represents revenue earned by the Partnership for usage of the cellular network by subscribers of other cellular carriers. Roamer revenue is recognized when the services are rendered.

                      COLUMBUS CELLULAR TELEPHONE COMPANY
                            (A GEORGIA PARTNERSHIP)


             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


           NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997 (UNAUDITED)
                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    Equipment sales and installation revenue is recognized upon delivery or installation of the equipment to the customer.

    OPERATING EXPENSES--ENGINEERING, TECHNICAL, AND OTHER DIRECT

    Engineering, technical, and other direct operating expenses represent certain costs of providing cellular telephone service to customers. These costs include incollect roaming expense. Incollect roaming expense is the result of subscribers using cellular networks of other cellular carriers. Incollect roaming revenue is netted against the incollect roaming expense to determine net incollect roaming expense.

    INCOME TAXES


    The Consolidated Financial Statements made no provision for income taxes prior to the adjustment of the value of the licenses as income and losses of the Partnership are included in the income tax returns of the individual partners. Such income and losses are proportionately allocated to the partners based upon their ownership interests. At September 30, 1998 and December 31, 1997, the Consolidated Balance Sheets include a net deferred tax liability as a result of the difference between the tax and book basis of the license as a result of the valuation on October 7, 1997 recorded by the Company's wholly-owned Subsidiary Price Communications Wireless Inc., VI. This difference is being amortized over a 40 year period and accordingly the Consolidated Statements of Operations reflect a tax benefit for the appropriate periods.



2) ACQUISITION AND PURCHASE OF LICENSE



    On July 15, 1996, the Partnership acquired the assets of and the license to operate the non-wireline cellular system serving the western portion (including Harris, Talbot, Taylor, and Meriweather Counties) of the Georgia Rural Service Area Market No. 376, otherwise known as Georgia-6 RSA, for a purchase price of $10.7 million. The acquisition was accounted for by the purchase method of accounting and was funded by an increase in advances from Palmer Wireless, Inc. and affiliates. In connection with the aquisition, $10.0 million of the purchase price was allocated to licenses and goodwill.



    From the date of acquisition to September 30, 1998, the effect of this purchase on the operations of the Partnership cannot be differentiated from the operations of the whole due to the interrelated nature of transactions.



3) PARTNERS' EQUITY


    In accordance with the Partnership agreement, the partners' proportionate share in cash distributions from current operations and net income or loss is calculated by dividing the partners' capital contribution by total partners' capital contributions.


    The allocation of gain or loss to the partners arising from the sale of property will be in the same proportion as the share of net income or net loss of the Partnership.

                      COLUMBUS CELLULAR TELEPHONE COMPANY
                            (A GEORGIA PARTNERSHIP)


             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


           NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997 (UNAUDITED)
                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995


4) RELATED PARTY TRANSACTIONS


    The Partnership has various agreements with its parent whereby the Partnership is charged or can charge other related entities various items. Among these are the following arrangements:


    CONSULTING AGREEMENT with its parent for the management of the day-to-day operations of the Partnership. The agreement provides for a monthly management fee based upon 5 percent of revenues or a construction fee based upon 10 percent of the construction costs. The agreement also provides for reimbursement of out-of-pocket costs. Certain property and equipment acquisitions and expenses related to the operations of the system have been allocated to the Partnership as out-of-pocket costs. Property and equipment acquisitions are allocated based on specific identification. Operating expenses are allocated to the Partnership based on the parent's estimate of its time spent managing the Partnership.


    REGIONALIZED SWITCHING SERVICE: These monthly charges are based on minutes of use.

    CENTRALIZED BILLING SERVICE: The monthly charges are based on the number of bills printed.


    RECIPROCAL ROAMING REVENUE AND COST: The Partnership enjoys favorable reciprocal roaming arrangements with its affiliates. The revenue is included in service revenue in the statements of operations. Cost of incollect roaming related to these arrangements, is included in engineering, technical and other direct operating expenses in the statements of operations.


    401(K) MATCHING PROVISION: The Partnership's parent has a 401(k) plan with a noncontributory retirement feature and a matching provision for employees who meet length of service and other requirements. The Partnership participates in this plan and was allocated 401(k) retirement and matching expense.

    INTEREST ON ADVANCES: The balance of the advances from PWI and PCW and affiliates is a result of the allocation of property and equipment acquisitions, operating expenses and accrued interest thereon. The advances accrue interest at 2 percent above the prime rate.

    The Partnership's accounts payable and disbursement function are performed by its parent. Under this centralized system, all payments are made by the parent and all accounts payable are recorded by the parent.

                      COLUMBUS CELLULAR TELEPHONE COMPANY
                            (A GEORGIA PARTNERSHIP)


             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


           NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997 (UNAUDITED)
                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995


4) RELATED PARTY TRANSACTIONS (CONTINUED)


    The following table indicates the amounts included in the accompanying statements of operations for the appropriate accounting periods ($ in thousands):



                                                                         FOR THE NINE                  FOR THE
                                                                         MONTHS ENDED                YEARS ENDED
                                                                        SEPTEMBER 30,               DECEMBER 31,
                                                                     --------------------  -------------------------------
                                                                       1998       1997       1997       1996       1995
                                                                     ---------  ---------  ---------  ---------  ---------
Management Fee.....................................................  $     685  $     601  $     813  $     696  $     548
Construction Fee...................................................     --         --         --            266        175
Operating Expenses.................................................      1,112      1,175      1,502      1,425        804
Switching Service..................................................        285        254        343        282        244
Billing Service....................................................        570        508        685        564        412
Roaming Revenue....................................................        969        638        887        538        630
Roaming Cost.......................................................        959        626        844        513        589
401(k) Match.......................................................          9         10         14         31         29
Interest expense (income)..........................................        187        450        560        265        (10)



5) COMMITMENTS AND CONTINGENCIES



    The Partnership is listed as a guarantor for PCW's $525 million 9 1/8% Series B Senior Secured Notes due 2006. All of PCW's direct or indirect subsidiaries are also listed as guarantors. The Partnership is involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company's Consolidated Financial Statements.



6) LEASES ($ IN THOUSANDS)



    The Partnership occupies certain office facilities and uses certain cellular plant facilities and office equipment under noncancelable operating leases, which expire through 2001. Rent expense under these noncancelable leases amounted to $171 and $127 for the nine month periods ended September 30, 1998 and 1997 and $178, $156 and $136 for the years ended December 31, 1997, 1996 and 1995, respectively. At December 31, 1997, the approximate minimum rental commitments under noncancelable operating leases were as follows:



Year ending December 31,
  1998...............................................................  $     102
  1999...............................................................         58
  2000...............................................................         53
  2001...............................................................         11
  2002...............................................................          3
                                                                       ---------
                                                                       $     227
                                                                       ---------
                                                                       ---------

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Shareholder of Dothan Cellular Telephone Company, Inc.



    We have audited the accompanying consolidated balance sheet of Dothan Cellular Telephone Company, Inc. and Subsidiary (an Alabama Partnership) as of December 31, 1997 and the related consolidated statements of operations and retained earnings (accumulated deficit) and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.



    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.



    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Dothan Cellular Telephone Company, Inc. of December 31, 1997, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.



                                          /s/ Arthur Andersen LLP



New York, New York



November 25, 1998

                          INDEPENDENT AUDITORS' REPORT



The Board of Directors
Dothan Cellular Telephone Company, Inc.:



    We have audited the accompanying consolidated balance sheet of Dothan Cellular Telephone Company, Inc. as of December 31, 1996, and the related consolidated statements of operations and retained earnings (deficit) and cash flows for each of the years in the two-year period ended December 31, 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.



    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.



    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Dothan Cellular Telephone Company, Inc. as of December 31, 1996, and the results of their operations and their cash flows for each of the years in the two-year period ended December 31, 1996 in conformity with generally accepted accounting principles.



                                          KPMG Peat Marwick LLP



Des Moines, Iowa



January 30, 1997

                      DOTHAN CELLULAR TELEPHONE CO., INC.

                          CONSOLIDATED BALANCE SHEETS


                                ($ IN THOUSANDS)



                                                                                (UNAUDITED)       DECEMBER 31,
                                                                               SEPTEMBER 30,  --------------------
                                                                                   1998         1997       1996
                                                                               -------------  ---------  ---------
                                                      ASSETS
Current Assets:
  Cash.......................................................................    $      78    $      88  $      26
  Trade accounts receivable, less allowance for doubtful accounts of $38 in
    1998, $28 in 1997 and $22 in 1996........................................        1,406        1,025      1,168
  Inventory..................................................................          135           37        155
  Other current assets.......................................................           14           20         10
                                                                               -------------  ---------  ---------
    Total current assets.....................................................        1,633        1,170      1,359
                                                                               -------------  ---------  ---------
Property and equipment:
  Land and land improvements.................................................          356          355        375
  Buildings and leasehold improvements.......................................          191          187        511
  Equipment and furnishings..................................................          324          324        348
  Cellular equipment.........................................................        4,950        4,451      5,792
                                                                               -------------  ---------  ---------
                                                                                     5,821        5,317      7,026
  Less accumulated depreciation and amortization.............................          588           65      2,994
                                                                               -------------  ---------  ---------
    Net property and equipment...............................................        5,233        5,252      4,032
Licenses and other intangibles, less accumulated amortization of $1,243 in
  1998 and $330 in 1997......................................................       49,196       50,109     --
                                                                               -------------  ---------  ---------
                                                                                 $  56,062    $  56,531  $   5,391
                                                                               -------------  ---------  ---------
                                                                               -------------  ---------  ---------
                                  LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT)
Current liabilities:
  Accrued salaries and benefits..............................................    $      26    $      66  $      56
  Other accrued expenses.....................................................          149           90        118
  Deferred revenue...........................................................          325          176        261
  Customer deposits..........................................................           47           23         27
                                                                               -------------  ---------  ---------
    Total current liabilities................................................          547          355        462
Deferred income taxes........................................................       16,624       16,944     --
Advances from affiliates.....................................................        5,153        6,261      6,910
                                                                               -------------  ---------  ---------
    Total liabilities........................................................       22,324       23,560      7,372
                                                                               -------------  ---------  ---------
Commitments and contingencies................................................
Stockholder's equity (deficit):
  Common stock, par value $.01 per share; authorized 3,000 shares issued and
    outstanding 200 shares...................................................       --           --         --
  Additional paid-in capital.................................................       32,788       32,788     --
  Retained earnings (accumulated deficit)....................................          950          183     (1,981)
                                                                               -------------  ---------  ---------
    Total stockholder's equity (deficit).....................................       33,738       32,971     (1,981)
                                                                               -------------  ---------  ---------
                                                                                 $  56,062    $  56,531  $   5,391
                                                                               -------------  ---------  ---------
                                                                               -------------  ---------  ---------


          See accompanying notes to consolidated financial statements.

                      DOTHAN CELLULAR TELEPHONE CO., INC.


     CONSOLIDATED STATEMENTS OF OPERATIONS AND RETAINED EARNINGS (DEFICIT)



                                ($ IN THOUSANDS)



                                                                    (UNAUDITED)
                                                                 NINE MONTHS ENDED
                                                                                                YEARS ENDED
                                                                   SEPTEMBER 30,               DECEMBER 31,
                                                                --------------------  -------------------------------
                                                                  1998       1997       1997       1996       1995
                                                                ---------  ---------  ---------  ---------  ---------
Revenue:
  Service revenue.............................................  $   8,940  $   7,449  $  10,113  $   9,337  $   8,596
  Equipment sales and installation............................        814        406        608        452        539
                                                                ---------  ---------  ---------  ---------  ---------
    Total revenue.............................................      9,754      7,855     10,721      9,789      9,135
                                                                ---------  ---------  ---------  ---------  ---------
Operating expenses:
  Engineering, technical and other direct.....................      3,139      2,190      2,976      2,675      3,062
  Cost of equipment...........................................      1,226        687      1,035        774      1,046
  Sales and marketing.........................................        630        410        605        444        373
  General and administrative..................................      1,810      1,697      2,245      2,169      2,016
  Depreciation and amortization...............................      1,436        471        930        445        360
                                                                ---------  ---------  ---------  ---------  ---------
    Total operating expenses..................................      8,241      5,455      7,791      6,507      6,857
                                                                ---------  ---------  ---------  ---------  ---------
    Operating income..........................................      1,513      2,400      2,930      3,282      2,278
Other expense.................................................     --              2          2     --         --
Interest expense..............................................        344        500        657        787        958
                                                                ---------  ---------  ---------  ---------  ---------
    Net income before taxes...................................      1,169      1,898      2,271      2,495      1,320
    Provision for taxes.......................................        402     --            107     --         --
                                                                ---------  ---------  ---------  ---------  ---------
    Net income................................................        767      1,898      2,164      2,495      1,320
Retained earnings (deficit) at beginning of year..............        183     (1,981)    (1,981)    (4,476)    (5,796)
                                                                ---------  ---------  ---------  ---------  ---------
Retained earnings (deficit) at end of period..................  $     950  $     (83) $     183  $  (1,981) $  (4,476)
                                                                ---------  ---------  ---------  ---------  ---------
                                                                ---------  ---------  ---------  ---------  ---------


          See accompanying notes to consolidated financial statements.

                      DOTHAN CELLULAR TELEPHONE CO., INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS


                                ($ IN THOUSANDS)



                                                                  (UNAUDITED)
                                                               NINE MONTHS ENDED              YEARS ENDED
                                                                 SEPTEMBER 30,               DECEMBER 31,
                                                              --------------------  -------------------------------
                                                                1998       1997       1997       1996       1995
                                                              ---------  ---------  ---------  ---------  ---------
Cash flows from operating activities:
  Net income................................................  $     767  $   1,898  $   2,164  $   2,495  $   1,320
                                                              ---------  ---------  ---------  ---------  ---------
  Adjustments to reconcile net income to net cash provided
    by operating activities:
    Depreciation and amortization...........................      1,436        471        930        445        360
    Decrease in deferred taxes..............................       (320)    --           (107)    --         --
    (Increase) decrease in trade accounts receivable........       (380)        94        143        (46)      (232)
    (Increase) decrease in inventory........................        (99)        91        118         34        184
    Decrease (increase) in other current assets.............          6        (20)        (9)        (2)        (2)
    Increase (decrease) in accrued expenses.................         19         18        (17)       (40)       (15)
    Decrease in accrued interest due to affiliates..........     --         --         --         (1,900)      (326)
    Increase (decrease) in deferred revenue.................        149          5        (86)        20         36
    Increase (decrease) in customer deposits................         24         (5)        (4)        11        (15)
                                                              ---------  ---------  ---------  ---------  ---------
      Total adjustments.....................................        835        654        968     (1,478)       (10)
                                                              ---------  ---------  ---------  ---------  ---------
      Net cash provided by operating activities.............      1,602      2,552      3,132      1,017      1,310
                                                              ---------  ---------  ---------  ---------  ---------
Cash flows from investing activities:
  Purchases of intangibles..................................     --           (589)      (589)    --         --
  Purchases of property and equipment.......................       (504)    (1,956)    (1,832)    (1,059)    (1,279)
                                                              ---------  ---------  ---------  ---------  ---------
      Net cash used in investing activities.................       (504)    (2,545)    (2,421)    (1,059)    (1,279)
Cash flows from financing activities:
  (Decrease) increase in advances from affiliates, net......     (1,108)        53       (649)    --         --
                                                              ---------  ---------  ---------  ---------  ---------
      Net (decrease) increase in cash.......................        (10)        60         62        (42)        31
Cash at beginning of year...................................         88         26         26         68         37
                                                              ---------  ---------  ---------  ---------  ---------
Cash at end of period.......................................  $      78  $      86  $      88  $      26  $      68
                                                              ---------  ---------  ---------  ---------  ---------
                                                              ---------  ---------  ---------  ---------  ---------
Supplemental disclosure of cash flow information - Cash paid
  during the period for interest............................  $  --      $  --      $  --      $   2,687  $   1,282
                                                              ---------  ---------  ---------  ---------  ---------
                                                              ---------  ---------  ---------  ---------  ---------


          See accompanying notes to consolidated financial statements.

                      DOTHAN CELLULAR TELEPHONE CO., INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

           NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997 (UNAUDITED)
                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    CORPORATE INFORMATION


    Dothan Cellular Telephone Company, Inc. (the "Company") was formed on June 7, 1988 to operate the non-wireline cellular telephone system in the Dothan, Alabama, Metropolitan Statistical Area. Cellular Systems of Southeast Alabama, the 100% owner of the Company, was formed on October 7, 1987. On December 20, 1988 Palmer Communications Incorporated (Palmer) acquired an interest in the outstanding stock of Cellular Systems of Southeast Alabama, Inc. whose financial statements are included elsewhere in this document.


    Effective August 4, 1989, Palmer transferred its investment in and advances to the Cellular Systems of Southeast Alabama, Inc. and the Company to Palmer Cellular Partnership (PCP). Palmer owned a majority interest in PCP. When Palmer's interest in the Company was transferred to PCP, it had no effect on the carrying value of the assets of the Company.

    In March of 1995, Palmer Wireless, Inc. (PWI) issued common stock for 100 percent of the Partnership interest of PCP. Palmer owned a majority interest in PWI. Since this exchange was between related parties, it was accounted for in a manner similar to a pooling of interests. References to PWI in the accompanying consolidated financial statements and notes to consolidated financial statements include the activity of PWI and its predecessor, PCP.


    On May 23, 1997, Price Communications Wireless , Inc. ("PCW") and PWI entered into a plan of merger whereby PCW merged into PWI with PWI as the surviving corporation. On October 6, 1997, the merger was completed and PWI changed its name to PCW. The direct owner of the Company is Palmer Wireless Holdings, Inc. ("Holdings") which was formed in January, 1994. PCW is the 100% owner of Holdings.


    BASIS OF PRESENTATION


    PWI owned approximately 92.3% of the Company at December 31, 1996. The accompanying 1995 and 1996 financial statements have been prepared on the basis of historical cost. The assets of the Company were not revalued in connection with the acquisition by Palmer or the subsequent transfers to PCP or PWI.



    For financial reporting purposes, PCW revalued its assets and liabilities as of October 6, 1997 to reflect the price paid by Price Communications Corporation to acquire 100% of PWI's common stock, a process generally referred to as "push down accounting". On October 6, 1997, PCW allocated the purchase price to each of the markets purchased and the Company revalued its assets and liabilities to reflect this allocation. The allocation of the purchase price resulted in licenses of approximately $50.4 million, which are being amortized over a period of 40 years.


    The consolidated financial statements include the accounts of the Company and its subsidiary All significant inter-company balances and transactions have been eliminated.

    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management of the Company to make estimates and assumptions that affect the reported

                      DOTHAN CELLULAR TELEPHONE CO., INC.

           NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997 (UNAUDITED)
                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    INVENTORY

    Inventory consisting primarily of cellular telephones and telephone parts is stated at the lower of cost or market. Cost is determined using the first-in, first-out (FIFO) method.

    PROPERTY AND EQUIPMENT


    The cost of additions and improvements are capitalized while maintenance and repairs are charged to expense when incurred. Property and equipment are stated at cost. Depreciation is provided principally using the straight-line method over the estimated useful lives ranging from 5 to 20 years.


    ACQUISITIONS AND LICENSES

    The cost of acquired companies is allocated first to the identifiable assets, including licenses based on the fair market value of such assets at the date of acquisition (as determined by independent appraisers or management). The excess of the total consideration over the amounts assigned to identifiable assets is recorded as goodwill. Licenses and goodwill are being amortized on a straight-line basis over a 40-year period. Subsequent to the acquisition of the licenses, the Company continually evaluates whether later events and circumstances have occurred that indicate the remaining estimated useful life of the license or licenses may warrant revision or that the remaining balance of the license rights may not be recoverable. The Company utilizes projected undiscounted cash flows over the remaining life of the license or licenses and sales of comparable businesses to evaluate the recorded value of these licenses. The assessment of the recoverability of the remaining balance of the license rights will be impacted if projected cash flows are not achieved.

    REVENUE RECOGNITION

    Service revenue includes local subscriber revenue and roamer revenue.

    The Company earns local subscriber revenue by providing access to the cellular network (access revenue) or, as applicable, for usage of the cellular network (airtime revenue). Access revenue is billed one month in advance and is recognized when earned. Airtime revenue is recognized when the service is rendered.

    Roamer revenue represents revenue earned by the Company for usage of the cellular network by subscribers of other cellular carriers. Roamer revenue is recognized when the services are rendered.

    Equipment sales and installation revenue is recognized upon delivery or installation of the equipment to the customer.

                      DOTHAN CELLULAR TELEPHONE CO., INC.

           NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997 (UNAUDITED)
                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    OPERATING EXPENSES -- ENGINEERING, TECHNICAL, AND OTHER DIRECT

    Engineering, technical, and other direct operating expenses represent certain costs of providing cellular telephone service to customers. These costs include incollect roaming expense. Incollect roaming expense is the result of subscribers using cellular networks of other cellular carriers. Incollect roaming revenue is netted against the incollect roaming expense to determine net incollect roaming expense.

    INCOME TAXES


    Since March of 1995 through September 30, 1997, the Company was included in the consolidated income tax return of PWI, and for the period October 1, 1997 through December 31, 1997 the tax return of PCW. Through the Company's tax sharing arrangement with its parent, the Company computes its current and deferred income taxes based on the separate return method for financial statement purposes. At December 31, 1997, the Company has approximately $1.4 million remaining in net operating loss carryforwards for federal income tax purposes, which can be utilized in future years to the extent that both PWI and the Company have taxable income. These net operating loss carryforwards will expire from 2004 through 2008.


2) RELATED PARTY TRANSACTIONS

    The Company has various agreements with its parent whereby the Company is charged or can charge other related entities various items. Among these are the following arrangements:


    CONSULTING AGREEMENT with its parent for the management of the day-to-day operations of the Company. The agreement provides for a monthly management fee based upon 5 percent of revenues or a construction fee based upon 10 percent of the construction costs. The agreement also provides for reimbursement of certain out-of-pocket costs. Certain property and equipment acquisitions and expenses related to the operations of the system have been allocated to the Company as out-of-pocket costs. Property and equipment acquisitions are allocated based on specific identification. Operating expenses are allocated to the Company based on the parent's estimate of its time spent managing the Company.


    REGIONALIZED SWITCHING SERVICE: These monthly charges are based on minutes of use.

    CENTRALIZED BILLING SERVICE: The monthly charges are based on the number of bills printed.


    RECIPROCAL ROAMING REVENUE AND COST: The Company enjoys favorable reciprocal roaming arrangements with its affiliates. The revenue is included in service revenue in the statements of operations. Cost of incollect roaming related to these arrangements, is included in engineering, technical and other direct operating expenses in the statements of operations.


    401(K) MATCHING PROVISION: The Company's parent has a 401(k) plan with a noncontributory retirement feature and a matching provision for employees who meet length of service and other requirements. The Company participates in this plan and was allocated 401(k) retirement and matching expense.

                      DOTHAN CELLULAR TELEPHONE CO., INC.

           NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997 (UNAUDITED)
                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

2) RELATED PARTY TRANSACTIONS (CONTINUED)
    INTEREST ON ADVANCES: The balance of the advances from PWI and PCW and affiliates is a result of the allocation of property and equipment acquisitions, operating expenses and accrued interest thereon. The advances accrue interest at 2 percent above the prime rate.

    The Company's accounts payable and disbursement function are performed by its parent. Under this centralized system, all payments are made by the parent and all accounts payable are recorded by the parent.


    The following table indicates the amounts included in the accompanying statements of operations for the appropriate accounting periods ($ in thousands):



                                                                           FOR THE NINE                  FOR THE
                                                                           MONTHS ENDED                YEARS ENDED
                                                                          SEPTEMBER 30,               DECEMBER 31,
                                                                       --------------------  -------------------------------
                                                                         1998       1997       1997       1996       1995
                                                                       ---------  ---------  ---------  ---------  ---------
Management Fee.......................................................  $     488  $     392  $     536  $     489  $     457
Construction Fee.....................................................     --         --         --             96        116
Operating Expenses...................................................        682        687        896        895        543
Switching Service....................................................        186        150        205        175        238
Billing Service......................................................        372        301        409        350        294
Roaming Revenue......................................................        396        269        378        245        341
Roaming Cost.........................................................      1,447        948      1,298        755      1,023
401(k) Match.........................................................         11          6          8         15         15
Interest expense.....................................................        344        500        656        787        956


3) INCOME TAXES


    The Company accounts for income taxes under Statement of Financial Accounting Standards No.109, "Accounting for Income Taxes," under which deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. At December 31, 1996 and 1995, the Company had approximately $.6 million and $1.5 million, respectively, of deferred tax assets, net, which had been offset by a valuation allowance. The valuation allowance decreased by approximately $.9 million and $.6 million in 1996 and 1995, respectively. There were no deferred tax assets as of September 30, 1998 and December 31, 1997.



    Income tax expense for the nine months ended September 30, 1998 and 1997 and the years ended December 31, 1997 1996 and 1995 differs from the "expected" income tax expense computed by applying the United States federal income tax rate of 34 percent for these respective periods due to the utilization of net operating loss carryforwards. For the year ended December 31, 1997 the current provision amounted to $2,253 and the deferred benefit amounted to $(777). the Company recognizes a deferred tax benefit for the turnaround in the deferred tax liability attributable to the additional amortization of the licenses.

                      DOTHAN CELLULAR TELEPHONE CO., INC.

           NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997 (UNAUDITED)
                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

4) COMMITMENTS AND CONTINGENCIES


    The Company is listed as a guarantor for PCW's $525 million 9 1/8% Series B Senior Secured Notes due 2006. All of PCW's direct or indirect subsidiaries are also listed as guarantors. The Company is involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company's Consolidated Financial Statements.



5) LEASES ($ IN THOUSANDS)



    The Company, as lessee, has various noncancelable leases for certain cellular plant facilities, office facilities, and office equipment, all of which are classified as operating leases. Rent expense under these noncancelable leases amounted to $30 and $31 for the periods ended September 30, 1998 and 1997 and $42, $40 and $40 for the years ended December 31, 1997, 1996 and 1995, respectively, of which $11 and $15 was paid to a related party in 1996 and 1995, respectively. At December 31, 1997, the approximate minimum rental commitments under noncancelable operating leases were as follows:


                                                                                           OTHER
                                                                                        -----------
Year ending December 31:
  1998................................................................................   $      54
  1999................................................................................          32
  2000................................................................................          25
  2001................................................................................          23
  2002................................................................................          15
  Thereafter..........................................................................          33
                                                                                             -----
                                                                                         $     182
                                                                                             -----
                                                                                             -----

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Partners of Macon Cellular Telephone Systems Limited Partnership:



    We have audited the accompanying consolidated balance sheet of Macon Cellular Telephone Systems Limited Partnership (a New Hampshire Limited Partnership) and Subsidiary as of December 31, 1997 and the related consolidated statements of operations, partners' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.



    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.



    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Macon Cellular Telephone Systems Limited Partnership as of December 31, 1997, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.



                                          /s/ Arthur Andersen LLP



New York, New York



November 25, 1998

                          INDEPENDENT AUDITORS' REPORT



The Partners



Macon Cellular Telephone Systems Limited Partnership:



    We have audited the accompanying consolidated balance sheet of Macon Cellular Telephone Systems Limited Partnership (a New Hampshire Limited Partnership) as of December 31, 1996 and the related consolidated statements of operations, partners' equity and cash flows for each of the years in the two-year period ended December 31, 1996. These consolidated financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.



    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.



    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Macon Cellular Telephone Systems Limited Partnership (a New Hampshire Limited Partnership) as of December 31, 1996, and the results of their operations and their cash flows for each of the years in the two-year period ended December 31, 1996 in conformity with generally accepted accounting principles.



                                          KPMG Peat Marwick LLP



Des Moines, Iowa



January 30, 1997

              MACON CELLULAR TELEPHONE SYSTEMS LIMITED PARTNERSHIP
                     (A NEW HAMPSHIRE LIMITED PARTNERSHIP)

                          CONSOLIDATED BALANCE SHEETS


                                ($ IN THOUSANDS)



                                                                               (UNAUDITED)       DECEMBER 31,
                                                                              SEPTEMBER 30,  ---------------------
                                                                                  1998          1997       1996
                                                                              -------------  ----------  ---------
                                                      ASSETS
Current Assets:
  Cash......................................................................   $       163   $       50  $      83
  Trade accounts receivable, less allowance for doubtful accounts of $210 in
    1998, $89 in 1997 and $420 in 1996......................................         2,873        2,258      2,638
  Inventory.................................................................           473          353        689
  Other current assets......................................................            78           78         92
                                                                              -------------  ----------  ---------
    Total current assets....................................................         3,587        2,739      3,502
                                                                              -------------  ----------  ---------
Property and equipment:
  Land and leasehold improvements...........................................           208          126        637
  Equipment and furnishings.................................................           803          791        663
  Cellular equipment........................................................        14,849       14,712     15,192
                                                                              -------------  ----------  ---------
                                                                                    15,860       15,629     16,492
  Less accumulated depreciation and amortization............................         1,993          516      4,672
                                                                              -------------  ----------  ---------
    Net property and equipment..............................................        13,867       15,113     11,820
                                                                              -------------  ----------  ---------
  Licenses and other intangibles, less accumulated amortization of $3,710 in
    1998, $953 in 1997 and $6,262 in 1996...................................       134,945      137,702     50,114
                                                                              -------------  ----------  ---------
                                                                               $   152,399   $  155,554  $  65,436
                                                                              -------------  ----------  ---------
                                                                              -------------  ----------  ---------
                                         LIABILITIES AND PARTNERS' EQUITY
Current liabilities:
  Accrued salaries and benefits.............................................   $       112   $      140  $     203
  Other accrued expenses....................................................           287          148        317
  Deferred revenue..........................................................           627          350        610
  Customer deposits.........................................................           146          103         93
                                                                              -------------  ----------  ---------
    Total current liabilities...............................................         1,172          741      1,223
Deferred income taxes.......................................................        45,700       46,579     --
Advances from affiliates....................................................         1,962       11,402     16,709
                                                                              -------------  ----------  ---------
    Total liabilities.......................................................        48,834       58,722     17,932
Commitments and contingencies...............................................
Partners' equity............................................................       103,565       96,822     47,504
                                                                              -------------  ----------  ---------
                                                                               $   152,399   $  155,554  $  65,436
                                                                              -------------  ----------  ---------
                                                                              -------------  ----------  ---------


          See accompanying notes to consolidated financial statements.

              MACON CELLULAR TELEPHONE SYSTEMS LIMITED PARTNERSHIP
                     (A NEW HAMPSHIRE LIMITED PARTNERSHIP)


                     CONSOLIDATED STATEMENTS OF OPERATIONS



                                ($ IN THOUSANDS)



                                                                 (UNAUDITED)
                                                              NINE MONTHS ENDED              YEARS ENDED
                                                                SEPTEMBER 30,               DECEMBER 31,
                                                             --------------------  -------------------------------
                                                               1998       1997       1997       1996       1995
                                                             ---------  ---------  ---------  ---------  ---------
Revenue:
  Service revenue..........................................  $  22,272  $  19,421  $  26,335  $  21,178  $  14,562
  Equipment sales and installation.........................      1,138      1,119      1,479      1,211      1,440
                                                             ---------  ---------  ---------  ---------  ---------
    Total revenue..........................................     23,410     20,540     27,814     22,389     16,002
                                                             ---------  ---------  ---------  ---------  ---------
Operating expenses:
  Engineering, technical and other direct..................      5,726      5,226      6,743      5,312      3,530
  Cost of equipment........................................      1,995      1,931      2,689      1,956      1,886
  Sales and marketing......................................      1,776      1,493      1,979      1,648      1,128
  General and administrative...............................      3,306      3,594      4,809      4,272      2,860
  Depreciation and amortization............................      4,259      2,410      3,879      2,467      1,804
                                                             ---------  ---------  ---------  ---------  ---------
    Total operating expenses...............................     17,062     14,654     20,099     15,655     11,208
                                                             ---------  ---------  ---------  ---------  ---------
    Operating income.......................................      6,348      5,886      7,715      6,734      4,794
Interest (expense) income, net.............................       (494)    (1,083)    (1,406)      (486)       283
                                                             ---------  ---------  ---------  ---------  ---------
Net income before income taxes.............................      5,854      4,803      6,309      6,248      5,077
Tax benefit................................................        879     --            293     --         --
                                                             ---------  ---------  ---------  ---------  ---------
Net income.................................................  $   6,733  $   4,803  $   6,602  $   6,248  $   5,077
                                                             ---------  ---------  ---------  ---------  ---------
                                                             ---------  ---------  ---------  ---------  ---------


                         STATEMENTS OF PARTNERS' EQUITY


Balance at December 31, 1994......................................................  $  36,179
Net income........................................................................      5,077
Balance at December 31, 1995......................................................     41,256
Net income........................................................................      6,248
                                                                                    ---------
Balance at December 31, 1996......................................................     47,504
Net income........................................................................      6,602
"Push-down" of Price Communications Wireless, Inc.'s acquisition price............     42,726
                                                                                    ---------
Balance at December 31, 1997......................................................     96,832
Net income........................................................................      6,733
                                                                                    ---------
Balance at September 30, 1998 (Unaudited).........................................  $ 103,565
                                                                                    ---------
                                                                                    ---------


          See accompanying notes to consolidated financial statements.

              MACON CELLULAR TELEPHONE SYSTEMS LIMITED PARTNERSHIP

                     (A NEW HAMPSHIRE LIMITED PARTNERSHIP)

                     CONSOLIDATED STATEMENTS OF CASH FLOWS


                                ($ IN THOUSANDS)



                                                                 (UNAUDITED)
                                                              NINE MONTHS ENDED              YEARS ENDED
                                                                SEPTEMBER 30,                DECEMBER 31,
                                                             --------------------  --------------------------------
                                                               1998       1997       1997        1996       1995
                                                             ---------  ---------  ---------  ----------  ---------
Cash flows from operating activities:
  Net income...............................................  $   6,733  $   4,803  $   6,602  $    6,248  $   5,077
                                                             ---------  ---------  ---------  ----------  ---------
  Adjustments to reconcile net income to net cash provided
    by operating activities:
    Depreciation and amortization..........................      4,260      2,410      3,880       2,467      1,804
    (Increase) decrease in trade accounts receivable.......       (615)       892        380         (72)      (413)
    (Increase) decrease in inventory.......................       (120)       257        336        (345)       371
    Decrease (increase) in other current assets............     --              3         14          11        (15)
    Increase (decrease) in accrued expenses................        110       (131)      (232)         29       (122)
    Increase (decrease) in deferred revenue................        276          1       (259)        (84)       108
    Decrease in deferred income taxes......................       (879)    --           (293)     --         --
    Increase (decrease) in customer deposits...............         44          5         10          19         (1)
                                                             ---------  ---------  ---------  ----------  ---------
      Total adjustments....................................      3,076      3,437      3,836       2,025      1,732
                                                             ---------  ---------  ---------  ----------  ---------
      Net cash provided by operating activities............      9,809      8,240     10,438       8,273      6,809
                                                             ---------  ---------  ---------  ----------  ---------
Cash flows from investing activities:
  Purchases of property and equipment......................       (256)    (4,759)    (5,165)     (4,561)    (2,482)
  Cash payments for purchase of non-wireline cellular
    telephone system and license...........................     --         --         --         (25,244)    --
                                                             ---------  ---------  ---------  ----------  ---------
      Net cash used in investing activities................       (256)    (4,759)    (5,165)    (29,805)    (2,482)
                                                             ---------  ---------  ---------  ----------  ---------
Cash flows from financing activities:
  (Decrease) increase in advances from affiliates, net.....     (9,440)    (3,456)    (5,306)     21,485     (4,365)
                                                             ---------  ---------  ---------  ----------  ---------
      Net increase (decrease) in cash......................        113         25        (33)        (47)       (38)
Cash at beginning of year..................................         50         83         83         130        168
                                                             ---------  ---------  ---------  ----------  ---------
Cash at end of period......................................  $     163  $     108  $      50  $       83  $     130
                                                             ---------  ---------  ---------  ----------  ---------
                                                             ---------  ---------  ---------  ----------  ---------
Supplemental disclosure of cash flow information--
  Cash paid during the period for interest.................  $     491  $   1,083  $   1,404  $      821  $       4
                                                             ---------  ---------  ---------  ----------  ---------
                                                             ---------  ---------  ---------  ----------  ---------

              MACON CELLULAR TELEPHONE SYSTEMS LIMITED PARTNERSHIP

                     (A NEW HAMPSHIRE LIMITED PARTNERSHIP)

               CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)


                                ($ IN THOUSANDS)


    Supplemental disclosure of noncash investing and financing activities:

    During 1996, the Partnership transferred certain property and equipment with depreciated cost of $30 to Palmer Wireless Inc. and affiliates by decreasing the advances from Palmer Wireless, Inc. and affiliates. No gain or loss was recognized on the transfer.


    The 1996 acquisition of the non-wireline cellular telephone system was allocated as follows:



  Property and equipment...........................................  $   1,546
  Licenses and other intangibles...................................     23,444
  Current assets and liabilities, net..............................        254
                                                                     ---------
                                                                     $  25,244
                                                                     ---------
                                                                     ---------


          See accompanying notes to consolidated financial statements.

              MACON CELLULAR TELEPHONE SYSTEMS LIMITED PARTNERSHIP
                     (A NEW HAMPSHIRE LIMITED PARTNERSHIP)


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


           NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997 (UNAUDITED)
                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    PARTNERSHIP OPERATIONS AND ASSET EXCHANGE AGREEMENT

    Macon Cellular Telephone Systems Limited Partnership (the "Partnership") was formed on November 11, 1986, to construct and operate certain non-wireline cellular telephone systems. On October 24, 1989, Palmer Cellular Partnership ("PCP"), a subsidiary of Palmer Communications Incorporated ("Palmer"), directly or indirectly acquired the Partnership's general partner (approximately 1 percent) and approximately 94 percent of the limited partnership units. In conjunction with this acquisition, the Partnership entered into an Asset Exchange Agreement with Macon Cellular Telephone Corp. ("Macon"), whereby the assets consisted primarily of FCC licenses and a nonwireline cellular telephone system serving the Macon, Georgia, Metropolitan Statistical Area. The partnership operates the non-wireline cellular telephone system serving the Georgia-6 RSA which was acquired on July 5, 1996.

    In March of 1995, Palmer Wireless, Inc. ("PWI") issued common stock for 100 percent of the partnership interests of PCP. Palmer owns a majority interest in PWI. Since this exchange was between related parties, it was accounted for in a manner similar to a pooling of interests. References to PWI in the accompanying financial statements and notes to financial statements include the activity of PWI and its predecessor, PCP.


    On May 23, 1997, Price Communications Wireless, Inc. ("PCW") and PWI entered into a plan of merger whereby PCW merged into PWI with PWI as the surviving corporation. On October 6, 1997, the merger was completed and PWI changed its name to PCW. The direct owner of the Partnership is Palmer Wireless Holdings, Inc. ("Holdings") which was formed in January, 1994. PCW is the 100% owner of Holdings.



    The Partnership is the 100% owner of Price Communications Wireless VII Inc., the licenseholder for the Macon MSA.


    BASIS OF PRESENTATION


    For financial reporting purposes, PCW revalued its assets and liabilities as of October 6, 1997 to reflect the price paid by Price Communications Corporation to acquire 100% of PWI's common stock, a process generally referred to as "push down accounting". On October 6, 1997, PCW allocated the purchase price to each of the markets purchased and the partnership revalued its assets and liabilities to reflect this allocation. The allocation of the purchase price resulted in licenses of approximately $138.7 million, which are being amortized over a period of 40 years. Prior to October 6, 1997, PWI also utilized "push down accounting", as PWI owned approximately 99.1% of the Partnership.


    The accompanying financial statements do not include the assets and liabilities of the partners.

    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management of the Partnership to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the

              MACON CELLULAR TELEPHONE SYSTEMS LIMITED PARTNERSHIP
                     (A NEW HAMPSHIRE LIMITED PARTNERSHIP)


             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


           NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997 (UNAUDITED)
                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    INVENTORY

    Inventory consisting primarily of cellular telephones and telephone parts is stated at the lower of cost or market. Cost is determined using the first-in, first-out (FIFO) method.

    PROPERTY AND EQUIPMENT


    The cost of additions and improvements are capitalized while maintenance and repairs are charged to expense when incurred. Property and equipment are stated at cost. Depreciation is provided principally using the straight-line method over the estimated useful lives ranging from 5 to 20 years.


    ACQUISITIONS AND LICENSES

    The cost of acquired companies is allocated first to the identifiable assets, including licenses based on the fair market value of such assets at the date of acquisition (as determined by independent appraisers or management). The excess of the total consideration over the amounts assigned to identifiable assets is recorded as goodwill. Licenses and goodwill are being amortized on a straight-line basis over a 40-year period. Subsequent to the acquisition of the license, the Partnership continually evaluates whether later events and circumstances have occurred that indicate the remaining estimated useful life of the license or licenses may warrant revision or that the remaining balance of the license rights may not be recoverable. The Partnership utilizes projected undiscounted cash flows over the remaining life of the license or licenses and sales of comparable businesses to evaluate the recorded value of these licenses. The assessment of the recoverability of the remaining balance of the license rights will be impacted if projected cash flows are not achieved.

    REVENUE RECOGNITION

    Service revenue includes local subscriber revenue and roamer revenue.

    The Partnership earns local subscriber revenue by providing access to the cellular network (access revenue) or, as applicable, for usage of the cellular network (airtime revenue). Access revenue is billed on month in advance and is recognized when earned. Airtime revenue is recognized when the service is rendered.

    Roamer revenue represents revenue earned by the Partnership for usage of the cellular network by subscribers of other cellular carriers. Roamer revenue is recognized when the services are rendered.

    Equipment sales and installation revenue is recognized upon delivery or installation of the equipment to the customer.

              MACON CELLULAR TELEPHONE SYSTEMS LIMITED PARTNERSHIP
                     (A NEW HAMPSHIRE LIMITED PARTNERSHIP)


             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


           NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997 (UNAUDITED)
                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    OPERATING EXPENSES--ENGINEERING, TECHNICAL, AND OTHER DIRECT

    Engineering, technical, and other direct operating expenses represent certain costs of providing cellular telephone service to customers. These costs include incollect roaming expense. Incollect roaming expense is the result of subscribers using cellular networks of other cellular carriers. Incollect roaming revenue is netted against the incollect roaming expense to determine net incollect roaming expense.

    INCOME TAXES


    The Consolidated Financial Statements prior to the adjustment of the value of the licenses made no provision for income taxes, as income and losses of the Partnership are included in the income tax returns of the individual partners. Such income and losses are proportionately allocated to the partners based upon their ownership interests. At September 30, 1998 and December 31, 1997, the Consolidated Balance Sheets include a net deferred tax liability as a result of the difference between the tax and book basis of the license as a result of the valuation on October 7, 1997. This difference is being amortized over a 40 year period and accordingly the Consolidated Statements of Operations reflect a tax benefit for the appropriate periods.


2) ACQUISITION AND PURCHASE OF LICENSE


    On July 5, 1996, the Partnership acquired the assets of and the license to operate the non-wireline cellular system serving the eastern portion (including Crawford, Lamar, Monroe, Spalding, Pike, and Upson Counties) of the Georgia Rural Service Area Market No. 376, otherwise known as Georgia-6 RSA, for a purchase price of $25.2 million. The acquisition was accounted for by the purchase method of accounting and was funded by an increase in the advances from Palmer Wireless, Inc. and affiliates. In connection with the acquisition, $23.4 million of the purchase price was allocated to the license and goodwill.



    From the date of the acquisition to December 31, 1996, the effect of this purchase on the operations of the Partnership cannot be differentiated from the operations of the whole due to the interrelated nature of the transactions.


3) PARTNERS' EQUITY

    In accordance with the Partnership agreement, the partners' proportionate share of cash distributions from current operations and net income or loss is calculated by dividing the partner's capital contribution by total partners' capital contributions.

    The allocation to the partners of gain or loss arising from the sale of property will be in the same proportion as they share net income or net loss of the Partnership.

4) RELATED PARTY TRANSACTIONS

    The Partnership has various agreements with its parent whereby the Partnership is charged or can charge other related entities various items. Among these are the following arrangements:

              MACON CELLULAR TELEPHONE SYSTEMS LIMITED PARTNERSHIP
                     (A NEW HAMPSHIRE LIMITED PARTNERSHIP)


             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


           NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997 (UNAUDITED)
                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

4) RELATED PARTY TRANSACTIONS (CONTINUED)

    CONSULTING AGREEMENT with its parent for the management of the day-to-day operations of the Partnership. The agreement provides for a monthly management fee of $2,000. The agreement also provides for reimbursement of out-of-pocket costs. Certain property and equipment acquisitions and expenses related to the operations of the system have been allocated to the Partnership as out-of-pocket costs. Property and equipment acquisitions are allocated based on specific identification. Operating expenses are allocated to the Partnership based on the parent's estimate of its time spent managing the Partnership.


    REGIONALIZED SWITCHING SERVICE: These monthly charges are based on minutes of use.

    CENTRALIZED BILLING SERVICE: The monthly charges are based on the number of bills printed.


    RECIPROCAL ROAMING REVENUE AND COST: The Partnership enjoys favorable reciprocal roaming arrangements with its affiliates. The revenue is included in service revenue in the statements of operations. Cost of incollect roaming related to these arrangements, is included in engineering, technical and other direct operating expenses in the statements of operations.


    401(K) MATCHING PROVISION: The Partnership's parent has a 401(k) plan with a noncontributory retirement feature and a matching provision for employees who meet length of service and other requirements. The Partnership participates in this plan and was allocated 401(k) retirement and matching expense.

    INTEREST ON ADVANCES: The balance of the advances from PWI and PCW and affiliates is a result of the allocation of property and equipment acquisitions, operating expenses and accrued interest thereon. The advances accrue interest at 2 percent above the prime rate.

    The Partnership's accounts payable and disbursement function are performed by its parent. Under this centralized system, all payments are made by the parent and all accounts payable are recorded by the parent.


    The following table indicates the amounts included in the accompanying statements of operations for the appropriate accounting periods ($ in thousands):



                                                                       FOR THE NINE                  FOR THE
                                                                       MONTHS ENDED                YEARS ENDED
                                                                      SEPTEMBER 30,               DECEMBER 31,
                                                                   --------------------  -------------------------------
                                                                     1998       1997       1997       1996       1995
                                                                   ---------  ---------  ---------  ---------  ---------
Management Fee...................................................  $      18  $      18  $      24  $      24  $      24
Operating Expenses...............................................      1,718      1,843      2,354      2,113      1,005
Switching Service................................................        436        377        512        379        248
Billing Service..................................................        871        754      1,022        759        563
Roaming Revenue..................................................      1,266        864      1,183        770        634
Roaming Cost.....................................................      2,219      1,445      1,981      1,164      1,145
401(k) Match.....................................................         17         21         27         45         38
Interest expense (income)........................................        491      1,083      1,404        486       (288)

              MACON CELLULAR TELEPHONE SYSTEMS LIMITED PARTNERSHIP
                     (A NEW HAMPSHIRE LIMITED PARTNERSHIP)


             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


           NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997 (UNAUDITED)
                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

5) COMMITMENTS AND CONTINGENCIES


    The Partnership is listed as a guarantor for PCW's $525 million 9 1/8% Series B Senior Secured Notes due 2006. All of PCW's direct or indirect subsidiaries are also listed as guarantors. The Company is involved in various claims and legal actions arising in the ordinary course of business.



    In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company's Consolidated Financial Statements.



6) LEASES ($ IN THOUSANDS)



    The Partnership, as lessee, has various noncancelable leases for certain cellular plant facilities, office facilities, and office equipment, all of which are classified as operating leases. Rent expense under these noncancelable leases was $329 and $286 for the nine month periods ended September 30, 1998 and 1997 and $389, $311 and $241 for the years ended December 31, 1997, 1996 and 1995, respectively. At December 31, 1997, the approximate minimum rental commitments under noncancelable operating leases were as follows:


YEAR ENDING DECEMBER 31:
-------------------------------------------------------------------------------------
  1998...............................................................................  $     320
  1999...............................................................................        306
  2000...............................................................................        295
  2001...............................................................................        273
  2002...............................................................................        257
  Thereafter.........................................................................         37
                                                                                       ---------
                                                                                       $   1,488
                                                                                       ---------
                                                                                       ---------

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Shareholders of Montgomery Cellular Holding Co., Inc. and Subsidiary:



    We have audited the accompanying consolidated balance sheet of Montgomery Cellular Holding Co., Inc. (a Delaware Corporation), and Subsidiary as of December 31, 1997, and the related consolidated statements of operations and retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.



    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.



    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Montgomery Cellular Holdings Co., Inc. and Subsidiary as of December 31, 1997, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.



                                          /s/ Arthur Andersen LLP



New York, New York



November 25, 1998

                          INDEPENDENT AUDITORS' REPORT



To the Board of Directors



Montgomery Cellular Holding Co., Inc.:



    We have audited the accompanying consolidated balance sheet of Montgomery Cellular Holding Co., Inc. and subsidiary as of December 31, 1996 and the related consolidated statements of operations and retained earnings (accumulated deficit) and cash flows for each of the years in the two-year period ended December 31, 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.



    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.



    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Montgomery Cellular Holding Co., Inc. and subsidiary as of December 31, 1996, and the results of their operations and their cash flows for each of the years in the two-year period ended December 31, 1996 in conformity with generally accepted accounting principles.



                                          KPMG Peat Marwick LLP



Des Moines, Iowa



January 30, 1997

              MONTGOMERY CELLULAR HOLDING CO., INC. AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS


                   ($ IN THOUSANDS EXCEPT PER SHARE AMOUNTS)



                                                                               (UNAUDITED)       DECEMBER 31,
                                                                              SEPTEMBER 30,  ---------------------
                                                                                  1998          1997       1996
                                                                              -------------  ----------  ---------
                                                ASSETS
Current Assets:
  Cash......................................................................   $       106   $      184  $      76
  Trade accounts receivable, less allowance for doubtful accounts of $124 in
    1998, $102 in 1997 and $155 in 1996.....................................         2,398        1,968      2,274
  Inventory.................................................................           420          116        538
  Other current assets......................................................            47           19         17
                                                                              -------------  ----------  ---------
    Total current assets....................................................         2,971        2,287      2,905
                                                                              -------------  ----------  ---------
Property and equipment:
  Land and leasehold improvements...........................................       --            --            827
  Equipment and furnishings.................................................           403          392        389
  Cellular equipment........................................................        11,149        9,892     15,612
                                                                              -------------  ----------  ---------
                                                                                    11,552       10,284     16,828
  Less accumulated depreciation and amortization............................         1,400          224      7,757
                                                                              -------------  ----------  ---------
    Net property and equipment..............................................        10,152       10,060      9,071
                                                                              -------------  ----------  ---------
Licenses and other intangibles, less accumulated amortization of $2,830 in
  1998, $698 in 1997 and $142 in 1996.......................................       110,545      112,677         42
                                                                              -------------  ----------  ---------
                                                                               $   123,668   $  125,024  $  12,018
                                                                              -------------  ----------  ---------
                                                                              -------------  ----------  ---------
                                 LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
  Accrued salaries and benefits.............................................   $        54   $      111  $     101
  Other accrued expenses....................................................           127          100        605
  Deferred revenue..........................................................           508          333        400
  Customer deposits.........................................................            64           31         70
                                                                              -------------  ----------  ---------
    Total current liabilities...............................................           753          575      1,176
Deferred income taxes.......................................................        37,367       38,086        100
Other notes payable.........................................................            16           17     --
Advances from affiliates....................................................           566        3,894      6,303
                                                                              -------------  ----------  ---------
    Total liabilities.......................................................        38,702       42,572      7,579
                                                                              -------------  ----------  ---------
Commitments and contingencies...............................................
Stockholder's equity:
  Preferred stock, $.01 par value; authorized 50,000 shares, none issued....       --            --         --
  Common stock, $.01 par value; authorized 100,000 shares, issued 10,000
    shares..................................................................       --            --         --
  Additional paid in capital................................................        74,043       74,043     --
  Retained earnings.........................................................        10,923        8,409      4,439
                                                                              -------------  ----------  ---------
    Total stockholder's equity..............................................        84,966       82,452      4,439
                                                                              -------------  ----------  ---------
                                                                               $   123,668   $  125,024  $  12,018
                                                                              -------------  ----------  ---------
                                                                              -------------  ----------  ---------


          See accompanying notes to consolidated financial statements.

              MONTGOMERY CELLULAR HOLDING CO., INC. AND SUBSIDIARY

                   CONSOLIDATED STATEMENTS OF OPERATIONS AND
                    RETAINED EARNINGS (ACCUMULATED DEFICIT)


                                ($ IN THOUSANDS)



                                                                 (UNAUDITED)
                                                              NINE MONTHS ENDED              YEARS ENDED
                                                                SEPTEMBER 30,               DECEMBER 31,
                                                             --------------------  -------------------------------
                                                               1998       1997       1997       1996       1995
                                                             ---------  ---------  ---------  ---------  ---------
Revenue:
  Service revenue..........................................  $  16,327  $  14,496  $  19,389  $  19,174  $  16,599
  Equipment sales and installation.........................      1,032        695        903        987      1,249
                                                             ---------  ---------  ---------  ---------  ---------
      Total revenue........................................     17,359     15,191     20,292     20,161     17,848
                                                             ---------  ---------  ---------  ---------  ---------
Operating expenses:
  Engineering, technical and other direct..................      3,131      2,639      3,607      4,175      3,199
  Cost of equipment........................................      1,907      1,404      1,918      1,958      2,210
  Sales and marketing......................................      1,338        895      1,234      1,054        886
  General and administrative...............................      3,610      3,446      4,637      4,589      3,905
  Depreciation and amortization............................      3,308      1,079      2,169      1,239      1,029
                                                             ---------  ---------  ---------  ---------  ---------
      Total operating expenses.............................     13,294      9,463     13,565     13,015     11,229
                                                             ---------  ---------  ---------  ---------  ---------
      Operating income.....................................      4,065      5,728      6,727      7,146      6,619
Interest expense...........................................         75        349        425        695        981
                                                             ---------  ---------  ---------  ---------  ---------
      Income before income tax expense.....................      3,990      5,379      6,302      6,451      5,638
Income tax expense.........................................      1,476      1,991      2,332      2,405      1,075
                                                             ---------  ---------  ---------  ---------  ---------
      Net income...........................................      2,514      3,388      3,970      4,046      4,563
Retained earnings (accumulated deficit) at beginning of
  year.....................................................      8,409      4,439      4,439        393     (4,170)
                                                             ---------  ---------  ---------  ---------  ---------
Retained earnings at end of period.........................  $  10,923  $   7,827  $   8,409  $   4,439  $     393
                                                             ---------  ---------  ---------  ---------  ---------
                                                             ---------  ---------  ---------  ---------  ---------


          See accompanying notes to consolidated financial statements.

                     MONTGOMERY CELLULAR HOLDING CO., INC.
                                 AND SUBSIDIARY


                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                ($ IN THOUSANDS)



                                                         (UNAUDITED)
                                                      NINE MONTHS ENDED                 YEARS ENDED
                                                        SEPTEMBER 30,                   DECEMBER 31,
                                                    ---------------------  --------------------------------------
                                                      1998        1997        1997         1996          1995
                                                    ---------  ----------  ----------  ------------  ------------
Cash flows from operating activities:
  Net income......................................  $   2,514  $    3,388  $    3,970  $      4,046  $      4,563
                                                    ---------  ----------  ----------  ------------  ------------
  Adjustments to reconcile net income to net cash
    provided by operating activities:
    Depreciation and amortization.................      3,308       1,079       2,169         1,239         1,029
    Loss on disposal of property and equipment....     --          --          --                15       --
    (Decrease) increase in deferred income
      taxes.......................................       (719)       (100)       (340)          100       --
    (Increase) decrease in trade accounts
      receivable..................................       (430)        166         306          (295)           42
    (Increase) decrease in inventory..............       (303)        396         421          (385)          848
    Increase in other current expenses............        (28)        (28)         (2)           (1)           (4)
    (Decrease) increase in accrued expenses.......        (31)       (398)       (497)          193           240
    Decrease in accrued interest due to
      affiliates..................................     --          --          --              (768)       (2,450)
    Increase (decrease) in deferred revenue.......        175         (28)        (67)           94          (131)
    Increase (decrease) in customer deposits......         33         (40)        (39)           22           (17)
                                                    ---------  ----------  ----------  ------------  ------------
      Total adjustments...........................      2,005       1,047       1,951           214          (443)
                                                    ---------  ----------  ----------  ------------  ------------
      Net cash provided by operating activities...      4,519       4,435       5,921         4,260         4,120
                                                    ---------  ----------  ----------  ------------  ------------
Cash flows from investing activities:
  Purchases of property and equipment.............     (1,267)     (1,549)     (2,413)       (2,777)       (3,553)
                                                    ---------  ----------  ----------  ------------  ------------
Cash flows from financing activities:
  Long-term borrowings............................         (2)         18          17       --            --
  Decrease in advances from affiliates, net.......     (3,328)     (2,835)     (3,417)       (2,041)      --
                                                    ---------  ----------  ----------  ------------  ------------
      Net cash used in financing activities.......     (3,330)     (2,817)     (3,400)       (2,041)      --
                                                    ---------  ----------  ----------  ------------  ------------
      Net (decrease) increase in cash.............        (78)         69         108          (558)          567
Cash at beginning of year.........................        184          76          76           634            67
                                                    ---------  ----------  ----------  ------------  ------------
Cash at end of period.............................  $     106  $      145  $      184  $         76  $        634
                                                    ---------  ----------  ----------  ------------  ------------
                                                    ---------  ----------  ----------  ------------  ------------
Supplemental disclosure of cash flow information--
  Cash paid during the period for interest........  $      83  $      349  $      425  $      1,463  $      3,431
                                                    ---------  ----------  ----------  ------------  ------------
                                                    ---------  ----------  ----------  ------------  ------------


Supplemental disclosures of noncash investing and financing activities:

    During 1996, the Company received certain property and equipment totaling $279 from a related party by increasing the advances from Palmer Wireless, Inc. and affiliates.

    During 1995, the Company transferred certain property and equipment with an original cost of $21 and a depreciated cost of $14 to a related party by decreasing the advances from Palmer Wireless, Inc. and affiliates. No gain or loss was recognized on the transfer.

          See accompanying notes to consolidated financial statements.

              MONTGOMERY CELLULAR HOLDING CO., INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

           NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997 (UNAUDITED)
                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    CORPORATE INFORMATION


    Montgomery Cellular Holding Co., Inc. and its wholly owned subsidiary, Montgomery Cellular Telephone Company, Inc., (the "Company") were formed in February 1988 to operate the non-wireline cellular telephone system in the Montgomery, Alabama, Metropolitan Statistical Area. Palmer Communications Incorporated ("Palmer") acquired an interest in the outstanding stock of Montgomery Cellular Holding Co., Inc. on December 31, 1988.


    Effective August 4, 1989, Palmer transferred its investment in and advances to the Company to Palmer Cellular Partnership ("PCP"). Palmer owned a majority interest in PCP. When Palmer's interest in the Company was transferred to PCP, it had no effect on the carrying value of the assets of the Company.

    In March of 1995, Palmer Wireless, Inc. ("PWI") issued common stock for 100 percent of the partnership interests of PCP. Palmer owns a majority interest in PWI. Since this exchange was between related parties, it was accounted for in a manner similar to a pooling of interests. References to PWI in the accompanying consolidated financial statements and notes to financial statements include the activity of PWI and its predecessor, PCP.

    On May 23, 1997, Price Communications Wireless , Inc. ("PCW") and PWI entered into a plan of merger whereby PCW merged into PWI with PWI as the surviving corporation. On October 6, 1997 the merger was completed and PWI changed its name to PCW. The direct owner of the Company is Palmer Wireless Holdings Inc. ("Holdings") which was formed in January 1994. PCW is the 100% owner of Holdings.

    BASIS OF PRESENTATION


    PWI owned approximately 91.9% of the Company at December 31, 1996. The accompanying 1995 and 1996 financial statements have been prepared on the basis of historical cost. The assets of the Company were not revalued in connection with the acquisition by Palmer or the subsequent transfers to PCP or PWI.



    For financial reporting purposes, PCW revalued its assets and liabilities as of October 6, 1997, to reflect the price paid by Price Communications Corporation to acquire 100% of PWI's common stock, a process generally referred to as "push down accounting". On October 6, 1997, PCW allocated the purchase price to each of the markets purchased and the Company revalued its assets and liabilities to reflect this allocation. The allocation of the purchase price resulted in licenses of approximately $113.4 million which are being amortized over a period of 40 years.


    The Consolidated Financial Statements include the accounts of Montgomery Cellular Holding Co., Inc. and its Subsidiary. All significant inter-company balances and transactions have been eliminated.

    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management of the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

              MONTGOMERY CELLULAR HOLDING CO., INC. AND SUBSIDIARY

           NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997 (UNAUDITED)
                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    INVENTORY

    Inventory consisting primarily of cellular telephones and telephone parts is stated at the lower of cost or market. Cost is determined using the first-in, first-out (FIFO) method.

    PROPERTY AND EQUIPMENT


    The cost of additions and improvements are capitalized while maintenance and repairs are charged to expense when incurred.


    Property and equipment are stated at cost. Depreciation is provided principally using the straight-line method over the estimated useful lives ranging from 5 to 20 years.

    ACQUISITIONS AND LICENSES

    The cost of acquired companies is allocated first to the identifiable assets, including licenses based on the fair market value of such assets at the date of acquisition (as determined by independent appraisers or management). The excess of the total consideration over the amounts assigned to identifiable assets is recorded as goodwill. Licenses and goodwill are being amortized on a straight-line basis over a 40-year period. Subsequent to the acquisition of the license, the Company continually evaluates whether later events and circumstances have occurred that indicate the remaining estimated useful life of the license or licenses may warrant revision or that the remaining balance of the license rights may not be recoverable. The Company utilizes projected undiscounted cash flows over the remaining life of the license or licenses and sales of comparable businesses to evaluate the recorded value of these licenses. The assessment of the recoverability of the remaining balance of the license rights will be impacted if projected cash flows are not achieved.

    ORGANIZATION EXPENSES AND START-UP COSTS

    Organization expenses and start-up costs are being amortized primarily using the straight-line method over ten years.

    REVENUE RECOGNITION

    Service revenue includes local subscriber revenue and roamer revenue.

    The Company earns local subscriber revenue by providing access to the cellular network (access revenue) or, as applicable, for usage of the cellular network (airtime revenue). Access revenue is billed one month in advance and is recognized when earned. Airtime revenue is recognized when the service is rendered.

    Roamer revenue represents revenue earned by the Company for usage of the cellular network by subscribers of other cellular carriers. Roamer revenue is recognized when the services are rendered.

    Equipment sales and installation revenue is recognized upon delivery or installation of the equipment to the customer.

              MONTGOMERY CELLULAR HOLDING CO., INC. AND SUBSIDIARY

           NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997 (UNAUDITED)
                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    OPERATING EXPENSES -- ENGINEERING, TECHNICAL, AND OTHER DIRECT

    Engineering, technical, and other direct operating expenses represent certain costs of providing cellular telephone service to customers. These costs include incollect roaming expense. Incollect roaming expense is the result of subscribers using cellular networks of other cellular carriers. Incollect roaming revenue is netted against the incollect roaming expense to determine net incollect roaming expense.

    INCOME TAXES

    Since March of 1995 through September 30, 1997 the Company was included in the consolidated income tax return of PWI and for the period October 1, 1997 through December 31, 1997 the tax return of PCW. Through the Company's tax sharing arrangement with PWI and PCW, the Company computes its current and deferred income taxes based on the separate return method for financial statement purposes. At December 31, 1997, the Company had approximately $.5 million in net operating loss carryforwards for federal income tax purposes, which can be utilized in future years to the extent that both PCW and the Company have taxable income. These net operating loss carryforwards will expire from 2005 through 2007. Based on the tax sharing arrangement, the Company, for financial statement purposes, has recognized the benefit of these net operating loss carry-forwards.

2) RELATED PARTY TRANSACTIONS

    The Company has various agreements with its parent whereby the Company is charged or can charge other related entities various items. Among these are the following arrangements:

    CONSULTING AGREEMENT with its parent for the management of the day-to-day operations of the Company. The agreement provides for a monthly management fee based upon 5 percent of revenues or a construction fee based upon 10 percent of the construction costs. The agreement provides for reimbursement of out-of-pocket costs. Certain property and equipment acquisitions and expenses related to the operations of the system have been allocated to the Company as out-of-pocket costs. Property and equipment acquisitions are allocated based on specific identification. Operating expenses are allocated to the Company based on the parent's estimate of its time spent managing the Company.

    REGIONALIZED SWITCHING SERVICE: These monthly charges are based on minutes of use.

    CENTRALIZED BILLING SERVICE: The monthly charges are based on the number of bills printed.


    RECIPROCAL ROAMING REVENUE AND COST: The Company enjoys favorable reciprocal roaming arrangements with its affiliates. The revenue is included in service revenue in the statements of operations. Cost of incollect roaming related to these arrangements, is included in engineering, technical and other direct operating expenses in the statements of operations.


    401(K) MATCHING PROVISION: The Company's parent has a 401(k) plan with a noncontributory retirement feature and a matching provision for employees who meet length of service and other requirements. The Company participates in this plan and was allocated 401(k) retirement and matching expense.

              MONTGOMERY CELLULAR HOLDING CO., INC. AND SUBSIDIARY

           NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997 (UNAUDITED)
                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

2) RELATED PARTY TRANSACTIONS (CONTINUED)
    INTEREST ON ADVANCES: The balance of the advances from PWI and PCW and affiliates is a result of the allocation of property and equipment acquisitions, operating expenses and accrued interest thereon. The advances accrue interest at 2 percent above the prime rate.

    The Company's accounts payable and disbursement function are performed by its parent. Under this centralized system, all payments are made by the parent and all accounts payable are recorded by the parent.


    The following table indicates the amounts included in the accompanying statements of operations for the appropriate accounting periods ($ in thousands):



                                                                       FOR THE NINE                  FOR THE
                                                                       MONTHS ENDED                YEARS ENDED
                                                                      SEPTEMBER 30,               DECEMBER 31,
                                                                   --------------------  -------------------------------
                                                                     1998       1997       1997       1996       1995
                                                                   ---------  ---------  ---------  ---------  ---------
Management Fee...................................................  $     868  $     759  $   1,015  $   1,008  $     892
Construction Fee.................................................         --         --         --        252        323
Operating Expenses...............................................      1,467      1,430      1,888      1,910      1,001
Switching Service................................................        374        329        444        392        263
Billing Service..................................................        747        658        886        784        650
Roaming Revenue..................................................        606        434        586        476        499
Roaming Cost.....................................................        872        544        761        543        639
401(k) Match.....................................................         16         10         14         32         25
Interest Expense.................................................         75        349        425        693        980


3) INCOME TAXES


    The Company accounts for income taxes under Statement of Financial Accounting Standards No.109, "Accounting for Income Taxes," under which deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax basis. At September 30, 1998 and December 31, 1997 the Company has a net deferred tax liability as a result of the difference between the tax and book basis of the license as a result of the valuation on October 7, 1997. This difference is being amortized over a 40 year period. Deferred taxes of $100,000 at December 31, 1996, relate primarily to the difference between financial statement and income tax bases of property and equipment. At December 31, 1995, the Company had approximately $.3 million of deferred tax assets, net, which had been offset by a valuation allowance. The valuation allowance decreased by approximately $.3 million and $1.1 million in 1996 and 1995, respectively.

              MONTGOMERY CELLULAR HOLDING CO., INC. AND SUBSIDIARY

           NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997 (UNAUDITED)
                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

3) INCOME TAXES (CONTINUED)

    Components of income tax expense consisted of the following for the years ended December 31 ($ in thousands):



                                                                  FEDERAL     STATE      TOTAL
                                                                 ---------  ---------  ---------
Year Ended December 31, 1997:
  Current......................................................  $   2,441  $     150  $   2,591
  Deferred.....................................................       (259)        --       (259)
                                                                 ---------  ---------  ---------
                                                                 $   2,182  $     150  $   2,332
                                                                 ---------  ---------  ---------
                                                                 ---------  ---------  ---------

Year Ended December 31, 1996:
  Current......................................................  $   2,105  $     200  $   2,305
  Deferred.....................................................         90         10        100
                                                                 ---------  ---------  ---------
                                                                 $   2,195  $     210  $   2,405
                                                                 ---------  ---------  ---------
                                                                 ---------  ---------  ---------

Year Ended December 30, 1995:
  Current......................................................  $   1,015  $      60  $   1,075
  Deferred.....................................................     --         --         --
                                                                 ---------  ---------  ---------
                                                                 $   1,015  $      60  $   1,075
                                                                 ---------  ---------  ---------
                                                                 ---------  ---------  ---------



    Income taxes differ from the "expected" income taxes computed by applying the United States federal income tax rate of 34 percent to income before income tax expense due to the utilization of deferred tax credits for the nine months ended September 30, 1998 and the year ended December 31, 1997 and state taxes in 1996 and due to the utilization of net operating loss carryforwards and state taxes in 1995. The Company recognizes a deferred tax benefit for the turnaround in the deferred tax liability attributable to the additional amortization of the license.


4) COMMITMENTS AND CONTINGENCIES

    The Company is listed as a guarantor for PCW's $525 million 9 1/8% Series B Senior Secured Notes due 2006. All of PCW's direct or indirect subsidiaries are also listed as guarantors.


5) LEASES ($ IN THOUSANDS)



    The Company, as lessee, has various leases for an office building and certain cellular plant facilities, all of which are classified as operating leases. One is with a related party. Rent expense under noncancelable leases amounted to $190 and $185 for the nine months ended September 30, 1998 and 1997 respectively and $252, $191 and $139 for the years ended December 31, 1997, 1996 and 1995 respectively,

              MONTGOMERY CELLULAR HOLDING CO., INC. AND SUBSIDIARY

           NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997 (UNAUDITED)
                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995


5) LEASES ($ IN THOUSANDS) (CONTINUED)


of which $30 and $29 in 1996 and 1995 respectively, were paid to a related party. At December 31, 1997, the approximate minimum rental commitments under noncancelable operating leases were as follows:



                                                                                 RELATED
                                                                                  PARTY        OTHER
                                                                               -----------  -----------
Year ending December 31:
  1998.......................................................................   $      29    $     192
  1999.......................................................................          29          183
  2000.......................................................................      --              170
  2001.......................................................................      --              151
  2002.......................................................................      --               85
  Thereafter.................................................................      --               79
                                                                                      ---        -----
                                                                                $      58    $     860
                                                                                      ---        -----
                                                                                      ---        -----

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Shareholder of Montgomery Cellular Telephone Company, Inc:



    We have audited the accompanying consolidated balance sheet of Montgomery Cellular Telephone Company, Inc. (an Alabama Corporation) and Subsidiary as of December 31, 1997, and the related consolidated statements of operations, retained earnings (accumulated deficit) and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.



    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.



    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Montgomery Cellular Telephone Company Inc. and Subsidiary as of December 31, 1997, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.



                                          /s/ Arthur Andersen LLP



New York, New York



November 25, 1998

                          INDEPENDENT AUDITORS' REPORT



The Board of Directors



Montgomery Cellular Telephone Company, Inc.:



    We have audited the accompanying consolidated balance sheet of Montgomery Cellular Telephone Company, Inc. as of December 31, 1996 and the related consolidated statements of operations and retained earnings (accumulated deficit) and cash flows for each of the years in the two-year period ended December 31, 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.



    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.



    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Montgomery Cellular Telephone Company, Inc. as of December 31, 1996, and the results of their operations and their cash flows for each of the years in the two-year period ended December 31, 1996 in conformity with generally accepted accounting principles.



                                          KPMG Peat Marwick LLP



Des Moines, Iowa



January 30, 1997

                    MONTGOMERY CELLULAR TELEPHONE CO., INC.

                          CONSOLIDATED BALANCE SHEETS


                   ($ IN THOUSANDS EXCEPT PER SHARE AMOUNTS)



                                                                               (UNAUDITED)       DECEMBER 31,
                                                                              SEPTEMBER 30,  ---------------------
                                                                                  1998          1997       1996
                                                                              -------------  ----------  ---------
                                                ASSETS
Current Assets:
  Cash......................................................................   $       106   $      184  $      76
  Trade accounts receivable, less allowance for doubtful accounts of $124 in
    1998, $102 in 1997 and $155 in 1996.....................................         2,398        1,968      2,274
  Inventory.................................................................           420          116        538
  Other current assets......................................................            47           19         17
                                                                              -------------  ----------  ---------
    Total current assets....................................................         2,971        2,287      2,905
                                                                              -------------  ----------  ---------
Property and equipment:
  Land and leasehold improvements...........................................       --            --            827
  Equipment and furnishings.................................................           403          392        389
  Cellular equipment........................................................        11,149        9,892     15,612
                                                                              -------------  ----------  ---------
                                                                                    11,552       10,284     16,828
  Less accumulated depreciation and amortization............................         1,400          224      7,757
                                                                              -------------  ----------  ---------
    Net property and equipment..............................................        10,152       10,060      9,071
                                                                              -------------  ----------  ---------
Licenses and other intangibles, less accumulated amortization of $2,830 in
  1998, $698 in 1997 and $142 in 1996.......................................       110,545      112,677         42
                                                                              -------------  ----------  ---------
                                                                               $   123,668   $  125,024  $  12,018
                                                                              -------------  ----------  ---------
                                                                              -------------  ----------  ---------
                                 LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
  Accrued salaries and benefits.............................................   $        54   $      111  $     101
  Other accrued expenses....................................................           127          100        605
  Deferred revenue..........................................................           508          333        400
  Customer deposits.........................................................            64           31         70
                                                                              -------------  ----------  ---------
    Total current liabilities...............................................           753          575      1,176
Deferred income taxes.......................................................        37,367       38,086        100
Other notes payable.........................................................            16           17     --
Advances from affiliates....................................................           566        3,894      6,303
                                                                              -------------  ----------  ---------
    Total liabilities.......................................................        38,702       42,572      7,579
                                                                              -------------  ----------  ---------
Commitments and contingencies...............................................
Stockholder's equity:
  Common stock, $1.00 par value; authorized 5,000 shares 100 shares issued
    and outstanding.........................................................       --            --         --
  Additional paid-in capital................................................        74,043       74,043     --
  Retained earnings.........................................................        10,923        8,409      4,439
                                                                              -------------  ----------  ---------
    Total stockholder's equity..............................................        84,966       82,452      4,439
                                                                              -------------  ----------  ---------
                                                                               $   123,668   $  125,024  $  12,018
                                                                              -------------  ----------  ---------
                                                                              -------------  ----------  ---------


          See accompanying notes to consolidated financial statements.

                    MONTGOMERY CELLULAR TELEPHONE CO., INC.

                   CONSOLIDATED STATEMENTS OF OPERATIONS AND
                    RETAINED EARNINGS (ACCUMULATED DEFICIT)


                                ($ IN THOUSANDS)



                                                                 (UNAUDITED)
                                                              NINE MONTHS ENDED              YEARS ENDED
                                                                SEPTEMBER 30,               DECEMBER 31,
                                                             --------------------  -------------------------------
                                                               1998       1997       1997       1996       1995
                                                             ---------  ---------  ---------  ---------  ---------
Revenue:
  Service revenue..........................................  $  16,327  $  14,496  $  19,389  $  19,174  $  16,599
  Equipment sales and installation.........................      1,032        695        903        987      1,249
                                                             ---------  ---------  ---------  ---------  ---------
      Total revenue........................................     17,359     15,191     20,292     20,161     17,848
                                                             ---------  ---------  ---------  ---------  ---------
Operating expenses:
  Engineering, technical and other direct..................      3,131      2,639      3,607      4,175      3,199
  Cost of equipment........................................      1,907      1,404      1,918      1,958      2,210
  Sales and marketing......................................      1,338        895      1,234      1,054        886
  General and administrative...............................      3,610      3,446      4,637      4,589      3,905
  Depreciation and amortization............................      3,308      1,079      2,169      1,239      1,029
                                                             ---------  ---------  ---------  ---------  ---------
      Total operating expenses.............................     13,294      9,463     13,565     13,015     11,229
                                                             ---------  ---------  ---------  ---------  ---------
      Operating income.....................................      4,065      5,728      6,727      7,146      6,619
Interest expense...........................................         75        349        425        695        981
                                                             ---------  ---------  ---------  ---------  ---------
      Income before income tax expense.....................      3,990      5,379      6,302      6,451      5,638
Income tax expense.........................................      1,476      1,991      2,332      2,405      1,075
                                                             ---------  ---------  ---------  ---------  ---------
      Net income...........................................      2,514      3,388      3,970      4,046      4,563
Retained earnings (accumulated deficit) at beginning of
  year.....................................................      8,409      4,439      4,439        393     (4,170)
                                                             ---------  ---------  ---------  ---------  ---------
Retained earnings at end of period.........................  $  11,527  $   7,827  $   8,409  $   4,439  $     393
                                                             ---------  ---------  ---------  ---------  ---------
                                                             ---------  ---------  ---------  ---------  ---------


          See accompanying notes to consolidated financial statements.

                    MONTGOMERY CELLULAR TELEPHONE CO., INC.



                     CONSOLIDATED STATEMENTS OF CASH FLOWS



                                ($ IN THOUSANDS)



                                                         (UNAUDITED)
                                                      NINE MONTHS ENDED                 YEARS ENDED
                                                        SEPTEMBER 30,                   DECEMBER 31,
                                                    ---------------------  --------------------------------------
                                                      1998        1997        1997         1996          1995
                                                    ---------  ----------  ----------  ------------  ------------
Cash flows from operating activities:
  Net income......................................  $   2,514  $    3,388  $    3,970  $      4,046  $      4,563
                                                    ---------  ----------  ----------  ------------  ------------
  Adjustments to reconcile net income to net cash
    provided by operating activities:
    Depreciation and amortization.................      3,308       1,079       2,169         1,239         1,029
    Loss on disposal of property and equipment....     --          --          --                15       --
    (Decrease) increase in deferred income
      taxes.......................................       (719)       (100)       (340)          100       --
    (Increase) decrease in trade accounts
      receivable..................................       (430)        166         306          (295)           42
    (Increase) decrease in inventory..............       (303)        396         421          (385)          848
    Increase in other current expenses............        (28)        (28)         (2)           (1)           (4)
    (Decrease) increase in accrued expenses.......        (31)       (398)       (497)          193           240
    Decrease in accrued interest due to
      affiliates..................................     --          --          --              (768)       (2,450)
    Increase (decrease) in deferred revenue.......        175         (28)        (67)           94          (131)
    Increase (decrease) in customer deposits......         33         (40)        (39)           22           (17)
                                                    ---------  ----------  ----------  ------------  ------------
      Total adjustments...........................      2,005       1,047       1,951           214          (443)
                                                    ---------  ----------  ----------  ------------  ------------
      Net cash provided by operating activities...      4,519       4,435       5,921         4,260         4,120
                                                    ---------  ----------  ----------  ------------  ------------
Cash flows from investing activities:
  Purchases of property and equipment.............     (1,267)     (1,549)     (2,413)       (2,777)       (3,553)
                                                    ---------  ----------  ----------  ------------  ------------
Cash flows from financing activities:
  Long-term borrowings............................         (2)         18          17       --            --
  Decrease in advances from affiliates, net.......     (3,328)     (2,835)     (3,417)       (2,041)      --
                                                    ---------  ----------  ----------  ------------  ------------
      Net cash used in financing activities.......     (3,330)     (2,817)     (3,400)       (2,041)      --
                                                    ---------  ----------  ----------  ------------  ------------
      Net (decrease) increase in cash.............        (78)         69         108          (558)          567
Cash at beginning of year.........................        184          76          76           634            67
                                                    ---------  ----------  ----------  ------------  ------------
Cash at end of period.............................  $     106  $      145  $      184  $         76  $        634
                                                    ---------  ----------  ----------  ------------  ------------
                                                    ---------  ----------  ----------  ------------  ------------
Supplemental disclosure of cash flow information--
  Cash paid during the period for interest........  $      83  $      349  $      425  $      1,463  $      3,431
                                                    ---------  ----------  ----------  ------------  ------------
                                                    ---------  ----------  ----------  ------------  ------------



Supplemental disclosures of noncash investing and financing activities:



    During 1996, the Company received certain property and equipment totaling $279 from a related party by increasing the advances from Palmer Wireless, Inc. and affiliates.



    During 1995, the Company transferred certain property and equipment with an original cost of $21 and a depreciated cost of $14 to a related party by decreasing the advances from Palmer Wireless, Inc. and affiliates. No gain or loss was recognized on the transfer.



          See accompanying notes to consolidated financial statements.

                    MONTGOMERY CELLULAR TELEPHONE CO., INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

           NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997 (UNAUDITED)
                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    CORPORATE INFORMATION


    Montgomery Cellular Telephone Company, Inc., (the "Company") and its parent Montgomery Cellular Holding Co., Inc., whose financial statements are included elsewhere in this document, were formed in February 1988 to operate the non-wireline cellular telephone system in the Montgomery, Alabama Metropolitan Statistical Area. Palmer Communications Incorporated ("Palmer") acquired an interest in the outstanding stock of Montgomery Cellular Holding Co., Inc. on December 31, 1988.


    Effective August 4, 1989, Palmer transferred its investment in and advances to the Company to Palmer Cellular Partnership ("PCP"). Palmer owned a majority interest in PCP. When Palmer's interest in the Company was transferred to PCP, it had no effect on the carrying value of the assets of the Company.

    In March of 1995, Palmer Wireless, Inc. ("PWI") issued common stock for 100 percent of the partnership interests of PCP. Palmer owns a majority interest in PWI. Since this exchange was between related parties, it was accounted for in a manner similar to a pooling of interests. References to PWI in the accompanying consolidated financial statements and notes to financial statements include the activity of PWI and its predecessor, PCP.


    On May 23, 1997, Price Communications Wireless , Inc. ("PCW") and PWI entered into a plan of merger whereby PCW merged into PWI with PWI as the surviving corporation. On October 6, 1997, the merger was completed and PWI changed its name to PCW. The Company's direct owner is Montgomery Cellular Holding Co., Inc. ("Montgomery Holding"). Montgomery Holding in turn is 100 % owned by Palmer Wireless Holdings, Inc. which was formed in January, 1994. PCW is the 100% owner of Palmer Wireless Holdings, Inc.


    BASIS OF PRESENTATION


    PWI owned approximately 91.9% of the Company at December 31, 1996. The accompanying 1995 and 1996 financial statements have been prepared on the basis of historical cost. The assets of the Company were not revalued in connection with the acquisition by Palmer or the subsequent transfers to PCP or PWI.



    For financial reporting purposes, PCW revalued its assets and liabilities as of October 6, 1997 to reflect the price paid by Price Communications Corporation to acquire 100% of PWI's common stock, a process generally referred to as "push down accounting". On October 6, 1997, PCW allocated the purchase price to each of the markets purchased and the Company revalued its assets and liabilities to reflect this allocation. The allocation of the purchase price resulted in licenses of approximately $113.4 million which are being amortized over a period of 40 years.


    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management of the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                    MONTGOMERY CELLULAR TELEPHONE CO., INC.

           NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997 (UNAUDITED)
                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    INVENTORY

    Inventory consisting primarily of cellular telephones and telephone parts is stated at the lower of cost or market. Cost is determined using the first-in, first-out (FIFO) method.

    PROPERTY AND EQUIPMENT


    The cost of additions and improvements are capitalized while maintenance and repairs are charged to expense when incurred. Property and equipment are stated at cost. Depreciation is provided principally using the straight-line method over the estimated useful lives ranging from 5 to 20 years.


    ACQUISITIONS AND LICENSES

    The cost of acquired companies is allocated first to the identifiable assets, including licenses based on the fair market value of such assets at the date of acquisition (as determined by independent appraisers or management). The excess of the total consideration over the amounts assigned to identifiable assets is recorded as goodwill. Licenses and goodwill are being amortized on a straight-line basis over a 40-year period. Subsequent to the acquisition of the license, the Company continually evaluates whether later events and circumstances have occurred that indicate the remaining estimated useful life of the license or licenses may warrant revision or that the remaining balance of the license rights may not be recoverable. The Company utilizes projected undiscounted cash flows over the remaining life of the license or licenses and sales of comparable businesses to evaluate the recorded value of these licenses. The assessment of the recoverability of the remaining balance of the license rights will be impacted if projected cash flows are not achieved.

    ORGANIZATION EXPENSES AND START-UP COSTS

    Organization expenses and start-up costs are being amortized primarily using the straight-line method over ten years.

    REVENUE RECOGNITION

    Service revenue includes local subscriber revenue and roamer revenue.

    The Company earns local subscriber revenue by providing access to the cellular network (access revenue) or, as applicable, for usage of the cellular network (airtime revenue). Access revenue is billed one month in advance and is recognized when earned. Airtime revenue is recognized when the service is rendered.

    Roamer revenue represents revenue earned by the Company for usage of the cellular network by subscribers of other cellular carriers. Roamer revenue is recognized when the services are rendered.

    Equipment sales and installation revenue is recognized upon delivery or installation of the equipment to the customer.

                    MONTGOMERY CELLULAR TELEPHONE CO., INC.

           NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997 (UNAUDITED)
                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    OPERATING EXPENSES -- ENGINEERING, TECHNICAL, AND OTHER DIRECT

    Engineering, technical, and other direct operating expenses represent certain costs of providing cellular telephone service to customers. These costs include incollect roaming expense. Incollect roaming expense is the result of subscribers using cellular networks of other cellular carriers. Incollect roaming revenue is netted against the incollect roaming expense to determine net incollect roaming expense.

    INCOME TAXES


    Since March of 1995 through September 30, 1997, the Company was included in the consolidated income tax return of PWI and for the period October 1, 1997 through December 31, 1997 the tax return of PCW. Through the Company's tax sharing arrangement with PWI and PCW, the Company computes its current and deferred income taxes based on the separate return method for financial statement purposes. At December 31, 1997, the Company had approximately $.5 million in net operating loss carryforwards for federal income tax purposes, which can be utilized in future years to the extent that both PCW and the Company have taxable income. These net operating loss carryforwards will expire from 2005 through 2007. Based on the tax sharing arrangement, the Company, for financial statement purposes, has recognized the benefit of these net operating loss carryforwards.


2) RELATED PARTY TRANSACTIONS

    The Company has various agreements with its parent whereby the Company is charged or can charge other related entities various items. Among these are the following arrangements:


    CONSULTING AGREEMENT with its parent for the management of the day-to-day operations of the Company. The agreement provides for a monthly management fee based upon 5 percent of revenues or a construction fee based upon 10 percent of the construction costs. The agreement also provides for reimbursement of out-of-pocket costs. Certain property and equipment acquisitions and expenses related to the operations of the system have been allocated to the Company as out-of-pocket costs. Property and equipment acquisitions are allocated based on specific identification. Operating expenses are allocated to the Company based on the parent's estimate of its time spent managing the Company.


    REGIONALIZED SWITCHING SERVICE: These monthly charges are based on minutes of use.

    CENTRALIZED BILLING SERVICE: The monthly charges are based on the number of bills printed.


    RECIPROCAL ROAMING REVENUE AND COST: The Company enjoys favorable reciprocal roaming arrangements with its affiliates. The revenue is included in service revenue in the statements of operations. Cost of incollect roaming related to these arrangements, is included in engineering, technical and other direct operating expenses in the statements of operations.


    401(K) MATCHING PROVISION: The Company's parent has a 401(k) plan with a noncontributory retirement feature and a matching provision for employees who meet length of service and other requirements. The Company participates in this plan and was allocated 401(k) retirement and matching expense.

                    MONTGOMERY CELLULAR TELEPHONE CO., INC.

           NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997 (UNAUDITED)
                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

2) RELATED PARTY TRANSACTIONS (CONTINUED)
    INTEREST ON ADVANCES: The balance of the advances from PWI and PCW and affiliates is a result of the allocation of property and equipment acquisitions, operating expenses and accrued interest thereon. The advances accrue interest at 2 percent above the prime rate.

    The Company's accounts payable and disbursement function are performed by its parent. Under this centralized system, all payments are made by the parent and all accounts payable are recorded by the parent.


    The following table indicates the amounts included in the accompanying statements of operations for the appropriate accounting periods ($ in thousands):



                                                                       FOR THE NINE                  FOR THE
                                                                       MONTHS ENDED                YEARS ENDED
                                                                      SEPTEMBER 30,               DECEMBER 31,
                                                                   --------------------  -------------------------------
                                                                     1998       1997       1997       1996       1995
                                                                   ---------  ---------  ---------  ---------  ---------
Management Fee...................................................  $     868  $     759  $   1,015  $   1,008  $     892
Construction Fee.................................................     --         --         --            252        323
Operating Expenses...............................................      1,467      1,430      1,888      1,910      1,001
Switching Service................................................        374        329        444        392        263
Billing Service..................................................        747        658        886        784        650
Roaming Revenue..................................................        606        434        586        476        499
Roaming Cost.....................................................        872        544        761        543        639
401(k) Match.....................................................         16         10         14         32         25
Interest Expense.................................................         75        349        425        693        980


3) INCOME TAXES


    The Company accounts for income taxes under Statement of Financial Accounting Standards No.109, "Accounting for Income Taxes," under which deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax basis. At September 30, 1998 and December 31, 1997 the Company has a net deferred tax liability as a result of the difference between the tax and book basis of the license as a result of the valuation on October 7, 1997. This difference is being amortized over a 40 year period. Deferred taxes of $100,000 at December 31, 1996, relate primarily to the difference between financial statement and income tax bases of property and equipment. At December 31, 1995, the Company had approximately $.3 million of deferred tax assets, net, which had been offset by a valuation allowance. The valuation allowance decreased by approximately $.3 million and $1.1 million in 1996 and 1995, respectively.

                    MONTGOMERY CELLULAR TELEPHONE CO., INC.

           NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997 (UNAUDITED)
                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

3) INCOME TAXES (CONTINUED)

    Components of income tax expense consisted of the following for the years ended December 31 ($ in thousands):



                                                                     FEDERAL     STATE      TOTAL
                                                                    ---------  ---------  ---------
Year Ended December 31, 1997:
  Current.........................................................  $   2,441  $     150  $   2,591
  Deferred........................................................       (259)        --       (259)
                                                                    ---------  ---------  ---------
                                                                    $   2,182  $     150  $   2,332
                                                                    ---------  ---------  ---------
                                                                    ---------  ---------  ---------

Year Ended December 31, 1996:
  Current.........................................................  $   2,105  $     200  $   2,305
  Deferred........................................................         90         10        100
                                                                    ---------  ---------  ---------
                                                                    $   2,195  $     210  $   2,405
                                                                    ---------  ---------  ---------
                                                                    ---------  ---------  ---------

Year Ended December 30, 1995:
  Current.........................................................  $   1,015  $      60  $   1,075
  Deferred........................................................     --         --         --
                                                                    ---------  ---------  ---------
                                                                    $   1,015  $      60  $   1,075
                                                                    ---------  ---------  ---------
                                                                    ---------  ---------  ---------



    Income taxes differ from the "expected" income taxes computed by applying the United States federal income tax rate of 34 percent to income before income tax expense due to the utilization of deferred tax credits for the nine months ended September 30, 1998 and the year ended December 31, 1997 and state taxes in 1996 and due to the utilization of net operating loss carryforwards and state taxes in 1995. The Company recognizes a deferred tax benefit for the turnaround in the deferred tax liabiilty attributable to the additional amortization of the license.


4) COMMITMENTS AND CONTINGENCIES


    The Company is listed as a guarantor for PCW's $525 million 9 1/8% Series B Senior Secured Notes due 2006. All of PCW's direct or indirect subsidiaries are also listed as guarantors. The Company is involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company's Consolidated Financial Statements.



5) LEASES ($ IN THOUSANDS)



    The Company, as lessee, has various leases for an office building and certain cellular plant facilities, all of which are classified as operating leases. One is with a related party. Rent expense under noncancelable leases amounted to $190 and $185 for the nine months ended September 30, 1998 and 1997 respectively and $252, $191 and $139 for the years ended December 31, 1997, 1996 and 1995, respectively,

                    MONTGOMERY CELLULAR TELEPHONE CO., INC.

           NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997 (UNAUDITED)
                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995


5) LEASES ($ IN THOUSANDS) (CONTINUED)


of which $30 and $29 in 1996 and 1995, respectively, were paid to a related party. At December 31, 1997, the approximate minimum rental commitments under noncancelable operating leases were as follows:


                                                                                 RELATED
                                                                                  PARTY        OTHER
                                                                               -----------  -----------
Year ending December 31:
  1998.......................................................................   $      29    $     192
  1999.......................................................................          29          183
  2000.......................................................................                      170
  2001.......................................................................      --              151
  2002.......................................................................      --               85
  Thereafter.................................................................      --               79
                                                                                      ---        -----
                                                                                $      58    $     860
                                                                                      ---        -----
                                                                                      ---        -----

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Partners of Panama City Cellular Telephone Company, Ltd:



    We have audited the accompanying consolidated balance sheet of Panama City Cellular Telephone Company, Ltd. (a Florida Limited Partnership) as of December 31, 1997, and the related statements of operations, partners' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.



    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.



    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Panama City Cellular Telephone Company, Ltd. as of December 31, 1997, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.



                                          /s/ Arthur Andersen LLP



New York, New York



November 25, 1998

                          INDEPENDENT AUDITORS' REPORT



The Partners



Panama City Cellular Telephone Company, Ltd.:



    We have audited the accompanying consolidated balance sheet of Panama City Cellular Telephone Company, Ltd. (a Florida Limited Partnership) as of December 31, 1996, and the related consolidated statements of operations, partners' equity, and cash flows for each of the years in the two-year period ended December 31, 1996. These consolidated financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.



    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.



    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Panama City Cellular Telephone Company, Ltd. (a Florida Limited Partnership) as of December 31, 1996, and the results of their operations and their cash flows for each of the years in the two-year period ended December 31, 1996 in conformity with generally accepted accounting principles.



                                          KPMG Peat Marwick LLP



Des Moines, Iowa



January 30, 1997

                  PANAMA CITY CELULAR TELEPHONE COMPANY, LTD.

                        (A FLORIDA LIMITED PARTNERSHIP)

                          CONSOLIDATED BALANCE SHEETS


                                ($ IN THOUSANDS)



                                                                                 (UNAUDITED)       DECEMBER 31,
                                                                                SEPTEMBER 30,  --------------------
                                                                                    1998         1997       1996
                                                                                -------------  ---------  ---------
                                                 ASSETS
Current Assets:
  Cash........................................................................    $      28    $      13  $      17
  Trade accounts receivable, less allowance for doubtful accounts of $38 in
    1998, $42 in 1997 and $5 in 1996..........................................          939          842        972
  Inventory...................................................................          163           37        143
  Other current assets........................................................           19           18         20
                                                                                -------------  ---------  ---------
    Total current assets......................................................        1,149          910      1,152
                                                                                -------------  ---------  ---------
Property and equipment:
  Land and land improvements..................................................          295          295        209
  Buildings and leasehold improvements........................................          109          106        431
  Equipment and furnishings...................................................          235          252        236
  Cellular equipment..........................................................        5,017        5,008      7,095
                                                                                -------------  ---------  ---------
                                                                                      5,656        5,661      7,971
Less accumulated depreciation and amortization................................          723          184      2,983
                                                                                -------------  ---------  ---------
    Net property and equipment................................................        4,933        5,477      4,988
                                                                                -------------  ---------  ---------
Licenses and other intangibles, less accumulated amortization of $835 in 1998,
  $30, in 1997 and $11 in 1996................................................       43,407       44,212          5
                                                                                -------------  ---------  ---------
                                                                                  $  49,489    $  50,599  $   6,145
                                                                                -------------  ---------  ---------
                                                                                -------------  ---------  ---------
                                    LIABILITIES AND PARTNERS' EQUITY
Current liabilities:
  Accrued salaries and benefits...............................................    $      23    $      50  $      49
  Other accrued expenses......................................................          177           60        206
  Deferred revenue............................................................          199          152        160
  Customer deposits...........................................................           52           25         25
                                                                                -------------  ---------  ---------
    Total current liabilities.................................................          451          287        440
Deferred income taxes.........................................................       14,583       14,863     --
Advances from affiliates......................................................       (5,757)      (1,905)       178
                                                                                -------------  ---------  ---------
    Total liabilities.........................................................        9,277       13,245        618
                                                                                -------------  ---------  ---------
Commitments and contingencies.................................................
Partners' equity..............................................................       40,212       37,354      5,527
                                                                                -------------  ---------  ---------
                                                                                  $  49,489    $  50,599  $   6,145
                                                                                -------------  ---------  ---------
                                                                                -------------  ---------  ---------


          See accompanying notes to consolidated financial statements.

                  PANAMA CITY CELLULAR TELEPHONE COMPANY, LTD.

                        (A FLORIDA LIMITED PARTNERSHIP)


                     CONSOLIDATED STATEMENTS OF OPERATIONS



                                ($ IN THOUSANDS)



                                                                      (UNAUDITED)
                                                                   NINE MONTHS ENDED
                                                                                                  YEARS ENDED
                                                                     SEPTEMBER 30,               DECEMBER 31,
                                                                  --------------------  -------------------------------
                                                                    1998       1997       1997       1996       1995
                                                                  ---------  ---------  ---------  ---------  ---------
Revenue:
  Service revenue...............................................  $   7,227  $   5,818  $   7,650  $   6,770  $   5,342
  Equipment sales and installation..............................        585        287        403        441        410
                                                                  ---------  ---------  ---------  ---------  ---------
      Total revenue.............................................      7,812      6,105      8,053      7,211      5,752
                                                                  ---------  ---------  ---------  ---------  ---------
Operating expenses:
  Engineering, technical and other direct.......................        917        592        807        916        822
  Cost of equipment.............................................      1,101        943      1,258      1,392      1,407
  Sales and marketing...........................................        613        392        543        425        396
  General and administrative....................................      1,506      1,557      2,100      2,052      1,600
  Depreciation and amortization.................................      1,368        509        994        607        453
                                                                  ---------  ---------  ---------  ---------  ---------
      Total operating expenses..................................      5,505      3,993      5,702      5,392      4,678
                                                                  ---------  ---------  ---------  ---------  ---------
      Operating income..........................................      2,307      2,112      2,351      1,819      1,074
                                                                  ---------  ---------  ---------  ---------  ---------
Other income (expense):
  Interest income (expense).....................................        271         50         97        (66)      (102)
  Loss on sale of property and equipment........................     --         --         --         --           (327)
                                                                  ---------  ---------  ---------  ---------  ---------
      Total other income (expense)..............................        271         50         97        (66)      (429)
                                                                  ---------  ---------  ---------  ---------  ---------
      Net income before taxes...................................      2,578      2,162      2,448      1,753        645
Income tax benefit..............................................        280     --             93     --         --
                                                                  ---------  ---------  ---------  ---------  ---------
      Net income................................................  $   2,858  $   2,162  $   2,541  $   1,753  $     645
                                                                  ---------  ---------  ---------  ---------  ---------
                                                                  ---------  ---------  ---------  ---------  ---------


                         STATEMENT OF PARTNERS' EQUITY


Balance at December 31, 1994.......................................  $   3,129
Net income.........................................................        645
                                                                     ---------
Balance at December 31, 1995.......................................      3,774
Net income.........................................................      1,753
                                                                     ---------
Balance at December 31, 1996.......................................      5,527
Net income.........................................................      2,541
"Push-down" of Price Communication Wireless Inc.'s acquisition
  price............................................................     29,286
                                                                     ---------
Balance at December 31, 1997.......................................     37,354
Net income.........................................................      2,858
                                                                     ---------
Balance at September 30, 1998 (Unaudited)..........................  $  40,212
                                                                     ---------
                                                                     ---------


          See accompanying notes to consolidated financial statements.

                  PANAMA CITY CELLULAR TELEPHONE COMPANY, LTD.

                        (A FLORIDA LIMITED PARTNERSHIP)

                     CONSOLIDATED STATEMENTS OF CASH FLOWS


                                ($ IN THOUSANDS)



                                                                    (UNAUDITED)
                                                                 NINE MONTHS ENDED
                                                                                                YEARS ENDED
                                                                   SEPTEMBER 30,                DECEMBER 31,
                                                                --------------------  --------------------------------
                                                                  1998       1997       1997        1996       1995
                                                                ---------  ---------  ---------  ----------  ---------
Cash flows from operating activities:
  Net income..................................................  $   2,858  $   2,162  $   2,541  $    1,753  $     645
                                                                ---------  ---------  ---------  ----------  ---------
  Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation and amortization.............................      1,368        509        994         607        453
    Loss on sale of property and equipment....................     --         --         --          --            327
    (Increase) decrease in trade accounts receivable..........        (98)        96        131         (73)      (326)
    (Increase) decrease in inventory..........................       (126)        74        106         (11)       119
    (Increase) decrease in other current assets...............         (2)       (13)         2          16        (16)
    Increase (decrease) in accrued expenses...................         92        (40)      (146)       (189)       324
    (Decrease) increase in accrued interest due to
      affiliates..............................................     --         --         --            (102)       102
    Increase (decrease) in deferred revenue...................         46          2         (8)         13         49
    Decrease in deferred income taxes.........................       (280)    --            (93)     --         --
    Increase (decrease) in customer deposits..................         27          5     --               7         (3)
                                                                ---------  ---------  ---------  ----------  ---------
      Total adjustments.......................................      1,027        633        986         268      1,029
                                                                ---------  ---------  ---------  ----------  ---------
      Net cash provided by operating activities...............      3,885      2,795      3,527       2,021      1,674
                                                                ---------  ---------  ---------  ----------  ---------
Cash flows from investing activities:
  Proceeds from sale of property and equipment................     --         --         --          --             31
  Purchases of property and equipment.........................        (15)      (986)    (1,182)       (871)    (2,125)
  Purchase of other intangibles...............................         (3)       (17)      (266)         (3)    --
                                                                ---------  ---------  ---------  ----------  ---------
      Net cash used in investing activities...................        (18)    (1,003)    (1,448)       (874)    (2,094)
                                                                ---------  ---------  ---------  ----------  ---------
Cash flows from financing activities:
  (Decrease) increase in advances from affiliates, net........     (3,852)    (1,784)    (2,083)     (1,176)       443
                                                                ---------  ---------  ---------  ----------  ---------
      Net increase (decrease) in cash.........................         15          8         (4)        (29)        23
Cash at beginning of year.....................................         13         17         17          46         23
                                                                ---------  ---------  ---------  ----------  ---------
Cash at end of period.........................................  $      28  $      25  $      13  $       17  $      46
                                                                ---------  ---------  ---------  ----------  ---------
                                                                ---------  ---------  ---------  ----------  ---------
Supplemental disclosure of cash flow information--
  Cash paid during the period for interest....................  $  --      $     253  $     254  $      169  $  --
                                                                ---------  ---------  ---------  ----------  ---------
                                                                ---------  ---------  ---------  ----------  ---------


Supplemental disclosures of noncash investing and financing activities:


    During 1995, the Partnership transferred certain property and equipment with a depreciated cost of $13 to a related party by decreasing the advances from Palmer Wireless, Inc. and affiliates. No gain or loss was recognized on the transfer.


          See accompanying notes to consolidated financial statements.

                  PANAMA CITY CELLULAR TELEPHONE COMPANY, LTD.
                        (A FLORIDA LIMITED PARTNERSHIP)


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


           NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997 (UNAUDITED)
                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    PARTNERSHIP OPERATIONS


    Panama City Cellular Telephone Company Ltd. (the "Partnership") was formed on April 1, 1988, to construct and operate non-wireline cellular telephone systems in the Panama City, Florida, Metropolitan Statistical Area. On July 25, 1991, Palmer Cellular Partnership ("PCP"), a subsidiary of Palmer Communications Incorporated ("Palmer"), acquired 100 percent of the general partners' interest and a portion of the limited partners' interest.


    In March of 1995, Palmer Wireless, Inc. ("PWI") issued common stock for 100 percent of the partnership interests of PCP. Palmer owns a majority interest in PWI. Since this exchange was between related parties, it was accounted for in a manner similar to a pooling of interests. References to PWI in the accompanying financial statements and notes to financial statements include the activity of PWI and its predecessor, PCP.

    On May 23, 1997, Price Communications Wireless , Inc. ("PCW") and PWI entered into a plan of merger whereby PCW merged into PWI with PWI as the surviving corporation. On October 6, 1997, the merger was completed and PWI changed its name to PCW. The Partnership's direct owner is Panhandle Cellular Partnership ("Panhandle") whose financial statements are included elsewhere in this document. Panhandle in turn is owned by Palmer Wireless Holdings, Inc. ("Holdings"). PCW is the 100% owner of Holdings.


    The Partnership is the 100% owner of Price Communications Wireless IX, Inc., the licenseholder for the Panama City MSA.


    BASIS OF PRESENTATION


    PWI owned approximately 77.9% of the Partnership at December 31, 1996. The accompanying 1995 and 1996 financial statements have been prepared on the basis of historical cost. The assets of the Partnership were not revalued in connection with the acquisition by PCP or the subsequent transfer to PWI.



    For financial reporting purposes, PCW revalued its assets and liabilities as of October 6, 1997 to reflect the price paid by Price Communications Corporation to acquire 100% of PWI's common stock, a process generally referred to as "push down accounting". On October 6, 1997, PCW allocated the purchase price to each of the markets purchased and the Partnership revalued its assets and liabilities to reflect this allocation. The allocation of the purchase price resulted in licenses of approximately $44.2 million, which are being amortized over a period of 40 years.


    The accompanying financial statements do not include the assets and liabilities of the partners.

    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management of the Partnership to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the

                  PANAMA CITY CELLULAR TELEPHONE COMPANY, LTD.
                        (A FLORIDA LIMITED PARTNERSHIP)


             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


           NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997 (UNAUDITED)
                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


    INVENTORY


    Inventory consisting primarily of cellular telephones and telephone parts is stated at the lower of cost or market. Cost is determined using the first-in, first-out (FIFO) method.

    PROPERTY AND EQUIPMENT


    The cost of additions and improvements are capitalized while maintenance and repairs are charged to expense when incurred. Property and equipment are stated at cost. Depreciation is provided principally using the straight-line method over the estimated useful lives ranging from 5 to 20 years.


    ACQUISITIONS AND LICENSES

    The cost of acquired companies is allocated first to the identifiable assets, including licenses based on the fair market value of such assets at the date of acquisition (as determined by independent appraisers or management). The excess of the total consideration over the amounts assigned to identifiable assets is recorded as goodwill. Licenses and goodwill are being amortized on a straight-line basis over a 40-year period. Subsequent to the acquisition of the license, the Partnership continually evaluates whether later events and circumstances have occurred that indicate the remaining estimated useful life of the license or licenses may warrant revision or that the remaining balance of the license rights may not be recoverable. The Partnership utilizes projected undiscounted cash flows over the remaining life of the license or licenses and sales of comparable businesses to evaluate the recorded value of these licenses. The assessment of the recoverability of the remaining balance of the license rights will be impacted if projected cash flows are not achieved.

    OTHER INTANGIBLE ASSETS

    Other intangible assets consist primarily of subscriber lists, which are being amortized using the straight-line method over 10 years.

    REVENUE RECOGNITION

    Service revenue includes local subscriber revenue.

    The Partnership earns local subscriber revenue by providing access to the cellular network (access revenue) or, as applicable, for usage of the cellular network (airtime revenue). Access revenue is billed one month in advance and is recognized when earned. Airtime revenue is recognized when the service is rendered.

    Roamer revenue represents revenue earned by the Partnership for usage of the cellular network by subscribers of other cellular carriers. Roamer revenue is recognized when the services are rendered.

                  PANAMA CITY CELLULAR TELEPHONE COMPANY, LTD.
                        (A FLORIDA LIMITED PARTNERSHIP)


             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


           NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997 (UNAUDITED)
                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    Equipment sales and installation revenue is recognized upon delivery or installation of the equipment to the customer.

    OPERATING EXPENSES -- ENGINEERING, TECHNICAL, AND OTHER DIRECT

    Engineering, technical, and other direct operating expenses represent certain costs of providing cellular telephone service to customers. These costs include incollect roaming expense. Incollect roaming expense is the result of subscribers using cellular networks of other cellular carriers. Incollect roaming revenue is netted against the incollect roaming expense to determine net incollect roaming expense.

    INCOME TAXES


    The Consolidated Financial Statements prior to the adjustment of the value of the licenses made no provision for income taxes, as income or losses of the Partnership are to be included in the income tax returns of the individual partners. Such income or losses are proportionately allocated to the partners based upon their ownership interests. At September 30, 1998 and December 31, 1997, the Consolidated Balance Sheets include a net deferred tax liability as a result of the difference between the tax and book basis of the license as a result of the valuation on October 7, 1997. This difference is being amortized over a 40 year period and accordingly the Consolidated Statements of Operations reflect a tax credit for the appropriate periods.


2) PARTNERS' EQUITY

    In accordance with the Partnership agreement, the partners' proportionate share in cash distributions from current operations and net income or loss is calculated by dividing the partners' capital contribution by total partners' capital contributions.

    The allocation of gain or loss to the partners arising from the sale of property will be in the same proportion as their share of net income or net loss of the Partnership.

3) RELATED PARTY TRANSACTIONS

    The Partnership has various agreements with its parent whereby the Partnership is charged or can charge other related entities various items. Among these are the following arrangements:


    CONSULTING AGREEMENT with its parent for the management of the day-to-day operations of the Partnership. The agreement provides for a monthly management fee based upon 5 percent of revenues. The agreement also provides for reimbursement of out-of-pocket costs. Certain property and equipment acquisitions and expenses related to the operations of the system have been allocated to the Partnership as out-of-pocket costs. Property and equipment acquisitions are allocated based on specific identification. Operating expenses are allocated to the Partnership based on the parent's estimate of its time spent managing the Partnership.


    REGIONALIZED SWITCHING SERVICE: These monthly charges are based on minutes of use.

                  PANAMA CITY CELLULAR TELEPHONE COMPANY, LTD.
                        (A FLORIDA LIMITED PARTNERSHIP)


             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


           NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997 (UNAUDITED)
                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

3) RELATED PARTY TRANSACTIONS (CONTINUED)
    CENTRALIZED BILLING SERVICE: The monthly charges are based on the number of bills printed.


    RECIPROCAL ROAMING REVENUE AND COST: The Partnership enjoys favorable reciprocal roaming arrangements with its affiliates. The revenue is included in service revenue in the statements of operations. Cost of incollect roaming related to these arrangements, is included in engineering, technical and other direct operating expenses in the statements of operations.


    401(K) MATCHING PROVISION: The Partnership's parent has a 401(k) plan with a noncontributory retirement feature and a matching provision for employees who meet length of service and other requirements. The Partnership participates in this plan and was allocated 401(k) retirement and matching expense.

    INTEREST ON ADVANCES: The balance of the advances from PWI and PCW and affiliates is a result of the allocation of property and equipment acquisitions, operating expenses and accrued interest thereon. The advances accrue interest at 2 percent above the prime rate.

    The Partnership's accounts payable and disbursement function are performed by its parent. Under this centralized system, all payments are made by the parent and all accounts payable are recorded by the parent.


    The following table indicates the amounts included in the accompanying statements of operations for the appropriate accounting periods ($ in thousands):



                                                                                FOR THE NINE                  FOR THE
                                                                                MONTHS ENDED                YEARS ENDED
                                                                               SEPTEMBER 30,               DECEMBER 31,
                                                                            --------------------  -------------------------------
                                                                              1998       1997       1997       1996       1995
                                                                            ---------  ---------  ---------  ---------  ---------
Management Fee............................................................  $     391  $     305  $     403  $     361  $     288
Operating Expenses........................................................        559        594        761        853        485
Switching Service.........................................................        123        113        151        133        196
Billing Service...........................................................        246        225        301        265        194
Roaming Revenue...........................................................        283        158        189        125        137
Roaming Cost..............................................................         97         64         93         41         55
401(k) Match..............................................................          9          8         11         18         14
Interest expense (income).................................................       (269)       (50)       (96)        67        102



4) COMMITMENTS AND CONTINGENCIES



    The Partnership is listed as a guarantor for PCW's $525 million 9 1/8% Series B Senior Secured Notes due 2006. All of PCW's direct or indirect subsidiaries are also listed as guarantors. The Partnership is involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company's Consolidated Financial Statements.

                  PANAMA CITY CELLULAR TELEPHONE COMPANY, LTD.
                        (A FLORIDA LIMITED PARTNERSHIP)


             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


           NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997 (UNAUDITED)
                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995


5) LEASES ($ IN THOUSANDS)


    The Partnership, as lessee, has various noncancelable leases for certain cellular plant facilities, office facilities, and office equipment, all of which are classified as operating leases. One of these leases is with a related party. Rent expense under these noncancelable leases amounted to $106 and $106 for the nine month periods ended September 30, 1998 and 1997 and $140, $142 and $126 for the years ended December 31, 1997, 1996 and 1995, respectively, of which $14 and $13 in 1996 and 1995, respectively, were paid to a related party.

    At December 31, 1997, the approximate minimum rental commitments under noncancelable operating leases were as follows:


                                                                                 RELATED
                                                                                  PARTY        OTHER
                                                                               -----------  -----------
Year ending December 31:
  1998.......................................................................   $      15    $     110
  1999.......................................................................      --               62
  2000.......................................................................      --               28
  2001.......................................................................      --               20
  2002.......................................................................      --               13
                                                                                      ---        -----
                                                                                $      15    $     233
                                                                                      ---        -----
                                                                                      ---        -----

                          INDEPENDENT AUDITORS' REPORT



The Partners



Panhandle Cellular Partnership:



    We have audited the accompanying consolidated balance sheet of Panhandle Cellular Partnership as of December 31, 1996, and the related consolidated statements of operations, partners' equity, and cash flows for each of the years in the two-year period ended December 31, 1996. These consolidated financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.



    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.



    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Panhandle Cellular Partnership as of December 31, 1996, and the results of their operations and their cash flows for each of the years in the two-year period ended December 31, 1996 in conformity with generally accepted accounting principles.



                                          KPMG Peat Marwick LLP



Des Moines, Iowa



January 30, 1997

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Partners of Panhandle Cellular Partnership:



    We have audited the accompanying consolidated balance sheet of Panhandle Cellular Partnership (a Florida Limited Partnership) as of December 31, 1997, and the related consolidated statements of operations, partners' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.



    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.



    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Panhandle Cellular Partnership as of December 31, 1997, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.



                                          /s/ Arthur Andersen LLP



New York, New York



November 25, 1998

                         PANHANDLE CELLULAR PARTNERSHIP

                          CONSOLIDATED BALANCE SHEETS


                                ($ IN THOUSANDS)



                                                                                 (UNAUDITED)       DECEMBER 31,
                                                                                SEPTEMBER 30,  --------------------
                                                                                    1998         1997       1996
                                                                                -------------  ---------  ---------
                                                 ASSETS
Current Assets:
  Cash........................................................................    $      28    $      13  $      17
  Trade accounts receivable, less allowance for doubtful accounts of $38 in
    1998, $42 in 1997 and $5 in 1996..........................................          939          842        972
  Inventory...................................................................          163           37        143
  Other current assets........................................................           19           18         20
                                                                                -------------  ---------  ---------
    Total current assets......................................................        1,149          910      1,152
                                                                                -------------  ---------  ---------
Property and equipment:
  Land and land improvements..................................................          295          295        209
  Buildings and leasehold improvements........................................          109          106        431
  Equipment and furnishings...................................................          235          252        236
  Cellular equipment..........................................................        5,017        5,008      7,095
                                                                                -------------  ---------  ---------
                                                                                      5,656        5,661      7,971
  Less accumulated depreciation and amortization..............................          723          184      2,983
                                                                                -------------  ---------  ---------
    Net property and equipment................................................        4,933        5,477      4,988
Licenses and other intangibles, less accumulated amortization of $835 in 1998,
  $30, in 1997 and $11 in 1996................................................       43,407       44,212          5
                                                                                -------------  ---------  ---------
                                                                                  $  49,489    $  50,599  $   6,145
                                                                                -------------  ---------  ---------
                                                                                -------------  ---------  ---------
                                    LIABILITIES AND PARTNERS' EQUITY
Current liabilities:
  Accrued salaries and benefits...............................................    $      23    $      50  $      49
  Other accrued expenses......................................................          178           60        206
  Deferred revenue............................................................          199          152        160
  Customer deposits...........................................................           52           25         25
                                                                                -------------  ---------  ---------
    Total current liabilities.................................................          452          287        440
Deferred income taxes.........................................................       14,583       14,863     --
Advances from affiliates......................................................       (5,757)      (1,905)       178
Minority interest.............................................................          542          517         55
                                                                                -------------  ---------  ---------
    Total liabilities.........................................................        9,820       13,762        673
Commitments and contingencies.................................................
Partners' equity..............................................................       39,669       36,837      5,472
                                                                                -------------  ---------  ---------
                                                                                  $  49,489    $  50,599  $   6,145
                                                                                -------------  ---------  ---------
                                                                                -------------  ---------  ---------


          See accompanying notes to consolidated financial statements.

                         PANHANDLE CELLULAR PARTNERSHIP

                     CONSOLIDATED STATEMENTS OF OPERATIONS


                                ($ IN THOUSANDS)



                                                                      (UNAUDITED)
                                                                   NINE MONTHS ENDED
                                                                                                  YEARS ENDED
                                                                     SEPTEMBER 30,               DECEMBER 31,
                                                                  --------------------  -------------------------------
                                                                    1998       1997       1997       1996       1995
                                                                  ---------  ---------  ---------  ---------  ---------
Revenue:
  Service revenue...............................................  $   7,227  $   5,818  $   7,650  $   6,770  $   5,342
  Equipment sales and installation..............................        585        287        403        441        410
                                                                  ---------  ---------  ---------  ---------  ---------
      Total revenue.............................................      7,812      6,105      8,053      7,211      5,752
                                                                  ---------  ---------  ---------  ---------  ---------
Operating expenses:
  Engineering, technical and other direct.......................      1,101        943      1,258      1,392      1,407
  Cost of equipment.............................................        917        592        807        916        822
  Sales and marketing...........................................        613        392        543        425        396
  General and administrative....................................      1,506      1,557      2,100      2,052      1,600
  Depreciation and amortization.................................      1,368        509        994        607        453
                                                                  ---------  ---------  ---------  ---------  ---------
      Total operating expenses..................................      5,505      3,993      5,702      5,392      4,678
                                                                  ---------  ---------  ---------  ---------  ---------
      Operating income..........................................      2,307      2,112      2,351      1,819      1,074
                                                                  ---------  ---------  ---------  ---------  ---------
Other expense:
  Interest income (expense).....................................        271         50         97        (66)      (102)
  Loss on sale of property and equipment........................     --         --         --         --           (327)
                                                                  ---------  ---------  ---------  ---------  ---------
      Total other income (expense)..............................        271         50         97        (66)      (429)
                                                                  ---------  ---------  ---------  ---------  ---------
Minority interest...............................................        (26)       (21)       (24)       (17)        (6)
                                                                  ---------  ---------  ---------  ---------  ---------
      Net income before taxes...................................      2,552      2,141      2,424      1,736        639
Tax benefit.....................................................        280     --             93     --         --
                                                                  ---------  ---------  ---------  ---------  ---------
      Net income................................................  $   2,832  $   2,141  $   2,517  $   1,736  $     639
                                                                  ---------  ---------  ---------  ---------  ---------
                                                                  ---------  ---------  ---------  ---------  ---------


                         STATEMENT OF PARTNERS' EQUITY


                                                                                       TOTAL
                                                                                     ---------
Balance at December 31, 1994.......................................................  $   3,097
Net income.........................................................................        639
                                                                                     ---------
Balance at December 31, 1995.......................................................      3,736
Net income.........................................................................      1,736
                                                                                     ---------
Balance at December 31, 1996.......................................................      5,472
Net income.........................................................................      2,517
'Push-down" of Price Communication Wireless Inc.'s acquisition price...............     28,848
                                                                                     ---------
Balance at December 31, 1997.......................................................     36,837
Net income.........................................................................      2,832
                                                                                     ---------
Balance at September 30, 1998 (Unaudited)..........................................  $  39,669
                                                                                     ---------
                                                                                     ---------


          See accompanying notes to consolidated financial statements.

                         PANHANDLE CELLULAR PARTNERSHIP

                     CONSOLIDATED STATEMENTS OF CASH FLOWS


                                ($ IN THOUSANDS)



                                                                 (UNAUDITED)
                                                              NINE MONTHS ENDED              YEARS ENDED
                                                                SEPTEMBER 30,                DECEMBER 31,
                                                             --------------------  --------------------------------
                                                               1998       1997       1997        1996       1995
                                                             ---------  ---------  ---------  ----------  ---------
Cash flows from operating activities:
  Net income...............................................  $   2,832  $   2,141  $   2,517  $    1,736  $     639
                                                             ---------  ---------  ---------  ----------  ---------
  Adjustments to reconcile net income to net cash provided
    by operating activities:
    Depreciation and amortization..........................      1,368        509        994         607        453
    Minority interest share of income......................         26         21         24          17          6
    Loss on sale of property and equipment.................     --         --         --          --            327
    (Increase) decrease in trade accounts receivable.......        (98)        96        131         (73)      (326)
    (Increase) decrease in inventory.......................       (126)        74        106         (11)       119
    (Increase) decrease in other current assets............         (2)       (13)         2          16        (16)
    Increase (decrease) in accrued expenses................         92        (40)      (146)       (189)       324
    (Decrease) increase in accrued interest due to
      affiliates...........................................     --         --         --            (102)       102
    Increase (decrease) in deferred revenue................         46          2         (8)         13         49
    Decrease in deferred income taxes......................       (280)    --            (93)     --         --
    Increase (decrease) in customer deposits...............         27          5     --               7         (3)
                                                             ---------  ---------  ---------  ----------  ---------
      Total adjustments....................................      1,053        654      1,010         285      1,035
                                                             ---------  ---------  ---------  ----------  ---------
      Net cash provided by operating activities............      3,885      2,795      3,527       2,021      1,674
                                                             ---------  ---------  ---------  ----------  ---------
Cash flows from investing activities:
    Proceeds from sale of property and equipment...........     --         --         --          --             31
    Purchases of property and equipment....................        (15)      (986)    (1,182)       (871)    (2,125)
    Purchase of other intangibles..........................         (3)       (17)      (266)         (3)    --
                                                             ---------  ---------  ---------  ----------  ---------
      Net cash used in investing activities................        (18)    (1,003)    (1,448)       (874)    (2,094)
                                                             ---------  ---------  ---------  ----------  ---------
Cash flows from financing activities:
  Advances (to) from affiliates, net.......................     (3,852)    (1,784)    (2,083)     (1,176)       443
                                                             ---------  ---------  ---------  ----------  ---------
      Net increase (decrease) in cash......................         15          8         (4)        (29)        23
Cash at beginning of year..................................         13         17         17          46         23
                                                             ---------  ---------  ---------  ----------  ---------
Cash at end of period......................................  $      28  $      25  $      13  $       17  $      46
                                                             ---------  ---------  ---------  ----------  ---------
                                                             ---------  ---------  ---------  ----------  ---------
Supplemental disclosure of cash flow information--
  Cash paid during the period for interest.................  $  --      $     253  $     254  $      169  $  --
                                                             ---------  ---------  ---------  ----------  ---------
                                                             ---------  ---------  ---------  ----------  ---------


Supplemental disclosures of noncash investing and financing activities:


    During 1995, the Partnership transferred certain property and equipment with a depreciated cost of $13 to a related party by decreasing the advances from Palmer Wireless, Inc. and affiliates. No gain or loss was recognized on the transfer.


          See accompanying notes to consolidated financial statements.

                         PANHANDLE CELLULAR PARTNERSHIP


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


           NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997 (UNAUDITED)
                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    PARTNERSHIP OPERATIONS


    Panhandle Cellular Partnership. (the "Partnership") was formed on January 1, 1987, to construct and operate non-wireline cellular telephone systems in the Panama City, Florida, Metropolitan Statistical Area. The Partnership is the 99.01% partner of Panama City Cellular Telephone Co., Ltd. which was formed on April 1, 1988 and whose financial statements are included elsewhere in this document. On July 25, 1991, Palmer Cellular Partnership ("PCP"), a subsidiary of Palmer Communications Incorporated ("Palmer"), acquired an interest in the Partnership.


    In March of 1995, Palmer Wireless, Inc. ("PWI") issued common stock for 100 percent of the partnership interests of PCP. Palmer owns a majority interest in PWI. Since this exchange was between related parties, it was accounted for in a manner similar to a pooling of interests. References to PWI in the accompanying financial statements and notes to financial statements include the activity of PWI and its predecessor, PCP.

    On May 23, 1997, Price Communications Wireless , Inc. ("PCW") and PWI entered into a plan of merger whereby PCW merged into PWI with PWI as the surviving corporation. On October 6, 1997, the merger was completed and PWI changed its name to PCW. The direct owner of the Partnership is Palmer Wireless Holdings, Inc. ("Holdings") which has a 78.41% ownership interest. Holdings, which was formed in January, 1994, is 100% owned by PCW.


    The Partnership's subsidiary is the 100% owner of Price Communications Wireless IX, Inc., the license holder for the Panama City MSA.


    BASIS OF PRESENTATION


    PWI owned approximately 77.7% of the Partnership at December 31, 1996. The accompanying 1995 and 1996 financial statements have been prepared on the basis of historical cost. The assets of the Partnership were not revalued in connection with the acquisition by PCP or the subsequent transfer to PWI.



    For financial reporting purposes, PCW revalued its assets and liabilities as of October 6, 1997 to reflect the price paid by Price Communications Corporation to acquire 100% of PWI's common stock, a process generally referred to as "push down accounting". On October 6, 1997, PCW allocated the purchase price to each of the markets purchased and the Partnership revalued its assets and liabilities to reflect this allocation. The allocation of the purchase price resulted in licenses of approximately $44.2 million, which are being amortized over a period of 40 years.


    The accompanying financial statements do not include the assets and liabilities of the partners.

    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management of the Partnership to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the

                         PANHANDLE CELLULAR PARTNERSHIP

           NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997 (UNAUDITED)
                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    INVENTORY

    Inventory consisting primarily of cellular telephones and telephone parts is stated at the lower of cost or market. Cost is determined using the first-in, first-out (FIFO) method.

    PROPERTY AND EQUIPMENT


    The cost of additions and improvements are capitalized while maintenance and repairs are charged to expense when incurred. Property and equipment are stated at cost. Depreciation is provided principally using the straight-line method over the estimated useful lives ranging from 5 to 20 years.


    ACQUISITIONS AND LICENSES

    The cost of acquired companies is allocated first to the identifiable assets, including licenses based on the fair market value of such assets at the date of acquisition (as determined by independent appraisers or management). The excess of the total consideration over the amounts assigned to identifiable assets is recorded as goodwill. Licenses and goodwill are being amortized on a straight-line basis over a 40-year period. Subsequent to the acquisition of the license, the Partnership continually evaluates whether later events and circumstances have occurred that indicate the remaining estimated useful life of the license or licenses may warrant revision or that the remaining balance of the license rights may not be recoverable. The Partnership utilizes projected undiscounted cash flows over the remaining life of the license or licenses and sales of comparable businesses to evaluate the recorded value of these licenses. The assessment of the recoverability of the remaining balance of the license rights will be impacted if projected cash flows are not achieved.

    OTHER INTANGIBLE ASSETS

    Other intangible assets consist primarily of subscriber lists, which are being amortized using the straight-line method over 10 years.

    REVENUE RECOGNITION

    Service revenue includes local subscriber revenue.

    The Partnership earns local subscriber revenue by providing access to the cellular network (access revenue) or, as applicable, for usage of the cellular network (airtime revenue). Access revenue is billed one month in advance and is recognized when earned. Airtime revenue is recognized when the service is rendered.

    Roamer revenue represents revenue earned by the Partnership for usage of the cellular network by subscribers of other cellular carriers. Roamer revenue is recognized when the services are rendered.

    Equipment sales and installation revenue is recognized upon delivery or installation of the equipment to the customer.

                         PANHANDLE CELLULAR PARTNERSHIP

           NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997 (UNAUDITED)
                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    OPERATING EXPENSES--ENGINEERING, TECHNICAL, AND OTHER DIRECT

    Engineering, technical, and other direct operating expenses represent certain costs of providing cellular telephone service to customers. These costs include incollect roaming expense. Incollect roaming expense is the result of subscribers using cellular networks of other cellular carriers. Incollect roaming revenue is netted against the incollect roaming expense to determine net incollect roaming expense.

    INCOME TAXES


    The Consolidated Financial Statements prior to the adjustment of the value of the licenses made no provision for income taxes, as income or losses of the Partnership are to be included in the income tax returns of the individual partners. Such income or losses are proportionately allocated to the partners based upon their ownership interests. At September 30, 1998 and December 31, 1997, the Consolidated Balance Sheets include a net deferred tax liability as a result of the difference between the tax and book basis of the license as a result of the valuation on October 7, 1997. This difference is being amortized over a 40 year period and accordingly the Consolidated Statements of Operations reflect a tax credit for the appropriate periods.


2) PARTNERS' EQUITY

    In accordance with the Partnership agreement, the partners' proportionate share in cash distributions from current operations and net income or loss is calculated by dividing the partners' capital contribution by total partners' capital contributions.

    The allocation of gain or loss to the partners arising from the sale of property will be in the same proportion as their share of net income or net loss of the Partnership.

3) RELATED PARTY TRANSACTIONS

    The Partnership has various agreements with its parent whereby the Partnership is charged or can charge other related entities various items. Among these are the following arrangements:


    CONSULTING AGREEMENT with its parent for the management of the day-to-day operations of the Partnership. The agreement provides for a monthly management fee based upon 5 percent of revenues. The agreement also provides for reimbursement of out-of-pocket costs. Certain property and equipment acquisitions and expenses related to the operations of the system have been allocated to the Partnership as out-of-pocket costs. Property and equipment acquisitions are allocated based on specific identification. Operating expenses are allocated to the Partnership based on the parent's estimate of its time spent managing the Partnership.


    REGIONALIZED SWITCHING SERVICE: These monthly charges are based on minutes of use.

    CENTRALIZED BILLING SERVICE: The monthly charges are based on the number of bills printed.

    RECIPROCAL ROAMING REVENUE AND COST: The Partnership enjoys favorable reciprocal roaming arrangements with its affiliates. The revenue is included in service revenue in the statements of operations. Cost of

                         PANHANDLE CELLULAR PARTNERSHIP

           NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997 (UNAUDITED)
                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

3) RELATED PARTY TRANSACTIONS (CONTINUED)

incollect roaming related to these arrangements, is included in engineering, technical and other direct operating expenses in the statements of operations.


    401(K) MATCHING PROVISION: The Partnership's parent has a 401(k) plan with a noncontributory retirement feature and a matching provision for employees who meet length of service and other requirements. The Partnership participates in this plan and was allocated 401(k) retirement and matching expense.

    INTEREST ON ADVANCES: The balance of the advances from PWI and PCW and affiliates is a result of the allocation of property and equipment acquisitions, operating expenses and accrued interest thereon. The advances accrue interest at 2 percent above the prime rate.

    The Partnership's accounts payable and disbursement function are performed by its parent. Under this centralized system, all payments are made by the parent and all accounts payable are recorded by the parent.


    The following table indicates the amounts included in the accompanying statements of operations for the appropriate accounting periods ($ in thousands):



                                                                                FOR THE NINE                  FOR THE
                                                                                MONTHS ENDED                YEARS ENDED
                                                                               SEPTEMBER 30,               DECEMBER 31,
                                                                            --------------------  -------------------------------
                                                                              1998       1997       1997       1996       1995
                                                                            ---------  ---------  ---------  ---------  ---------
Management Fee............................................................  $     391  $     305  $     403  $     361  $     288
Operating Expenses........................................................        559        594        761        853        485
Switching Service.........................................................        123        113        151        133        196
Billing Service...........................................................        246        225        301        265        194
Roaming Revenue...........................................................        283        158        189        125        137
Roaming Cost..............................................................         97         64         93         41         55
401(k) Match..............................................................          9          8         11         18         14
Interest expense (income).................................................       (269)       (50)       (96)        67        102



4) COMMITMENTS AND CONTINGENCIES



    The Partnership is listed as a guarantor for PCW's $525 million 9 1/8% Series B Senior Secured Notes due 2006. All of PCW's direct or indirect subsidiaries are also listed as guarantors. The Partnership is involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Partnership's Consolidated Financial Statements.



5) LEASES ($ IN THOUSANDS)


    The Partnership, as lessee, has various noncancelable leases for certain cellular plant facilities, office facilities, and office equipment, all of which are classified as operating leases. One of these leases is with a related party. Rent expense under these noncancelable leases amounted to $106 for the nine month periods ended September 30, 1998 and 1997 and $140, $142 and $126 for the years ended December 31,

                         PANHANDLE CELLULAR PARTNERSHIP

           NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997 (UNAUDITED)
                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995


5) LEASES ($ IN THOUSANDS) (CONTINUED)

1997, 1996 and 1995, respectively, of which $14 and $13 in 1996 and 1995, respectively, were paid to a related party.

    At December 31, 1997, the approximate minimum rental commitments under noncancelable operating leases were as follows:


                                                                                 RELATED
                                                                                  PARTY        OTHER
                                                                               -----------  -----------
Year ending December 31:
  1998.......................................................................   $      15    $     110
  1999.......................................................................      --               62
  2000.......................................................................      --               28
  2001.......................................................................      --               20
  2002.......................................................................      --               13
                                                                                      ---        -----
                                                                                $      15    $     233
                                                                                      ---        -----
                                                                                      ---        -----

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Partners of Savannah Cellular Limited Partnership:



    We have audited the accompanying consolidated balance sheet of Savannah Cellular Limited Partnership (a Delaware Limited Partnership) as of December 31, 1997, and the related consolidated statements of operations, partners' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.



    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.



    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Savannah Cellular Limited Partnership as of December 31, 1997, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.



                                          /s/ Arthur Andersen LLP



New York, New York



November 25, 1998

                          INDEPENDENT AUDITORS' REPORT



The Partners



Savannah Cellular Limited Partnership:



    We have audited the accompanying consolidated balance sheet of Savannah Cellular Limited Partnership (a Delaware Limited Partnership) as of December 31, 1996 and the related consolidated statements of operations, partners' equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.



    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.



    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Savannah Cellular Limited Partnership (a Delaware Limited Partnership) as of December 31, 1996, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.



                                          KPMG Peat Marwick LLP



Des Moines, Iowa



January 30, 1997

                     SAVANNAH CELLULAR LIMITED PARTNERSHIP

                        (A DELAWARE LIMITED PARTNERSHIP)

                           CONSOLIDATED BALANCE SHEET


                                ($ IN THOUSANDS)



                                                                                (UNAUDITED)       DECEMBER 31,
                                                                               SEPTEMBER 30,  --------------------
                                                                                   1998         1997       1996
                                                                               -------------  ---------  ---------
                                                ASSETS
Current Assets:
  Cash.......................................................................    $     (17)   $      24  $      48
  Trade accounts receivable, less allowance for doubtful accounts of $223 in
    1998, $265 in 1997 and $349 in 1996......................................        1,853          950        872
  Inventory..................................................................          377           91        252
  Other current assets.......................................................           42           35         26
                                                                               -------------  ---------  ---------
    Total current assets.....................................................        2,255        1,100      1,198
                                                                               -------------  ---------  ---------
Property and equipment:
  Land and land improvements.................................................          716          704        759
  Buildings and leasehold improvements.......................................          975          812        479
  Equipment and furnishings..................................................          278          240        245
  Cellular equipment.........................................................       10,376       10,265     11,794
                                                                               -------------  ---------  ---------
                                                                                    12,345       12,021     13,277
  Less accumulated depreciation and amortization.............................        2,097        1,036      5,119
                                                                               -------------  ---------  ---------
    Net property and equipment...............................................       10,248       10,985      8,158
                                                                               -------------  ---------  ---------
Licenses and other intangibles, less accumulated amortization of $2,043 in
  1998, $536 in 1997 and $1,412 in 1996......................................       76,909       78,416     51,330
                                                                               -------------  ---------  ---------
                                                                                 $  89,412    $  90,501  $  60,686
                                                                               -------------  ---------  ---------
                                                                               -------------  ---------  ---------
                                   LIABILITIES AND PARTNERS' EQUITY
Current liabilities:
  Accrued salaries and benefits..............................................    $      63    $     135  $      77
  Other accrued expenses.....................................................          235           95        298
  Deferred revenue...........................................................          373          184        165
  Customer deposits..........................................................           46           59         64
                                                                               -------------  ---------  ---------
    Total current liabilities................................................          717          473        604
Deferred income taxes........................................................       26,023       26,523     --
Advances from affiliates.....................................................        2,252        6,742      8,256
                                                                               -------------  ---------  ---------
    Total liabilities........................................................       28,992       33,738      8,860
Commitments and contingencies................................................
Partners' equity.............................................................       60,420       56,763     51,826
                                                                               -------------  ---------  ---------
                                                                                 $  89,412    $  90,501  $  60,686
                                                                               -------------  ---------  ---------
                                                                               -------------  ---------  ---------


          See accompanying notes to consolidated financial statements.

                      SAVANNAH CELLULAR LIMITED PARTNERHIP

                        (A DELAWARE LIMITED PARTNERSHIP)


                      CONSOLIDATED STATEMENT OF OPERATIONS



                                ($ IN THOUSANDS)



                                                                            (UNAUDITED)
                                                                         NINE MONTHS ENDED        YEARS ENDED
                                                                           SEPTEMBER 30,          DECEMBER 31,
                                                                        --------------------  --------------------
                                                                          1998       1997       1997       1996
                                                                        ---------  ---------  ---------  ---------
Revenue:
  Service revenue.....................................................  $  13,012  $  10,637  $  14,264  $  13,309
  Equipment sales and installation....................................        874        397        611        501
                                                                        ---------  ---------  ---------  ---------
      Total revenue...................................................     13,886     11,034     14,875     13,810
                                                                        ---------  ---------  ---------  ---------
Operating expenses:
  Engineering, technical and other direct.............................      2,550      2,095      2,854      2,909
  Cost of equipment...................................................      1,503      1,195      1,623      1,211
  Sales and marketing.................................................      1,701        848      1,238      1,118
  General and administrative..........................................      2,069      1,894      2,570      2,421
  Depreciation and amortization.......................................      2,568      1,175      2,104      2,439
                                                                        ---------  ---------  ---------  ---------
      Total operating expenses........................................     10,391      7,207     10,389     10,098
                                                                        ---------  ---------  ---------  ---------
      Operating income................................................      3,495      3,827      4,486      3,712
Loss on sale of assets................................................     --             10         10     --
Interest expense......................................................        338        566        746      1,009
                                                                        ---------  ---------  ---------  ---------
      Net income before taxes.........................................      3,157      3,251      3,730      2,703
Tax benefit...........................................................        500     --            167     --
                                                                        ---------  ---------  ---------  ---------
      Net income......................................................  $   3,657  $   3,251  $   3,897  $   2,703
                                                                        ---------  ---------  ---------  ---------
                                                                        ---------  ---------  ---------  ---------


                         STATEMENT OF PARTNERS' EQUITY


Balance at December 31, 1995.......................................  $  49,123
Net income.........................................................      2,703
                                                                     ---------
Balance at December 31, 1996.......................................     51,826
Net income.........................................................      3,897
"Push-down" of Price Communications Wireless, Inc.'s acquisition
  price............................................................      1,040
                                                                     ---------
Balance at December 31, 1997.......................................     56,763
Net income.........................................................      3,657
                                                                     ---------
Balance at September 30, 1998......................................  $  60,420
                                                                     ---------
                                                                     ---------


          See accompanying notes to consolidated financial statements.

                     SAVANNAH CELLULAR LIMITED PARTNERHSIP

                        (A DELAWARE LIMITED PARTNERSHIP)

                      CONSOLIDATED STATEMENT OF CASH FLOWS


                                ($ IN THOUSANDS)



                                                                                 (UNAUDITED)
                                                                              NINE MONTHS ENDED
                                                                                                       YEARS ENDED
                                                                                SEPTEMBER 30,          DECEMBER 31,
                                                                             --------------------  --------------------
                                                                               1998       1997       1997       1996
                                                                             ---------  ---------  ---------  ---------
Cash flows from operating activities:
  Net income...............................................................  $   3,657  $   3,251  $   3,897  $   2,703
                                                                             ---------  ---------  ---------  ---------
  Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation and amortization..........................................      2,568      1,175      2,104      2,439
    (Increase) decrease in trade accounts receivable.......................       (903)       (48)       (78)     1,429
    (Increase) decrease in inventory.......................................       (286)       252        161       (156)
    Increase in other current assets.......................................         (7)       (18)        (9)        (2)
    Increase (decrease) in accrued expenses................................         68       (177)      (145)      (319)
    Increase in deferred revenue...........................................        189         19         19        109
    Decrease in deterred income taxes......................................       (500)    --           (167)    --
    Decrease in customer deposits..........................................        (14)        (3)        (4)       (13)
                                                                             ---------  ---------  ---------  ---------
      Total adjustments....................................................      1,115      1,200      1,881      3,487
                                                                             ---------  ---------  ---------  ---------
      Net cash provided by operating activities............................      4,772      4,451      5,778      6,190
Cash flows from investing activities:
  Purchases of property and equipment......................................       (322)    (2,830)    (4,288)    (2,516)
Cash flows from financing activities:
  Advances to affiliates, net..............................................     (4,491)    (1,647)    (1,514)    (3,630)
                                                                             ---------  ---------  ---------  ---------
      Net (decrease) increase in cash......................................        (41)       (26)       (24)        44
Cash at beginning of year..................................................         24         48         48          4
                                                                             ---------  ---------  ---------  ---------
Cash at end of period......................................................  $     (17) $      22  $      24  $      48
                                                                             ---------  ---------  ---------  ---------
                                                                             ---------  ---------  ---------  ---------
Supplemental disclosure of cash flow information--
  Cash paid during the period for interest.................................  $     338  $     566  $     747  $   1,009
                                                                             ---------  ---------  ---------  ---------
                                                                             ---------  ---------  ---------  ---------



                See accompanying notes to financial statements.

                     SAVANNAH CELLULAR LIMITED PARTNERSHIP
                        (A DELAWARE LIMITED PARTNERSHIP)


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


           NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997 (UNAUDITED)
                     YEARS ENDED DECEMBER 31, 1997 AND 1996

1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    PARTNERSHIP OPERATIONS

    Savannah Cellular Limited Partnership (the "Partnership") was formed on June 21, 1987, to construct and operate certain non-wireline cellular telephone systems in Bryan, Chatham and Effingham counties, Georgia. On December 1, 1995, Palmer Wireless Holdings, Inc. ("Holdings"), a subsidiary of Palmer Wireless, Inc. ("PWI"), acquired Georgia Metronet, Inc., which owned 47.6226 percent of the Partnership directly through its 100 percent ownership of the Savannah General Partnership, the general partner of the Partnership. As such, Holdings purchased 97.8816 percent of the Partnership's general and limited partnership interests on December 1, 1995.


    On May 23, 1997, Price Communications Wireless, Inc. ("PCW") and PWI entered into a plan of merger whereby PCW merged into PWI with PWI as the surviving corporation. On October 6, 1997, the merger was completed and PWI changed its name to PCW. The direct owner of the Partnership is Holdings which was formed in January, 1994. PCW is the 100% owner of Holdings.



    The partnership is the 100% owner of Price Communications Wireless VIII, Inc., the license holder for the Savannah MSA.


    BASIS OF PRESENTATION


    For financial reporting purposes, PCW revalued its assets and liabilities as of October 6, 1997 to reflect the price paid by Price Communications Corporation to acquire 100% of PWI's common stock, a process generally referred to as "push down accounting". On October 6, 1997, PCW allocated the purchase price to each of the markets purchased and the partnership revalued its assets and liabilities to reflect this allocation. The allocation of the purchase price resulted in licenses of approximately $79.0 million, which are being amortized over a period of 40 years. Prior to October 6, 1997, Holdings also utilized "push down accounting".


    The accompanying financial statements do not include the assets and liabilities of the partners.

    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management of the Partnership to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    INVENTORY

    Inventory consisting primarily of cellular telephones and telephone parts is stated at the lower of cost or market. Cost is determined using the first-in, first-out (FIFO) method.

                     SAVANNAH CELLULAR LIMITED PARTNERSHIP
                        (A DELAWARE LIMITED PARTNERSHIP)


             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


           NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997 (UNAUDITED)
                     YEARS ENDED DECEMBER 31, 1997 AND 1996

1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    PROPERTY AND EQUIPMENT


    The cost of additions and improvements are capitalized while maintenance and repairs are charged to expense when incurred.


    Property and equipment are stated at cost. Depreciation is provided principally using the straight-line method over the estimated useful lives ranging from 5 to 20 years.

    ACQUISITIONS AND LICENSES

    The cost of acquired companies is allocated first to the identifiable assets, including licenses based on the fair market value of such assets at the date of acquisition (as determined by independent appraisers or management). The excess of the total consideration over the amounts assigned to identifiable assets is recorded as goodwill. Licenses and goodwill are being amortized on a straight-line basis over a 40-year period. Subsequent to the acquisition of the license, the Partnership continually evaluates whether later events and circumstances have occurred that indicate the remaining estimated useful life of the license or licenses may warrant revision or that the remaining balance of the license rights may not be recoverable. The Partnership utilizes projected undiscounted cash flows over the remaining life of the license or licenses and sales of comparable businesses to evaluate the recorded value of these licenses. The assessment of the recoverability of the remaining balance of the license rights will be impacted if projected cash flows are not achieved.

    REVENUE RECOGNITION

    Service revenue includes local subscriber revenue and roamer revenue.

    The Partnership earns local subscriber revenue by providing access to the cellular network (access revenue) or, as applicable, for usage of the cellular network (airtime revenue). Access revenue is billed one month in advance and is recognized when earned. Airtime revenue is recognized when the service is rendered.

    Roamer revenue represents revenue earned by the Partnership for usage of the cellular network by subscribers of other cellular carriers. Roamer revenue is recognized when the services are rendered.

    Equipment sales and installation revenue is recognized upon delivery or installation of the equipment to the customer.

    OPERATING EXPENSES--ENGINEERING, TECHNICAL, AND OTHER DIRECT

    Engineering, technical, and other direct operating expenses represent certain costs of providing cellular telephone service to customers. These costs include incollect roaming expense. Incollect roaming expense is the result of subscribers using cellular networks of other cellular carriers. Incollect roaming revenue is netted against the incollect roaming expense to determine net incollect roaming expense.

                     SAVANNAH CELLULAR LIMITED PARTNERSHIP
                        (A DELAWARE LIMITED PARTNERSHIP)


             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


           NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997 (UNAUDITED)
                     YEARS ENDED DECEMBER 31, 1997 AND 1996

1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    INCOME TAX


    The Consolidated Financial Statements prior to the adjustment of the value of the licenses made no provision for income taxes, as income and losses of the Partnership are included in the income tax returns of the individual partners. At September 30, 1998 and December 31, 1997, the Consolidated Balance Sheets include a net deferred tax liability as a result of the difference between the tax and book basis of the license as a result of the valuation on October 7, 1997. This difference is being amortized over a 40 year period and accordingly the Consolidated Statements of Operations reflect a benefit for the appropriate periods.


2) PARTNERS' EQUITY

    In accordance with the Partnership agreement, for financial and tax reporting purposes, the income or loss from operations of the Partnership will be allocated to the partners in accordance with their respective ownership of outstanding partnership units. However, to the extent any loss allocation exceeds a partner's financial or tax reporting capital account, the loss will be allocated among the remaining partners having the economic risk of loss. The burden of economic risk corresponds to liabilities in which a partner has the economic risk of loss. Net income will be allocated first to those partners that were previously allocated losses.

    The allocation of gain or loss to the partners arising from the sale of property will be in the same proportion as they share net income or note loss of the Partnership.

3) RELATED PARTY TRANSACTIONS

    The Partnership has various agreements with its parent whereby the Partnership is charged or can charge other related entities various items. Among these are the following arrangements:


    CONSULTING AGREEMENT with its parent for the management of the day-to-day operations of the Company. The agreement provides for reimbursement of out-of-pocket costs. Certain property and equipment acquisitions and expenses related to the operations of the system have been allocated to the Partnership as out-of-pocket costs. Property and equipment acquisitions are allocated based on specific identification. Operating expenses are allocated to the Partnership based on the parent's estimate of its time spent managing the Partnership.


    REGIONALIZED SWITCHING SERVICE: These monthly charges are based on minutes of use.

    CENTRALIZED BILLING SERVICE: The monthly charges are based on the number of bills printed.


    RECIPROCAL ROAMING REVENUE AND COST: The Partnership enjoys favorable reciprocal roaming arrangements with its affiliates. The revenue is included in service revenue in the statements of operations. Cost of incollect roaming related to these arrangements, is included in engineering, technical and other direct operating expenses in the statements of operations.


    401(K) MATCHING PROVISION: The Partnership's parent has a 401(k) plan with a noncontributory retirement feature and a matching provision for employees who meet length of service and other

                     SAVANNAH CELLULAR LIMITED PARTNERSHIP
                        (A DELAWARE LIMITED PARTNERSHIP)


             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


           NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997 (UNAUDITED)
                     YEARS ENDED DECEMBER 31, 1997 AND 1996

3) RELATED PARTY TRANSACTIONS (CONTINUED) requirements. The Partnership participates in this plan and was allocated 401(k) retirement and matching expense.

    INTEREST ON ADVANCES: The balance of the advances from PWI and PCW and affiliates is a result of the allocation of property and equipment acquisitions, operating expenses and accrued interest thereon. The advances accrue interest at 2 percent above the prime rate.

    The Partnership's accounts payable and disbursement function are performed by its parent. Under this centralized system, all payments are made by the parent and all accounts payable are recorded by the parent.


    The following table indicates the amounts included in the accompanying statements of operations for the appropriate accounting periods ($ in thousands):



                                                                                 FOR THE NINE            FOR THE
                                                                                 MONTHS ENDED          YEARS ENDED
                                                                                SEPTEMBER 30,          DECEMBER 31,
                                                                             --------------------  --------------------
                                                                               1998       1997       1997       1996
                                                                             ---------  ---------  ---------  ---------
Operating Expenses.........................................................  $   1,036  $   1,049  $   1,347  $   1,346
Switching Service..........................................................        229        182        249        173
Billing Service............................................................        460        365        497        345
Roaming Revenue............................................................        806        585        795        567
Roaming Cost...............................................................        854        533        749        339
401(k) Match...............................................................         12         10         14         25
Interest...................................................................        338        566        747      1,009


4) COMMITMENTS AND CONTINGENCIES


    The Partnership is listed as a guarantor for PCW's $525 million 9 1/8% Series B Senior Secured Notes due 2006. All of PCW's direct or indirect subsidiaries are also listed as guarantors. The Company is involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company's Consolidated Financial Statements.



5) LEASES ($ IN THOUSANDS)



    The Partnership, as lessee, has various noncancelable leases for certain cellular plant facilities, office facilities, and office equipment, all of which are classified as operating leases. Rent expenses under these noncancelable leases was $191 and $170 for the nine month periods ended September 30, 1998 and 1997 and $227 and $267 for the years ended December 31, 1997 and 1996. At December 31, 1997, the approximate minimum rental commitments under noncancelable operating leases were as follows:

                     SAVANNAH CELLULAR LIMITED PARTNERSHIP
                        (A DELAWARE LIMITED PARTNERSHIP)


             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


           NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997 (UNAUDITED)
                     YEARS ENDED DECEMBER 31, 1997 AND 1996


5) LEASES ($ IN THOUSANDS) (CONTINUED)

    Year ending December 31:

1998.................................................................  $     228
1999.................................................................        203
2000.................................................................        188
2001.................................................................        102
2002.................................................................         43
Thereafter...........................................................          8
                                                                       ---------
                                                                       $     772
                                                                       ---------
                                                                       ---------

                            CEI COMMUNICATIONS, INC.



                                 BALANCE SHEETS



                                ($ IN THOUSANDS)



                                  (UNAUDITED)



                                                                                                          DECEMBER 31,
                                                                                     SEPTEMBER 30,    --------------------
                                                                                          1998          1997       1996
                                                                                     ---------------  ---------  ---------
                                                          ASSETS

Investment in Macon Cellular Telephone Systems Limited Partnership.................     $     695     $     573  $     553
                                                                                            -----     ---------  ---------
                                                                                            -----     ---------  ---------

Commitments and contingencies......................................................

                                                          EQUITY

Common Stock, $1.00 par value, 150,000 shares authorized, 500 shares issued and
  outstanding......................................................................     $  --         $  --      $  --

Retained earnings..................................................................     $     695     $     573  $     553
                                                                                            -----     ---------  ---------

                                                                                        $     695     $     573  $     553
                                                                                            -----     ---------  ---------
                                                                                            -----     ---------  ---------



                See accompanying notes to financial statements.

                            CEI COMMUNICATIONS, INC.



                            STATEMENTS OF OPERATIONS



                                ($ IN THOUSANDS)



                                  (UNAUDITED)



                                                                             NINE MONTHS ENDED
                                                                                                            YEARS ENDED
                                                                               SEPTEMBER 30,               DECEMBER 31,
                                                                            --------------------  -------------------------------
                                                                              1998       1997       1997       1996       1995
                                                                            ---------  ---------  ---------  ---------  ---------

Partnership income from Macon Cellular Telephone Systems..................  $      71  $      51  $      70  $      66  $      54

    Limited Partnership...................................................

Retained earning beginning of year........................................        624        573        503        437        383
                                                                            ---------  ---------  ---------  ---------  ---------

Retained earnings end of period...........................................  $     695  $     624  $     573  $     503  $     437
                                                                            ---------  ---------  ---------  ---------  ---------
                                                                            ---------  ---------  ---------  ---------  ---------



                See accompanying notes to financial statements.

                            CEI COMMUNICATIONS, INC.



                            STATEMENTS OF CASH FLOWS



                                ($ IN THOUSANDS)
                                  (UNAUDITED)



                                                                               NINE MONTHS ENDED
                                                                                                              YEARS ENDED
                                                                                 SEPTEMBER 30,               DECEMBER 31,
                                                                              --------------------  -------------------------------
                                                                                1998       1997       1997       1996       1995
                                                                              ---------  ---------  ---------  ---------  ---------

Net income..................................................................  $      71  $      51  $      70  $      66  $      54

Increase in investment account..............................................        (71)       (51)       (70)       (66)       (54)
                                                                                    ---        ---        ---        ---        ---

Increase in cash............................................................  $       0  $       0  $       0  $       0  $       0
                                                                                    ---        ---        ---        ---        ---
                                                                                    ---        ---        ---        ---        ---



                See accompanying notes to financial statements.

                            CEI COMMUNICATIONS INC.



                    NOTES TO UNAUDITED FINANCIAL STATEMENTS



                 NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997



                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995



1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES



    BASIS OF PRESENTATION CII Communications, Inc. (the "Company") has a 1.06% partnership interest in Macon Cellular Telephone Systems Limited Partnership. The Company is owned 100% by Palmer Wireless Holdings, Inc.



2) COMMITMENTS AND CONTINGENCIES



    The Company is listed as a guarantor for Price Communications Wireless, Inc.'s $525 million 9 1/8% Series B Senior Secured Notes due 2006. Price Communications Wireless Inc. ("PCW") is the parent of Palmer Wireless Holdings, Inc. All of PCW's direct and indirect subsidiaries are also listed as guarantors.

                        PANAMA CITY COMMUNICATIONS, INC.



                                 BALANCE SHEETS



                                ($ IN THOUSANDS)



                                  (UNAUDITED)



                                                                                                          DECEMBER 31,
                                                                                     SEPTEMBER 30,    --------------------
                                                                                          1998          1997       1996
                                                                                     ---------------  ---------  ---------

                                                          ASSETS

Investment in Panama City Cellular Telephone Co. Inc...............................     $     128     $      79  $      54
                                                                                            -----     ---------  ---------
                                                                                            -----     ---------  ---------

Commitments and contingencies......................................................

                                                          EQUITY

Common stock, no par value: 100 shares authorized, issued and outstanding..........     $      --     $      --  $      --

Retained earnings..................................................................           128            79         54
                                                                                            -----     ---------  ---------

                                                                                        $     128     $      79  $      54
                                                                                            -----     ---------  ---------
                                                                                            -----     ---------  ---------



                See accompanying notes to financial statements.

                        PANAMA CITY COMMUNICATIONS, INC.



                            STATEMENTS OF OPERATIONS



                                ($ IN THOUSANDS)



                                  (UNAUDITED)



                                                                             NINE MONTHS ENDED
                                                                                                            YEARS ENDED
                                                                               SEPTEMBER 30,               DECEMBER 31,
                                                                            --------------------  -------------------------------
                                                                              1998       1997       1997       1996       1995
                                                                            ---------  ---------  ---------  ---------  ---------

Partnership income from Panama City Cellular
  Telephone Co. Ltd.......................................................  $      28  $      21  $      25  $      17  $       6

Retained earnings beginning of year.......................................        100         79         54         37         31
                                                                            ---------  ---------  ---------  ---------  ---------

Retained earnings end of period...........................................  $     128  $     100  $      79  $      54  $      37
                                                                            ---------  ---------  ---------  ---------  ---------
                                                                            ---------  ---------  ---------  ---------  ---------



                See accompanying notes to financial statements.

                        PANAMA CITY COMMUNICATIONS, INC.



                            STATEMENTS OF CASH FLOWS



                                ($ IN THOUSANDS)



                                  (UNAUDITED)



                                                                             NINE MONTHS ENDED
                                                                                                            YEARS ENDED
                                                                               SEPTEMBER 30,               DECEMBER 31,
                                                                            --------------------  -------------------------------
                                                                              1998       1997       1997       1996       1995
                                                                            ---------  ---------  ---------  ---------  ---------

Net income................................................................  $      28  $      21  $      25  $      17  $       6

Increase in investment account............................................        (28)       (21)       (25)       (17)        (6)
                                                                            ---------  ---------  ---------  ---------  ---------

Increase in cash..........................................................  $       0  $       0  $       0  $       0  $       0
                                                                            ---------  ---------  ---------  ---------  ---------
                                                                            ---------  ---------  ---------  ---------  ---------



                See accompanying notes to financial statements.

                        PANAMA CITY COMMUNICATIONS, INC.



                    NOTES TO UNAUDITED FINANCIAL STATEMENTS



                 NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997



                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995



1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES



    BASIS OF PRESENTATION Panama City Communications, Inc. (the "Company") has a .99% partnership interest in Panama City Cellular Telephone Co., Ltd. The Company is owned 100% by Palmer Wireless Holdings, Inc.



2) COMMITMENTS AND CONTINGENCIES



    The Company is listed as a guarantor for Price Communications Wireless Inc.'s $525 million 9 1/8% Series B Senior Secured Notes due 2006. Price Communications Wireless Inc. ("PCW") is the parent of Palmer Wireless Holdings, Inc. All of PCW's direct and indirect subsidiaries are also listed as guarantors.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Shareholder of Price Communications Wireless II, Inc.:



    We have audited the accompanying balance sheet of Price Communications Wireless II, Inc. (a Delaware corporation) as of December 31, 1997, and the related statements of operations and cash flows for the period October 7, 1997 to December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.



    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.



    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Price Communications Wireless II, Inc. as of December 31, 1997, and the results of its operations and its cash flows for the period October 7, 1997 to December 31, 1997, in conformity with generally accepted accounting principles.



                                          /s/ Arthur Andersen LLP



New York, New York



November 25, 1998

                     PRICE COMMUNICATIONS WIRELESS II, INC.


                                 BALANCE SHEETS



                       ($ IN THOUSANDS EXCEPT SHARE DATA)



                                                                                     (UNAUDITED)      DECEMBER 31,
                                                                                  SEPTEMBER 30, 1998      1997
                                                                                  ------------------  ------------
                                                      ASSETS

Cellular license, net of accumulated amortization of $8,241 in 1998 and $2,060
  in 1997.......................................................................     $    321,420      $  327,601
                                                                                         --------     ------------
                                                                                         --------     ------------

                                       LIABILITIES AND STOCKHOLDER'S EQUITY

Deferred taxes..................................................................     $    108,655      $  110,745
Commitments and contingencies...................................................

                                               STOCKHOLDER'S EQUITY

Common stock, par value $.01 per share; authorized, 1,000 shares; issued and
  outstanding 100 shares........................................................          --               --
Paid-in capital.................................................................          218,219         218,219
(Accumulated deficit)...........................................................           (5,454)         (1,363)
                                                                                         --------     ------------
Total stockholder's equity......................................................          212,765         216,856
                                                                                         --------     ------------
Total liabilities and stockholder's equity......................................     $    321,420      $  327,601
                                                                                         --------     ------------
                                                                                         --------     ------------


                See accompanying notes to financial statements.

                     PRICE COMMUNICATIONS WIRELESS II, INC.

                            STATEMENTS OF OPERATIONS


                                ($ IN THOUSANDS)



                                                                                                   FOR THE PERIOD
                                                                                  (UNAUDITED)      OCTOBER 7, 1997
                                                                                  NINE MONTHS          THROUGH
                                                                                     ENDED          DECEMBER 31,
                                                                               SEPTEMBER 30, 1998       1997
                                                                               ------------------  ---------------
Amortization of cellular license.............................................      $    6,181         $   2,060
Tax benefit..................................................................           2,090               697
                                                                                      -------           -------
Net (loss)...................................................................      $   (4,091)        $  (1,363)
                                                                                      -------           -------
                                                                                      -------           -------


                See accompanying notes to financial statements.

                     PRICE COMMUNICATIONS WIRELESS II, INC.

                            STATEMENTS OF CASH FLOWS


                                ($ IN THOUSANDS)



                                                                                                   FOR THE PERIOD
                                                                                  (UNAUDITED)      OCTOBER 7, 1997
                                                                                  NINE MONTHS          THROUGH
                                                                                     ENDED          DECEMBER 31,
                                                                               SEPTEMBER 30, 1998       1997
                                                                               ------------------  ---------------
Net (loss)...................................................................      $   (4,091)        $  (1,363)
Amortization of cellular license.............................................           6,181             2,060
Decrease in deferred tax liability...........................................          (2,090)             (697)
                                                                                      -------           -------
Net change in cash...........................................................      $        0         $       0
                                                                                      -------           -------
                                                                                      -------           -------


                See accompanying notes to financial statements.

                     PRICE COMMUNICATIONS WIRELESS II, INC.

                         NOTES TO FINANCIAL STATEMENTS


                NINE MONTHS ENDED SEPTEMBER 30, 1998 (UNAUDITED)


                         YEAR ENDED DECEMBER 31, 1997,

1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    CORPORATION OPERATIONS


    Price Communications Wireless II, Inc. ("Wireless II") (the "Company") was incorporated in the state of Delaware on October 7, 1997. The Company is 100% owned by its parent Palmer Wireless Holdings Inc. which in turn is 100% owned by its parent Price Communications Wireless Inc. ("PCW"). The Company owns the non-wireline licenses of the AL-5 RSA, AL-8 RSA, GA-7 RSA, GA-8 RSA, GA-9 RSA, GA-10 RSA, GA-12 RSA, Augusta Georgia MSA and the interim operating authority for SC-7 RSA.


    FINANCIAL STATEMENT BASIS

    On May 23, 1997, PCW and Palmer Wireless, Inc. ("PWI") entered into a plan of merger whereby PCW merged into PWI with PWI as the surviving corporation. On October 6, 1997 the merger was completed and PWI changed its name to PCW.


    For financial reporting purposes, PCW revalued its assets and liabilities as of October 6, 1997 to reflect the price paid by Price Communications Corporation to acquire 100% of Palmer's common stock, a process generally referred to as "push down accounting." On October 6, 1997, PCW allocated the purchase price to each of the markets purchased and the various operating entities revalued their assets and liabilities to reflect this allocation. Palmer Wireless Holdings Inc. is 100% owned by PCW and accordingly the value of the license allocated to it was contributed to Wireless II.


    LICENSES


    Subsequent to the initial license valuation, the Company continually evaluates whether later events and circumstances have occurred that indicate the remaining estimated useful life of the license or licenses may warrant revision or that the remaining balance of the license rights may not be recoverable. The Company utilizes projected undiscounted cash flows over the remaining life of the license or licenses and sales of comparable businesses to evaluate the recorded value of these licenses. The assessment of the recoverability of the remaining balance of the license rights will be impacted if projected cash flows are not achieved.



    DEFERRED INCOME TAXES



    For financial statement purposes, the Company, recognizes a deferred tax liability as it relates to the difference between financial statement and income tax basis of the licenses. The Company recognizes a deferred tax benefit for the turnaround in the deferred tax liability attributable to the additional amortization of the licenses.


    COMMITMENTS AND CONTINGENCIES

    The Company is listed as a guarantor for PCW's $525 million 9 1/8% Series B Senior Secured Notes due 2006. All of PCW's direct or indirect subsidiaries are also listed as guarantors.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Shareholder of Price Communications Wireless III, Inc.:



    We have audited the accompanying balance sheet of Price Communications Wireless III (a Delaware corporation) as of December 31, 1997, and the related statements of operations and cash flows for the period October 7, 1997 to December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.



    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.



    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Price Communications Wireless III, Inc. as of December 31, 1997 and the results of its operations and its cash flows for the period October 7, 1997 to December 31, 1997, in conformity with generally accepted accounting principles.



                                          /s/ Arthur Andersen LLP



New York, New York



November 25, 1998

                    PRICE COMMUNICATIONS WIRELESS III, INC.


                                 BALANCE SHEETS



                       ($ IN THOUSANDS EXCEPT SHARE DATA)



                                                                                       (UNAUDITED)
                                                                                      SEPTEMBER 30,  DECEMBER 31,
                                                                                          1998           1997
                                                                                      -------------  ------------
                                                     ASSETS

Cellular license, net of accumulated amortization of $1,261 in 1998 and $315 in
  1997..............................................................................    $  49,178     $   50,124
                                                                                      -------------  ------------
                                                                                      -------------  ------------

                                      LIABILITIES AND STOCKHOLDER'S EQUITY

Deferred taxes......................................................................    $  16,624     $   16,944
Commitments and contingencies.......................................................

                                              STOCKHOLDER'S EQUITY

Common stock, par value $.01 per share; authorized 1,000 shares; issued and
  outstanding 100 shares............................................................       --             --
Paid-in capital.....................................................................       33,388         33,388
(Accumulated deficit)...............................................................         (834)          (208)
                                                                                      -------------  ------------
Total stockholder's equity..........................................................       32,554         33,180
                                                                                      -------------  ------------
Total liabilities and stockholder's equity..........................................    $  49,178     $   50,124
                                                                                      -------------  ------------
                                                                                      -------------  ------------


                See accompanying notes to financial statements.

                    PRICE COMMUNICATIONS WIRELESS III, INC.

                            STATEMENTS OF OPERATIONS


                                ($ IN THOUSANDS)



                                                                                                    FOR THE PERIOD
                                                                                  (UNAUDITED)       OCTOBER 7, 1997
                                                                                  NINE MONTHS           THROUGH
                                                                                     ENDED           DECEMBER 31,
                                                                               SEPTEMBER 30, 1998        1997
                                                                               ------------------  -----------------
Amortization of cellular license.............................................      $      946          $     315
Tax benefit..................................................................             320                107
                                                                                      -------              -----
Net (loss)...................................................................      $     (626)         $    (208)
                                                                                      -------              -----
                                                                                      -------              -----


                See accompanying notes to financial statements.

                    PRICE COMMUNICATIONS WIRELESS III, INC.


                            STATEMENTS OF CASH FLOWS



                                ($ IN THOUSANDS)



                                                                                                    FOR THE PERIOD
                                                                                  (UNAUDITED)       OCTOBER 7, 1997
                                                                                  NINE MONTHS           THROUGH
                                                                                     ENDED           DECEMBER 31,
                                                                               SEPTEMBER 30, 1998        1997
                                                                               ------------------  -----------------
Net (loss)...................................................................      $     (626)         $    (208)
Amortization of cellular license.............................................             946                315
Decrease in deferred tax liability...........................................            (320)              (107)
                                                                                      -------              -----
Net change in cash...........................................................      $        0          $       0
                                                                                      -------              -----
                                                                                      -------              -----


                See accompanying notes to financial statements.

                    PRICE COMMUNICATIONS WIRELESS III, INC.

                         NOTES TO FINANCIAL STATEMENTS


                NINE MONTHS ENDED SEPTEMBER 30, 1998 (UNAUDITED)


                         YEAR ENDED DECEMBER 31, 1997,

1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    CORPORATION OPERATIONS


    Price Communications Wireless III, Inc. ("Wireless III") (the "Company") was incorporated in the state of Delaware on October 7, 1997. The Company is 100% owned by its parent Dothan Cellular Telephone Co. Inc. ("Dothan"). Dothan in turn is 100% owned by Cellular Systems of Southeast Alabama, Inc. ("Cellular Systems"). Palmer Wireless Holdings, Inc.("Holdings") has a 94.6% ownership interest in Cellular Systems. Holdings is 100% owned by Price Communications Wireless, Inc. ("PCW"). The Company owns the non-wireline license of Dothan (Dothan MSA), the operating entity.


    FINANCIAL STATEMENT BASIS

    On May 23, 1997, PCW, and Palmer Wireless, Inc. ("PWI") entered into a plan of merger whereby PCW merged into PWI with PWI as the surviving corporation. On October 6, 1997, the merger was completed and PWI changed its name to PCW.

    For financial reporting purposes, PCW revalued its assets and liabilities as of October 6, 1997 to reflect the price paid by Price Communications Corporation to acquire 100% of Palmer's common stock, a process generally referred to as "push down accounting". On October 6, 1997, PCW allocated the purchase price to each of the markets purchased and the various operating entities revalued their assets and liabilities to reflect this allocation. Palmer Wireless Holdings Inc. contributed the value of the license allocated to it by PCW to Wireless III.

    LICENSES


    Subsequent to the initial license valuation, the Company continually evaluates whether later events and circumstances have occurred that indicate the remaining estimated useful life of the license or licenses may warrant revision or that the remaining balance of the license rights may not be recoverable. The Company utilizes projected undiscounted cash flows over the remaining life of the license or licenses and sales of comparable businesses to evaluate the recorded value of these licenses. The assessment of the recoverability of the remaining balance of the license rights will be impacted if projected cash flows are not achieved.



    DEFERRED INCOME TAXES



    For financial statement purposes, the Company recognizes a deferred tax liability as it relates to the difference between the financial statement and income tax basis of the licenses. The Company recognizes a deferred tax benefit for the turnaround in the deferred tax liability attributable to the additional amortization of the licenses.


    COMMITMENTS AND CONTINGENCIES

    The Company is listed as a guarantor for PCW's $525 million 9 1/8% Series B Senior Secured Notes due 2006. All of PCW's direct or indirect subsidiaries are also listed as guarantors.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Shareholder of Price Communications Wireless IV, Inc.:



    We have audited the accompanying balance sheet of Price Communications Wireless IV, Inc. (a Delaware corporation) as of December 31, 1997 and the related statements of operations and cash flows for the period October 7, 1997 to December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.



    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.



    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Price Communications Wireless IV as of December 31, 1997, and the results of its operations and its cash flows for the period October 7, 1997 to December 31, 1997, in conformity with generally accepted accounting principles.



                                          /s/ Arthur Andersen LLP



New York, New York



November 25, 1998

                     PRICE COMMUNICATIONS WIRELESS IV, INC.


                                 BALANCE SHEETS


                       ($ IN THOUSANDS EXCEPT SHARE DATA)



                                                                                       (UNAUDITED)
                                                                                      -------------
                                                                                      SEPTEMBER 30,  DECEMBER 31,
                                                                                          1998           1997
                                                                                      -------------  ------------
                                                     ASSETS

Cellular license, net of accumulated amortization of $2,835 in 1998 and $709 in
  1997..............................................................................   $   110,540    $  112,666
                                                                                      -------------  ------------
                                                                                      -------------  ------------

                                      LIABILITIES AND STOCKHOLDER'S EQUITY

Deferred taxes......................................................................   $    37,367    $   38,086
Commitments and contingencies.......................................................

                                              STOCKHOLDER'S EQUITY

Common stock, par value $.01 per share; authorized 1,000 shares; issued and
  outstanding 100 shares............................................................       --             --
Paid-in capital.....................................................................        75,049        75,049
(Accumulated deficit)...............................................................        (1,876)         (469)
                                                                                      -------------  ------------
Total stockholder's equity..........................................................        73,173        74,580
                                                                                      -------------  ------------
Total liabilities and stockholder's equity..........................................   $   110,540    $  112,666
                                                                                      -------------  ------------
                                                                                      -------------  ------------


                See accompanying notes to financial statements.

                     PRICE COMMUNICATIONS WIRELESS IV, INC.


                            STATEMENTS OF OPERATIONS
                                ($ IN THOUSANDS)



                                                                                                    FOR THE PERIOD
                                                                                  (UNAUDITED)       OCTOBER 7, 1997
                                                                                  NINE MONTHS           THROUGH
                                                                                     ENDED           DECEMBER 31,
                                                                               SEPTEMBER 30, 1998        1997
                                                                               ------------------  -----------------
Amortization of cellular license.............................................      $    2,126          $     709
Tax benefit..................................................................             719                240
                                                                                      -------              -----
Net (loss)...................................................................      $   (1,407)         $    (469)
                                                                                      -------              -----
                                                                                      -------              -----


                See accompanying notes to financial statements.

                     PRICE COMMUNICATIONS WIRELESS IV, INC.


                            STATEMENTS OF CASH FLOWS
                                ($ IN THOUSANDS)



                                                                                                    FOR THE PERIOD
                                                                                  (UNAUDITED)       OCTOBER 7, 1997
                                                                                  NINE MONTHS           THROUGH
                                                                                     ENDED           DECEMBER 31,
                                                                               SEPTEMBER 30, 1998        1997
                                                                               ------------------  -----------------
Net (loss)...................................................................      $   (1,407)         $    (469)
Amortization of cellular license.............................................           2,126                709
Decrease in deferred tax liability...........................................            (719)              (240)
                                                                                      -------              -----
Net change in cash...........................................................      $        0          $       0
                                                                                      -------              -----
                                                                                      -------              -----


                See accompanying notes to financial statements.

                     PRICE COMMUNICATIONS WIRELESS IV, INC.

                         NOTES TO FINANCIAL STATEMENTS


                NINE MONTHS ENDED SEPTEMBER 30, 1998 (UNAUDITED)



                          YEAR ENDED DECEMBER 31, 1997


1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    CORPORATION OPERATIONS


    Price Communications Wireless IV, Inc. ("Wireless IV") (the "Company") was incorporated in the state of Delaware on October 7, 1997. The Company is 100% owned by its parent Montgomery Cellular Telephone Co. Inc. ("Montgomery"). Montgomery in turn is 100% owned by its parent, Montgomery Cellular Holding Co. Inc. ("Montgomery Holdings"), the operating entity. Palmer Wireless Holdings, Inc. has a 92.8% ownership interest in Montgomery Holdings. Palmer Wireless Holdings, Inc. is 100% owned by Price Communications Wireless, Inc.,("PCW"). The Company owns the non-wireline license of Montgomery Holdings (Montgomery MSA).


    FINANCIAL STATEMENT BASIS

    On May 23, 1997, PCW and Palmer Wireless, Inc. ("PWI") entered into a plan of merger whereby PCW merged into PWI with PWI as the surviving corporation. On October 6, 1997, the merger was completed and PWI changed its name to PCW.

    For financial reporting purposes, PCW revalued its assets and liabilities as of October 6, 1997 to reflect the price paid by Price Communications Corporation to acquire 100% of Palmer's common stock, a process generally referred to as "push down accounting". On October 6, 1997, PCW allocated the purchase price to each of the markets purchased and the various operating entities revalued their assets and liabilities to reflect this allocation. Palmer Wireless Holdings Inc. contributed the value of the license allocated to it by PCW to Wireless IV.

    LICENSES


    Subsequent to the initial license valuation, the Company continually evaluates whether later events and circumstances have occurred that indicate the remaining estimated useful life of the license or licenses may warrant revision or that the remaining balance of the license rights may not be recoverable. The Company utilizes projected undiscounted cash flows over the remaining life of the license or licenses and sales of comparable businesses to evaluate the recorded value of these licenses. The assessment of the recoverability of the remaining balance of the license rights will be impacted if projected cash flows are not achieved.



    DEFERRED INCOME TAXES



    For financial statement purposes, the Company recognizes a deferred tax liability as it relates to the difference between the financial statement and income tax basis of the licenses. The Company recognizes a deferred tax benefit for the turnaround in the deferred tax liability attributable to the additional amortization of the licenses.


    COMMITMENTS AND CONTINGENCIES

    The Company is listed as a guarantor for PCW's $525 million 9 1/8% Series B Senior Secured Notes due 2006. All of PCW's direct or indirect subsidiaries are also listed as guarantors.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Shareholder of Price Communications V, Inc.:



    We have audited the accompanying balance sheet of Price Communications Wireless V, Inc. (a Delaware corporation) as of December 31, 1997, and the related statements of operations and cash flows for the period October 7, 1997 to December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.



    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.



    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Price Communications Wireless V, Inc. as of December 31, 1997, and the results of its operations and its cash flows for the period October 7, 1997 to December 31, 1997, in conformity with generally accepted accounting principles.



                                          /s/ Arthur Andersen LLP



New York, New York



November 25, 1998

                     PRICE COMMUNICATIONS WIRELESS V, INC.


                                 BALANCE SHEETS



                                ($ IN THOUSANDS)



                                                                                       (UNAUDITED)
                                                                                      -------------
                                                                                      SEPTEMBER 30,  DECEMBER 31,
                                                                                          1998           1997
                                                                                      -------------  ------------
                                                     ASSETS

Cellular license, net of accumulated amortization of $1,957 in 1998 and $489 in
  1997..............................................................................    $  76,345     $   77,813
                                                                                      -------------  ------------
                                                                                      -------------  ------------

                                      LIABILITIES AND STOCKHOLDER'S EQUITY

Deferred taxes......................................................................    $  25,809     $   26,305
Commitments and contingencies

                                              STOCKHOLDER'S EQUITY

Common stock, par value $.01 per share; authorized 1,000 shares; issued and outstanding 100 shares
Paid-in capital.....................................................................       51,832         51,832
(Accumulated deficit)...............................................................       (1,296)          (324)
                                                                                      -------------  ------------
Total stockholder's equity..........................................................       50,536         51,508
                                                                                      -------------  ------------
Total liabilities and stockholder's equity..........................................    $  76,345     $   77,813
                                                                                      -------------  ------------
                                                                                      -------------  ------------


                See accompanying notes to financial statements.

                     PRICE COMMUNICATIONS WIRELESS V, INC.


                            STATEMENTS OF OPERATIONS
                                ($ IN THOUSANDS)



                                                                                                    FOR THE PERIOD
                                                                                  (UNAUDITED)       OCTOBER 7, 1997
                                                                                  NINE MONTHS           THROUGH
                                                                                     ENDED           DECEMBER 31,
                                                                               SEPTEMBER 30, 1998        1997
                                                                               ------------------  -----------------
Amortization of cellular license.............................................      $    1,468          $     489
Tax benefit..................................................................             496                165
                                                                                      -------              -----
Net (loss)...................................................................      $     (972)         $    (324)
                                                                                      -------              -----
                                                                                      -------              -----


                See accompanying notes to financial statements.

                     PRICE COMMUNICATIONS WIRELESS V, INC.

                            STATEMENTS OF CASH FLOWS


                                ($ IN THOUSANDS)



                                                                                                    FOR THE PERIOD
                                                                                  (UNAUDITED)       OCTOBER 7, 1997
                                                                                  NINE MONTHS           THROUGH
                                                                                     ENDED           DECEMBER 31,
                                                                               SEPTEMBER 30, 1998        1997
                                                                               ------------------  -----------------
Net (loss)...................................................................      $     (972)         $    (324)
Amortization of cellular license.............................................           1,468                489
Decrease in deferred tax liability...........................................            (496)              (165)
                                                                                      -------              -----
Net change in cash...........................................................      $        0          $       0
                                                                                      -------              -----
                                                                                      -------              -----


                See accompanying notes to financial statements.

                     PRICE COMMUNICATIONS WIRELESS V, INC.

                         NOTES TO FINANCIAL STATEMENTS


                NINE MONTHS ENDED SEPTEMBER 30, 1998 (UNAUDITED)



                          YEAR ENDED DECEMBER 31, 1997


1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    CORPORATION OPERATIONS


    Price Communications Wireless V, Inc. ("Wireless V") (the "Company") was incorporated in the state of Delaware on October 7, 1997. The Company is 100% owned by its parent Cellular Dynamics Telephone Company of Georgia ("Cellular Dynamics"). Cellular Dynamics in turn is 100% owned by its parent Albany Cellular Partners ("Albany"), the operating entity. Palmer Wireless Holdings, Inc.("Holdings"), has an 86.5% ownership interest in Albany. Holdings is 100% owned by Price Communications Wireless, Inc.("PCW"). The Company owns the non-wireline license of Albany (Albany MSA and GA-13 RSA).


    FINANCIAL STATEMENT BASIS

    On May 23, 1997, PCW and Palmer Wireless, Inc. ("PWI") entered into a plan of merger whereby PCW merged into PWI with PWI as the surviving corporation. On October 6, 1997 the merger was completed and PWI changed its name to PCW.

    For financial reporting purposes, PCW revalued its assets and liabilities as of October 6, 1997 to reflect the price paid by Price Communications Corporation to acquire 100% of Palmer's common stock, a process generally referred to as "push down accounting". On October 6, 1997, PCW allocated the purchase price to each of the markets purchased and the various operating entities revalued their assets and liabilities to reflect this allocation. Palmer Wireless Holdings Inc. contributed the value of the license allocated to it by PCW to Wireless V.

    LICENSES


    Subsequent to the initial license valuation, the Company continually evaluates whether later events and circumstances have occurred that indicate the remaining estimated useful life of the license or licenses may warrant revision or that the remaining balance of the license rights may not be recoverable. The Company utilizes projected undiscounted cash flows over the remaining life of the license or licenses and sales of comparable businesses to evaluate the recorded value of these licenses. The assessment of the recoverability of the remaining balance of the license rights will be impacted if projected cash flows are not achieved.



    DEFERRED INCOME TAXES



    For financial statement purposes, the Company recognizes a deferred tax liability as it relates to the difference between the financial statement and income tax basis of the licenses. The Company recognizes a deferred tax benefit for the turnaround in the deferred tax liability attributable to the additional amortization of the licenses.


    COMMITMENTS AND CONTINGENCIES

    The Company is listed as a guarantor for PCW's $525 million 9% Series B Senior Secured Notes due 2006. All of PCW's direct or indirect subsidiaries are also listed as guarantors.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Shareholder of Price Communications Wireless VI, Inc.:



    We have audited the accompanying balance sheet of Price Communications Wireless VI, Inc. (a Delaware corporation) as of December 31, 1997, and the related statements of operations and cash flows for the period October 7, 1997 to December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.



    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.



    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Price Communications Wireless VI Inc. as of December 31, 1997, and the results of its operations and its cash flows for the period October 7, 1997 to December 31, 1997, in conformity with generally accepted accounting principles.



                                          /s/ Arthur Andersen LLP



New York, New York



November 25, 1998

                     PRICE COMMUNICATIONS WIRELESS VI, INC.


                                 BALANCE SHEETS


                                ($ IN THOUSANDS)



                                                                                       (UNAUDITED)
                                                                                      -------------
                                                                                      SEPTEMBER 30,  DECEMBER 31,
                                                                                          1998           1997
                                                                                      -------------  ------------
                                                     ASSETS

Cellular license, net of accumulated amortization of $2,288 in 1998 and $572 in
  1997..............................................................................    $  89,217     $   90,933
                                                                                      -------------  ------------
                                                                                      -------------  ------------

                                      LIABILITIES AND STOCKHOLDER'S EQUITY

Deferred taxes......................................................................    $  30,160     $   30,740
Commitments and contingencies.......................................................

                                              STOCKHOLDER'S EQUITY

Common stock, par value $.01 per share; authorized 1,000 shares; issued and outstanding 100 shares
Paid-in capital.....................................................................       60,572         60,572
(Accumulated deficit)...............................................................       (1,515)          (379)
                                                                                      -------------  ------------
Total stockholder's equity..........................................................       59,057         60,193
                                                                                      -------------  ------------
Total liabilities and stockholder's equity..........................................    $  89,217     $   90,933
                                                                                      -------------  ------------
                                                                                      -------------  ------------


                See accompanying notes to financial statements.

                     PRICE COMMUNICATIONS WIRELESS VI, INC.

                            STATEMENTS OF OPERATIONS


                                ($ IN THOUSANDS)



                                                                                                    FOR THE PERIOD
                                                                                                    OCTOBER 7, 1997
                                                                                  NINE MONTHS           THROUGH
                                                                                     ENDED           DECEMBER 31,
                                                                               SEPTEMBER 30, 1998        1997
                                                                               ------------------  -----------------
Amortization of cellular license.............................................      $    1,716          $     572
Tax benefit..................................................................             580                193
                                                                                      -------              -----
Net (loss)...................................................................      $   (1,136)         $    (379)
                                                                                      -------              -----
                                                                                      -------              -----


                See accompanying notes to financial statements.

                     PRICE COMMUNICATIONS WIRELESS VI, INC.

                            STATEMENTS OF CASH FLOWS


                                ($ IN THOUSANDS)



                                                                                                    FOR THE PERIOD
                                                                                  (UNAUDITED)       OCTOBER 7, 1997
                                                                                  NINE MONTHS           THROUGH
                                                                                     ENDED           DECEMBER 31,
                                                                               SEPTEMBER 30, 1998        1997
                                                                               ------------------  -----------------
Net (loss)...................................................................      $   (1,136)         $    (379)
Amortization of cellular license.............................................           1,716                572
Decrease in deferred tax liability...........................................            (580)              (193)
                                                                                      -------              -----
Net change in cash...........................................................      $        0          $       0
                                                                                      -------              -----
                                                                                      -------              -----


                See accompanying notes to financial statements.

                     PRICE COMMUNICATIONS WIRELESS VI, INC.

                         NOTES TO FINANCIAL STATEMENTS


                NINE MONTHS ENDED SEPTEMBER 30, 1998 (UNAUDITED)



                          YEAR ENDED DECEMBER 31, 1997


1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    CORPORATION OPERATIONS


    Price Communications Wireless VI, Inc. ("Wireless VI") (the "Company") was incorporated in the state of Delaware on October 7, 1997. The Company is 100% owned by its parent Columbus Cellular Telephone Company ("Columbus Cellular"). Palmer Wireless Holdings, Inc. ("Holdings") has an 85.2% ownership interest in Columbus Cellular Holdings and is 100% owned by Price Communications Wireless, Inc. ("PCW"). The Company owns the non-wireline licenses of Columbus Cellular (Columbus MSA and the GA-6 A2 RSA.


    FINANCIAL STATEMENT BASIS

    On May 23, 1997, PCW and Palmer Wireless, Inc. ("PWI") entered into a plan of merger whereby PCW merged into PWI with PWI as the surviving corporation. On October 6, 1997 the merger was completed and PWI changed its name to PCW.

    For financial reporting purposes, PCW revalued its assets and liabilities as of October 6, 1997 to reflect the price paid by Price Communications Corporation to acquire 100% of Palmer's common stock, a process generally referred to as "push down accounting". On October 6, 1997, PCW allocated the purchase price to each of the markets purchased and the various operating entities revalued their assets and liabilities to reflect this allocation. Palmer Wireless Holdings Inc. contributed the value of the license allocated to it by PCW to Wireless VI.

    LICENSES


    Subsequent to the initial license valuation, the Company continually evaluates whether later events and circumstances have occurred that indicate the remaining estimated useful life of the license or licenses may warrant revision or that the remaining balance of the license rights may not be recoverable. The Company utilizes projected undiscounted cash flows over the remaining life of the license or licenses and sales of comparable businesses to evaluate the recorded value of these licenses. The assessment of the recoverability of the remaining balance of the license rights will be impacted if projected cash flows are not achieved.



    DEFERRED INCOME TAXES



    For financial statement purposes, the Company recognizes a deferred tax liability as it relates to the difference between the financial statement and income tax basis of the licenses. The Company recognizes a deferred tax benefit for the turnaround in the deferred tax liability attributable to the additional amortization of the licenses.


    COMMITMENTS AND CONTINGENCIES

    The Company is listed as a guarantor for PCW's $525 million 9 1/8% Series B Senior Secured Notes due 2006. All of PCW's direct or indirect subsidiaries are also listed as guarantors.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Shareholder of Price Communications Wireless VII, Inc.:



    We have audited the accompanying balance sheet of Price Communications Wireless VII, Inc. (a Delaware corporation) as of December 31, 1997, and the related statements of operations and cash flows for the period October 7, 1997 to December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.



    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.



    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Price Communications Wireless VII, Inc. as of December 31, 1997, and the results of its operations and its cash flows for the period October 7, 1997 to December 31, 1997, in conformity with generally accepted accounting principles.



                                          /s/ Arthur Andersen LLP



New York, New York



November 25, 1998

                    PRICE COMMUNICATIONS WIRELESS VII, INC.


                                 BALANCE SHEETS



                                ($ IN THOUSANDS)



                                                                                       (UNAUDITED)
                                                                                      -------------
                                                                                      SEPTEMBER 30,  DECEMBER 31,
                                                                                          1998           1997
                                                                                      -------------  ------------
                                                     ASSETS

Cellular license, net of accumulated amortization of $3,467 in 1998 and $867 in
  1997..............................................................................   $   135,188    $  137,788
                                                                                      -------------  ------------
                                                                                      -------------  ------------

                                      LIABILITIES AND STOCKHOLDER'S EQUITY

Deferred taxes......................................................................   $    45,700    $   46,579
Commitments and contingencies

                                              STOCKHOLDER'S EQUITY

Common stock, par value $.01 per share; authorized 1,000 shares; issued and outstanding 100 shares
Paid-in capital.....................................................................        91,783        91,783
(Accumulated deficit)...............................................................        (2,295)         (574)
                                                                                      -------------  ------------
Total stockholder's equity..........................................................        89,488        91,209
                                                                                      -------------  ------------
Total liabilities and stockholder's equity..........................................   $   135,188    $  137,788
                                                                                      -------------  ------------
                                                                                      -------------  ------------


                See accompanying notes to financial statements.

                    PRICE COMMUNICATIONS WIRELESS VII, INC.

                            STATEMENTS OF OPERATIONS


                                ($ IN THOUSANDS)



                                                                                                    FOR THE PERIOD
                                                                                  (UNAUDITED)       OCTOBER 7, 1997
                                                                                  NINE MONTHS           THROUGH
                                                                                     ENDED           DECEMBER 31,
                                                                               SEPTEMBER 30, 1998        1997
                                                                               ------------------  -----------------
Amortization of cellular license.............................................      $    2,600          $     867
Tax benefit..................................................................             879                293
                                                                                      -------              -----
Net (loss)...................................................................      $   (1,721)         $    (574)
                                                                                      -------              -----
                                                                                      -------              -----


                See accompanying notes to financial statements.

                    PRICE COMMUNICATIONS WIRELESS VII, INC.

                            STATEMENTS OF CASH FLOWS


                                ($ IN THOUSANDS)



                                                                                                    FOR THE PERIOD
                                                                                  (UNAUDITED)       OCTOBER 7, 1997
                                                                                  NINE MONTHS           THROUGH
                                                                                     ENDED           DECEMBER 31,
                                                                               SEPTEMBER 30, 1998        1997
                                                                               ------------------  -----------------
Net (loss)...................................................................      $   (1,721)         $    (574)
Amortization of cellular license.............................................           2,600                867
Decrease in deferred tax liability...........................................            (879)              (293)
                                                                                      -------              -----
Net change in cash...........................................................      $        0          $       0
                                                                                      -------              -----
                                                                                      -------              -----


                See accompanying notes to financial statements.

                    PRICE COMMUNICATIONS WIRELESS VII, INC.

                         NOTES TO FINANCIAL STATEMENTS


                NINE MONTHS ENDED SEPTEMBER 30, 1998 (UNAUDITED)



                          YEAR ENDED DECEMBER 31, 1997


1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    CORPORATION OPERATIONS


    Price Communications Wireless VII, Inc. ("Wireless VII") (the "Company") was incorporated in the state of Delaware on October 7, 1997. The Company is 100% owned by its parent Macon Cellular Telephone Systems Limited Partnership ("Macon"). C.E.I. Communications Inc. ("CEI") is the general partner of Macon and holds a 1.06% ownership interest in Macon. Palmer Wireless Holdings, Inc. ("Holdings") is the 100% owner of CEI and has a 99.2% ownership interest in Macon when combined with its ownership of CEI. Holdings is 100% owned by Price Communications Wireless, Inc. ("PCW"). The Company owns the non-wireline licenses of Macon (Macon MSA and the GA-6 A1 RSA.


    FINANCIAL STATEMENT BASIS

    On May 23, 1997, PCW, and Palmer Wireless, Inc. ("PWI") entered into a plan of merger whereby PCW merged into PWI with PWI as the surviving corporation. On October 6, 1997, the merger was completed and PWI changed its name to PCW.

    For financial reporting purposes, PCW revalued its assets and liabilities as of October 6, 1997 to reflect the price paid by Price Communications Corporation to acquire 100% of Palmer's common stock, a process generally referred to as "push down accounting". On October 6, 1997, PCW allocated the purchase price to each of the markets purchased and the various operating entities revalued their assets and liabilities to reflect this allocation. Palmer Wireless Holdings Inc. contributed the value of the licenses allocated to it by PCW to Wireless VII.

    LICENSES


    Subsequent to the initial license valuation, the Company continually evaluates whether later events and circumstances have occurred that indicate the remaining estimated useful life of the license or licenses may warrant revision or that the remaining balance of the license rights may not be recoverable. The Company utilizes projected undiscounted cash flows over the remaining life of the license or licenses and sales of comparable businesses to evaluate the recorded value of these licenses. The assessment of the recoverability of the remaining balance of the license rights will be impacted if projected cash flows are not achieved.



    DEFERRED INCOME TAXES



    For financial statement purposes, the Company recognizes a deferred tax liability as it relates to the difference between the financial statement and income tax basis of the licenses. The Company recognizes a deferred tax benefit for the turnaround in the deferred tax liability attributable to the additional amortization of the licenses.


    COMMITMENTS AND CONTINGENCIES

    The Company is listed as a guarantor for PCW's $525 million 9 1/8% Series B Senior Secured Notes due 2006. All of PCW's direct or indirect subsidiaries are also listed as guarantors.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Shareholder of Price Communications Wireless VIII, Inc.:



    We have audited the accompanying balance sheet of Price Communications Wireless VIII, Inc. (a Delaware corporation) as of December 31, 1997, and the related statements of operations and cash flows for the period October 7, 1997 to December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.



    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.



    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Price Communications Wireless VIII, Inc. as of December 31, 1997, and the results of its operations and its cash flows for the period October 7, 1997 to December 31, 1997, in conformity with generally accepted accounting principles.



                                          /s/ Arthur Andersen LLP



New York, New York



November 25, 1998

                    PRICE COMMUNICATIONS WIRELESS VIII, INC.


                                 BALANCE SHEETS



                                ($ IN THOUSANDS)



                                                                                       (UNAUDITED)
                                                                                      SEPTEMBER 30,  DECEMBER 31,
                                                                                          1998           1997
                                                                                      -------------  ------------
                                                     ASSETS

Cellular license, net of accumulated amortization of $1,973 in 1998 and $493 in
  1997..............................................................................    $  76,979     $   78,459
                                                                                      -------------  ------------
                                                                                      -------------  ------------

                                      LIABILITIES AND STOCKHOLDER'S EQUITY

Deferred taxes......................................................................    $  26,023     $   26,523
Commitments and contingencies

                                              STOCKHOLDER'S EQUITY

Common stock, par value $.01 per share; authorized 1,000 shares; issued and outstanding 100 shares
Paid-in capital.....................................................................       52,262         52,262
(Accumulated deficit)...............................................................       (1,306)          (326)
                                                                                      -------------  ------------
Total stockholder's equity..........................................................       50,956         51,936
                                                                                      -------------  ------------
Total liabilities and stockholder's equity..........................................    $  76,979     $   78,459
                                                                                      -------------  ------------
                                                                                      -------------  ------------


                See accompanying notes to financial statements.

                    PRICE COMMUNICATIONS WIRELESS VIII, INC.

                            STATEMENTS OF OPERATIONS


                                ($ IN THOUSANDS)



                                                                                                    FOR THE PERIOD
                                                                                  (UNAUDITED)       OCTOBER 7, 1997
                                                                                  NINE MONTHS           THROUGH
                                                                                     ENDED           DECEMBER 31,
                                                                               SEPTEMBER 30, 1998        1997
                                                                               ------------------  -----------------
Amortization of cellular license.............................................      $    1,480          $     493
Tax benefit..................................................................             500                167
                                                                                      -------              -----
Net (loss)...................................................................      $     (980)         $    (326)
                                                                                      -------              -----
                                                                                      -------              -----


                See accompanying notes to financial statements.

                    PRICE COMMUNICATIONS WIRELESS VIII, INC.

                            STATEMENTS OF CASH FLOWS


                                ($ IN THOUSANDS)



                                                                                                    FOR THE PERIOD
                                                                                  (UNAUDITED)       OCTOBER 7, 1997
                                                                                  NINE MONTHS           THROUGH
                                                                                     ENDED           DECEMBER 31,
                                                                               SEPTEMBER 30, 1998        1997
                                                                               ------------------  -----------------
Net (loss)...................................................................      $     (980)         $    (326)
Amortization of cellular license.............................................           1,480                493
Decrease in deferred tax liability...........................................            (500)              (167)
                                                                                      -------              -----
Net change in cash...........................................................      $        0          $       0
                                                                                      -------              -----
                                                                                      -------              -----


                See accompanying notes to financial statements.

                    PRICE COMMUNICATIONS WIRELESS VIII, INC.

                         NOTES TO FINANCIAL STATEMENTS


                NINE MONTHS ENDED SEPTEMBER 30, 1998 (UNAUDITED)



                          YEAR ENDED DECEMBER 31, 1997


1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    CORPORATION OPERATIONS


    Price Communications Wireless VIII, Inc. ("Wireless VIII") (the "Company") was incorporated in the state of Delaware on October 7, 1997. The Company is 100% owned by its parent Savannah Cellular Limited Partnership ("Savannah"). Palmer Wireless Holdings, Inc. ("Holdings") has a 98.5% ownership interest in Savannah. Holdings is 100% owned by Price Communications Wireless, Inc. ("PCW"). The Company owns the non-wireline license of Savannah (Savannah MSA).


    FINANCIAL STATEMENT BASIS

    On May 23, 1997, PCW and Palmer Wireless, Inc. ("PWI") entered into a plan of merger whereby PCW merged into PWI with PWI as the surviving corporation. On October 6, 1997, the merger was completed and PWI changed its name to PCW.

    For financial reporting purposes, PCW revalued its assets and liabilities as of October 6, 1997 to reflect the price paid by Price Communications Corporation to acquire 100% of Palmer's common stock, a process generally referred to as "push down accounting". On October 6, 1997, PCW allocated the purchase price to each of the markets purchased and the various operating entities revalued their assets and liabilities to reflect this allocation. Palmer Wireless Holdings Inc. contributed the value of the license allocated to it by PCW to Wireless VIII.

    LICENSES


    Subsequent to the initial license valuation, the Company continually evaluates whether later events and circumstances have occurred that indicate the remaining estimated useful life of the license or licenses may warrant revision or that the remaining balance of the license rights may not be recoverable. The Company utilizes projected undiscounted cash flows over the remaining life of the license or licenses and sales of comparable businesses to evaluate the recorded value of these licenses. The assessment of the recoverability of the remaining balance of the license rights will be impacted if projected cash flows are not achieved.



    DEFERRED INCOME TAXES



    For financial statement purposes, the Company recognizes a deferred tax liability as it relates to the difference between the financial statement and income tax basis of the licenses. The Company recognizes a deferred tax benefit for the turnaround in the deferred tax liability attributable to the additional amortization of the licenses.


    COMMITMENTS AND CONTINGENCIES

    The Company is listed as a guarantor for PCW's $525 million 9 1/8% Series B Senior Secured Notes due 2006. All of PCW's direct or indirect subsidiaries are also listed as guarantors.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Shareholder of Price Communications Wireless IX, Inc.:



    We have audited the accompanying balance sheet of Price Communications Wireless IX, Inc. (a Delaware corporation) as of December 31, 1997, and the related statements of operations and cash flows for the period October 7, 1997 to December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.



    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.



    In our opinion, the financial statements referred to above presents fairly, in all material respects, the financial position of Price Communications Wireless IX, Inc. as of December 31, 1997, and the results of its operations and its cash flows for the period October 7, 1997 to December 31, 1997, in conformity with generally accepted accounting principles.



                                          /s/ Arthur Andersen LLP



New York, New York



November 25, 1998

                     PRICE COMMUNICATIONS WIRELESS IX, INC.


                                 BALANCE SHEETS


                                ($ IN THOUSANDS)



                                                                                       (UNAUDITED)
                                                                                      SEPTEMBER 30,  DECEMBER 31,
                                                                                          1998           1997
                                                                                      -------------  ------------
                                                     ASSETS

Cellular license, net of accumulated amortization of $1,107 in 1998 and $277 in
  1997..............................................................................    $  43,135     $   43,965
                                                                                      -------------  ------------
                                                                                      -------------  ------------

                                      LIABILITIES AND STOCKHOLDER'S EQUITY

Deferred taxes......................................................................    $  14,583     $   14,863
Commitments and contingencies

                                              STOCKHOLDER'S EQUITY

Common stock, par value $.01 per share; authorized 1,000 shares, issued and outstanding 100 shares
Paid-in capital.....................................................................       29,286         29,286
(Accumulated deficit)...............................................................         (734)          (184)
                                                                                      -------------  ------------
Total stockholder's equity..........................................................       28,552         29,102
                                                                                      -------------  ------------
Total liabilities and stockholder's equity..........................................    $  43,135     $   43,965
                                                                                      -------------  ------------
                                                                                      -------------  ------------


                See accompanying notes to financial statements.

                     PRICE COMMUNICATIONS WIRELESS IX, INC.

                            STATEMENTS OF OPERATIONS


                                ($ IN THOUSANDS)



                                                                                                    FOR THE PERIOD
                                                                                  (UNAUDITED)       OCTOBER 7, 1997
                                                                                  NINE MONTHS           THROUGH
                                                                                     ENDED           DECEMBER 31,
                                                                               SEPTEMBER 30, 1998        1997
                                                                               ------------------  -----------------
Amortization of cellular license.............................................      $      830          $     277
Tax benefit..................................................................             280                 93
                                                                                      -------              -----
Net (loss)...................................................................      $     (550)         $    (184)
                                                                                      -------              -----
                                                                                      -------              -----


                See accompanying notes to financial statements.

                     PRICE COMMUNICATIONS WIRELESS IX, INC.

                            STATEMENTS OF CASH FLOWS


                                ($ IN THOUSANDS)



                                                                                                    FOR THE PERIOD
                                                                                  (UNAUDITED)       OCTOBER 7, 1997
                                                                                  NINE MONTHS           THROUGH
                                                                                     ENDED           DECEMBER 31,
                                                                               SEPTEMBER 30, 1998        1997
                                                                               ------------------  -----------------
Net (loss)...................................................................      $     (550)         $    (184)
Amortization of cellular license.............................................             830                277
Decrease in deferred tax liability...........................................            (280)               (93)
                                                                                      -------              -----
Net change in cash...........................................................      $        0          $       0
                                                                                      -------              -----
                                                                                      -------              -----


                See accompanying notes to financial statements.

                     PRICE COMMUNICATIONS WIRELESS IX, INC.

                         NOTES TO FINANCIAL STATEMENTS

                      NINE MONTHS ENDED SEPTEMBER 30, 1998


                          YEAR ENDED DECEMBER 31, 1997


1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    CORPORATION OPERATIONS


    Price Communications Wireless IX, Inc. ("Wireless IX") ("Company") was incorporated in the state of Delaware on October 7, 1997. The Company is 100% owned by its parent Panama Cellular Telephone Company, Ltd. ("Panama City"), the operating entity. Panama City in turn is owned by Panhandle Cellular Partnership ("PCP"), and by Panama City Communications, Inc. ("PCCI"), which owns .99% of Panama City and which is 100% owned by Palmer Wireless Holdings, Inc.("Holdings"). Through its ownership of PCP and PCCI, Palmer Wireless Holdings, Inc. has a 78.4% ownership interest in Panama City. Holdings is 100% owned by Price Communications Wireless, Inc. ("PCW"). The Company owns the non-wireline license of Panama City(Panama City MSA).


    FINANCIAL STATEMENT BASIS

    On May 23, 1997, Price Communications Wireless, Inc. ("PCW"), the parent of Palmer Wireless Holdings, Inc. and Palmer Wireless, Inc. ("PWI") entered into a plan of merger whereby PCW merged into PWI with PWI as the surviving corporation. On October 6, 1997, the merger was completed and PWI changed its name to PCW.


    For financial reporting purposes, PCW revalued its assets and liabilities as of October 6, 1997 to reflect the price paid by Price Communications Corporation to acquire 100% of Palmer's common stock, a process generally referred to as "push down accounting". On October 6, 1997, PCW allocated the purchase price to each of the markets purchased and the various operating entities revalued their assets and liabilities to reflect this allocation. Palmer Wireless Holdings Inc. contributed the value of the license allocated to it by PCW to Wireless IX.


    LICENSES


    Subsequent to the initial license valuation, the Company continually evaluates whether later events and circumstances have occurred that indicate the remaining estimated useful life of the license or licenses may warrant revision or that the remaining balance of the license rights may not be recoverable. The Company utilizes projected undiscounted cash flows over the remaining life of the license or licenses and sales of comparable businesses to evaluate the recorded value of these licenses. The assessment of the recoverability of the remaining balance of the license rights will be impacted if projected cash flows are not achieved.



    DEFERRED INCOME TAXES



    For financial statement purposes, the Company recognizes a deferred tax liability as it relates to the difference between the financial statement and income tax basis of the licenses. The Company recognizes a deferred tax benefit for the turnaround in the deferred tax liability attributable to the additional amortization of the licenses.


    COMMITMENTS AND CONTINGENCIES

    The Company is listed as a guarantor for PCW's $525 million 9 1/8% Series B Senior Secured Notes due 2006. All of PCW's direct or indirect subsidiaries are also listed as guarantors.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN THIS OFFERING MEMORANDUM, IN CONNECTION WITH THE OFFERING MADE HEREBY, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE INITIAL PURCHASERS. NEITHER THE DELIVERY OF THIS OFFERING MEMORANDUM NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. THIS OFFERING MEMORANDUM DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH, SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.
                            ------------------------

                               TABLE OF CONTENTS


                                                     PAGE
                                                     -----
Prospectus Summary..............................           1
Risk Factors....................................          11
The Palmer Acquisition..........................          18
Use of Proceeds.................................          19
Capitalization..................................
Unaudited Pro Forma Condensed Consolidated
  Financial Statements..........................          20
Selected Consolidated Financial Data............          25
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations....................................          27
The Exchange Offer..............................          37
Business of the Company.........................          42
Management......................................          57
Principal Stockholder...........................          61
Description of the 11 3/4% PCW Notes............          62
Description of the Holdings PIK Notes...........          63
Description of Notes............................          64
United States Federal Income Tax Consequences of
  the Exchange Offer............................          97
Plan of Distribution............................          97
Legal Matters...................................          97
Independent Accountants.........................          97
Available Information...........................          98
Certain Terms...................................          98
Index to Financial Statements...................         F-1


                                  $525,000,000

                              PRICE COMMUNICATIONS
                                 WIRELESS, INC.

                             9 1/8% SERIES B SENIOR
                             SECURED NOTES DUE 2006

                                 --------------

                                   PROSPECTUS

                                 --------------


                               DECEMBER   , 1998


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The estimated expenses in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are:


Securities and Exchange Commission Registration Fee...........  $154,875.00*
Printing and Engraving Expenses...............................  $100,000.00
Legal Fees and Expenses.......................................  $100,000.00
Accounting Fees and Expenses..................................  $100,000.00
Miscellaneous.................................................  $   125.00
                                                                ----------
Total.........................................................  $455,000.00
                                                                ----------
                                                                ----------



*   Previously filed


ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Reference is made to Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"), which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director's fiduciary duty, except
(i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for the unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

    Section 145 of the DGCL empowers the Company to indemnify, subject to the standards set forth therein, any person in connection with any action, suit or proceeding brought before or threatened by reason of the fact that the person was a director, officer, employee or agent of such company, or is or was serving as such with respect to another entity at the request of such company. The DGCL also provides that the Company may purchase insurance on behalf of any such director, officer, employee or agent.

    The Certificate of Incorporation and By-laws of PCW exonerate directors of PCW from personal liability to PCW and their respective stockholders, for monetary damages for breach of the fiduciary duty of care as a director, but it does not eliminate or limit liability for any breach of the directors' duty of loyalty for acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law, for any improper declaration of dividends or for any transaction from which the directors derived an improper personal benefit. The Certificate of Incorporation does not eliminate a stockholder's right to seek nonmonetary, equitable remedies, such as an injunction or rescission, to redress an action taken by the directors. However, as a practical matter, equitable remedies may not be available in all situations, and there may be instances in which no effective remedy is available.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

    On June 9, 1998, the Company issued notes consisting of $525 million principal amount at maturity of 9 1/8% Senior Secured Notes due 2006 in an unregistered offering in reliance on Section 4(2) of the Securities Act of 1933, as amended. These notes are the object of this registered exchange offer for registered, but otherwise identical, notes.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    (a) Exhibits (see index to exhibits at E-1)

ITEM 17. UNDERTAKINGS

    (a) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the Registration Statement on this Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on December 22nd, 1998.


                                PRICE COMMUNICATIONS WIRELESS, INC.

                                By:  /s/ ROBERT PRICE
                                     -----------------------------------------
                                     Robert Price
                                     DIRECTOR, PRESIDENT, CHIEF EXECUTIVE
                                     OFFICER
                                     AND TREASURER


    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.



          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

                                Director, President, Chief
       /s/ ROBERT PRICE           Executive Officer and
------------------------------    Treasurer (Principal       December 22, 1998
         Robert Price             Executive Officer)

                                Chief Financial Officer
              *                   (Principal Financial
------------------------------    Officer and Accounting     December 22, 1998
       Jeffrey L. Green           Officer)



  By:               /s/ ROBERT PRICE               Attorney-in-fact
        ---------------------------------------
                      Robert Price

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the Registration Statement on this Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on December 22nd, 1998.



                                PANAMA CITY COMMUNICATIONS, INC.

                                By:  /s/ ROBERT PRICE
                                     -----------------------------------------
                                     Robert Price
                                     DIRECTOR, PRESIDENT, CHIEF EXECUTIVE
                                     OFFICER, ASSISTANT SECRETARY AND TREASURER



    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.



          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

                                Director, President, Chief
                                  Executive Officer,
       /s/ ROBERT PRICE           Assistant Secretary and
------------------------------    Treasurer (Principal       December 22, 1998
         Robert Price             Financial Officer and
                                  Principal Executive
                                  Officer)

     /s/ KIM I. PRESSMAN        Vice-President, Secretary
------------------------------    and Assistant Treasurer    December 22, 1998
       Kim I. Pressman            (Accounting Officer)

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the Registration Statement on this Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on December 22nd, 1998.


                                PANAMA CITY CELLULAR TELEPHONE COMPANY LTD.

                                By:  Panama City Communications, Inc.,
                                     its managing partner

                                By:  /s/ ROBERT PRICE
                                     -----------------------------------------
                                     Robert Price
                                     DIRECTOR, PRESIDENT, CHIEF EXECUTIVE
                                     OFFICER, ASSISTANT SECRETARY AND TREASURER


    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.



          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

                                Director, President, Chief
                                  Executive Officer,
       /s/ ROBERT PRICE           Assistant Secretary and
------------------------------    Treasurer (Principal       December 22, 1998
         Robert Price             Financial Officer and
                                  Principal Executive
                                  Officer)

     /s/ KIM I. PRESSMAN        Vice-President, Secretary
------------------------------    and Assistant Treasurer    December 22, 1998
       Kim I. Pressman            (Accounting Officer)

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the Registration Statement on this Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on December 22nd, 1998.


                                PANHANDLE CELLULAR PARTNERSHIP

                                By:  Palmer Wireless Holdlings, Inc.,
                                     its managing partner

                                By:  /s/ ROBERT PRICE
                                     -----------------------------------------
                                     Robert Price
                                     DIRECTOR, PRESIDENT, CHIEF EXECUTIVE
                                     OFFICER, ASSISTANT SECRETARY AND TREASURER


    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.



          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

                                Director, President, Chief
                                  Executive Officer,
       /s/ ROBERT PRICE           Assistant Secretary and
------------------------------    Treasurer (Principal       December 22, 1998
         Robert Price             Financial Officer and
                                  Principal Executive
                                  Officer)

     /s/ KIM I. PRESSMAN        Vice-President, Secretary
------------------------------    and Assistant Treasurer    December 22, 1998
       Kim I. Pressman            (Accounting Officer)

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the Registration Statement on this Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on December 22nd, 1998.


                                SAVANNAH CELLULAR LIMITED PARTNERSHIP

                                By:  Palmer Wireless Holdings, Inc.,
                                     its managing partner

                                By:  /s/ ROBERT PRICE
                                     -----------------------------------------
                                     Robert Price
                                     DIRECTOR, PRESIDENT, CHIEF EXECUTIVE
                                     OFFICER, ASSISTANT SECRETARY AND TREASURER


    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.



          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

                                Director, President, Chief
                                  Executive Officer,
       /s/ ROBERT PRICE           Assistant Secretary and
------------------------------    Treasurer (Principal       December 22, 1998
         Robert Price             Financial Officer and
                                  Principal Executive
                                  Officer)

     /s/ KIM I. PRESSMAN        Vice-President, Secretary
------------------------------    and Assistant Treasurer    December 22, 1998
       Kim I. Pressman            (Accounting Officer)

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the Registration Statement on this Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on December 22nd, 1998.


                                CEI COMMUNICATIONS, INC.

                                By:  /s/ ROBERT PRICE
                                     -----------------------------------------
                                     Robert Price
                                     DIRECTOR, PRESIDENT, CHIEF EXECUTIVE
                                     OFFICER, ASSISTANT SECRETARY AND TREASURER


    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.



          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

                                Director, President, Chief
                                  Executive Officer,
       /s/ ROBERT PRICE           Assistant Secretary and
------------------------------    Treasurer (Principal       December 22, 1998
         Robert Price             Financial Officer and
                                  Principal Executive
                                  Officer)

     /s/ KIM I. PRESSMAN        Vice-President, Secretary
------------------------------    and Assistant Treasurer    December 22, 1998
       Kim I. Pressman            (Accounting Officer)

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the Registration Statement on this Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on December 22nd, 1998.


                                MACON CELLULAR TELEPHONE SYSTEMS, L.P.

                                By:  CEI Communications, Inc.,
                                     its managing partner

                                By:  /s/ ROBERT PRICE
                                     -----------------------------------------
                                     Robert Price
                                     DIRECTOR, PRESIDENT, CHIEF EXECUTIVE
                                     OFFICER, ASSISTANT SECRETARY AND TREASURER


    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.



          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

                                Director, President, Chief
                                  Executive Officer,
       /s/ ROBERT PRICE           Assistant Secretary and
------------------------------    Treasurer (Principal       December 22, 1998
         Robert Price             Financial Officer and
                                  Principal Executive
                                  Officer)

     /s/ KIM I. PRESSMAN        Vice-President, Secretary
------------------------------    and Assistant Treasurer    December 22, 1998
       Kim I. Pressman            (Accounting Officer)

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the Registration Statement on this Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on December 22nd, 1998.


                                COLUMBUS CELLULAR TELEPHONE COMPANY

                                By:  Palmer Wireless Holdings, Inc.,
                                     its managing partner

                                By:  /s/ ROBERT PRICE
                                     -----------------------------------------
                                     Robert Price
                                     DIRECTOR, PRESIDENT, CHIEF EXECUTIVE
                                     OFFICER, ASSISTANT SECRETARY TREASURER


    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.



          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

                                Director, President, Chief
                                  Executive Officer,
       /s/ ROBERT PRICE           Assistant Secretary and
------------------------------    Treasurer (Principal       December 22, 1998
         Robert Price             Financial Officer and
                                  Principal Executive
                                  Officer)

     /s/ KIM I. PRESSMAN        Vice-President, Secretary
------------------------------    and Assistant Treasurer    December 22, 1998
       Kim I. Pressman            (Accounting Officer)

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the Registration Statement on this Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on December 22nd, 1998.


                                ALBANY CELLULAR PARTNERS

                                By:  Palmer Wireless Holdings, Inc.,
                                     its managing partner

                                By:  /s/ ROBERT PRICE
                                     -----------------------------------------
                                     Robert Price
                                     DIRECTOR, PRESIDENT, CHIEF EXECUTIVE
                                     OFFICER, ASSISTANT SECRETARY TREASURER


    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.



          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

                                Director, President, Chief
                                  Executive Officer,
       /s/ ROBERT PRICE           Assistant Secretary and
------------------------------    Treasurer (Principal       December 22, 1998
         Robert Price             Financial Officer and
                                  Principal Executive
                                  Officer)

     /s/ KIM I. PRESSMAN        Vice-President, Secretary
------------------------------    and Assistant Treasurer    December 22, 1998
       Kim I. Pressman            (Accounting Officer)

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the Registration Statement on this Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on December 22nd, 1998.


                                CELLULAR DYNAMICS TELEPHONE COMPANY OF GEORGIA

                                By:  /s/ ROBERT PRICE
                                     -----------------------------------------
                                     Robert Price
                                     DIRECTOR, PRESIDENT, CHIEF EXECUTIVE
                                     OFFICER, ASSISTANT SECRETARY TREASURER


    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.



          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

                                Director, President, Chief
                                  Executive Officer,
       /s/ ROBERT PRICE           Assistant Secretary and
------------------------------    Treasurer (Principal       December 22, 1998
         Robert Price             Financial Officer and
                                  Principal Executive
                                  Officer)

     /s/ KIM I. PRESSMAN        Vice-President, Secretary
------------------------------    and Assistant Treasurer    December 22, 1998
       Kim I. Pressman            (Accounting Officer)

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the Registration Statement on this Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on December 22nd, 1998.


                                MONTGOMERY CELLULAR HOLDING CO., INC.

                                By:  /s/ ROBERT PRICE
                                     -----------------------------------------
                                     Robert Price
                                     DIRECTOR, PRESIDENT, CHIEF EXECUTIVE
                                     OFFICER, ASSISTANT SECRETARY TREASURER


    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.



          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

                                Director, President, Chief
                                  Executive Officer,
       /s/ ROBERT PRICE           Assistant Secretary and
------------------------------    Treasurer (Principal       December 22, 1998
         Robert Price             Financial Officer and
                                  Principal Executive
                                  Officer)

     /s/ KIM I. PRESSMAN        Vice-President, Secretary
------------------------------    and Assistant Treasurer    December 22, 1998
       Kim I. Pressman            (Accounting Officer)

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the Registration Statement on this Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on December 22nd, 1998.



                                MONTGOMERY CELLULAR TELEPHONE COMPANY, INC.

                                     /s/ ROBERT PRICE
                                     -----------------------------------------
                                     Robert Price
                                     DIRECTOR, PRESIDENT, CHIEF EXECUTIVE
                                     OFFICER, ASSISTANT SECRETARY TREASURER



    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.



          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

                                Director, President, Chief
                                  Executive Officer,
       /s/ ROBERT PRICE           Assistant Secretary and
------------------------------    Treasurer (Principal       December 22, 1998
         Robert Price             Financial Officer and
                                  Principal Executive
                                  Officer)

     /s/ KIM I. PRESSMAN        Vice-President, Secretary
------------------------------    and Assistant Treasurer    December 22, 1998
       Kim I. Pressman            (Accounting Officer)

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the Registration Statement on this Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on December 22nd, 1998.



                                CELLULAR SYSTEMS OF SOUTHEAST ALABAMA, INC.

                                By:  /s/ ROBERT PRICE
                                     -----------------------------------------
                                     Robert Price
                                     DIRECTOR, PRESIDENT, CHIEF EXECUTIVE
                                     OFFICER, ASSISTANT SECRETARY TREASURER



    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.



          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

                                Director, President, Chief
                                  Executive Officer,
       /s/ ROBERT PRICE           Assistant Secretary and
------------------------------    Treasurer (Principal       December 22, 1998
         Robert Price             Financial Officer and
                                  Principal Executive
                                  Officer)

     /s/ KIM I. PRESSMAN        Vice-President, Secretary
------------------------------    and Assistant Treasurer    December 22, 1998
       Kim I. Pressman            (Accounting Officer)

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the Registration Statement on this Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on December 22nd, 1998.


                                DOTHAN CELLULAR TELEPHONE COMPANY, INC.

                                By:  /s/ ROBERT PRICE
                                     -----------------------------------------
                                     Robert Price
                                     DIRECTOR, PRESIDENT, CHIEF EXECUTIVE
                                     OFFICER, ASSISTANT SECRETARY TREASURER


    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.



          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

                                Director, President, Chief
                                  Executive Officer,
       /s/ ROBERT PRICE           Assistant Secretary and
------------------------------    Treasurer (Principal       December 22, 1998
         Robert Price             Financial Officer and
                                  Principal Executive
                                  Officer)

     /s/ KIM I. PRESSMAN        Vice-President, Secretary
------------------------------    and Assistant Treasurer    December 22, 1998
       Kim I. Pressman            (Accounting Officer)

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the Registration Statement on this Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on December 22nd, 1998.


                                PALMER WIRELESS HOLDINGS, INC.

                                By:  /s/ ROBERT PRICE
                                     -----------------------------------------
                                     Robert Price
                                     DIRECTOR, PRESIDENT, CHIEF EXECUTIVE
                                     OFFICER, ASSISTANT SECRETARY TREASURER


    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.



          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

                                Director, President, Chief
                                  Executive Officer,
       /s/ ROBERT PRICE           Assistant Secretary and
------------------------------    Treasurer (Principal       December 22, 1998
         Robert Price             Financial Officer and
                                  Principal Executive
                                  Officer)

     /s/ KIM I. PRESSMAN        Vice-President, Secretary
------------------------------    and Assistant Treasurer    December 22, 1998
       Kim I. Pressman            (Accounting Officer)

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the Registration Statement on this Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on December 22nd, 1998.


                                PRICE COMMUNICATIONS WIRELESS II, INC.

                                By:  /s/ ROBERT PRICE
                                     -----------------------------------------
                                     Robert Price
                                     DIRECTOR, PRESIDENT, CHIEF EXECUTIVE
                                     OFFICER, ASSISTANT SECRETARY AND TREASURER


    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.



          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

                                Director, President, Chief
                                  Executive Officer,
       /s/ ROBERT PRICE           Assistant Secretary
------------------------------    Treasurer (Principal       December 22, 1998
         Robert Price             Financial Officer and
                                  Principal Executive
                                  Officer)

     /s/ KIM I. PRESSMAN        Vice-President, Secretary
------------------------------    and Assistant Treasurer    December 22, 1998
       Kim I. Pressman            (Accounting Officer)

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the Registration Statement on this Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on December 22nd, 1998.



                                PRICE COMMUNICATIONS WIRELESS III, INC.

                                By:  /s/ ROBERT PRICE
                                     -----------------------------------------
                                     Robert Price
                                     DIRECTOR, PRESIDENT, CHIEF EXECUTIVE
                                     OFFICER, ASSISTANT SECRETARY AND TREASURER



    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.



          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

                                Director, President, Chief
                                  Executive Officer,
       /s/ ROBERT PRICE           Assistant Secretary and
------------------------------    Treasurer (Principal       December 22, 1998
         Robert Price             Financial Officer and
                                  Principal Executive
                                  Officer)

     /s/ KIM I. PRESSMAN        Vice-President, Secretary
------------------------------    and Assistant Treasurer    December 22, 1998
       Kim I. Pressman            (Accounting Officer)

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the Registration Statement on this Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on December 22nd, 1998.


                                PRICE COMMUNICATIONS WIRELESS IV, INC.

                                By:  /s/ ROBERT PRICE
                                     -----------------------------------------
                                     Robert Price
                                     DIRECTOR, PRESIDENT, CHIEF EXECUTIVE
                                     OFFICER, ASSISTANT SECRETARY AND TREASURER


    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.



          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

                                Director, President, Chief
                                  Executive Officer,
       /s/ ROBERT PRICE           Assistant Secretary and
------------------------------    Treasurer (Principal       December 22, 1998
         Robert Price             Financial Officer and
                                  Principal Executive
                                  Officer)

     /s/ KIM I. PRESSMAN        Vice-President, Secretary
------------------------------    and Assistant Treasurer    December 22, 1998
       Kim I. Pressman            (Accounting Officer)

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the Registration Statement on this Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on December 22nd, 1998.


                                PRICE COMMUNICATIONS WIRELESS V, INC.

                                By:  /s/ ROBERT PRICE
                                     -----------------------------------------
                                     Robert Price
                                     DIRECTOR, PRESIDENT, CHIEF EXECUTIVE
                                     OFFICER, ASSISTANT SECRETARY AND TREASURER


    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.



          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

                                Director, President, Chief
                                  Executive Officer,
       /s/ ROBERT PRICE           Assistant Secretary and
------------------------------    Treasurer (Principal       December 22, 1998
         Robert Price             Financial Officer and
                                  Principal Executive
                                  Officer)

     /s/ KIM I. PRESSMAN        Vice-President, Secretary
------------------------------    and Assistant Treasurer    December 22, 1998
       Kim I. Pressman            (Accounting Officer)

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the Registration Statement on this Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on December 22nd, 1998.


                                PRICE COMMUNICATIONS WIRELESS VI, INC.

                                By:  /s/ ROBERT PRICE
                                     -----------------------------------------
                                     Robert Price
                                     DIRECTOR, PRESIDENT, CHIEF EXECUTIVE
                                     OFFICER, ASSISTANT SECRETARY AND TREASURER


    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.



          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

                                Director, President, Chief
                                  Executive Officer,
       /s/ ROBERT PRICE           Assistant Secretary and
------------------------------    Treasurer (Principal       December 22, 1998
         Robert Price             Financial Officer and
                                  Principal Executive
                                  Officer)

     /s/ KIM I. PRESSMAN        Vice-President, Secretary
------------------------------    and Assistant Treasurer    December 22, 1998
       Kim I. Pressman            (Accounting Officer)

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the Registration Statement on this Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on December 22nd, 1998.


                                PRICE COMMUNICATIONS WIRELESS VII, INC.

                                By:  /s/ ROBERT PRICE
                                     -----------------------------------------
                                     Robert Price
                                     DIRECTOR, PRESIDENT, CHIEF EXECUTIVE
                                     OFFICER, ASSISTANT SECRETARY AND TREASURER


    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.



          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

                                Director, President, Chief
                                  Executive Officer,
       /s/ ROBERT PRICE           Assistant Secretary and
------------------------------    Treasurer (Principal       December 22, 1998
         Robert Price             Financial Officer and
                                  Principal Executive
                                  Officer)

     /s/ KIM I. PRESSMAN        Vice-President, Secretary
------------------------------    and Assistant Treasurer    December 22, 1998
       Kim I. Pressman            (Accounting Officer)

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the Registration Statement on this Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on December 22nd, 1998.


                                PRICE COMMUNICATIONS WIRELESS VIII, INC.

                                By:  /s/ ROBERT PRICE
                                     -----------------------------------------
                                     Robert Price
                                     DIRECTOR, PRESIDENT, CHIEF EXECUTIVE
                                     OFFICER, ASSISTANT SECRETARY AND TREASURER


    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.



          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

                                Director, President, Chief
                                  Executive Officer,
       /s/ ROBERT PRICE           Assistant Secretary and
------------------------------    Treasurer (Principal       December 22, 1998
         Robert Price             Financial Officer and
                                  Principal Executive
                                  Officer)

     /s/ KIM I. PRESSMAN        Vice-President, Secretary
------------------------------    and Assistant Treasurer    December 22, 1998
       Kim I. Pressman            (Accounting Officer)

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the Registration Statement on this Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on December 22nd, 1998.


                                PRICE COMMUNICATIONS WIRELESS IX, INC.

                                By:  /s/ ROBERT PRICE
                                     -----------------------------------------
                                     Robert Price
                                     DIRECTOR, PRESIDENT, CHIEF EXECUTIVE
                                     OFFICER, ASSISTANT SECRETARY AND TREASURER


    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.



          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

                                Director, President, Chief
                                  Executive Officer,
       /s/ ROBERT PRICE           Assistant Secretary and
------------------------------    Treasurer (Principal       December 22, 1998
         Robert Price             Financial Officer and
                                  Principal Executive
                                  Officer)

     /s/ KIM I. PRESSMAN        Vice-President, Secretary
------------------------------    and Assistant Treasurer    December 22, 1998
       Kim I. Pressman            (Accounting Officer)

                                 EXHIBIT INDEX


 EXHIBIT NO.                                            DESCRIPTION
-------------  ---------------------------------------------------------------------------------------------
       1.1 #   Purchase Agreement

       2.1     The Merger Agreement+

       3.1     Certificate of Incorporation, as restated, of PCW (formerly Palmer Wireless, Inc.)

       3.2     By-laws of PCW

       3.3     Articles of Incorporation, as amended, of Panama City Communications, Inc. (formerly Milky
               Way Communications, Inc.)

       3.4     Bylaws of Panama City Communications, Inc. (formerly Milky Way Communications, Inc.)

       3.5     Certificate of Limited Partnership, as amended, of Panama City Cellular Telephone Company,
               Ltd. (formerly Cellular One of Panama City, Florida, Limited)

       3.6     Limited Partnership Agreement of Panama City Cellular Telephone Company, Ltd. (formerly
               Cellular One of Panama City, Florida, Limited)

       3.7     Partnership Agreement of Panhandle Cellular Partnership

       3.8     Certificate of Limited Partnership, as amended, of Savannah Cellular Limited Partnership

       3.9     Limited Partnership Agreement, as amended, of Savannah Cellular Limited Partnership

       3.10    Certificate of Incorporation of CEI Communications, Inc. (formerly Chin Enterprises, Inc.)

       3.11    Bylaws of CEI Communications, Inc.

       3.12    Agreement and Certificate of Limited Partnership, as amended, of Macon Cellular Telephone
               Systems, L.P. (formerly Portsmouth Cellular Limited Partnership)

       3.14    Partnership Agreement of Columbus Cellular Telephone Company

       3.15    General Partnership Agreement, as amended and restated, of Albany Cellular Partners

       3.16    Articles of Incorporation, as amended, of Cellular Dynamics Telephone Company of Georgia
               (formerly Cellcom Telephone Company of Georgia)

       3.17    Bylaws of Cellular Dynamics Telephone Company of Georgia (formerly Cellcom Telephone Company of Georgia)

       3.18    Certificate of Incorporation of Montgomery Cellular Holding Co., Inc.

       3.19    Bylaws of Montgomery Cellular Holding Co., Inc.

       3.20    Certificate of Incorporation of Montgomery Cellular Telephone Company, Inc.

       3.21    Bylaws of Montgomery Cellular Telephone Company, Inc.

       3.22    Certificate of Incorporation of Cellular Systems of Southeast Alabama, Inc.

       3.23    Bylaws of Cellular Systems of Southeast Alabama, Inc.

       3.24    Articles of Incorporation, as amended, of Dothan Cellular Telephone Company, Inc. (formerly
               Cellular One of Southeast Alabama, Inc. and Cosa II, Inc.)

       3.25    Bylaws of Dothan Cellular Telephone Company, Inc. (formerly Cellular One of Southeast
               Alabama, Inc.)

       3.26    Certificate of Incorporation, as restated, of Palmer Wireless Holdings, Inc.

       3.27    Bylaws of Palmer Wireless Holdings, Inc.

 EXHIBIT NO.                                            DESCRIPTION
-------------  ---------------------------------------------------------------------------------------------
       3.28    Certificate of Incorporation of Price Communications Wireless II, Inc.

       3.29    Bylaws of Price Communications Wireless II, Inc.

       3.30    Certificate of Incorporation of Price Communications Wireless III, Inc.

       3.31    Bylaws of Price Communications Wireless III, Inc.

       3.32    Certificate of Incorporation of Price Communications Wireless IV, Inc.

       3.33    Bylaws of Price Communications Wireless IV, Inc.

       3.34    Certificate of Incorporation of Price Communications Wireless V, Inc.

       3.35    Bylaws of Price Communications Wireless V, Inc.

       3.36    Certificate of Incorporation of Price Communications Wireless VI, Inc.

       3.37    Bylaws of Price Communications Wireless VI, Inc.

       3.38    Certificate of Incorporation of Price Communications Wireless VII, Inc.

       3.39    Bylaws of Price Communications Wireless VII, Inc.

       3.40    Certificate of Incorporation of Price Communications Wireless VIII, Inc.

       3.41    Bylaws of Price Communications Wireless VIII, Inc.

       3.42    Certificate of Incorporation of Price Communications Wireless IX, Inc.

       3.43    Bylaws of Price Communications Wireless IX, Inc.

       4.1     Indenture to 9 1/8% Senior Secured Notes due 2006 among PCW, each of the Guarantors and Bank of Montreal Trust Company, as Trustee (including form of note)

       4.2     Indenture to 11 3/4% Senior Subordinated Notes due 2007 between PCW and Bank of Montreal
               Trust Company, as Trustee (including form of note)+

       5.1     Opinion of Davis Polk & Wardwell regarding the validity of the Notes

       5.2 ++  Opinion of Patrick Meehan relating to the validity of Guarantees

      10.1     Fort Myers Sale Agreement*

      10.2     Georgia Sale Agreement*

      10.3     Wisehart Employment Agreement*

      10.4     Meehan Employment Agreement*

      10.5     Green Employment Agreement+

      10.6     Ryan Employment Agreement+

      12.1     Statement re: Computation of Ratio of Earnings to Fixed Charges

      21.1 #   Subsidiaries of the Company

      23.1     Consent of KPMG Peat Marwick LLP relating to the financial statements of Palmer

      23.2     Consent of Arthur Andersen LLP

      23.3     Consent of Davis Polk & Wardwell (see exhibit 5.1)

      24.1 #   Power of Attorney for the Company

      24.2 #   Power of Attorney for Panama City Communications, Inc.

      24.3 #   Power of Attorney for Panama City Cellular Telephone Company, Ltd.

      24.4 #   Power of Attorney for Panhandle Cellular Partnership

      24.5 #   Power of Attorney for Savannah Cellular Limited Partnership

      24.6 #   Power of Attorney for CEI Communications, Inc.

 EXHIBIT NO.                                            DESCRIPTION
-------------  ---------------------------------------------------------------------------------------------
      24.7 #   Power of Attorney for Macon Cellular Telephone Systems, L.P.

      24.8 #   Power of Attorney for Columbus Celular Telephone Company

      24.9 #   Power of Attorney for Albany Cellular Partners

      24.10#   Power of Attorney for Cellular Dynamics Telephone Company of Georgia

      24.11#   Power of Attorney for Montgomery Cellular Holding Co., Inc.

      24.12#   Power of Attorney for Montgomery Cellular Telephone Company, Inc.

      24.13#   Power of Attorney for Cellular Systems of Southeast Alabama, Inc.

      24.14#   Power of Attorney for Dothan Cellular Telephone Company, Inc.

      24.15#   Power of Attorney for Palmer Wireless Holdings, Inc.

      24.16#   Power of Attorney for Price Communications Wireless II, Inc.

      24.17#   Power of Attorney for Price Communications Wireless III, Inc.

      24.18#   Power of Attorney for Price Communications Wireless IV, Inc.

      24.19#   Power of Attorney for Price Communications Wireless V, Inc.

      24.20#   Power of Attorney for Price Communications Wireless VI, Inc.

      24.21#   Power of Attorney for Price Communications Wireless VII, Inc.

      24.22#   Power of Attorney for Price Communications Wireless VIII, Inc.

      24.23#   Power of Attorney for Price Communications Wireless IX, Inc.

      25.1     Statement of Eligibility of Trustee with respect to the 9 1/8% Senior Secured Notes due 2006 of PCW

      99.1     Form of Letter of Transmittal to 9 1/8% Senior Secured Notes due 2006 of the Company

      99.2     Form of Notice of Guaranteed Delivery to 9 1/8% Senior Secured Notes due 2006 of the Company

      99.3     Form of Instruction to Registered Holder and/or Book-Entry Transfer of Participant from Owner of the Company

      99.4     Form of Letter to Clients

      99.5     Form of Letter to Registered Holders and Depository Trust Company
               Participants


------------------------

* Incorporated by reference to Registration No. 333-41227 filed by Price Communications Cellular Holdings Inc. ("Holdings") with the Commission

+ Incorporated by reference to Registration No. 333-57363 filed by Holdings and Price Communications Corporation with the Commission.


++  To be filed by Amendment.



+ Incorporated by reference to Registration No. 333-36253 filed by the Company with the Commission.



#  Previously filed.